SUPPLEMENT DATED SEPTEMBER 23, 2005
TO PROSPECTUS SUPPLEMENT DATED SEPTEMBER 7, 2005
TO PROSPECTUS DATED JUNE 24, 2005


                                  $315,369,000
                                  (APPROXIMATE)

                BEAR STEARNS ASSET BACKED SECURITIES TRUST 2005-3
                                     ISSUER

                    ASSET-BACKED CERTIFICATES, SERIES 2005-3

                            EMC MORTGAGE CORPORATION
                           SELLER AND MASTER SERVICER

                   BEAR STEARNS ASSET BACKED SECURITIES I LLC
                                    DEPOSITOR

      --------------------------------------------------------------------

Capitalized terms used herein and not otherwise defined herein have the meanings assigned in the Prospectus Supplement dated September 7, 2005.

The definition of "Stepdown Date" on page S-65 of the Prospectus Supplement is hereby deleted in its entirety and replaced with the following:


         "Stepdown Date" means the later to occur of


         o        the distribution date occurring in September 2008 and


         o the first distribution date for which the aggregate certificate principal balance of the subordinated certificates plus the Overcollateralized Amount for such distribution date divided by the sum of the stated principal balances of the mortgage loans as of the end of the related due period (after reduction for Realized Losses incurred during the related due period and prepayments received during the related prepayment period) is greater than or equal to approximately 40.00%.


                            BEAR, STEARNS & CO. INC.

Until 90 days after the date of this Supplement, all dealers effecting transactions in the Certificates offered hereby, whether or not participating in this distribution, may be required to deliver a Prospectus Supplement and Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus Supplement and Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED JUNE 24, 2005)

                                  $315,369,000
                                  (APPROXIMATE)

                BEAR STEARNS ASSET BACKED SECURITIES TRUST 2005-3
                                     ISSUER

                    ASSET-BACKED CERTIFICATES, SERIES 2005-3

                            EMC MORTGAGE CORPORATION
                           SELLER AND MASTER SERVICER

                   BEAR STEARNS ASSET BACKED SECURITIES I LLC
                                    DEPOSITOR

------------------------------------------------------------------------------------------------------------------------------------
---------------------
|CONSIDER CAREFULLY   |   The issuer is offering the following classes of certificates pursuant to this prospectus
|THE RISK FACTORS     |   supplement and the accompanying prospectus:
|BEGINNING ON PAGE    |
|S-13 IN THIS         |   ----------------------------------------------------------------------------------------------------------
|PROSPECTUS           |
|SUPPLEMENT AND ON    |                          ORIGINAL                        ORIGINAL
|PAGE 4 OF THE        |                        CERTIFICATE                     CERTIFICATE
|ACCOMPANYING         |                         PRINCIPAL      PASS-THROUGH     PRINCIPAL                     PASS-THROUGH
|PROSPECTUS.          |          CLASS           BALANCE           RATE           CLASS      BALANCE              RATE
|                     |    ----------------   ------------    --------------    ---------  ------------    ------------------
|The certificates     |
|represent            |    Class A-1          $165,419,000    Adjustable (1)(2) Class M-3   $3,367,000     Adjustable (1)(2)
|obligations of the   |    Class A-2          $ 72,300,000    Adjustable (1)(2) Class M-4   $3,046,000     Adjustable (1)(2)
|trust only and do    |    Class A-3          $ 24,100,000    Adjustable (1)(2) Class M-5   $3,367,000     Adjustable (1)(2)
|not represent an     |    Class M-1          $ 26,134,000    Adjustable (1)(2) Class M-6   $2,886,000     Adjustable (1)(2)
|interest in or       |    Class M-2          $ 14,750,000    Adjustable (1)(2)
|obligation of Bear   |
|Stearns Asset Backed |    ------------------------------------
|Securities I LLC,    |    (1) Subject to a maximum rate as described in this prospectus supplement.
|EMC Mortgage         |
|Corporation, LaSalle |    (2) Subject to a step-up if the optional termination right is not exercised.
|Bank National        |
|Association or any   |    The certificates represent interests in a pool of fixed and adjustable rate, conventional mortgage loans
|of their affiliates. |    that are secured by first and more junior liens on primarily one- to four-family residential properties.
|                     |
|This prospectus      |    Credit enhancement will be provided by:
|supplement may be    |
|used to offer and    |    o        excess spread and overcollateralization
|sell the offered     |
|certificates only if |    o        subordination of the Class M-1, Class M-2,
|accompanied by the   |             Class M-3, Class M-4, Class M-5, Class M-6
|accompanying         |             and Class M-7 Certificates
|prospectus.          |
|                     |    o        a yield maintenance agreement
 ---------------------
                           NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE
                           SECURITIES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY
                           REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         Bear, Stearns & Co. Inc., as the underwriter, will offer the certificates listed above at varying prices to be determined at the time of sale.

         The underwriter will deliver the offered certificates in book-entry form only through the facilities of The Depository Trust Company, Clearstream and Euroclear, in each case, on or about September 9, 2005.

                            BEAR, STEARNS & CO. INC.

           The date of the prospectus supplement is September 7, 2005

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

Caption                                          Page
-------                                          ----
SUMMARY..............................................S-5             Optional Purchase of Defaulted Loans............S-75
                                                                     Events Of Default...............................S-75
RISK FACTORS........................................S-13             Rights Upon Event Of Default....................S-76
                                                                     The Trustee and the Custodian...................S-76
THE MORTGAGE POOL...................................S-30             Yield Maintenance Provider......................S-77
     General........................................S-30
     Adjustable Rate Mortgage Loans.................S-31        YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS........S-78
     Indices On The Adjustable Rate Mortgage Loans..S-31             General.........................................S-78
     Mortgage Loan Statistical Data.................S-32             Prepayments and Yields of Offered Certificates..S-79
     Assignment Of The Mortgage Loans; Repurchase...S-32             Additional Information..........................S-96
     The Originators................................S-34
     Underwriting Guidelines........................S-34           USE OF PROCEEDS...................................S-96

SERVICING OF THE MORTGAGE LOANS.....................S-37        FEDERAL INCOME TAX CONSEQUENCES......................S-96
     General........................................S-37             Taxation Of Regular Interests...................S-96
     The Master Servicer............................S-37             Status Of The Offered Certificates..............S-97
     Collection And Other Servicing Procedures......S-38             Taxation Of Class R Certificates................S-97
     Hazard Insurance...............................S-39             Prohibited Transactions Tax And Other Taxes.....S-97
     Realization Upon Defaulted Mortgage Loans......S-41
     Servicing Compensation And Payment Of Expenses.S-41        STATE TAXES..........................................S-98
     Master Servicer Collection Account.............S-42
     Distribution Account...........................S-43        ERISA CONSIDERATIONS.................................S-98
     Prepayment Interest Shortfalls And
        Compensating Interest.......................S-43        RESTRICTIONS ON PURCHASE AND TRANSFER OF
     Advances.......................................S-43        THE RESIDUAL CERTIFICATES............................S-99
     Evidence As To Compliance......................S-44
     Certain Matters Regarding The Parties To                   METHOD OF DISTRIBUTION..............................S-100
        The Pooling And Servicing Agreement.........S-44
                                                                LEGAL MATTERS.......................................S-101
DESCRIPTION OF THE CERTIFICATES.....................S-47
     General........................................S-47        RATINGS.............................................S-101
     Book-Entry Registration........................S-47
     Distributions..................................S-51        INDEX OF DEFINED TERMS..............................S-102
     Glossary.......................................S-54
     Allocation Of Realized Losses..................S-67        SCHEDULE A
     Excess Spread and Overcollateralization                    MORTGAGE LOAN STATISTICAL DATA........................A-1
         Provisions.................................S-67
     Pass-Through Rates.............................S-68
     Calculation of One-Month LIBOR.................S-69        SCHEDULE B
     The Yield Maintenance Agreement................S-70        SCHEDULE OF PROJECTED PRINCIPAL BALANCES..............B-1
     Reports To Certificateholders..................S-71
     Amendment......................................S-73
     Voting Rights..................................S-74        ANNEX I
     Optional Termination...........................S-74        GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION
                                                                PROCEDURES..............................................I


                                                                     Initial Settlement.................................I
                                                                     Secondary Market Trading...........................I
                                                                     Certain U.S. Federal Income Tax Documentation
                                                                        Requirements....................................I

                                      S-2


                                   PROSPECTUS

   Risk Factors........................................4         ERISA Considerations..............................119
   Description of the Securities......................14         Legal Matters.....................................128
   The Trust Funds....................................25         Financial Information.............................128
   Credit Enhancement.................................46         Available Information.............................128
   Servicing of Loans.................................51         Incorporation of Certain Information
   The Agreements.....................................59              by Reference.................................128
   Material Legal Aspects of the Loans................71         Ratings...........................................129
   The Depositor......................................85         Legal Investment Considerations...................130
   Use of Proceeds....................................85         Plan of Distribution..............................130
   Material Federal Income Tax Considerations.........86         Glossary of Terms.................................131
   Penalty Avoidance.................................119
   Reportable Transactions...........................119
   State and Local Tax Considerations................119


   IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT
                        AND THE ACCOMPANYING PROSPECTUS.

         We describe the certificates in two separate documents that provide varying levels of detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to your certificates and (b) this prospectus supplement, which describes the specific terms of your certificates. If there is conflicting information between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

         Cross-references are included in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further discussions about related topics. The table of contents on page S-2 above provides the pages on which these captions in the prospectus supplement are located.

         You can find a listing of the pages where certain capitalized and other terms used in this prospectus supplement and the accompanying prospectus are defined under the caption "Index of Defined Terms" beginning on page S-102 of this prospectus supplement or under the caption "Glossary of Terms" beginning on page 131 of the accompanying prospectus.

                                     SUMMARY

         This summary highlights selected information from this document and does not contain all of the information that you need to consider when making your investment decision. To understand all of the terms of an offering of the offered certificates, you should carefully read this entire prospectus supplement and the accompanying prospectus.

         Certain statements contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as "may," "will," "should," "expects," "believes," "anticipates," "estimates," or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what is contained in our forward-looking statements.


THE CERTIFICATES                                        SELLER AND MASTER SERVICER

Asset-Backed Certificates, Series 2005-3,               EMC Mortgage Corporation, a Delaware corporation
represent beneficial ownership interests in a           and an affiliate of the depositor, Bear Stearns
trust fund that consists primarily of a pool of         Financial Products Inc. and Bear, Stearns & Co.
fixed and adjustable rate, conventional mortgage        Inc. As seller, it will sell the mortgage loans to
loans that are secured by first and more junior         the depositor.
liens on one- to four-family residential
properties and certain other property and assets        We refer you to "Servicing of the Mortgage Loans"
described in this prospectus supplement.                in this prospectus supplement for information
                                                        about the master servicer and the servicing of the
ORIGINATORS                                             mortgage loans.

The seller acquired approximately 20.58% of the         TRUSTEE AND CUSTODIAN
mortgage loans from IndyMac Bank or one or more of
its affiliates, approximately 16.26% of the             LaSalle Bank National Association, a national
mortgage loans from Option One Mortgage                 banking association.
Corporation or one or more of its affiliates, and
approximately 11.64% of the mortgage loans from         YIELD MAINTENANCE PROVIDER
Wells Fargo Bank, National Association or one or
more of its affiliates, in each case by cut-off         Bear Stearns Financial Products Inc., a subsidiary
date stated principal balance. No other entity          of The Bear Stearns Companies Inc. and an
originated over 10% of the cut-off date stated          affiliate of Bear, Stearns & Co. Inc. and EMC
principal balance of the mortgage loans.                Mortgage Corporation.

DEPOSITOR                                               POOLING AND SERVICING AGREEMENT

Bear Stearns Asset Backed Securities I LLC, a           The pooling and servicing agreement dated as of
Delaware limited liability company. The depositor       August 1, 2005, among the seller, the master
is a limited purpose finance subsidiary of The          servicer, the depositor and the trustee, under
Bear Stearns Companies Inc. and an affiliate of         which the trust will be formed and will issue the
EMC Mortgage Corporation and Bear, Stearns & Co.        certificates.
Inc.


                       S-5

CUT-OFF DATE                                            accrued interest due on that mortgage loan on that
                                                        payment date.
The close of business on August 1, 2005.
                                                        Other than with respect to the simple interest
CLOSING DATE                                            loans, as to which the stated principal balance is
                                                        reduced as described above, the stated principal
On or about September 9, 2005.                          balance of each mortgage loan has been calculated
                                                        on the assumption that the principal portion of
THE MORTGAGE LOANS                                      all monthly payments due with respect to such
                                                        mortgage loan on or before the cut-off date has
The aggregate stated principal balance of the           been received. Schedule A, which is attached to
mortgage loans as of the cut-off date is                and is a part of this prospectus supplement,
$320,659,792. The mortgage loans are fixed and          presents more detailed statistical information
adjustable rate mortgage loans that are secured by      relating to the mortgage loans. You should also
first and more junior liens on primarily one- to        refer to "The Mortgage Pool" in this prospectus
four-family residential properties.                     supplement.

Set forth below is certain information regarding        The following table summarizes certain
the mortgage loans and the related mortgaged            characteristics of the mortgage loans as of the
properties as of the cut-off date. The information      cut-off date:
provided is approximate. All weighted average
information provided below reflects the weighting       Number of mortgage loans........................2,215
of the mortgage loans by their stated principal         Aggregate principal balance..............$320,659,792
balances as of the cut-off date.                        Average principal balance....................$144,767
                                                        Range of principal
Approximately 1.48% of the mortgage loans, by               balances.....................$2,921 to $1,392,020
stated principal balance as of the cut-off date,        Range of mortgage rates.............4.125% to 15.450%
are "simple interest loans," which accrue interest      Weighted average mortgage rate.................7.871%
on their outstanding principal balances on a daily      Weighted average combined
basis, and their stated principal balances reflect          loan-to-value ratio........................83.18%
actual payments made on such mortgage loans, as         Range of scheduled remaining
opposed to principal owed on such mortgage loans,           terms to maturity.........11 months to 476 months
as of a particular date. As a result, the stated
principal balance of a simple interest loan will        Weighted average scheduled remaining
not be reduced if any installment of principal due          term to maturity.......................336 months
on such mortgage loan has not been paid. Each
monthly payment with respect to a simple interest       Original term:
loan is applied first to interest accrued on such           1-15 years..................................5.89%
loan to the date of the payment and then to a               16-30 years................................85.61%
reduction of the outstanding principal balance of           Over 30 years ..............................8.50%
that loan.
                                                        Interest rate type:
Approximately 0.61% of the mortgage loans, by               Fixed rate fully amortizing................33.12%
stated principal balance as of the cut-off- date,           Fixed rate balloon..........................3.50%
have a negative amortization feature, under which           Adjustable/1-month LIBOR....................0.13%
accrued interest on such mortgage loan will be              Adjustable/6-month LIBOR...................61.46%
deferred and added to the principal balance of              Adjustable/1-year LIBOR.....................0.43%
that mortgage loan if the minimum monthly payment           Adjustable/1-year CMT.......................1.20%
on such mortgage loan on its interest payment date          Adjustable/COFI.............................0.10%
is less than the amount of                                  Adjustable/MTA..............................0.06%


                       S-6



    Type of mortgaged properties:                       (other than the Class M-7 Certificates) as the
    Single-family dwellings....................74.62%   offered certificates.
    2-4 family dwellings .......................6.82%
    Planned Unit Development ..................12.74%            The Class R-I and Class R-II Certificates
    Condominium.................................4.67%   represent the residual interests in the real
    Co-operative................................0.71%   estate mortgage investment conduits established by
    Townhouse...................................0.36%   the trust. We sometimes refer to these
    Mixed Use...................................0.08%   Certificates as the Class R Certificates or as the
                                                        residual certificates. The Class R Certificates
Owner Occupied.................................90.95%   are not offered by this prospectus supplement.
Investor Property...............................8.02%
Second Home.....................................1.03%            The trust will also issue Class B-IO
First liens....................................96.46%   Certificates, which are not offered by this
Second liens....................................3.54%   prospectus supplement.

State concentrations (over 5%):                                  We sometimes refer to the senior
    California.................................29.41%   certificates, the subordinated certificates, the
    Florida.....................................8.45%   residual certificates and the Class B-IO
    New York....................................7.98%   Certificates as the certificates.

Delinquencies:                                                   We have included information with respect
    31-60 days..................................8.90%   to the Class M-7, Class B-IO and Class R
                                                        Certificates in this prospectus supplement solely
Adjustable rate loans:                                  to provide a better understanding of the offered
    Weighted average:                                   certificates.
       gross margin............................5.485%
       periodic cap............................1.304%            The last scheduled distribution date for
       maximum mortgage rate..................13.495%   the offered certificates is the distribution date
       months to next adjustment............20 months   in September 2035.

DESCRIPTION OF THE CERTIFICATES                         RECORD DATE

General                                                          For the offered certificates, the
                                                        business day preceding the applicable distribution
         The trust will issue senior and subordinated   date so long as such certificates remain in
certificates. The Class A-1, Class A-2 and Class        book-entry form; and otherwise the record date
A-3 Certificates represent senior interests in the      shall be with respect to the first distribution
mortgage pool, and we sometimes refer to these          date, the closing date, and with respect to any
certificates as the senior certificates or the          other distribution date, the last business day of
Class A Certificates. The Class M-1, Class M-2,         the month preceding the month in which such
Class M-3, Class M-4, Class M-5, Class M-6 and          distribution date occurs.
Class M-7 Certificates each represent subordinated
interests in the mortgage pool, and we sometimes        DENOMINATIONS
refer to these certificates as the subordinated
certificates. The Class M-7 Certificates are not                 For each class of offered certificates,
offered by this prospectus supplement.                  $25,000 and multiples of $1,000 in excess thereof
                                                        (except that one certificate may be issued in an
         We sometimes refer to the senior               amount equal to the remainder of that class).
certificates and the subordinated certificates


                       S-7


REGISTRATION OF CERTIFICATES                                     o   for the Class M-5 Certificates,
                                                                 initially 3.250%, and after the
         The trust will issue the offered                        optional termination date, 4.875%,
certificates initially in book-entry form. Persons
acquiring beneficial ownership interests in                      o   for the Class M-6 Certificates,
book-entry certificates may elect to hold their                  initially 3.250%, and after the
beneficial interests through The Depository Trust                optional termination date, 4.875%,
Company, in the United States, or Clearstream                    but
Luxembourg or Euroclear, in Europe.
                                                        (ii)     in each case subject to the interest rate
         We refer you to "Description of the            cap for such distribution date.
Certificates--Book-Entry Certificates" in this
prospectus supplement.                                           The initial pass-through rates for the
                                                        Class A-1, Class A-2, Class A-3, Class M-1, Class
PASS-THROUGH RATES                                      M-2, Class M-3, Class M-4, Class M-5, and Class
                                                        M-6 Certificates will be approximately 4.15438%,
         The pass-through rate for each class of        3.97438%, 4.38438%, 4.45438%, 5.45438%, 5.70438%,
offered certificates may change from distribution       6.20438%, 6.95438% and 6.95438%, respectively.
date to distribution date. On any distribution
date, the pass-through rate per annum for each                   The "optional termination date" is the
such class will be equal to:                            first distribution date that EMC Mortgage
                                                        Corporation would have the option to purchase all
(i)      One-Month LIBOR for the related                of the remaining trust assets. We refer you to
accrual period plus the per annum pass-through          "Description of the Certificates--Optional
margins of                                              Termination" in this prospectus supplement.

         o   for the Class A-1 Certificates,                     The "interest rate cap" for the Class
         initially 0.450%, and after the                A-1, Class A-2, Class A-3, Class M-1, Class M-2,
         optional termination date, 0.900%,             Class M-3, Class M-4, Class M-5, and Class M-6
                                                        Certificates is the weighted average of the net
         o   for the Class A-2 Certificates,            mortgage rates of the mortgage loans, as of the
         initially 0.270%, and after the                first day of the related due period, adjusted to
         optional termination date, 0.540%,             an effective rate reflecting the accrual of
                                                        interest on an actual/360 basis.
         o   for the Class A-3 Certificates,
         initially 0.680%, and after the                         We refer you to "Description of the
         optional termination date, 1.360%,             Certificates--Pass-Through Rate" and "Description
                                                        of the Certificates--Calculation of One-Month
         o   for the Class M-1 Certificates,            LIBOR" in this prospectus supplement.
         initially 0.750%, and after the
         optional termination date, 1.125%,                      If on any distribution date, the
                                                        pass-through rate for a class of offered
         o   for the Class M-2 Certificates,            certificates is based on the interest rate cap,
         initially 1.750%, and after the                and the difference between (A) the interest such
         optional termination date, 2.625%,             class of certificates would have received on such
                                                        distribution date had the pass-through rate for
         o   for the Class M-3 Certificates,            that class of
         initially 2.000%, and after the
         optional termination date, 3.000%,

         o   for the Class M-4 Certificates,
         initially 2.500%, and after the
         optional termination date, 3.750%,



                                      S-8


certificates not been calculated                             o   certain shortfalls in interest
based on the interest rate cap and (B) the                       collections allocated to that class of
interest such class of certificates is to receive                certificates.
on such distribution date based on such interest
rate cap, exceeds the amount available for that                  In the event that an increase in the
class of certificates on such distribution date         interest-rate index relating to a negative
from payments under the yield maintenance               amortization mortgage loan causes interest to
agreement, then the holders of the related              accrue on that mortgage loan for a given month in
certificates will receive a lesser amount of            excess of the scheduled monthly payment then
interest than they would have received on such          payable on the related due date for that mortgage
distribution date had the pass-through rate for         loan, the amount of such excess will be added to
that class of certificates not been calculated          the outstanding principal balance of that mortgage
based on the interest rate cap. Any such shortfall      loan in the form of "negative amortization."
amounts will be carried over to future
distribution dates and will be paid on such future               The offered certificates may receive
distribution dates to the extent there are              additional distributions to compensate for caps on
available funds therefor.                               interest or shortfalls in interest. We refer you
                                                        to "Description of the Certificates--The Yield
         We refer you to "Description of the            Maintenance Agreement" and "Description of the
Certificates--Distributions" in this prospectus         Certificates--Distributions--Net Monthly Excess
supplement.                                             Cashflow Provisions" in this prospectus
                                                        supplement.
DISTRIBUTION DATES
                                                                 The interest accrual period for the
         The trustee will make distributions on         offered certificates will be the period from and
the certificates (other than the residual               including the preceding distribution date (or from
certificates) on the 25th day of each calendar          the closing date, in the case of the first
month beginning in September 2005, to the               distribution date) to and including the day prior
appropriate holders of record. If the 25th day of       to the current distribution date.
a month is not a business day, then the trustee
will make distributions on such certificates on                  Calculations of interest on the offered
the next business day after the 25th day of such        certificates will be based on a 360-day year and
month.                                                  the actual number of days elapsed during the
                                                        related interest accrual period.
INTEREST PAYMENTS
                                                        PRINCIPAL PAYMENTS
         On each distribution date, holders of the
offered certificates will be entitled to receive:                On each distribution date, distributions
                                                        of principal will be made on the offered
         o   the interest that has accrued on the       certificates in the priorities described in this
         certificate principal balance of such          prospectus supplement, if there is cash available
         class of certificates at the related           on that date for the payment of principal to the
         pass-through rate (subject to the              applicable class of certificates.
         interest rate cap, if applicable)
         during the related accrual period, plus                 Monthly principal distributions on the
                                                        certificates will generally include:
         o   any interest due on a prior distribution
         date that was not paid, minus                           o   principal payments on the mortgage
                                                                 loans and



                                      S-9



         o   interest payments on the mortgage loans             o   the Class M-4 Certificates will have
         - to the extent such payments are not                   payment priority over the Class M-5
         needed to pay interest on the                           Certificates, the Class M-6 Certificates
         certificates and monthly fees and                       and the Class M-7 Certificates,
         expenses of the trust - will be used
         after the first distribution date to                    o   the Class M-5 Certificates will have
         reduce the total principal balance of the               payment priority over the Class M-6
         certificates until a specified level of                 Certificates and the Class M-7
         overcollateralization has been achieved.                Certificates, and

         You should review the priority of                       o   the Class M-6 Certificates will
payments described under "Description of the                     have payment priority over the Class M-7
Certificates--Distributions" in this prospectus                  Certificates.
supplement.
                                                                 Subordination provides the holders of
CREDIT ENHANCEMENT                                      certificates having a higher payment priority with
                                                        protection against losses realized when the unpaid
         Credit enhancement provides limited            principal balance on a mortgage loan exceeds the
protection to holders of specified certificates         proceeds recovered on liquidation of that mortgage
against shortfalls in payments received on the          loan. In general, we accomplish this loss
mortgage loans. This transaction employs the            protection by allocating any such realized losses
following forms of credit enhancement:                  on the mortgage loans in excess of any current
                                                        overcollateralization among the certificates,
         Subordination. By issuing senior               beginning with the class of subordinated
certificates and subordinated certificates, the         certificates with the lowest payment priority,
trust has increased the likelihood that senior          until the principal amount of that class of
certificateholders will receive regular payments        subordinated certificates has been reduced to
of interest and principal.                              zero. We then allocate realized losses on the
                                                        mortgage loans to the next most junior class of
         The senior certificates will have payment      subordinated certificates, until the certificate
priority over the subordinated certificates. Among      principal balance of each class of subordinated
the classes of subordinated certificates:               certificates is reduced to zero. Realized losses
                                                        will not be allocated to the Class A Certificates;
         o   the Class M-1 Certificates will have       however, investors in the Class A Certificates
         payment priority over the Class M-2            should realize that under certain loss scenarios
         Certificates, the Class M-3 Certificates,      there will not be sufficient interest and
         the Class M-4 Certificates, the Class M-5      principal collections on the mortgage loans to pay
         Certificates, the Class M-6 Certificates       the Class A Certificates all the interest and
         and the Class M-7 Certificates,                principal amounts to which such certificates are
                                                        then entitled.
         o   the Class M-2 Certificates will have
         payment priority over the Class M-3                     We refer you to "Description of the
         Certificates, the Class M-4 Certificates,      Certificates--Allocation of Realized Losses" in
         the Class M-5 Certificates, the Class M-6      this prospectus supplement.
         Certificates and the Class M-7
         Certificates,                                           Excess Spread and Overcollateralization.
                                                        We expect the mortgage loans to generate more
         o   the Class M-3 Certificates will have       interest than is needed to pay interest on the
         payment priority over the Class M-4            offered certificates because we expect the
         Certificates, the Class M-5 Certificates,      weighted average net interest rate of the mortgage
         the Class M-6 Certificates and the Class       loans to be higher than the weighted average
         M-7 Certificates,                              pass-through rate on the



                       S-10


offered certificates and, as                            ADVANCES
over-collateralization increases, such higher
interest rate will be paid on an aggregate                       The master servicer will make cash
principal balance of mortgage loans that is larger      advances with respect to delinquent payments of
than the aggregate principal balance of the             scheduled interest and principal on the mortgage
certificates. Interest payments received in             loans (other than principal on any simple interest
respect of the mortgage loans in excess of the          loans), in general to the extent that the master
amount that is needed to pay interest on the            servicer reasonably believes that such cash
offered certificates and related trust expenses         advances can be repaid from future payments on the
will be used after the first distribution date to       related mortgage loans. If the master servicer
reduce the total principal balance of such              fails to make any required advances, the trustee
certificates until a required level of                  may be obligated to do so, as described in this
overcollateralization has been achieved. As of the      prospectus supplement. These cash advances are
closing date, the aggregate principal balance of        only intended to maintain a regular flow of
the mortgage loans is approximately equal to the        scheduled interest and principal payments on the
aggregate principal balance of the certificates.        certificates and are not intended to guarantee or
                                                        insure against losses.
         We refer you to "Description of the
Certificates--Excess Spread and                                  We refer you to "Servicing of the
Overcollateralization Provisions" in this               Mortgage Loans" in this prospectus supplement.
prospectus supplement.
                                                        OPTIONAL TERMINATION
YIELD MAINTENANCE AGREEMENT
                                                                 EMC Mortgage Corporation may purchase all
         The trust will, until February 2008, have      of the remaining assets in the trust fund when the
the benefit of a yield maintenance agreement            stated principal balance of the mortgage loans and
between Bear Stearns Financial Products Inc. and        any foreclosed real estate owned by the trust fund
the trust, which will be entered into on the            has declined to or below 10% of the stated
closing date. Payments received under the yield         principal balance of the mortgage loans as of the
maintenance agreement with respect to a                 cut-off date. Such a purchase will result in the
distribution date will be allocated among the           early retirement of all of the certificates.
holders of the classes of certificates as to which
the related pass-through rate is limited by the                  We refer you to "Description of the
applicable interest rate cap, sequentially in the       Certificates--Optional Termination" in this
order of their payment priority. We have described      prospectus supplement.
the amounts payable under the yield maintenance
agreement under "Description of the                     FEDERAL INCOME TAX CONSEQUENCES
Certificates--The Yield Maintenance Agreement" in
this prospectus supplement. Such payments may                    For federal income tax purposes, the
mitigate against the effects of the applicable          trust will comprise multiple real estate mortgage
interest rate cap resulting from a mismatch             investment conduits, organized in a tiered REMIC
between the weighted average mortgage rate of the       structure. The offered certificates will represent
fixed rate mortgage loans (excluding hybrid             beneficial ownership of "regular interests" in the
mortgage loans during their fixed-rate period)          related REMIC identified in the pooling and
during the related due period and One-Month LIBOR       servicing agreement and beneficial ownership
calculated with respect to the related                  interests in a right to receive certain payments
distribution date.                                      of Basis Risk Carry Forward Amounts and payments
                                                        under the yield maintenance agreement.


                                      S-11


         Each class of residual certificates will       RATINGS
represent the beneficial ownership of the sole
class of "residual interest" in a REMIC. Certain                 The classes of certificates listed below
classes of offered certificates may be issued with      will not be offered unless they receive the
original issue discount for federal income tax          respective ratings set forth below from Standard &
purposes.                                               Poor's, a division of The McGraw-Hill Companies,
                                                        Inc., which we refer to as "Standard & Poor's",
         We refer you to "Federal Income Tax            and Fitch Ratings, which we refer to as "Fitch
Consequences" in this prospectus supplement and         Ratings."
"Material Federal Income Tax Considerations" in
the accompanying prospectus for additional                                     Rating
information concerning the application of federal                      Standard &      Fitch
income tax laws.                                        Class          Poor's         Ratings
                                                        -----          ----------     -------
LEGAL INVESTMENT                                        A-1              AAA            AAA
                                                        A-2              AAA            AAA
         None of the certificates will be               A-3              AAA            AAA
"mortgage related securities" for purposes of the       M-1              AA             AA
Secondary Mortgage Market Enhancement Act of 1984.      M-2               A              A
                                                        M-3               A-             A-
         We refer you to "Legal Investment              M-4              BBB+           BBB+
Considerations" in the accompanying prospectus.         M-5              BBB            BBB
                                                        M-6              BBB-           BBB-
ERISA CONSIDERATIONS
                                                                 A rating is not a recommendation to buy,
         The Class A Certificates may be purchased      sell or hold securities, and either rating agency
by an employee benefit plan or other retirement         can revise or withdraw its respective ratings at
arrangement subject to the Employee Retirement          any time. In general, ratings address credit risk
Income Security Act of 1974 or Section 4975 of the      and do not address the likelihood of prepayments.
Internal Revenue Code of 1986 ("Plan"), but the
subordinated certificates and the residual                       The ratings do not reflect the likelihood
certificates may only be purchased by or on behalf      of payment of any shortfalls of interest due to
of a Plan if one of a number of prohibited              the application of the interest rate cap or the
transaction class exemptions, based on the              likelihood of any payments under the yield
identity of the fiduciary of such plan or               maintenance agreement.
arrangement or the source of funds used to acquire
such certificates, are applicable to the                         We refer you to "Ratings" in this
acquisition and holding of such certificates.           prospectus supplement.

         We refer you to "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus.


                                  RISK FACTORS

         In addition to the matters described elsewhere in this prospectus supplement and the accompanying prospectus, you should carefully consider the following risk factors before deciding to purchase a certificate.

THE SUBORDINATED CERTIFICATES              When certain classes of certificates
HAVE A GREATER RISK OF LOSS THAN           provide credit enhancement for other
THE SENIOR CERTIFICATES                    classes of certificates it is
                                           sometimes referred to as
                                           "subordination." For purposes of this
                                           prospectus supplement, "related
                                           subordinated classes" means:

                                            o   with respect to the
                                                senior certificates: the Class
                                                M-1 Certificates, the Class M-2
                                                Certificates, the Class M-3
                                                Certificates, the Class M-4
                                                Certificates, the Class M-5
                                                Certificates, the Class M-6
                                                Certificates and the Class M-7
                                                Certificates,

                                            o   with respect to the Class M-1
                                                Certificates: the Class M-2
                                                Certificates, the Class M-3
                                                Certificates, the Class M-4
                                                Certificates, the Class M-5
                                                Certificates, the Class M-6
                                                Certificates and the Class M-7
                                                Certificates,

                                            o   with respect to the Class M-2
                                                Certificates: the Class M-3
                                                Certificates, the Class M-4
                                                Certificates, the Class M-5
                                                Certificates, the Class M-6
                                                Certificates and the Class M-7
                                                Certificates,

                                            o   with respect to the Class M-3
                                                Certificates: the Class M-4
                                                Certificates, the Class M-5
                                                Certificates, the Class M-6
                                                Certificates and the Class M-7
                                                Certificates,

                                            o   with respect to the  Class  M-4
                                                Certificates: the Class M-5
                                                Certificates, the Class M-6
                                                Certificates and the Class M-7
                                                Certificates,

                                            o   with respect to the Class M-5
                                                Certificates: the Class M-6
                                                Certificates and the Class M-7
                                                Certificates, and

                                            o   with respect to the Class M-6
                                                Certificates: the Class M-7
                                                Certificates.

                                            We will provide credit enhancement
                                            in the form of subordination for the
                                            certificates, first, by the right of
                                            the holders of the certificates to
                                            receive certain payments of interest
                                            and principal prior to the related
                                            subordinated classes and, second, by
                                            the allocation of realized losses on
                                            the mortgage loans to the related
                                            subordinated classes. This form of
                                            credit enhancement uses collections
                                            on the mortgage loans otherwise
                                            payable to the holders of the
                                            related subordinated classes to pay
                                            amounts due on the more senior
                                            classes of certificates. Such
                                            collections are the sole source of
                                            funds from which such credit
                                            enhancement is provided.

                                            Realized losses on the mortgage
                                            loans in excess of current
                                            overcollateralization are allocated
                                            to the subordinated certificates,
                                            beginning with the subordinated
                                            certificates with the lowest payment
                                            priority, until the certificate
                                            principal balance of that class been
                                            reduced to zero. This means that
                                            with respect to the certificates,
                                            realized losses on the mortgage
                                            loans would first be allocated to
                                            the Class M-7 Certificates, until
                                            the certificate principal balance of
                                            such class is reduced to zero.
                                            Subsequent realized losses would be
                                            allocated to the next most junior
                                            class of subordinated certificates,
                                            until the certificate principal
                                            balance of that class is reduced to
                                            zero. Accordingly, if the aggregate
                                            principal balance of a class of
                                            subordinated certificates was to be
                                            reduced to zero, delinquencies and
                                            defaults on the mortgage loans would
                                            reduce the amount of funds available
                                            for distributions to holders of the
                                            remaining class or classes of
                                            subordinated certificates. Although
                                            realized losses on the mortgage
                                            loans will not be allocated to
                                            reduce the certificate principal
                                            balance of any Class A Certificates,
                                            if the aggregate principal balance
                                            of all of the classes of
                                            subordinated certificates was to be
                                            reduced to zero, delinquencies and
                                            defaults on the mortgage loans would
                                            reduce the amount of funds available
                                            for monthly distributions to holders
                                            of the senior certificates.

                                            In addition to subordination, we
                                            will provide credit enhancement
                                            through the buildup of
                                            overcollateralization. See "Risk
                                            Factors--Excess Spread May Be
                                            Inadequate To Cover Losses And/Or To
                                            Build Overcollateralization" for a
                                            discussion of the risks relating to
                                            that form of credit enhancement.

                                            You should fully consider the risk
                                            that the subordination provided by
                                            the related certificates may be
                                            insufficient to absorb related
                                            losses on the mortgage loans and
                                            that you may not fully recover your
                                            initial investment in the
                                            certificates as a result of realized
                                            losses on the mortgage loans.

                                            We refer you to "Description of the
                                            Certificates" in this prospectus
                                            supplement for additional
                                            information.

ADDITIONAL RISKS ASSOCIATED WITH            The weighted average lives of, and
SUBORDINATION                               the yields to maturity on, the Class
                                            M-1 Certificates, the Class M-2
                                            Certificates, the Class M-3
                                            Certificates, the Class M-4
                                            Certificates, the Class M-5
                                            Certificates, the Class M-6
                                            Certificates and the Class M-7
                                            Certificates will be progressively
                                            more sensitive, in that order, to
                                            the rate and timing of mortgagor
                                            defaults and the severity of ensuing
                                            losses on the mortgage loans. If the
                                            actual rate and severity of losses
                                            on the mortgage loans is higher than
                                            those assumed by an investor in such
                                            certificates, the actual yield to
                                            maturity of such certificates may be
                                            lower than the yield anticipated by
                                            such investor based on such
                                            assumption.

                                            The timing of losses on the mortgage
                                            loans will also affect an investor's
                                            actual yield to maturity, even if
                                            the rate of defaults and severity of
                                            losses over the life of the mortgage
                                            loans are consistent with an
                                            investor's expectations. In general,
                                            the earlier a loss occurs, the
                                            greater the effect on an investor's
                                            yield to maturity.

                                            Realized losses on the mortgage
                                            loans, to the extent they exceed the
                                            amount of overcollateralization
                                            following distributions of principal
                                            on the related distribution date,
                                            will reduce the certificate
                                            principal balance of the Class M-7
                                            Certificates, the Class M-6
                                            Certificates, the Class M-5
                                            Certificates, the Class M-4
                                            Certificates, the Class M-3
                                            Certificates, the Class M-2
                                            Certificates and the Class M-1
                                            Certificates, in that order, as
                                            described herein. As a result of
                                            such reductions, less interest will
                                            accrue on the applicable class of
                                            subordinated certificates than would
                                            otherwise be the case. Once a
                                            realized loss is allocated to a
                                            subordinated certificate, no
                                            interest will be distributable with
                                            respect to such written down amount.

                                            Realized losses on the mortgage
                                            loans will not be allocated to the
                                            Class A Certificates; however,
                                            investors in the Class A
                                            Certificates should realize that
                                            under certain loss scenarios there
                                            will not be sufficient interest and
                                            principal collections on the
                                            mortgage loans to pay the Class A
                                            Certificates all the interest and
                                            principal amounts to which such
                                            certificates are then entitled.

                                            Unless the certificate principal
                                            balances of the Class A Certificates
                                            have been reduced to zero, the
                                            subordinated certificates will not
                                            be entitled to any principal
                                            distributions until the later to
                                            occur of (i) the first distribution
                                            date on which a specified level of
                                            overcollateralization has been
                                            achieved and (ii) the distribution
                                            date occurring in September 2008, or
                                            during any period after September
                                            2008 in which delinquencies or
                                            realized losses on the mortgage
                                            loans do not exceed certain levels.
                                            As a result, the weighted average
                                            lives of the subordinated
                                            certificates will be longer than
                                            would otherwise be the case if
                                            distributions of principal were
                                            allocated among all of the
                                            certificates at the same time. As a
                                            result of the longer weighted
                                            average lives of the subordinated
                                            certificates, the holders of such
                                            certificates have a greater risk of
                                            suffering a loss on their
                                            investments. Further, because such
                                            certificates might not receive any
                                            principal if certain delinquency
                                            levels occur, it is possible for
                                            such certificates to receive no
                                            principal distributions even if no
                                            losses have occurred on the mortgage
                                            pool.


                                            Because distributions of principal
                                            will be made to the holders of the
                                            Class A Certificates and the
                                            subordinated certificates according
                                            to the priorities described in this
                                            prospectus supplement, the yield to
                                            maturity on such classes of
                                            certificates will be sensitive to
                                            the rates of prepayment on the
                                            mortgage loans
                                            experienced both before and after
                                            the commencement of principal
                                            distributions on such classes. The
                                            yield to maturity on such classes of
                                            certificates will also be extremely
                                            sensitive to losses due to defaults
                                            on the mortgage loans and the timing
                                            thereof, to the extent such losses
                                            are not covered by
                                            overcollateralization, excess
                                            spread, or a class of certificates
                                            with a lower payment priority.
                                            Furthermore, the timing of receipt
                                            of principal and interest by such
                                            certificates may be adversely
                                            affected by losses even if such
                                            classes of certificates do not
                                            ultimately bear such loss.

EXCESS SPREAD MAY BE INADEQUATE             The mortgage loans are expected to
TO COVER LOSSES AND/OR TO BUILD             generate more interest than is
OVERCOLLATERALIZATION                       needed to pay interest on the
                                            offered certificates on a
                                            distribution date because we expect
                                            the weighted average net interest
                                            rate on the mortgage loans on a
                                            determination date to be higher than
                                            the weighted average pass-through
                                            rate on the offered certificates on
                                            such date. If the mortgage loans
                                            generate more interest than is
                                            needed to pay interest on a
                                            distribution date on the offered
                                            certificates and to pay trust fund
                                            expenses, we will use such "excess
                                            spread" on such distribution date
                                            (except on the distribution date in
                                            September 2005) to make additional
                                            principal payments (up to a
                                            specified target level) on the
                                            offered certificates, which will
                                            reduce the total principal balance
                                            of the offered certificates on such
                                            date below the aggregate principal
                                            balance of the mortgage loans on
                                            such date, thereby creating
                                            "overcollateralization".
                                            Overcollateralization is intended to
                                            provide limited protection to
                                            certificateholders by absorbing the
                                            related certificate's share of
                                            losses from liquidated mortgage
                                            loans. However, we cannot assure you
                                            that enough excess spread will be
                                            generated on the mortgage loans to
                                            establish or maintain the required
                                            level of overcollateralization on
                                            the related distribution date. The
                                            aggregate principal balance of the
                                            mortgage loans as of the cut-off
                                            date will approximately equal the
                                            aggregate principal balance of the
                                            certificates (other than the Class
                                            B-IO Certificates and the residual
                                            certificates, which do not have
                                            certificate principal balances) on
                                            the closing date and, therefore, the
                                            initial amount of
                                            overcollateralization will be
                                            considerably less than the
                                            overcollateralization target amount
                                            we describe in this prospectus
                                            supplement.

                                            The excess spread available on any
                                            distribution date will be affected
                                            by the actual amount of interest
                                            received, advanced or recovered in
                                            respect of the mortgage loans during
                                            the related due period. Such amount
                                            may be influenced by changes in the
                                            weighted average of the mortgage
                                            rates resulting from prepayments,
                                            defaults and liquidations of the
                                            mortgage loans. If the protection
                                            afforded by overcollateralization is
                                            insufficient, then you could
                                            experience a loss on your investment
                                            in a certificate.

INTEREST RATE CAP MAY REDUCE THE            The pass-through rates on the
YIELDS ON THE OFFERED CERTIFICATES          offered certificates are each
                                            subject to an interest
                                            rate cap based upon the weighted
                                            average of the net mortgage rates on
                                            the mortgage loans. If on any
                                            distribution date the pass-through
                                            rate for a class of offered
                                            certificates is based on the
                                            interest rate cap, and the amount of
                                            such limitation exceeds the amount
                                            payable to such class out of
                                            payments under the yield maintenance
                                            agreement, then the holders of the
                                            applicable certificates will receive
                                            a smaller amount of interest than
                                            they would have received on that
                                            distribution date had the
                                            pass-through rate for that class not
                                            been calculated based on the
                                            applicable interest rate cap. The
                                            holders of those certificates will
                                            be entitled to recover any resulting
                                            shortfall in interest on future
                                            distribution dates but only to the
                                            extent of funds available therefor.
                                            If mortgage loans with relatively
                                            higher mortgage rates prepay or
                                            default, it is more likely that the
                                            applicable interest rate cap would
                                            limit the pass-through rate on a
                                            class of certificates and result in
                                            lower interest being paid on such
                                            class of certificates than otherwise
                                            would be the case.


THE CLASS A CERTIFICATES AND THE            The Class A Certificates and the
SUBORDINATED CERTIFICATES MAY NOT           subordinated certificates may not
ALWAYS RECEIVE INTEREST BASED ON            always receive interest at a rate
ONE-MONTH LIBOR PLUS THE RELATED MARGIN     equal to One-Month LIBOR plus the
                                            applicable margin. The mortgage
                                            loans bear interest at various fixed
                                            rates and adjustable rates based on
                                            various indices, so that the
                                            weighted average net mortgage rate
                                            may at times be lower than One-Month
                                            LIBOR calculated with respect to the
                                            related distribution date plus the
                                            applicable margin. If this is the
                                            case, the interest rates on the
                                            related classes of certificates on
                                            such distribution date will be
                                            reduced to the applicable interest
                                            rate cap on such date. Thus, the
                                            yield to investors in such classes
                                            of certificates will be sensitive
                                            both to fluctuations in the level of
                                            One-Month LIBOR and to the adverse
                                            effects of the application of the
                                            applicable interest rate cap. The
                                            prepayment or default of mortgage
                                            loans with relatively higher net
                                            mortgage rates, particularly during
                                            a period of increased One-Month
                                            LIBOR rates, may result in the
                                            applicable interest rate cap with
                                            respect to a distribution date
                                            limiting the applicable pass-through
                                            rate to a greater extent than
                                            otherwise would be the case. If on
                                            any distribution date the
                                            application of the applicable
                                            interest rate cap results in an
                                            interest payment lower than
                                            One-Month LIBOR plus the applicable
                                            margin on any of such classes of
                                            certificates, the value of such
                                            class or classes of certificates may
                                            be temporarily or permanently
                                            reduced.

                                            To the extent that interest on the
                                            Class A Certificates or a class of
                                            subordinated certificates with
                                            respect to a distribution date is
                                            limited to the applicable interest
                                            rate cap, the difference between
                                            such interest rate cap and One-Month
                                            LIBOR calculated with respect to
                                            such distribution date plus the
                                            related margin will create a
                                            shortfall. Some or all of this
                                            shortfall may be funded to the
                                            extent of Yield Maintenance Payments
                                            received with respect to such class
                                            of certificates with respect to such
                                            distribution date under the yield
                                            maintenance agreement. Yield
                                            Maintenance Payments made on a
                                            distribution date under the yield
                                            maintenance agreement are based on
                                            the lesser of the actual aggregate
                                            principal balance of the related
                                            class or classes of certificates
                                            with respect to such distribution
                                            date and a projected certificate
                                            principal balance for such class or
                                            classes of certificates on such
                                            date, assuming a constant prepayment
                                            rate of approximately 18% CPR, and
                                            assuming that the depositor
                                            exercises its related clean-up call
                                            option on the applicable optional
                                            termination date (as described in
                                            "Yield, Prepayment and Maturity
                                            Considerations" in this prospectus
                                            supplement).

                                            Because amounts payable on a
                                            distribution date under the yield
                                            maintenance agreement are based on
                                            the principal balance of only the
                                            fixed rate mortgage loans (excluding
                                            hybrid mortgage loans during their
                                            fixed-rate period), as of the close
                                            of business on the first day of the
                                            month immediately preceding the
                                            month in which the related
                                            distribution date occurs and on
                                            One-Month LIBOR calculated with
                                            respect to such distribution date,
                                            the yield maintenance agreement does
                                            not address any mismatch between the
                                            indices used to calculate interest
                                            on the floating rate mortgage loans
                                            and on One-Month LIBOR calculated
                                            with respect to such distribution
                                            date. As a result of the foregoing,
                                            we cannot assure you that payments
                                            received with respect to a
                                            distribution date under the yield
                                            maintenance agreement will be
                                            sufficient to cover shortfalls in
                                            the payment of interest which may be
                                            experienced by a class of
                                            certificates as a result of the
                                            application of the related interest
                                            rate cap to such class of
                                            certificates with respect to such
                                            distribution date. Interest
                                            shortfalls resulting from
                                            application of the related interest
                                            rate cap to the applicable
                                            pass-through rate on a class of
                                            certificates may be paid to such
                                            class on future distribution dates
                                            if there are sufficient available
                                            funds with respect thereto. Such
                                            shortfalls may remain unpaid on the
                                            final distribution date, including
                                            the optional termination date.

                                            The yield maintenance agreement
                                            terminates in accordance with its
                                            terms on the distribution date in
                                            February 2008. As a result, and
                                            depending on the level of
                                            prepayments with respect to the
                                            mortgage loans and the priority of
                                            distributions with respect to the
                                            certificates we describe herein, the
                                            yield maintenance agreement may
                                            terminate prior to the repayment in
                                            full of your certificates. To the
                                            extent that interest payments on the
                                            Class A Certificates
                                            and the subordinated certificates on
                                            a distribution date depend in part
                                            on payments to be received with
                                            respect to such date under the yield
                                            maintenance agreement, the ability
                                            of the trust to make payments on
                                            such certificates will be subject to
                                            the credit risk of Bear Stearns
                                            Financial Products Inc.

THE ORIGINATORS OF A PORTION OF THE         Certain originators of mortgage
MORTGAGE LOANS HAVE OPERATED SUBJECT        loans have sought bankruptcy
TO FINANCIAL CONSTRAINTS                    protection, ceased active
                                            operations or operated subject to
                                            financial constraints. There can be
                                            no assurance that the performance of
                                            these mortgage loans will correlate
                                            with the performance of mortgage
                                            loans historically serviced by EMC
                                            Mortgage Corporation.

THE MORTGAGE LOANS WERE                     The mortgage loans were underwritten
UNDERWRITTEN TO NONCONFORMING               generally in accordance with
UNDERWRITING STANDARDS, WHICH               underwriting standards which are
MAY RESULT IN LOSSES OR SHORTFALLS          primarily intended to provide for
TO BE INCURRED ON THE OFFERED               single family "non-conforming"
CERTIFICATES                                mortgage loans. A "non-conforming"
                                            mortgage loan means a mortgage loan
                                            which is ineligible for purchase by
                                            Fannie Mae or Freddie Mac due to
                                            either credit characteristics of the
                                            related mortgagor or documentation
                                            standards in connection with the
                                            underwriting of the related mortgage
                                            loan that do not meet the Fannie Mae
                                            or Freddie Mac underwriting
                                            guidelines for "A" credit
                                            mortgagors. These credit
                                            characteristics include mortgagors
                                            whose creditworthiness and repayment
                                            ability do not satisfy such Fannie
                                            Mae or Freddie Mac underwriting
                                            guidelines and mortgagors who may
                                            have a record of credit write-offs,
                                            outstanding judgments, prior
                                            bankruptcies and other credit items
                                            that do not satisfy such Fannie Mae
                                            or Freddie Mac underwriting
                                            guidelines. These documentation
                                            standards may include mortgagors who
                                            provide limited or no documentation
                                            in connection with the underwriting
                                            of the related mortgage loan. In
                                            addition, certain mortgage loans
                                            fail to conform to the underwriting
                                            standards of the related
                                            originators. Accordingly, mortgage
                                            loans underwritten under such
                                            non-conforming credit underwriting
                                            standards, or which fail to conform
                                            to the underwriting standards of the
                                            related originators, are likely to
                                            experience rates of delinquency,
                                            foreclosure and loss that are
                                            higher, and may be substantially
                                            higher, than mortgage loans
                                            originated in accordance with Fannie
                                            Mae or Freddie Mac underwriting
                                            guidelines. Any resulting losses, to
                                            the extent not covered by credit
                                            enhancement, may affect the yield to
                                            maturity of the offered
                                            certificates.

DEFAULTS COULD CAUSE                        There could be substantial delays in
PAYMENT DELAYS AND                          the liquidation of defaulted
LOSSES                                      mortgage loans and corresponding
                                            delays in your receiving your
                                            certificate's portion of the
                                            proceeds of such liquidation. These
                                            delays could last up to several
                                            years. Furthermore, an action to
                                            obtain a deficiency judgment is
                                            regulated by statutes and rules, and
                                            the amount of a deficiency judgment
                                            may be limited by law. In the event
                                            of a default by a borrower, these
                                            restrictions may impede the ability
                                            of the master servicer to foreclose
                                            on or to sell
                                            the related mortgaged property or to
                                            obtain a deficiency judgment. In
                                            addition, liquidation expenses such
                                            as legal and appraisal fees, real
                                            estate taxes and maintenance and
                                            preservation expenses will reduce
                                            the amount of security for the
                                            mortgage loans and, in turn, reduce
                                            the proceeds payable to
                                            certificateholders.

                                            In the event that:

                                                o   the mortgaged properties
                                                    fail to provide adequate
                                                    security for the related
                                                    mortgage loans, and

                                                o   the protection provided by
                                                    the subordination of certain
                                                    classes of certificates and
                                                    the availability of
                                                    overcollateralization and
                                                    excess spread are
                                                    insufficient to cover any
                                                    shortfall,

                                            you could lose all or a portion of
                                            the money you paid for your
                                            certificates.

JUNIOR LIEN MORTGAGE LOANS                  Approximately 3.54% of the mortgage
                                            loans by stated principal balance as
                                            of the cut-off date are secured by
                                            second liens on the related
                                            mortgaged properties.

                                            The proceeds from any liquidation,
                                            insurance or condemnation
                                            proceedings of the related mortgaged
                                            property will be available to
                                            satisfy the outstanding principal
                                            balance of a junior lien mortgage
                                            loan only to the extent that the
                                            claims of the prior related
                                            lienholders have been satisfied in
                                            full, including any related
                                            foreclosure costs. In circumstances
                                            when it is determined to be
                                            uneconomical to foreclose on the
                                            related mortgaged property, the
                                            master servicer may write off the
                                            entire outstanding principal balance
                                            of such a mortgage loan as a bad
                                            debt. The foregoing considerations
                                            will be particularly applicable to
                                            junior lien mortgage loans that have
                                            high loan-to-value ratios, because
                                            it is comparatively more likely that
                                            the master servicer would determine
                                            foreclosure to be uneconomical in
                                            the case of such mortgage loans. An
                                            overall decline in the residential
                                            real estate market, a rise in
                                            interest rates or the deterioration
                                            of the related mortgaged properties
                                            could adversely affect the values of
                                            the mortgaged properties securing a
                                            junior lien mortgage loan such that
                                            the outstanding principal balance
                                            thereof, together with the related
                                            senior financing thereon, exceeds
                                            the value of the related mortgaged
                                            property. The rate of default of
                                            junior lien mortgage loans may be
                                            greater than that of mortgage loans
                                            secured by first liens on comparable
                                            properties. For all purposes herein,
                                            the "loan-to-value ratio" of a
                                            junior lien mortgage loan refers to
                                            the combined loan-to-value ratio of
                                            such loan calculated with reference
                                            to the sum of the amount secured by
                                            all more senior liens on the related
                                            mortgaged property and the
                                            outstanding principal balance
                                            secured by the junior lien on the
                                            related mortgaged property.

BALLOON MORTGAGE LOANS                      With respect to approximately 3.71%
                                            of the mortgage loans by stated
                                            principal balance as of the cut-off
                                            date, the related mortgagors make
                                            monthly payments of principal that
                                            are less than sufficient to amortize
                                            those mortgage loans by their stated
                                            maturity dates. These mortgage loans
                                            are commonly called "balloon loans."
                                            As a result of these lower monthly
                                            payments, a borrower generally will
                                            be required to pay a large remaining
                                            principal balance upon the maturity
                                            of a balloon loan. The ability of a
                                            mortgagor to make that final payment
                                            may depend on its ability to obtain
                                            refinancing of the balance due on
                                            such mortgage loan or to sell the
                                            related mortgaged property. Certain
                                            of such mortgagors may have poor
                                            payment histories which may affect
                                            their ability to refinance. In
                                            addition, an increase in prevailing
                                            market interest rates over the
                                            mortgage rate on the related
                                            mortgage loan at origination may
                                            reduce the mortgagor's ability to
                                            obtain refinancing and to pay the
                                            principal balance of such mortgage
                                            loan at its maturity.

MORTGAGE LOANS WITH INTEREST-               As of the cut-off date,
ONLY PAYMENTS                               approximately 17.88% of the mortgage
                                            loans require the borrowers to make
                                            monthly payments of accrued
                                            interest, but not principal, for a
                                            fixed period following origination
                                            ranging from two years to ten years.
                                            After the interest-only period, the
                                            borrower's monthly payment will be
                                            recalculated to cover both interest
                                            and principal so that the mortgage
                                            loan will be paid in full by its
                                            final payment date. Once the
                                            borrower's monthly payment
                                            increases, it may not be able to pay
                                            the increased amount and may default
                                            or may refinance the loan to avoid
                                            the higher payment. Because no
                                            principal payments may be made on
                                            the mortgage loans for a period of
                                            time, certificateholders will
                                            receive smaller principal
                                            distributions than they would have
                                            received if the borrowers were
                                            required to make monthly payments of
                                            interest and principal for the lives
                                            of the mortgage loans. Absent other
                                            considerations, this slower rate of
                                            principal distributions will result
                                            in longer, and in some cases
                                            substantially longer, weighted
                                            average lives of the related offered
                                            certificates and may reduce the
                                            return on an investment in an
                                            offered certificate that is
                                            purchased at a discount to its
                                            principal amount.

YOUR YIELD COULD BE ADVERSELY               No one can accurately predict the
AFFECTED BY THE UNPREDICTABILITY            level of prepayments that the
OF PREPAYMENTS                              mortgage loans will experience. This
                                            prepayment experience may be
                                            affected by many factors, including:

                                            o  general economic conditions,

                                            o  the level of prevailing interest
                                               rates,

                                            o  the availability of alternative
                                               financing, and

                                            o  homeowner mobility.

                                            Substantially all of the mortgage
                                            loans contain due-on-sale
                                            provisions, and the master servicer
                                            intends to enforce those provisions
                                            unless doing so is not permitted by
                                            applicable law or the master
                                            servicer, in a manner consistent
                                            with reasonable commercial practice,
                                            permits the purchaser of the
                                            mortgaged property in question to
                                            assume the related mortgage loan. In
                                            addition, certain of the mortgage
                                            loans impose a prepayment charge in
                                            connection with voluntary
                                            prepayments made within up to five
                                            years after origination, which
                                            charges may, if not waived by the
                                            master servicer, discourage
                                            prepayments during the applicable
                                            period. Mortgage loans still subject
                                            to such a prepayment charge
                                            constitute approximately 49.16% of
                                            the mortgage loans, calculated by
                                            aggregate principal balance as of
                                            the cut-off date. The holders of the
                                            offered certificates will not be
                                            entitled to any prepayment penalties
                                            or prepayment charges collected on
                                            the mortgage loans.

                                            The weighted average lives of the
                                            certificates will be sensitive to
                                            the rate and timing of principal
                                            payments, including prepayments, on
                                            the mortgage loans, which may
                                            fluctuate significantly from time to
                                            time.

                                            You should note that:

                                                o  if you purchase your
                                                   certificates at a discount
                                                   and principal is repaid on
                                                   the mortgage loans slower
                                                   than you anticipate, then
                                                   your yield may be lower than
                                                   you anticipate;

                                                o  if you purchase your
                                                   certificates at a premium and
                                                   principal is repaid on the
                                                   mortgage loans faster than
                                                   you anticipate, then your
                                                   yield may be lower than you
                                                   anticipate;

                                                o  the certificates bear
                                                   interest at an adjustable
                                                   rate, and thus your yield
                                                   will be sensitive both to the
                                                   level of One-Month LIBOR and
                                                   the applicable interest rate
                                                   cap;

                                                o  since repurchases of
                                                   mortgage loans as a result of
                                                   breaches of representations
                                                   and warranties and
                                                   liquidations of mortgage
                                                   loans following default have
                                                   the same effect as
                                                   prepayments, your yield may
                                                   be lower than you expect if
                                                   the rate of such repurchases
                                                   and/or liquidations is higher
                                                   than you expect;

                                                o  the overcollateralization
                                                   provisions, initially and
                                                   whenever
                                                   overcollateralization is at a
                                                   level below the required
                                                   level, are intended to result
                                                   in an accelerated rate of
                                                   principal distributions to
                                                   holders of the classes of
                                                   offered certificates then
                                                   entitled to distributions of
                                                   principal. An earlier return
                                                   of principal to the holders
                                                   of the offered certificates
                                                   as a result of the
                                                   overcollateralization
                                                   provisions will influence the
                                                   yield on the offered
                                                   certificates in a manner
                                                   similar to the manner in
                                                   which principal prepayments
                                                   on the mortgage loans will
                                                   influence the yield on the
                                                   offered certificates; and

                                                o  you bear the reinvestment
                                                   risks resulting from a faster
                                                   or slower rate of principal
                                                   payments than you expected.

                                            EMC may, from time to time,
                                            implement programs designed to
                                            encourage refinancing. These
                                            programs may include, without
                                            limitation, modifications of
                                            existing loans, general or targeted
                                            solicitations, the offering of
                                            pre-approved applications, reduced
                                            origination fees or closing costs,
                                            or other financial incentives.
                                            Targeted solicitations may be based
                                            on a variety of factors, including
                                            the credit of the borrower or the
                                            location of the mortgaged property.
                                            In addition, EMC may encourage
                                            assumptions of mortgage loans,
                                            including defaulted mortgage loans,
                                            under which creditworthy borrowers
                                            assume the outstanding indebtedness
                                            of the mortgage loans which may be
                                            removed from the related mortgage
                                            pool. As a result of these programs,
                                            with respect to the mortgage pool
                                            underlying any trust, the rate of
                                            principal prepayments of the
                                            mortgage loans in the mortgage pool
                                            may be higher than would otherwise
                                            be the case, and in some cases, the
                                            average credit or collateral quality
                                            of the mortgage loans remaining in
                                            the mortgage pool may decline.

                                            We refer you to "The Mortgage Pool,"
                                            "Yield, Prepayment and Maturity
                                            Considerations" and "Description of
                                            the Certificates--Optional
                                            Termination" in this prospectus
                                            supplement and "Material Legal
                                            Aspects of the Loans--Due-on-Sale
                                            Clauses in Mortgage Loans" in the
                                            accompanying prospectus for a
                                            description of certain provisions of
                                            the mortgage loans that may affect
                                            the prepayment experience on the
                                            mortgage loans.

MORTGAGE LOAN MODIFICATIONS MAY             Modifications of mortgage loans
EXTEND THE WEIGHTED AVERAGE LIFE            agreed to by the master servicer in
AND AFFECT THE YIELD TO MATURITY            order to maximize ultimate proceeds
OF YOUR CERTIFICATES                        of such mortgage loans may extend
                                            the period over which principal is
                                            received on such mortgage loans and
                                            thus on your certificates, resulting
                                            in a longer weighted average life.
                                            If such modifications downwardly
                                            adjust interest rates on the
                                            mortgage loans, such modifications
                                            may lower the applicable interest
                                            rate cap on the offered
                                            certificates, resulting in a lower
                                            yield to maturity on your
                                            certificates.

VIOLATIONS OF CONSUMER                      Certain of the mortgage loans may
PROTECTION LAWS MAY                         be subject to special rules,
RESULT IN LOSSES                            disclosure requirements and other
                                            provisions that were added to the
                                            federal Truth-in-Lending Act by the
                                            Home Ownership and Equity Protection
                                            Act of 1994, or Home Ownership Act,
                                            if such mortgage loans

                                                o were originated on or after
                                                  October 1, 1995,

                                                o are not mortgage loans made
                                                  to finance the purchase of the
                                                  mortgaged property, and

                                                o have interest rates or
                                                  origination costs in excess of
                                                  certain prescribed levels.

                                            We refer to these mortgage loans as
                                            high cost loans.

                                            The Home Ownership Act provides that
                                            any purchaser or assignee of a high
                                            cost loan, which could include the
                                            trust, is subject to all of the
                                            claims and defenses which the
                                            borrower could assert against the
                                            original lender. The maximum damages
                                            that may be recovered under the Home
                                            Ownership Act from an assignee is
                                            the remaining amount of indebtedness
                                            plus the total amount paid by the
                                            borrower in connection with the
                                            related high cost loan. Remedies
                                            available to the borrower include
                                            monetary penalties, as well as
                                            rescission rights, if the
                                            appropriate disclosures were not
                                            given as required.

                                            In addition to the Home Ownership
                                            Act, a number of legislative
                                            proposals have been introduced at
                                            federal, state and local levels that
                                            are designed to discourage predatory
                                            lending practices. Numerous states
                                            and local governments, including
                                            those in Georgia, North Carolina and
                                            New York, have enacted, and other
                                            states or local governments may
                                            enact, laws that impose requirements
                                            and restrictions that may be greater
                                            than those in the Home Ownership
                                            Act. These laws prohibit inclusion
                                            of some provisions in mortgage loans
                                            that have interest rates or
                                            origination costs in excess of
                                            prescribed levels, and require that
                                            borrowers be given certain
                                            disclosures before borrowing.
                                            Purchasers or assignees of a
                                            mortgage loan, which, as under the
                                            Home Ownership Act, could include
                                            the trust, could be exposed to all
                                            claims and defenses that the
                                            mortgagor could assert against the
                                            originator of the mortgage loan for
                                            a violation of state law. Claims and
                                            defenses available to the borrower
                                            could include monetary penalties,
                                            rescission and defenses to a
                                            foreclosure action or an action to
                                            collect.

                                            Violation by any mortgage loan of
                                            the Home Ownership Act or applicable
                                            state or local law at the time of
                                            origination which would result in
                                            this type of liability would be a
                                            breach of the seller's
                                            representations and warranties and
                                            the seller would be
                                            obligated to cure or repurchase (or
                                            in certain instances, substitute
                                            for) the mortgage loan in question.
                                            The applicable repurchase price
                                            would include any costs or damages
                                            incurred by the trust and the
                                            trustee as a result of a breach by
                                            the seller of that representation
                                            and warranty. This could accelerate
                                            the timing of principal
                                            distributions with respect to the
                                            mortgage loans and may thereby
                                            affect the yields and weighted
                                            average lives of the certificates.
                                            If the seller fails to cure,
                                            repurchase or substitute for the
                                            applicable mortgage loan, the
                                            related certificateholders may
                                            suffer a loss.

                                            The seller generally does not
                                            possess sufficient information
                                            regarding the origination costs of
                                            the mortgage loans to determine
                                            whether such mortgage loans would be
                                            high cost loans. However, based upon
                                            a review of the mortgage rates,
                                            origination dates and loan purposes
                                            with respect to the mortgage loans,
                                            EMC Mortgage Corporation believes
                                            that no more than approximately
                                            10.42% of the mortgage loans in the
                                            mortgage pool as of the cut-off date
                                            are high cost loans under the Home
                                            Ownership Act.

                                            Lawsuits have been brought in
                                            various states making claims against
                                            assignees of high cost loans for
                                            violations of federal and state law
                                            allegedly committed by the related
                                            loan originator. Named defendants in
                                            these cases include numerous
                                            participants in the secondary
                                            mortgage market, including loan
                                            sellers (including the seller),
                                            depositors, trustees and
                                            securitization trusts. The suits,
                                            which allege violations of federal
                                            and state consumer protection laws
                                            and state usury and licensing laws,
                                            seek damages, rescission and other
                                            relief. If the trust or the trustee
                                            on behalf of the trust were to be
                                            named as a defendant in a class
                                            action lawsuit, the costs of
                                            defending or settling that lawsuit
                                            or a judgment could reduce the
                                            amount available for distribution to
                                            certificateholders.

                                            Under the anti-predatory lending
                                            laws of some states, the borrower is
                                            required to meet a net tangible
                                            benefits test in connection with the
                                            origination of the related mortgage
                                            loan. This test may be highly
                                            subjective and open to
                                            interpretation. As a result, a court
                                            may determine that a mortgage loan
                                            does not meet the test even if the
                                            originator reasonably believed that
                                            the test was satisfied. Any
                                            determination by a court that a
                                            mortgage loan does not meet such
                                            test will result in a violation of
                                            the state anti-predatory lending
                                            law, in which case the seller will
                                            be required to purchase that
                                            mortgage loan from the trust.

                                            The mortgage loans are also subject
                                            to other federal and state laws. We
                                            refer you to "Material Legal Aspects
                                            of the Loans" in the accompanying
                                            prospectus for a discussion of
                                            certain of those laws.

A REDUCTION IN CERTIFICATE RATING           The ratings of each class of offered
COULD HAVE AN ADVERSE EFFECT ON             certificates will depend primarily
THE VALUE OF YOUR CERTIFICATES              on an assessment by the rating
                                            agencies of the mortgage loans, the
                                            amount of overcollateralization and
                                            the subordination afforded by the
                                            related subordinated classes of
                                            certificates. The ratings by each of
                                            the rating agencies of the offered
                                            certificates are not recommendations
                                            to purchase, hold or sell the
                                            offered certificates, because such
                                            ratings do not address the market
                                            prices of the certificates or
                                            suitability for a particular
                                            investor.

                                            The rating agencies may suspend,
                                            reduce or withdraw their respective
                                            ratings on the offered certificates
                                            at any time. Any reduction in, or
                                            suspension or withdrawal of, the
                                            rating assigned to a class of
                                            offered certificates by a rating
                                            agency would probably reduce the
                                            market value of such class of
                                            offered certificates and may affect
                                            your ability to sell them.

YOUR DISTRIBUTIONS COULD BE                 The seller will treat its transfer
ADVERSELY AFFECTED BY THE                   of the mortgage loans to the
BANKRUPTCY OR INSOLVENCY OF                 depositor as a sale of the mortgage
CERTAIN PARTIES                             loans. However, if the seller
                                            becomes bankrupt, the trustee in
                                            bankruptcy may argue that the
                                            mortgage loans were not sold by the
                                            seller to the depositor but were
                                            only pledged by the seller to the
                                            depositor to secure a loan made by
                                            the depositor to the seller. If that
                                            argument is made, then the
                                            distribution of proceeds on the
                                            mortgage loans may be restricted or
                                            delayed, and thus you could
                                            experience delays or reductions in
                                            payments on the certificates. If
                                            that argument is successful, the
                                            bankruptcy trustee could elect to
                                            sell the mortgage loans, which could
                                            result in a prepayment of principal
                                            on the certificates. Thus, you could
                                            lose the right to future payments of
                                            interest, and might suffer
                                            reinvestment loss in a lower
                                            interest rate environment.

                                            In addition, if the master servicer
                                            becomes bankrupt, the bankruptcy
                                            trustee or receiver may have the
                                            power to prevent the appointment of
                                            a successor master servicer. Any
                                            related delays in servicing could
                                            result in increased delinquencies or
                                            losses on the mortgage loans.

DEVELOPMENTS IN SPECIFIED STATES            Approximately 29.41%, 8.45% and
COULD HAVE A DISPROPORTIONATE               7.98% of the mortgage loans by
EFFECT ON THE MORTGAGE                      stated principal balance as of the
LOANS DUE TO GEOGRAPHIC                     cut-off date are secured by
CONCENTRATION OF MORTGAGED PROPERTIES       mortgaged properties that are
                                            located in the states of California,
                                            Florida and New York, respectively.
                                            Property in certain of those states,
                                            including California and Florida, or
                                            in other states may be more
                                            susceptible than homes located in
                                            other parts of the country to
                                            certain types of uninsurable
                                            hazards, such as earthquakes,
                                            floods, mudslides, hurricanes and
                                            other natural disasters. No more
                                            than 5.00% of the mortgage loans by
                                            stated principal balances as of the
                                            cut-off date were originated in any
                                            state other than California, Florida
                                            and New York.

                                            In particular, during September
                                            2005, as a result of damage caused
                                            by Hurricane Katrina, many counties
                                            and parishes in Alabama, Louisiana
                                            and Mississippi were declared
                                            federal disaster areas eligible for
                                            federal disaster assistance. As of
                                            the cut-off date, approximately
                                            3.14% of the mortgage loans
                                            (calculated by aggregate unpaid
                                            cut-off date principal balance) were
                                            secured by mortgaged properties
                                            located in these counties and
                                            parishes. In addition, other
                                            counties and parishes in these
                                            States, as well as in other States,
                                            may have been affected by this
                                            storm, and therefore additional
                                            mortgaged properties may be affected
                                            by this storm. No assurance can be
                                            given as to the effect of this event
                                            on the rate of delinquencies and
                                            losses on the mortgage loans secured
                                            by mortgaged properties that were or
                                            may be affected by this storm. Any
                                            adverse impact as a result of this
                                            event may be borne by the holders of
                                            the offered certificates.

THE RETURN ON YOUR CERTIFICATES MAY         In response to the terrorist attacks
BE AFFECTED BY REVISED SERVICING            on September 11, 2001 in New York
PROCEDURES ADOPTED IN RESPONSE TO           City, Pennsylvania and Arlington,
TERRORIST ATTACKS                           Virginia, EMC Mortgage Corporation
                                            and certain other servicers
                                            announced that they have implemented
                                            revised servicing procedures for
                                            mortgagors who have been personally
                                            or financially affected by such
                                            attacks. Certain government
                                            agencies, government sponsored
                                            entities and private financial
                                            institutions have implemented
                                            similar procedures.

                                            Such revised servicing procedures
                                            generally include:

                                                o increased use of repayment
                                                  plans that will seek to cure
                                                  delinquencies without imposing
                                                  undue hardship on the affected
                                                  mortgagor;

                                                o extending due dates for
                                                  payments;

                                                o waiving or reducing late
                                                  payment fees or similar fees;

                                                o waiving deficiency balances
                                                  for victims of the terrorist
                                                  attacks; and

                                                o suspending the submission of
                                                  reports to credit bureaus for
                                                  affected mortgagors that have
                                                  delinquent mortgage loans.

                                            We can make no prediction whether
                                            mortgagors of the mortgage loans
                                            will be affected by any future
                                            terrorist attacks. However, as a
                                            result of the terrorist attacks and
                                            such revised servicing procedures,
                                            the rate of delinquencies and losses
                                            on mortgage loans made to affected
                                            mortgagors may be larger than would
                                            otherwise be the case.

THE RETURN ON YOUR CERTIFICATES             The Servicemembers Civil Relief Act,
COULD BE REDUCED BY SHORTFALLS              or Relief Act, provides mortgagors
DUE TO THE SERVICEMEMBERS                   who enter active relief to military
CIVIL RELIEF ACT OR OTHER                   service and to reserve status who
SIMILAR STATE LAWS                          are called mortgagors in to active
                                            duty after the origination of their
                                            mortgage loans. The response of the
                                            United States to the terrorist
                                            attacks on September 11, 2001 has
                                            included rescue efforts and military
                                            operations that have increased the
                                            number of citizens who are in active
                                            military service, including persons
                                            in reserve status called to active
                                            duty. The Relief Act provides,
                                            generally, that a mortgagor who is
                                            covered by the Relief Act may not be
                                            charged interest on the related
                                            mortgage loan in excess of 6% per
                                            annum during the period of the
                                            mortgagor's active duty. These
                                            shortfalls are not required to be
                                            paid by the mortgagor at any future
                                            time.

                                            The Relief Act also limits the
                                            ability of the master servicer to
                                            foreclose on the property securing a
                                            mortgage loan during the related
                                            mortgagor's period of active duty
                                            and, in some cases, may require the
                                            master servicer to extend the
                                            maturity of the mortgage loan, lower
                                            the monthly payments and readjust
                                            the payment schedule for a period of
                                            time after the completion of the
                                            mortgagor's military service. As a
                                            result, there may be delays in
                                            payment and increased losses on the
                                            mortgage loans. Those delays and
                                            increased losses will be borne by
                                            the Class M-7, Class M-6, Class M-5,
                                            Class M-4, Class M-3, Class M-2 and
                                            Class M-1 Certificates, in that
                                            order, and then by the Class A
                                            Certificates. In addition, the
                                            interest rate cap may be affected as
                                            a result of lowered interest
                                            payments on the mortgage loans due
                                            to the application of the Relief
                                            Act.

                                            Certain states have enacted or may
                                            enact their own versions of the
                                            Relief Act, which provide or may
                                            provide for similar or more enhanced
                                            protection provisions than those set
                                            forth in the Relief Act. The Relief
                                            Act may not preempt those state
                                            laws.

                                            Neither the master servicer nor the
                                            trustee is required to advance, as
                                            delinquent payments, shortfalls
                                            resulting from application of the
                                            Relief Act or similar state laws;
                                            however, these shortfalls may be
                                            covered by funds available from
                                            overcollateralization. In the
                                            absence of funds available from
                                            overcollateralization, interest
                                            shortfalls on the mortgage loans due
                                            to the application of the Relief Act
                                            or similar state legislation or
                                            regulations will reduce funds
                                            available to pay accrued interest on
                                            the certificates.

                                            We do not know how many mortgage
                                            loans have been or may be affected
                                            by the application of the Relief
                                            Act.

YOU MAY HAVE DIFFICULTY SELLING             The underwriter intends to make
YOUR CERTIFICATES                           a secondary market in the offered
                                            certificates, but the
                                            underwriter has no obligation to do
                                            so. We cannot assure you that a
                                            secondary market will develop or, if
                                            it develops, that it will continue.
                                            Consequently, you may not be able
                                            to sell your certificates readily or
                                            at prices that will enable you to
                                            realize your desired yield. The
                                            market values of the certificates
                                            are likely to fluctuate, and such
                                            fluctuations may be significant and
                                            could result in significant losses
                                            to you.

                                            The secondary markets for asset
                                            backed securities have experienced
                                            periods of illiquidity and can be
                                            expected to do so in the future.
                                            Illiquidity can have a severely
                                            adverse effect on the prices of
                                            certificates that are especially
                                            sensitive to prepayment, credit or
                                            interest rate risk, or that have
                                            been structured to meet the
                                            investment requirements of limited
                                            categories of investors.

                                THE MORTGAGE POOL

GENERAL

         We have provided below, and in Schedule A to this prospectus supplement, information with respect to the conventional mortgage loans that we expect to include in the pool of mortgage loans in the trust fund. Prior to the closing date of September 9, 2005, we may remove mortgage loans from the mortgage pool and we may substitute other mortgage loans for the mortgage loans we remove. The depositor believes that the information set forth herein with respect to the mortgage pool as presently constituted is representative of the characteristics of the mortgage pool as it will be constituted at the closing date, although certain characteristics of the mortgage loans in the mortgage pool may vary. Unless we have otherwise indicated, the information we present below and in Schedule A to this prospectus supplement is expressed as of the cut-off date of August 1, 2005.

         Each mortgage loan in the trust fund is secured by a first or more junior lien on the related mortgaged property. Except for 3.71% of the mortgage loans, by cut-off date principal balance, which provide for a balloon payment at maturity, all of the mortgage loans included in the trust fund provide for the amortization of the amount financed over a series of monthly payments. All of the mortgage loans provide for payments due as of a specified due date in each month. These due dates occur throughout the month.

         The cut-off date pool principal balance is $320,659,792, which is equal to the aggregate stated principal balance of the mortgage loans as of the cut-off date, and consists of 2,215 mortgage loans as of the cut-off date.

         We refer you to "Servicing of the Mortgage Loans" and "The Mortgage Pool--Underwriting Guidelines" in this prospectus supplement, and to Schedule A to this prospectus supplement, for further information regarding the mortgage loans.

         Scheduled monthly payments made by the mortgagors on the mortgage loans either earlier or later than the scheduled due dates thereof will not affect the amortization schedule of the related mortgage loans or the relative application of such payments to principal and interest on such mortgage loans. The mortgage notes generally provide for a grace period for monthly payments. Any mortgage loan may be prepaid in full or in part at any time, in some cases upon the payment of a prepayment charge during an initial period. Such prepayment charges, if not waived by the master servicer, would typically discourage prepayments during the applicable period. Approximately 49.16% of the mortgage loans, by cut-off date principal balance, have provisions which were still in effect as of the cut-off date and which provide for the payment by the related borrower of a prepayment charge on voluntary prepayments typically made up to the first five years from the date of execution of the related mortgage note.

         Loan-to-Value Ratio. The loan-to-value ratio of a mortgage loan is equal to

         o the principal balance of such mortgage loan at the date of origination, plus the principal balance of any senior mortgage loan with respect to a mortgage loan that is not a first lien mortgage loan, divided by

         o        the collateral value of the related mortgaged property.

         The "collateral value" of a mortgaged property is the lesser of its appraised value, based on an appraisal made by an independent fee appraiser at the time of the origination of the related mortgage loan, and its sales price.

         With respect to a mortgage loan the proceeds of which were used to refinance an existing mortgage loan, the "collateral value" of the related mortgaged property is the appraised value of such mortgaged property based upon the appraisal obtained at the time of such refinancing. No assurance can be given that the value of a mortgaged property has remained or will remain at its level as of the date of origination of the related mortgage loan.

         Credit Scores. Many lenders obtain credit scores in connection with mortgage loan applications to help them assess a borrower's creditworthiness. They obtain credit scores from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies. A credit score is designed to assess a borrower's credit history at a single point, using objective information currently on file for the borrower at a particular credit reporting organization. Information utilized to create a credit score may include, among other things, payment history, delinquencies on accounts, level of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range generally from 350 to 850, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, that is, a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only a borrower's past credit history. Therefore, a credit score does not take into consideration the differences between mortgage loans and consumer loans generally or the specific characteristics of the related mortgage loan including, for example, the loan-to-value ratio, the collateral for the mortgage loan, or the debt-to-income ratio. We cannot assure you that the credit scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans.

ADJUSTABLE RATE MORTGAGE LOANS

         All of the adjustable rate mortgage loans are (or, if the mortgage loan is a hybrid mortgage loan in its fixed rate period, following conversion will
be) evidenced by a note bearing interest at a mortgage rate which is adjusted generally monthly, semiannually, annually or less frequently to equal an index plus (or minus) a fixed percentage set forth in or computed in accordance with the related mortgage note, the sum of which is generally as specified in the related mortgage note, subject, however, to certain limitations described below. The value of the index on which each adjustment is based (as specified in the related mortgage note) generally corresponds to that available on the date on which such adjustment is made, which we refer to as an "interest adjustment date," or on a prior date. If the applicable index described therein becomes unavailable, generally an alternative index based on comparable information will become the applicable index.

         With respect to most of the adjustable rate mortgage loans, adjustments of the applicable mortgage rate are subject to rounding, to a maximum mortgage rate, to a minimum mortgage rate and to maximum limitations applicable to increases or decreases of the mortgage rate on an interest adjustment date, all as set forth in the related mortgage note. Some of the adjustable rate mortgage loans are assumable upon sale or transfer of the related mortgaged property.

INDICES ON THE ADJUSTABLE RATE MORTGAGE LOANS

         The principal index with respect to the adjustable rate mortgage loans is 6-month LIBOR as reported by The Wall Street Journal. Mortgage loans representing approximately 96.98% of the cut-off date principal balance of the adjustable rate mortgage loans have adjustable mortgage rates which are based on 6-month LIBOR.

         6-Month LIBOR. This index is the London interbank offered rate ("LIBOR") for U.S. dollar deposits having a maturity of six months ("6-month LIBOR"). The following table shows approximate historical values for 6-Month LIBOR as reported by Bloomberg on the first business day of each month since January 1998:

                                                    6-month LIBOR
----------------------------------------------------------------------------------------------------------------------
    Month        1998         1999         2000         2001         2002         2003         2004         2005
--------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ -----------
January         5.63%        4.97%        6.29%        5.26%        2.03%        1.38%        1.22%        2.78%
February        5.70         5.13         6.33         4.91         2.08         1.35         1.21         2.97
March           5.75         5.06         6.53         4.71         2.04         1.34         1.17         3.19
April           5.81         5.04         6.73         4.30         2.66         1.27         1.16         3.39
May             5.75         5.25         7.11         3.98         2.12         1.26         1.38         3.41
June            5.78         5.65         7.00         3.91         2.08         1.24         1.60         3.53
July            5.75         5.71         6.89         3.69         1.95         1.18         1.89         3.71
August          5.59         5.92         6.83         3.45         1.87         1.21         1.99         3.92
September       5.25         5.96         6.76         2.52         1.80         1.20         1.98         4.06
October         4.98         6.12         6.72         2.15         1.71         1.18         2.20         --
November        5.15         6.06         6.64         2.03         1.60         1.23         2.32         --
December        5.07         6.13         6.20         1.48         1.47         1.27         2.63         --

         The table set forth above does not purport to be representative of future levels of 6-month LIBOR. No assurance can be given as to the level of 6-month LIBOR on any adjustment date or during the life of any mortgage loan with an index of 6-month LIBOR.

         The remaining approximate 3.02% of the cut-off date principal balance of adjustable-rate mortgage loans are based on five different indices.

MORTGAGE LOAN STATISTICAL DATA

         Schedule A to this prospectus supplement sets forth in tabular format certain information about the mortgage loans, as of the cut-off date. Other than with respect to rates of interest, percentages are approximate and are stated with respect to the cut-off date principal balance of the mortgage loans. The sum of the respective columns may not equal the total indicated due to rounding.

ASSIGNMENT OF THE MORTGAGE LOANS; REPURCHASE

         At the time of issuance of the certificates, the depositor will cause the mortgage loans, together with all principal and interest due with respect to such mortgage loans after the cut-off date, to be sold to the trust. The mortgage loans will be identified in a schedule appearing as an exhibit to the pooling and servicing agreement. Such schedule will include information as to the principal balance of each mortgage loan as of the cut-off date, as well as information including, among other things, the mortgage rate, the related borrower's monthly payment and the maturity date of each mortgage note.

         In addition, the depositor will deposit with the trustee (or the custodian on its behalf) the following documents with respect to each mortgage loan:

                  (a) the original mortgage note, including any riders thereto, endorsed without recourse in the following form: (A) "Pay to the order of LaSalle Bank National Association, as trustee for certificateholders of Bear Stearns Asset Backed Securities Trust 2005-3, Asset-Backed Certificates, Series 2005-3, without recourse," or (B) in the case of a loan registered on the MERS(R) System, in blank, and in each case with all intervening endorsements, to the extent available, showing a complete chain of endorsement from the related originator to the seller or, if the original mortgage note is unavailable to the depositor, a photocopy thereof, if available, together with a lost note affidavit;

                  (b) the original recorded mortgage or a photocopy thereof, and if the related mortgage loan is a MOM loan, noting the applicable mortgage identification number for that mortgage loan;

                  (c) except with respect to a mortgage loan that is registered on the MERS(R) System, a duly executed assignment of the mortgage to "LaSalle Bank National Association, as trustee for certificateholders of Bear Stearns Asset Backed Securities Trust 2005-3, Asset-Backed Certificates, Series 2005-3, without recourse;" in recordable form, as described in the pooling and servicing agreement;

                  (d) originals or duplicates of all interim recorded assignments of such mortgage, if any and if available to the depositor;

                  (e) the original or duplicate original lender's title policy or, in the event such original title policy has not been received from the related insurer, such original or duplicate original lender's title policy shall be delivered within one year of the closing date or, in the event such original lender's title policy is unavailable, a photocopy of such title policy or, in lieu thereof, a current lien search on the related property; and

                  (f) the original or a copy of all available assumption, modification or substitution agreements, if any.

         In general, assignments of the mortgage loans provided to the trustee will not be recorded in the appropriate public office for real property records, based upon the advice of the rating agencies that the omission to record therein will not affect their respective ratings of the offered certificates, or if MERS is identified on the related mortgage or on a properly recorded assignment of the related mortgage as the mortgagee of record solely as nominee for the seller and its successors and assigns.

         In connection with the assignment of any mortgage loan that is registered on the MERS(R) System, EMC, at its own expense and within 30 days of the closing date, will cause the MERS(R) System to indicate that those mortgage loans have been assigned by EMC to the depositor and by the depositor to the trustee, in accordance with the Pooling and Servicing Agreement for the benefit of the certificateholders, by including (or deleting, in the case of repurchased mortgage loans) in the computer files (a) the code in the field which identifies the specific trustee, (b) the code in the field "Pool Field" which identifies the series of certificates issued in connection with such mortgage loans, and
(c) a code that provides the trustee with access to such mortgage loans. Neither EMC nor the master servicer will alter these codes during the term of the pooling and servicing agreement (except in the case of a repurchased mortgage loan).

         A "MOM loan" is any mortgage loan as to which, at origination, Mortgage Electronic Registration Systems, Inc. acts as mortgagee, solely as nominee for the originator of that mortgage loan and its successors and assigns.

         The trustee (or the custodian on its behalf) will perform a limited review of the mortgage loan documents on or prior to the closing date or, in the case of any document permitted to be delivered after the closing date, promptly after the trustee's receipt of such documents, and will hold such documents in trust for the benefit of the holders of the certificates.

         In addition, the seller will make representations and warranties in the pooling and servicing agreement as of the cut-off date in respect of the mortgage loans. Following the closing date, the depositor will file the pooling and servicing agreement containing such representations and warranties with the Securities and Exchange Commission in a report on Form 8-K.

         After the closing date, if any document is found to be missing or defective in any material respect, or if a representation or warranty with respect to any mortgage loan is breached and such breach materially and adversely affects the interests of the holders of the certificates in such mortgage loan, the trustee is required to notify the seller in writing. If the seller cannot or does not cure such omission, defect or breach within 90 days of its receipt of notice from the trustee, the seller is required to repurchase the related mortgage loan from the trust fund at a price equal to (i) 100% of the stated principal balance thereof as of the date of repurchase, plus (ii) accrued and unpaid interest thereon at the mortgage rate to the first day of the month following the month of repurchase, as such purchase price shall be reduced by any portion of the servicing fee, servicing advances or other advances payable to the purchaser of such mortgage loan; provided, however, that if such defect relates solely to the inability of the seller to deliver the related mortgage, the assignment thereof to the trustee, or intervening assignments thereof with evidence of recording thereon because such documents have been submitted for recording and have not been returned by the applicable jurisdiction, the seller shall not be required to purchase such mortgage loan if the seller delivers such documents promptly upon receipt, but in no event later than 360 days after the closing date. In addition, if the obligation to repurchase the related mortgage loan results from a breach of the seller's representations regarding predatory lending, the seller will be obligated to pay any resulting costs and damages incurred by the trust and the trustee. Rather than repurchase the mortgage loan as provided above, the seller may remove such mortgage loan from the trust fund and substitute in its place another mortgage loan of like characteristics; however, such substitution is only permitted within two years after the closing date.

         With respect to any repurchase or substitution of a mortgage loan that is not in default or as to which a default is not imminent, the trustee must have received a satisfactory opinion of counsel that such repurchase or substitution will not cause the trust fund to lose the status of its REMIC elections or otherwise subject the trust to a prohibited transaction tax. The obligation to cure a mortgage loan omission, defect or breach, or to repurchase or substitute a mortgage loan as described above, constitutes the sole remedy available to the certificateholders, the trustee or the depositor for omission of, or a material defect in, a mortgage loan document or for a breach of representation or warranty by the seller with respect to a mortgage loan.

THE ORIGINATORS

         The seller acquired approximately 20.58% of the mortgage loans from IndyMac Bank or one or more of its affiliates, approximately 16.26% of the mortgage loans from Option One Mortgage Corporation or one or more of its affiliates and approximately 11.64% of the mortgage loans from Wells Fargo Bank, National Association or one of its affiliates. The remaining mortgage loans were originated by various originators, none of which has originated more than 10% of the mortgage loans in the aggregate.

UNDERWRITING GUIDELINES

         The mortgage loans were underwritten pursuant to the underwriting standards of various originators, generally in accordance with "non-conforming" underwriting standards, meaning that the mortgage loans are ineligible for purchase by Fannie Mae or Freddie Mac due to either credit characteristics of the related mortgagor or documentation standards in connection with the underwriting of the related mortgage loan that do not meet the Fannie Mae or Freddie Mac underwriting guidelines for "A" credit mortgagors. In addition, certain of the mortgage loans fail to conform to the underwriting standards or program guidelines under which they were intended to have been originated by the related originators. These mortgage loans have had document deficiencies, or became delinquent, or the related borrower may have a record of credit write-offs, outstanding judgments, prior bankruptcies and other credit items that do not satisfy the applicable underwriting guidelines.

         Some of the mortgage loans bear higher rates of interest than mortgage loans that are originated in accordance with Fannie Mae and Freddie Mac standards, which is likely to result in rates of delinquencies and foreclosures that are higher, and that may be substantially higher, than those experienced by portfolios of mortgage loans underwritten in a more traditional manner.

         The mortgage loans have been originated generally in accordance with the underwriting guidelines set forth below. On a case-by-case basis, the related originator may determine that, based upon compensating factors, a prospective mortgagor not qualifying under the underwriting guidelines warrants an underwriting exception. Compensating factors may include, but are not limited to, low loan-to-value ratio, low debt-to-income ratio, good credit history, stable employment, pride of ownership and time in residence at the applicant's current address. It is expected that a substantial portion of the mortgage loans in the mortgage pool that were originated by the various originators will represent these exceptions.

         The underwriting guidelines are primarily intended to assess a borrower's ability to repay the related mortgage loan, to assess the value of the related mortgaged property and to evaluate the adequacy of a mortgaged property as collateral for the related mortgage loan. While an originator's primary consideration in underwriting a mortgage loan is the value of the related mortgaged property, the originator also considers, among other things, a mortgagor's credit history, repayment ability and debt-service-to-income ratio as well as the type and use of the related mortgaged property.

         An applicant customarily completes an application that includes information with respect to the applicant's liabilities, income, credit history, employment history and personal information. The underwriting guidelines typically require a credit report on each applicant from a credit reporting company. The report typically contains information relating to matters such as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions or judgments.

         Mortgaged properties that are to secure mortgage loans generally are appraised by qualified independent appraisers. These appraisals are required to conform to the Uniform Standard of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and are generally on forms acceptable to Fannie Mae and Freddie Mac.

         The mortgage loans at origination generally conformed to full/alternative documentation, stated income documentation and no income documentation residential loan programs. Under each of the programs, the related originator reviews an applicant's source of income, calculates the amount of income from sources indicated on the related loan application or similar documentation, reviews the credit history of the applicant, calculates the applicant's debt-service-to-income ratio, if required, to determine the applicant's ability to repay the related loan, and reviews the appraisal of the related mortgage property.

         In evaluating the credit quality of a borrower, certain originators utilize credit bureau risk scores. Generally, each credit report provides a credit score for the related borrower. Credit scores generally range from 350 to 840 and are available from three major credit bureaus: Experian (formerly TRW Information Systems and Services), Equifax and Trans Union. Credit scores are empirically derived from historical credit bureau data and represent a numerical weighing of a borrower's credit characteristics over a two-year period. A credit score is generated through the statistical analysis of a number of credit-related characteristics or variables. Common characteristics include an applicant's number of credit lines

(trade lines), payment history, past delinquencies, severity of delinquencies, current levels of indebtedness, types of credit and length of credit history.

                         SERVICING OF THE MORTGAGE LOANS

GENERAL

         The master servicer will service the mortgage loans in accordance with the terms set forth in the pooling and servicing agreement. The master servicer may perform any of its obligations under the pooling and servicing agreement through one or more subservicers. Notwithstanding any such subservicing arrangement, the master servicer will remain liable for its servicing duties and obligations under the pooling and servicing agreement as if the master servicer alone were servicing the mortgage loans. As of the closing date, the master servicer will service all of the mortgage loans without subservicing arrangements.

THE MASTER SERVICER

         EMC Mortgage Corporation ("EMC"), a wholly-owned subsidiary of The Bear Stearns Companies Inc., was established as a full-line mortgage banking company to facilitate the purchase and servicing of whole loan portfolios containing various levels of quality from "investment grade" to varying degrees of "non-investment grade" up to and including mortgaged properties acquired through foreclosure or deed-in-lieu of foreclosure (each such mortgaged property). EMC was incorporated in the State of Delaware on September 26, 1990 and commenced operation in Texas on October 9, 1990. EMC has its principal executive office at 909 Hidden Ridge Drive, Irving, Texas 75038.

         The principal business of EMC has been the resolution of non-performing residential mortgage loan portfolios acquired from Resolution Trust Corporation, from private investors and from the Department of Housing and Urban Development through its auctions of defaulted Federal Housing Authority mortgage loans. EMC's servicing portfolio consists primarily of two categories:

         o performing investment-quality loans serviced for EMC's own account or the account of Fannie Mae, Freddie Mac, private mortgage conduits and various institutional investors; and

         o non-investment grade, sub-performing loans, non-performing loans and REO properties serviced for EMC's own account and for the account of investors in securitized performing and non-performing collateral transactions.

         EMC's operations resemble those of most mortgage banking companies, except that significant emphasis is placed on the collection and due diligence areas, due to the nature of the mortgage portfolios purchased. As of May 31, 2005, EMC was servicing approximately $35.9 billion of mortgage loans and REO property.

         Delinquency and Foreclosure Experience of EMC

         The following tables set forth the delinquency and foreclosure experience of mortgage loans serviced by EMC as of the dates indicated. EMC's portfolio of mortgage loans may differ significantly from the mortgage loans backing the certificates in terms of interest rates, principal balances, geographic distribution, types of properties and other possibly relevant characteristics. There can be no assurance, and no representation is made, that the delinquency and foreclosure experience with respect to the mortgage loans backing the certificates will be similar to that reflected in the tables below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted mortgage loans. The actual delinquency experience on the mortgage loans will depend, among other things, upon the value of the real estate securing such mortgage loans and the ability of the related borrowers to make required payments.

                                                    DELINQUENCY AND FORECLOSURE EXPERIENCE(1)
-----------------------------------------------------------------------------------------------------------------------------------
                                       AS OF NOVEMBER 30, 2002                       AS OF NOVEMBER 30, 2003
                             -------------------------------------------  ---------------------------------------------------------
                                                             % BY                                            % BY
                               NO. OF         PRINCIPAL     PRINCIPAL        NO. OF        PRINCIPAL        PRINCIPAL
                                LOANS        BALANCE(2)      BALANCE         LOANS         BALANCE(2)        BALANCE
                             ---------    --------------     ---------    ---------    -----------------    ---------
Current Loans...........       107,444    $6,863,380,896      62.44%        116,121      $ 8,638,124,015     68.08%
Period of Delinquency (3)
30 - 59 Days............        17,455    $1.044,663,889       9.50%         17,011      $ 1,092,638,661      8.61%
60 - 89 Days............         6,524     $ 401,534,696       3.65%          6,194      $   405,096,220      3.19%
90+ Days................        13,797     $ 686,521,557       6.25%         15,417      $   760,682,618      5.99%
Foreclosures/
Bankruptcies (4)........        24,299    $1,663,845,463      15.14%         20,652      $ 1,497,106,926     11.80%
REO Properties..........         5,014     $ 331,882,863       3.02%          3,553      $   295,106,372      2.33%
                             ---------   ----------------    -------      ---------    -----------------    -------
Total...................       174,533   $10,991,829,253     100.00%        168,948      $12,688,754,812    100.00%
                             =========   ================    =======      =========    =================    =======


                                                    DELINQUENCY AND FORECLOSURE EXPERIENCE(1)
-----------------------------------------------------------------------------------------------------------------------------------
                                       AS OF NOVEMBER 30, 2004                           AS OF MAY 31, 2005
                             -------------------------------------------    -------------------------------------------------------
                                                                  % BY                                           % BY
                               NO. OF      PRINCIPAL            PRINCIPAL                     PRINCIPAL        PRINCIPAL
                                LOANS      BALANCE(2)            BALANCE    NO. OF LOANS      BALANCE(2)        BALANCE
                             ---------    --------------        ---------   ------------   ---------------      ---------
Current Loans...........       172,765  $21,265,918,459           80.60%       227,366     $30,083,777,421        83.78%
Period of Delinquency (3)
30 - 59 Days............        20,148   $1,952,489,108            7.40%        22,485       2,293,190,253         6.39
60 - 89 Days............         7,545   $  667,524,136            2.53%         7,459         720,008,877         2.01
90+ Days................        14,641   $  793,465,947            3.01%        15,312         979,938,413         2.73
Foreclosures/                                                                   20,044       1,616,730,266         4.50
Bankruptcies (4)........        20,023   $1,497,214,813            5.67%
REO Properties..........         2,298   $  208,206,521            0.79%         2,315         215,174,059         0.60
                             ---------   --------------         --------
Total...................       237,409  $26,384,818,984          100.00%       294,981     $35,908,819,289       100.00%
                             =========  ===============         =======


(1) The table shows mortgage loans which were delinquent or for which foreclosure proceedings had been instituted as of the date indicated.
(2) For the REO properties, the principal balance is at the time of foreclosure.
(3) No mortgage loan is included in this table as delinquent until it is 30 days past due.
(4) Exclusive of the number of loans and principal balance shown in the period of delinquency.

         Since the mortgage loans were originated by various originators at different times, it is unlikely that the delinquency and foreclosure experience set forth above will be representative of the actual delinquency and foreclosure experience on the mortgage loans in the trust fund. In addition, a variety of factors, including the appreciation of real estate values, historically have limited the loss and delinquency experience on subprime mortgage loans. There can be no assurance that factors beyond EMC's control, such as national or local economic conditions or downturn in the real estate markets in which the related mortgaged properties are located, will not result in increased rates of delinquencies and foreclosure losses in the future.

COLLECTION AND OTHER SERVICING PROCEDURES

         EMC, as master servicer, will make reasonable efforts to ensure that all payments required under the terms and provisions of the mortgage loans are collected, and shall follow collection procedures comparable to the collection procedures of prudent mortgage servicers servicing mortgage loans for their own account, to the extent such procedures shall be consistent with the pooling and servicing agreement and any insurance policy required to be maintained pursuant to the pooling and servicing agreement. Consistent with the foregoing, the master servicer may in its discretion (i) waive any late payment charge or penalty interest in connection with the prepayment of a mortgage loan and (ii) extend the due dates for payments due on a mortgage note for a period not greater than 125 days. In addition, if (x) a mortgage loan is in default or default is imminent or (y) the master servicer delivers to the trustee a certification that a modification of such mortgage loan will not result in the imposition of taxes on or disqualify any trust REMIC, the master servicer may
(A) amend the related mortgage note to reduce the mortgage rate applicable thereto, provided that such reduced mortgage rate shall in no event be lower than 7.5% per annum and (B) amend any mortgage note to extend the maturity thereof, but not beyond the Distribution Date occurring in September 2035.

         If a mortgaged property has been or is about to be conveyed by the related mortgagor and the master servicer has knowledge thereof, the master servicer will accelerate the maturity of the related mortgage loan, to the extent permitted by the terms of the related mortgage note and applicable law, but only to the extent that such enforcement will not adversely affect or jeopardize coverage under any insurance policy required pursuant to the terms of the pooling and servicing agreement. If the master servicer reasonably believes that it is prohibited by law from enforcing any such due-on-sale clause, or if coverage under any insurance policy required pursuant to the pooling and servicing agreement would be adversely affected by such enforcement, or if nonenforcement of such due-on-sale clause is otherwise permitted under the pooling and servicing agreement, then the master servicer may enter into an assumption agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the related mortgage note and the related mortgagor, to the extent permitted by applicable law, remains liable thereon, provided that the related mortgage loan shall continue to be covered (if so covered before the master servicer enters into such agreement) by the applicable required insurance policies. The master servicer will retain as additional servicing compensation any fee collected for entering into assumption or substitution of liability agreements. In regard to circumstances in which the master servicer may be unable to enforce due-on-sale clauses, we refer you to "Material Legal Aspects of the Loans--Due-on-Sale Clauses in Mortgage Loans" in the accompanying prospectus. In connection with any such assumption, no material term of the related mortgage note may be changed.

         The master servicer will establish and maintain, in addition to the Master Servicer Collection Account described below under "--Master Servicer Collection Account," one or more servicing accounts in a depository institution the deposits of which are insured by the FDIC to the maximum extent permitted by law. The master servicer will deposit and retain therein all collections from the mortgagors (or advances from the master servicer) for the payment of taxes, assessments, insurance premiums, or comparable items for the account of the mortgagors. Each servicing account and the investment of deposits therein shall comply with the requirements of the pooling and servicing agreement and shall meet the requirements of the rating agencies. Withdrawals of amounts from the servicing accounts may be made only to effect timely payment of taxes, assessments, insurance premiums, or comparable items, to reimburse the master servicer for any advances made with respect to such items, to refund to any mortgagors any sums as may be determined to be overages, to pay interest, if required, to mortgagors on balances in the servicing accounts, to pay earnings not required to be paid to mortgagors to the master servicer, or to clear and terminate the servicing accounts at or at any time after the termination of the pooling and servicing agreement. The servicing accounts will not be part of the trust fund. The master servicer will maintain errors and omissions insurance and fidelity bonds in certain specified amounts to the extent required under the pooling and servicing agreement.

HAZARD INSURANCE

         The master servicer will maintain and keep, or cause to be maintained and kept, with respect to each mortgage loan, in full force and effect for each mortgaged property a hazard insurance policy with extended coverage customary in the area where the related mortgaged property is located, in an amount equal to the amounts required in the pooling and servicing agreement, or in general equal to at least the lesser of the outstanding principal balance of the related mortgage loan or the maximum insurable value of the improvements securing such mortgage loan and containing a standard mortgagee clause; but no less than the amount necessary to prevent loss due to the application of any co-insurance provision of the related policy. Any amounts collected by the master servicer under any such hazard insurance policy, other than amounts to be applied to the restoration or repair of the related mortgaged property or amounts released to the related mortgagor in accordance with normal servicing procedures, and other than amounts collected under any such policies that represent reimbursement of the master servicer's costs and expenses incurred in connection with presenting claims under the insurance policies relating to such mortgaged property, shall be deposited in the Master Servicer Collection account. Any cost incurred in maintaining any such hazard insurance policy shall not be added to the amount owing under the related mortgage loan for the purpose of calculating monthly distributions to certificateholders, notwithstanding that the terms of the related mortgage loan so permit. Such costs shall be recoverable by the master servicer out of related late payments by the related mortgagor or out of insurance proceeds or liquidation proceeds or any other amounts in the Master Servicer Collection Account, to the extent so permitted pursuant to the terms of the pooling and servicing agreement. The right of the master servicer to reimbursement for such costs incurred will be prior to the right of the trustee to receive any related insurance proceeds or liquidation proceeds or any other amounts in the Master Servicer Collection Account.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by state law. Such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and malicious mischief. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

         Hazard insurance policies covering properties similar to the mortgaged properties securing the mortgage loans typically contain a clause which in effect requires the related insured at all times to carry insurance of a specified percentage, generally at least 80% of the full replacement value of the improvements on the related property, in order to recover the full amount of any partial loss. If an insured's coverage falls below this specified percentage, such clause provides that the insurer's liability in the event of partial loss does not exceed the greater of (i) the replacement cost of the improvements less physical depreciation, or (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements. Since the amount of hazard insurance to be maintained on the improvements securing the mortgage loans may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to restore fully the related damaged property.

         Where the property securing a mortgage loan is located at the time of origination in a federally designated flood area, the master servicer will cause flood insurance to be maintained on such property to the extent available and in accordance with industry practices. Such flood insurance will generally be in an amount equal to the lesser of (i) the outstanding principal balance of the related mortgage loan (together with, in the case of a mortgage loan that is not a first priority lien, the outstanding principal balance of all related liens that are prior to that applicable lien of such mortgage loan), (ii) either (a) the minimum amount required under the terms of coverage to compensate for any damage or loss on a replacement cost basis, or (b) the maximum insurable value of the improvements securing such mortgage loan, and (iii) the maximum amount of such insurance available for the related mortgaged property under either the regular or emergency programs of the National Flood Insurance Program, assuming that the area in which such mortgaged property is located is participating in such program.

         The master servicer, on behalf of the trustee and certificateholders, will present claims to the related insurer under any applicable hazard insurance policy. As set forth above, all collections under such policies that are not applied to the restoration or repair of the related mortgaged property, or that are not released to the related mortgagor in accordance with normal servicing procedures or that do not represent reimbursement of the master servicer's costs and expenses incurred in connection with presenting claims under the insurance policies relating to such mortgaged property, are to be deposited in the Master Servicer Collection Account. If the master servicer maintains a blanket hazard insurance policy insuring against hazard losses on all of the mortgage loans, and such policy contains a deductible clause, and a loss occurs on a mortgaged property, then the master servicer is required to deposit in the Master Servicer Collection Account the amount not otherwise payable under such blanket hazard insurance policy because of such deductible clause.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

         The master servicer will take such action either as it deems to be in the best interest of the trust, or as is consistent with accepted servicing practices or in accordance with established practices for other mortgage loans serviced by the master servicer, as applicable, with respect to defaulted mortgage loans, and will foreclose upon or otherwise comparably convert the ownership of properties securing defaulted mortgage loans as to which no satisfactory collection arrangements can be made. To the extent set forth in the pooling and servicing agreement, the master servicer will service the property acquired by the trust through foreclosure or deed-in-lieu of foreclosure in accordance with procedures that the master servicer employs and exercises in servicing and administering mortgage loans for its own account and which are in accordance with accepted mortgage servicing practices of prudent lending institutions or Fannie Mae guidelines. The master servicer generally will not be required to expend its own moneys with respect to the restoration or to make servicing advances with respect to such mortgaged properties, unless the master servicer has determined that (i) such amounts would be recovered, and (ii) it believes such restoration will increase proceeds to the trust following the related mortgaged property's eventual liquidation.

         Since insurance proceeds received in connection with a mortgage loan cannot exceed deficiency claims and certain expenses incurred by the master servicer, no insurance payments will result in a recovery to certificateholders which exceeds the principal balance of the related defaulted mortgage loan together with accrued interest thereon at its applicable net mortgage rate.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         The master servicer will receive a monthly master servicing fee on each distribution date equal to 0.50% per annum of the aggregate principal balance of the mortgage loans as of the beginning of the calendar month immediately preceding such distribution date. The master servicer will also be entitled to investment earnings on amounts in the Master Servicer Collection Account and to any earnings in a servicing account not required to be paid to the related mortgagors, and to retain any excess liquidation proceeds as additional master servicing compensation. Interest shortfalls on the mortgage loans resulting from prepayments in any calendar month will be offset by the master servicer on the distribution date in the following calendar month to the extent of compensating interest payments as described herein.

         In addition to the primary compensation described above, the master servicer will retain all ancillary servicing fees, including assumption fees, tax service fees, fees for statements of account payoff and late payment charges, all to the extent collected from the related mortgagors.

         The master servicer will pay all related expenses incurred in connection with its servicing responsibilities, subject to limited reimbursement as described herein.

MASTER SERVICER COLLECTION ACCOUNT

         The master servicer will establish and maintain an account (the "Master Servicer Collection Account") into which it will deposit, on a daily basis within one business day of receipt (except as set forth in clause (iv) below), the following amounts received by it, or remitted by a subservicer, with respect to the mortgage loans subsequent to the cut-off date (other than in respect of principal and interest due on the mortgage loans, other than simple interest loans, on or before the cut-off date):

                  (i) all payments on account of principal on the mortgage loans, including principal prepayments;

                  (ii) all payments on account of interest on the mortgage loans (other than interest on simple interest loans paid in excess of 30 days' interest), net of the master servicing fee and the trustee fee;

                  (iii) to the extent provided in the pooling and servicing agreement, any monthly advance and compensating interest payments from the Master Servicer;

                  (iv) all Insurance Proceeds, Liquidation Proceeds (other than excess liquidation proceeds) or Subsequent Recoveries; provided, that the Liquidation Proceeds (net of payments to the master servicer with respect thereto) will be deposited into the Master Servicer Collection Account on the business day immediately preceding the Distribution Date following receipt thereof;

                  (v) the repurchase price with respect to any repurchased mortgage loans;

                  (vi) any amounts required to be deposited with respect to losses on permitted investments;

                  (vii) all prepayment charges, premiums or penalties payable by a mortgagor in connection with any principal prepayment on a mortgage loan; and

                  (viii) any other amounts received by the master servicer and required to be deposited in the Master Servicer Collection Account pursuant to the pooling and servicing agreement.

         The Master Servicer Collection Account and amounts at any time credited thereto will comply with the requirements of the pooling and servicing agreement and will meet the requirements of the rating agencies.

         On the business day prior to each distribution date, the Master Servicer will withdraw all amounts from the Master Servicer Collection Account, net of its master servicing fee (to the extent amounts representing or relating to such master servicing fee have been deposited into the Master Servicer Collection Account) and other amounts permitted to be retained by the master servicer under the pooling and servicing agreement, and net of the trustee fee (to the extent amounts representing or relating to such trustee fee have been deposited into the Master Servicer Collection Account) relating to such distribution date in an amount set forth in the pooling and servicing agreement, and will remit them to the trustee for deposit in the Distribution Account.

         The master servicer is entitled to receive all investment earnings on amounts in the Master Servicer Collection Account.

DISTRIBUTION ACCOUNT

         The trustee will establish and maintain in the name of the trustee, for the benefit of the certificateholders, an account (the "Distribution Account"), into which on or before the business day prior to each distribution date it will deposit all amounts transferred to it by the master servicer with respect to such distribution date from the Master Servicer Collection Account, all advances or payments of compensating interest required to be made by the master servicer with respect to the mortgage loans and such distribution date, and all proceeds of any mortgage loans and REO properties transferred in connection with the optional termination of the trust. All amounts deposited to the Distribution Account shall be held in the name of the trustee in trust for the benefit of the certificateholders in accordance with the terms and provisions of the pooling and servicing agreement.

         On each Distribution Date, the trustee will withdraw funds from the Distribution Account and make payments to the certificateholders in accordance with the provisions set forth under "Description of the Certificates--Distributions" in this prospectus supplement. The trustee will be entitled to receive all investment earnings on amounts in the Distribution Account. The trustee and the custodian will also be entitled to be reimbursed from the trust for their expenses, costs and liabilities incurred by or reimbursable to them pursuant to the Pooling and Servicing Agreement, dated as of August 1, 2005, among the seller, the master servicer, the depositor and the trustee (the "Pooling and Servicing Agreement), prior to the distribution of the available funds.

PREPAYMENT INTEREST SHORTFALLS AND COMPENSATING INTEREST

         When a borrower prepays all or a portion of a mortgage loan between due dates, such borrower pays interest on the amount prepaid only to the date of prepayment. Accordingly, following such a prepayment, an interest shortfall will result with respect to the related distribution date equal to the difference between the amount of interest collected on such mortgage loan pursuant to such prepayment and the amount of interest on such mortgage loan that would have been due for the related due period absent such prepayment. We refer to this interest shortfall as a "Prepayment Interest Shortfall." In order to mitigate the effect of any such shortfall in interest distributions to holders of the offered certificates on any distribution date, generally, the amount of the master servicing fee otherwise payable to the master servicer on the related distribution date shall, to the extent of such shortfall, be deposited by the master servicer in the Master Servicer Collection Account for distribution to the trustee for deposit into the Distribution Account. We refer to such deposited amounts as "Compensating Interest." The master servicer is not obligated to fund interest shortfalls resulting from the application of the Relief Act or similar state laws. Any such deposit by the master servicer will be reflected in the distributions to holders of the offered certificates entitled thereto made on the related distribution date.

ADVANCES

         If the scheduled payment on a mortgage loan which was due on a related due date is delinquent other than as a result of application of the Relief Act or similar state laws, the master servicer will remit to the trustee, no later than 1 p.m. Central time on the business day prior to the related distribution date, an amount equal to such delinquency, net of the master servicing fee with respect to such mortgage loan, except to the extent the master servicer determines any such advance to be nonrecoverable from Liquidation Proceeds, Insurance Proceeds or from future payments on the mortgage loan for which such advance was made. Subject to the foregoing, such advances will be made by the master servicer until such mortgage loan is paid in full, until such mortgage loan is purchased from the trust fund or substituted for another mortgage loan pursuant to the terms of the pooling and servicing agreement or until the liquidation of the related mortgaged property. Any failure of the master servicer to make such advances would constitute an event of default under the pooling and servicing agreement, in which case the trustee, as successor master servicer, or a successor master servicer appointed by the trustee, will be obligated to make such advances. In the event that the master servicer is removed following the occurrence of an event of default, the trustee, as successor master servicer, or a successor master servicer appointed by the trustee, will be obligated to make such advance. Neither the master servicer, the trustee nor any successor master servicer will make any advances in respect of principal on any balloon loan payments or simple interest loans.

EVIDENCE AS TO COMPLIANCE

         The pooling and servicing agreement will provide that on or before a specified date starting in 2006 and in each year thereafter, the master servicer will cause a firm of independent public accountants to furnish a statement to the trustee, the rating agencies and the seller to the effect that, on the basis of the examination by such firm conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for mortgages serviced for Freddie Mac, the servicing by or on behalf of the master servicer of mortgage loans pursuant to the pooling and servicing agreement, or under servicing agreements or pooling and servicing agreements similar to such agreement, was conducted in compliance with such agreements, the Audit Program for Mortgages serviced for Freddie Mac, or the Uniform Single Attestation Program for Mortgage Bankers, except for such exceptions as such firm believes to be immaterial and except for any significant exceptions or errors in records that, in the opinion of the firm, it is required to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of the mortgage loans by subservicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for Freddie Mac (rendered within one year of such statement) of firms of independent public accountants with respect to the related subservicer.

         The pooling and servicing agreement will also provide for delivery by the master servicer to the depositor and the trustee on or before a specified date starting in 2006 and in each year thereafter, of an annual statement signed by officers of the master servicer generally to the effect that the master servicer and each subservicer has fulfilled their respective obligations under the pooling and servicing agreement and the related subservicing agreement, as the case may be, throughout the preceding year.

         Copies of the annual accountants' statement and the statement of officers of the master servicer may be obtained by certificateholders without charge from the master servicer.

CERTAIN MATTERS REGARDING THE PARTIES TO THE POOLING AND SERVICING AGREEMENT

         The pooling and servicing agreement will provide that the master servicer may not resign from its obligations and duties under the pooling and servicing agreement except (a) upon a determination that its duties thereunder are no longer permissible under applicable law or (b) upon compliance with the following requirements:

         o the master servicer has proposed a successor to the trustee and the trustee has consented thereto, such consent not to be withheld unreasonably;

         o the proposed successor is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac; and

         o the trustee has received written confirmation from each rating agency that the appointment of such successor will not cause that rating agency to reduce, qualify or withdraw its then-current ratings assigned to any class of certificates.

         In addition, the master servicer may be removed from its obligations and duties as set forth in the pooling and servicing agreement. No such resignation by the master servicer or removal of the master servicer will become effective until the trustee or a successor master servicer has assumed the master servicer's obligations and duties under the pooling and servicing agreement.

         The pooling and servicing agreement will further provide that none of the seller, the master servicer, the custodian or the depositor, or any director, officer, employee, or agent of the seller, the master servicer, the custodian or the depositor (each a "Protected Party"), will be under any liability to the trust fund, any Protected Party or the certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the pooling and servicing agreement, or for errors in judgment; provided, however, that no Protected Party will be protected against any breach of its respective representations and warranties in the pooling and servicing agreement or any liability which would otherwise be imposed on it by reason of its willful misfeasance, bad faith or gross negligence in the performance of its respective duties pursuant to the pooling and servicing agreement or by reason of its reckless disregard of its respective obligations and duties pursuant to the pooling and servicing agreement.

         In addition, the pooling and servicing agreement will provide that each Protected Party will be entitled to indemnification by the master servicer, and to the extent not otherwise indemnified by the master servicer, by the trust fund, and will be held harmless against any loss, liability or expense incurred by it in connection with any legal action relating to the pooling and servicing agreement or the certificates and the master servicer's failure to perform its duties in compliance with the pooling and servicing agreement, or by reason of the master servicer's willful misfeasance, bad faith or gross negligence in the performance of its duties under the pooling and servicing agreement, or by reason of the master servicer's reckless disregard of its obligations and duties under the pooling and servicing agreement. In addition, the pooling and servicing agreement will provide that each Protected Party will be indemnified by the trust fund and held harmless against any loss, liability or expense incurred by it in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to the pooling and servicing agreement or the certificates, other than any loss, liability or expense incurred by it and related to a specific mortgage loan or mortgage loans (except any loss, liability or expense that shall be otherwise reimbursable pursuant to the pooling and servicing agreement) and any loss, liability or expense incurred by reason of such Protected Party's willful misfeasance, bad faith or gross negligence in the performance of its respective duties under the pooling and servicing agreement or by reason of its reckless disregard of its respective obligations and duties under the pooling and servicing agreement.

         In addition, the pooling and servicing agreement will provide that none of the seller, the master servicer or the depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the pooling and servicing agreement and which in its opinion may involve it in any expense or liability. The seller, the master servicer or the depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the pooling and servicing agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the trust fund, and the seller, the master servicer or the depositor, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to certificateholders.

         Any person into which the master servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer is a party, or any person succeeding to the business of the master servicer, will be the successor of the master servicer under the pooling and servicing agreement, provided that such person is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac and further provided that such merger, consolidation or succession does not adversely affect the then-current ratings of any class of offered certificates.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

         The trust will issue the certificates pursuant to the pooling and servicing agreement. The certificates consist of the classes of certificates reflected on the cover of this prospectus supplement, which we refer to as the offered certificates, and the Class R Certificates, the Class M-7 Certificates and the Class B-IO Certificates, which we are not offering by this prospectus supplement. We refer to the Class A-1 Certificates, Class A-2 Certificates and Class A-3 Certificates as the senior certificates, and we refer to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, collectively, as the subordinated certificates. We refer to the Class R-I and Class R-II Certificates, collectively, as the Class R Certificates or the residual certificates.

         The trust will issue the offered certificates in book-entry form as described below, in minimum dollar denominations of $25,000 and integral multiples of $1,000 in excess thereof, except that one certificate of each class may be issued in the remainder of the class.

BOOK-ENTRY REGISTRATION

         The offered certificates will be issued in book-entry form. Persons acquiring beneficial ownership interests in the book-entry securities will hold their securities through The Depository Trust Company in the United States and through Clearstream, Luxembourg or the Euroclear System in Europe, if they are participants of any of such systems, or indirectly through organizations which are participants. The Depository Trust Company is referred to as "DTC." Clearstream, Luxembourg is referred to as "Clearstream." The Euroclear System is referred to as "Euroclear." The book-entry securities will be issued in one or more certificates that equal the aggregate principal balance of the applicable class or classes of securities and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries that in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank N.A. will act as the relevant depositary for Clearstream and JPMorgan Chase Bank, N.A. will act as the relevant depositary for Euroclear. Except as described below, no person acquiring a book-entry security will be entitled to receive a physical certificate representing such security. Unless and until physical securities are issued, it is anticipated that the only "securityholder" with respect to a book-entry security will be Cede & Co., as nominee of DTC. Beneficial owners are only permitted to exercise their rights indirectly through participants and DTC.

         An owner's ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such book-entry security will be recorded on the records of DTC (or of a DTC participant that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate).

         Beneficial owners will receive all distributions allocable to principal and interest with respect to the book-entry securities from the trustee through DTC and DTC participants ("Participants"). While the book-entry securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating, governing and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the securities. DTC is required to receive and transmit distributions allocable to principal and interest with respect to the securities. Participants and Financial Intermediaries with whom beneficial owners have accounts with respect to securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective beneficial owners. Accordingly, although beneficial owners will not possess physical certificates, the Rules provide a mechanism by which beneficial owners will receive distributions and will be able to transfer their beneficial ownership interests in the securities.

         Beneficial owners will not receive or be entitled to receive definitive securities, except under the limited circumstances described below. Unless and until definitive securities are issued, beneficial owners who are not participants may transfer ownership of securities only through participants and Financial Intermediaries by instructing such participants and Financial Intermediaries to transfer beneficial ownership interests in the securities by book-entry transfer through DTC for the account of the purchasers of such securities, which account is maintained with their respective participants or Financial Intermediaries. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and Financial Intermediaries will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing beneficial owners.

         Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

         Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the relevant depositaries.

         DTC is a New York-chartered limited purpose trust company that performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry securities will be subject to the Rules as in effect from time to time.

         Clearstream has advised that it is incorporated under the laws of the Grand Duchy of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations or participants. Clearstream facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in account of Clearstream participants, eliminating the need for physical movement of securities. Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (the "CSSF"). Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

         Distributions, to the extent received by the Relevant Depository for Clearstream, with respect to the securities held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures.

         Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for movement of physical securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./NV under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. Euroclear Bank S.A./NV conducts all operations. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank S.A./NV, not Euroclear Clearance Systems S.C. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

         Euroclear Bank S.A./NV has advised us that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with Euroclear Bank S.A./NV are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These terms and conditions, operating procedures and laws govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear Bank S.A./NV acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

         The trustee will make distributions on the book-entry securities on each distribution date to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners that it represents.

         Under a book-entry format, beneficial owners may experience some delay in their receipt of payments, since the trustee will forward such payments to Cede & Co. Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of DTC participants that in turn can only act on behalf of Financial Intermediaries, the ability of an Owner to pledge book-entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry securities, may be limited due to the lack of physical certificates for such book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of such securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

         Monthly and annual reports on the applicable trust fund will be provided to Cede & Co., as nominee of DTC, and Cede & Co. may make such reports available to beneficial owners upon request, in accordance with the Rules, and to the DTC participants to whose DTC accounts the book-entry securities of such beneficial owners are credited directly or are credited indirectly through Financial Intermediaries.

         DTC has advised the trustee that, unless and until definitive securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the pooling and servicing agreement only at the direction of one or more DTC participants to whose DTC accounts the book-entry securities are credited, to the extent that such actions are taken on behalf of such participants whose holdings include such book-entry securities. Clearstream or Euroclear Bank S.A./NV, as the case may be, will take any other action permitted to be taken by a holder under the pooling and servicing agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some securities which conflict with actions taken with respect to other securities.

         Except with respect to the residual certificates, physical certificates representing a security will be issued to beneficial owners only upon the events specified in the pooling and servicing agreement. Such events may include the following:

         o DTC or the depositor advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the certificates, and that the depositor is unable, or the trustee is unable, to locate a qualified successor, or

         o after the occurrence and continuation of an event of default, certificateholders representing not less than 51% of the voting rights evidenced by each class of book entry certificates advise the trustee and DTC through participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of such securityholders.

         Upon the occurrence of any of the events specified in the pooling and servicing agreement, DTC will be required to notify all participants of the availability through DTC of physical certificates. Upon surrender by DTC of the certificates representing the securities and instruction for re-registration, the trustee will issue the securities in the form of physical certificates, and thereafter the trustee will recognize the holders of such physical certificates as securityholders. Thereafter, payments of principal of and interest on the securities will be made by the trustee directly to securityholders in accordance with the procedures listed in this prospectus supplement and in the pooling and servicing agreement. The final distribution of any security (whether physical certificates or securities registered in the name of Cede & Co.), however, will be made only upon presentation and surrender of such securities on the final distribution date at such office or agency as is specified in the notice of final payment to securityholders.

         Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

         Neither the trust nor the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or transfers thereof.

DISTRIBUTIONS

         General. On each distribution date, the trustee will make distributions on the certificates to the persons in whose names such certificates are registered on the related record date.

         The trustee will make distributions on each distribution date, from funds available therefor in the Distribution Account, by wire transfer in immediately available funds to the account of a certificateholder at a bank or other depository institution having appropriate wire transfer facilities as instructed by a certificateholder in writing in accordance with the pooling and servicing agreement. If no such instructions are given to the trustee, then the trustee will make such distributions by check mailed to the address of the person entitled thereto as it appears on the certificate register; provided, however, that the final distribution in retirement of the certificates will be made only upon presentation and surrender of such certificates at the offices of the trustee designated for such purposes. As of the closing date, the trustee designates its offices located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Global Securities and Trust Services--Bear Stearns Asset Backed Securities Trust 2005-3 for purposes of surrender, transfer and exchange. On each distribution date, a holder of a certificate will receive such holder's percentage interest of the amounts required to be distributed with respect to the applicable class of certificates. The percentage interest evidenced by a certificate will equal the percentage derived by dividing the denomination of such certificate by the aggregate denominations of all certificates of the applicable class.

         Interest Funds. On each distribution date, the trustee will withdraw from the Distribution Account the Interest Funds for such distribution date and will apply such amount as follows:

                  first, to the Class A-1 Certificates, the Class A-2 Certificates and the Class A-3 Certificates, pro rata, the Interest Distribution Amount for each such class of certificates and distribution date;

                  second, from remaining Interest Funds, to the Class A-1 Certificates, the A-2 Certificates and the Class A-3 Certificates, pro rata, any Interest Carry Forward Amount for each such class of certificates and distribution date;

                  third, from remaining Interest Funds, to the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the

         Class M-6 Certificates and the Class M-7 Certificates, sequentially, in that order, the Interest Distribution Amount for each such class of certificates and distribution date;

                  fourth, from remaining Interest Funds, the amount of Excess Spread for such distribution date (other than the distribution date in September 2005) as is necessary to have the Overcollateralized Amount for such distribution date equal the Overcollateralization Target Amount for such distribution date, which amount will be the Extra Principal Distribution Amount for such distribution date (other than the distribution date in September 2005) and will be included as part of the Principal Distribution Amount for such distribution date (other than the distribution date in September 2005); and

                  fifth, from remaining Interest Funds, any Remaining Excess Spread for such distribution date will be added to any Overcollateralization Release Amount for such distribution date, will be included in Net Monthly Excess Cashflow for such distribution date and will be applied on such distribution date as described under "Description of the Certificates--Distributions--Net Monthly Excess Cashflow Provisions" in this prospectus supplement.

         On the first distribution date, all Excess Spread will be paid to the holders of the Class B-IO Certificates.

         On any distribution date, any shortfalls on mortgage loans resulting from the application of the Relief Act or similar state laws, and any related Prepayment Interest Shortfalls to the extent not covered by Compensating Interest will be allocated, first, in reduction of amounts otherwise distributable to the Class B-IO Certificates, and thereafter, in reduction of the Interest Distribution Amount payable to the certificates on such distribution date, on a pro rata basis, based on the respective amounts of interest accrued on such certificates for such distribution date. The holders of the certificates will not be entitled to reimbursement for any such interest shortfalls.

         Principal Distribution Amount. On each distribution date, the trustee will withdraw from the Distribution Account the Principal Distribution Amount for such distribution date and will apply such amount as follows:

         (a) for each distribution date (i) prior to the Stepdown Date or (ii) on which a Trigger Event is in effect:

                           first, to the Class A Certificates, concurrently, as
                  follows:

                           o to the Class A-1 Certificates, until the certificate principal balance of such class is reduced to zero; and

                           o to the Class A-2 Certificates and Class A-3
                  Certificates, sequentially, in that order, in each case until the certificate principal balance of each such class is reduced to zero;

                           second, to the extent of remaining Principal
                  Distribution Amount, to the Class M-1 Certificates, until the certificate principal balance thereof is reduced to zero;

                           third, to the extent of remaining Principal
                  Distribution Amount, to the Class M-2 Certificates, until the certificate principal balance thereof is reduced to zero;

                           fourth, to the extent of remaining Principal
                  Distribution Amount, to the Class M-3 Certificates, until the certificate principal balance thereof is reduced to zero;

                           fifth, to the extent of remaining Principal
                  Distribution Amount, to the Class M-4 Certificates, until the certificate principal balance thereof is reduced to zero;

                           sixth, to the extent of remaining Principal
                  Distribution Amount, to the Class M-5 Certificates, until the certificate principal balance thereof is reduced to zero;

                           seventh, to the extent of remaining Principal
                  Distribution Amount, to the Class M-6 Certificates, until the certificate principal balance thereof is reduced to zero; and

                           eighth, to the extent of remaining Principal
                  Distribution Amount, to the Class M-7 Certificates, until the certificate principal balance thereof is reduced to zero.

         (b) For each distribution date on or after the Stepdown Date, so long as a Trigger Event is not in effect:

                           first, to the Class A Certificates, the Class A
                  Principal Distribution Amount, concurrently, as follows:

                           o to the Class A-1 Certificates, until the certificate principal balance of such class is reduced to zero; and

                           o to the Class A-2 Certificates and Class A-3
                  Certificates, sequentially, in that order, in each case until the certificate principal balance of each such class is reduced to zero;

                           second, to the Class M-1 Certificates, from any
                  remaining Principal Distribution Amount, the Class M-1 Principal Distribution Amount for such distribution date, until the certificate principal balance thereof is reduced to zero;

                           third, to the Class M-2 Certificates, from any
                  remaining Principal Distribution Amount, the Class M-2 Principal Distribution Amount for such distribution date, until the certificate principal balance thereof is reduced to zero;

                           fourth, to the Class M-3 Certificates, from any
                  remaining Principal Distribution Amount, the Class M-3 Principal Distribution Amount for such distribution date, until the certificate principal balance thereof is reduced to zero;

                           fifth, to the Class M-4 Certificates, from any
                  remaining Principal Distribution Amount, the Class M-4 Principal Distribution Amount for such distribution date, until the certificate principal balance thereof is reduced to zero;

                           sixth, to the Class M-5 Certificates, from any
                  remaining Principal Distribution Amount, the Class M-5 Principal Distribution Amount for such distribution date, until the certificate principal balance thereof is reduced to zero;

                           seventh, to the Class M-6 Certificates, from any
                  remaining Principal Distribution Amount, the Class M-6 Principal Distribution Amount for such distribution date, until the certificate principal balance thereof is reduced to zero; and
                           eighth, to the Class M-7 Certificates, from any
                  remaining Principal Distribution Amount, the Class M-7 Principal Distribution Amount for such distribution date, until the certificate principal balance thereof is reduced to zero.

         Net Monthly Excess Cashflow Provisions. On each distribution date, the trustee will withdraw from the Distribution Account the Net Monthly Excess Cashflow for such distribution date, and any Excess Yield Maintenance Amount for such distribution date, and will apply such amounts as follows:

                  first, to the Class A-1 Certificates, Class A-2 Certificates and Class A-3 Certificates, pro rata, any unpaid Interest Carry Forward Amounts for each such class of certificates and distribution date;

                  second, from any remaining Net Monthly Excess Cashflow and any remaining Excess Yield Maintenance Amounts, to the Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates and Class M-7 Certificates, sequentially, in that order, any Interest Carry Forward Amounts for each such class of certificates and distribution date;

                  third, from any remaining Net Monthly Excess Cashflow and any remaining Excess Yield Maintenance Amounts, to the Basis Risk Reserve Fund, the amounts required for distribution in accordance with the next succeeding priority;

                  fourth, from amounts on deposit in the Basis Risk Reserve Fund, to the Class A-1 Certificates, Class A-2 Certificates and Class A-3 Certificates, pro rata, and thereafter to the Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates and Class M-7 Certificates, sequentially, in that order, any unpaid Basis Risk Carry Forward Amounts for such respective class of certificates and distribution date;

                  fifth, from any remaining Net Monthly Excess Cashflow and any remaining Excess Yield Maintenance Amount, to the Class B-IO Certificates, an amount specified in the pooling and servicing agreement; and

                  sixth, any remaining amounts to the residual certificates, as set forth in the pooling and servicing agreement.

GLOSSARY

         "Allocated Realized Loss Amount," with respect to any class of subordinated certificates and as to any distribution date, means the sum of the Realized Losses with respect to the mortgage loans which have been applied in reduction of the certificate principal balance of such class of subordinated certificates as provided under "-Allocation of Realized Losses" below, which shall, on any such distribution date, so long as the certificate principal balance of such class of subordinated certificates has not been reduced to zero, equal the amount, if any, by which (i) the aggregate certificate principal balance of all of the certificates on such distribution date (after giving effect to all distributions of principal (including as a result of Subsequent Recoveries on the mortgage loans) on the certificates on such distribution date) exceeds (ii) the aggregate stated principal balance of all of the mortgage loans as of the last day of the related due period.

         A "Basis Risk Carry Forward Amount" is, as of any distribution date for a class of offered certificates, the sum of:

         o if on such distribution date the applicable pass-through rate for such class is based upon the applicable interest rate cap, the excess (such excess being the "Basis Risk Shortfall" for such distribution date) of

                  (i) the amount of the Interest Distribution Amount for such distribution date that such class would have been entitled to receive on such distribution date had the applicable pass-through rate been calculated at One-Month LIBOR with respect to such distribution date plus the applicable margin, over

                  (ii) the sum of interest for such class calculated at the applicable interest rate cap for such distribution date and any Yield Maintenance Payments received on such distribution date under the yield maintenance agreement and relating to such class of certificates; and

         o the Basis Risk Shortfall for such class for all previous distribution dates not previously paid (including interest accrued thereon at the applicable pass-through rate for the applicable accrual period with respect to each such prior distribution date).

         "Certificate principal balance" with respect to each certificate (other than the Class B-IO and Class R Certificates) and any distribution date, is the original certificate principal balance of the related offered certificate as set forth on the cover page of this prospectus supplement (and $5,290,000 with respect to the Class M-7 Certificates) less the sum of (i) all amounts in respect of principal distributed to such certificate on previous distribution dates and (ii) with respect to the subordinated certificates, any Allocated Realized Loss Amounts allocated to such subordinated certificate on previous distribution dates, and increased by, in the case of each class of subordinated certificates, any Subsequent Recoveries allocated to that class of subordinated certificates on previous distribution dates. References in this prospectus supplement to the certificate principal balance of a class of certificates means the certificate principal balances of all certificates in such class.

         "Class A Principal Distribution Amount," with respect to any applicable distribution date, is an amount equal to the excess (if any) of

         o the aggregate certificate principal balance of the Class A Certificates immediately prior to that distribution date, over

         o        the lesser of

                  (a) 60.00% of the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related due period and prepayments received during the related prepayment period) and

                  (b) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related due period and prepayments received during the related prepayment period) minus the Overcollateralization Floor.

         "Class M-1 Principal Distribution Amount," with respect to any applicable distribution date, is an amount equal to the excess, if any, of

         o        the sum of

                  1. the aggregate certificate principal balance of the Class A Certificates (after taking into account distributions of the Class A Principal Distribution Amount for that distribution date) and

                  2. the certificate principal balance of the Class M-1 Certificates immediately prior to that distribution date over

         o        the lesser of

                  1. 76.30% of the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related due period and prepayment received during the related prepayment period) and

                  2. the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related due period and prepayment received during the related prepayment period) minus the Overcollateralization Floor.

         "Class M-2 Principal Distribution Amount," with respect to any applicable distribution date, is an amount equal to the excess, if any, of


         o        the sum of

                  1. the aggregate certificate principal balance of the Class A Certificates (after taking into account distributions of the Class A Principal Distribution Amount for that distribution date),

                  2. the certificate principal balance of the Class M-1 Certificates (after taking into account distributions of the Class M-1 Principal Distribution Amount for that distribution date) and

                  3. the certificate principal balance of the Class M-2 Certificates immediately prior to that distribution date over

         o        the lesser of

                  1. 85.50% of the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related due period and prepayments received during the related prepayment period) and

                  2. the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related due period and prepayments received during the related prepayment period) minus the Overcollateralization Floor.

         "Class M-3 Principal Distribution Amount," with respect to any applicable distribution date, is an amount equal to the excess, if any, of

         o        the sum of

                  1. the aggregate certificate principal balance of the Class A Certificates (after taking into account distributions of the Class A Principal Distribution Amount for that distribution date),

                  2. the certificate principal balance of the Class M-1 Certificates (after taking into account distributions of the Class M-1 Principal Distribution Amount for that distribution date),

                  3. the certificate principal balance of the Class M-2 Certificates (after taking into account distributions of the Class M-2 Principal Distribution Amount for that distribution date) and

                  4. the certificate principal balance of the Class M-3 Certificates immediately prior to that distribution date over

         o        the lesser of

                  1. 87.60% of the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related due period and prepayments received during the related prepayment period) and

                  2. the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related due period and prepayments received during the related prepayment period) minus the Overcollateralization Floor.

         "Class M-4 Principal Distribution Amount," with respect to any applicable distribution date, is an amount equal to the excess, if any, of

         o        the sum of

                  1. the aggregate certificate principal balance of the Class A Certificates (after taking into account distributions of the Class A Principal Distribution Amount for that distribution date),

                  2. the certificate principal balance of the Class M-1 Certificates (after taking into account distributions of the Class M-1 Principal Distribution Amount for that distribution date),

                  3. the certificate principal balance of the Class M-2 Certificates (after taking into account distributions of the Class M-2 Principal Distribution Amount for that distribution date),

                  4. the certificate principal balance of the Class M-3 Certificates (after taking into account distributions of the Class M-3 Principal Distribution Amount for that distribution date) and

                  5. the certificate principal balance of the Class M-4 Certificates immediately prior to that distribution date, over

         o        the lesser of

                  (a) 89.50% of the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related due period and prepayments received during the related prepayment period) and

                  (b) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related due period and prepayments received during the related prepayment period) minus the related Overcollateralization Floor.

         "Class M-5 Principal Distribution Amount," with respect to any applicable distribution date, is an amount equal to the excess, if any, of

         o        the sum of

                  1. the aggregate certificate principal balance of the Class A Certificates (after taking into account distributions of the Class A Principal Distribution Amount for that distribution date),

                  2. the certificate principal balance of the Class M-1 Certificates (after taking into account distributions of the Class M-1 Principal Distribution Amount for that distribution date),

                  3. the certificate principal balance of the Class M-2 Certificates (after taking into account distributions of the Class M-2 Principal Distribution Amount for that distribution date),

                  4. the certificate principal balance of the Class M-3 Certificates (after taking into account distributions of the Class M-3 Principal Distribution Amount for that distribution date),

                  5. the certificate principal balance of the Class M-4 Certificates (after taking into account distributions of the Class M-4 Principal Distribution Amount for that distribution date) and

                  6. the certificate principal balance of the Class M-5 Certificates immediately prior to that distribution date, over

         o        the lesser of

                  (a) 91.60% of the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related due period and prepayments received during the related prepayment period) and

                  (b) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related due period and prepayments received during the related prepayment period) minus the related Overcollateralization Floor.

         "Class M-6 Principal Distribution Amount," with respect to any applicable distribution date, is an amount equal to the excess, if any, of

         o        the sum of

                  1. the aggregate certificate principal balance of the Class A Certificates (after taking into account distributions of the Class A Principal Distribution Amount for that distribution date),

                  2. the certificate principal balance of the Class M-1 Certificates (after taking into account distributions of the Class M-1 Principal Distribution Amount for that distribution date),

                  3. the certificate principal balance of the Class M-2 Certificates (after taking into account distributions of the Class M-2 Principal Distribution Amount for that distribution date),

                  4. the certificate principal balance of the Class M-3 Certificates (after taking into account distributions of the Class M-3 Principal Distribution Amount for that distribution date),

                  5. the certificate principal balance of the Class M-4 Certificates (after taking into account distributions of the Class M-4 Principal Distribution Amount for that distribution date),

                  6. the certificate principal balance of the Class M-5 Certificates (after taking into account distributions of the Class M-5 Principal Distribution Amount for that distribution date) and

                  7. the certificate principal balance of the Class M-6 Certificates immediately prior to that distribution date, over

         o        the lesser of

                  (a) 93.40% of the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related due period and prepayments received during the related prepayment period) and

                  (b) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related due period and prepayments received during the related prepayment period) minus the related Overcollateralization Floor.

         "Class M-7 Principal Distribution Amount," with respect to any applicable distribution date, is an amount equal to the excess, if any, of

         o        the sum of

                  1. the aggregate certificate principal balance of the Class A Certificates (after taking into account distributions of the Class A Principal Distribution Amount for that distribution date),

                  2. the certificate principal balance of the Class M-1 Certificates (after taking into account distributions of the Class M-1 Principal Distribution Amount for that distribution date),

                  3. the certificate principal balance of the Class M-2 Certificates (after taking into account distributions of the Class M-2 Principal Distribution Amount for that distribution date),

                  4. the certificate principal balance of the Class M-3 Certificates (after taking into account distributions of the Class M-3 Principal Distribution Amount for that distribution date),

                  5. the certificate principal balance of the Class M-4 Certificates (after taking into account distributions of the Class M-4 Principal Distribution Amount for that distribution date),

                  6. the certificate principal balance of the Class M-5 Certificates (after taking into account distributions of the Class M-5 Principal Distribution Amount for that distribution date),

                  7. the certificate principal balance of the Class M-6 Certificates (after taking into account distributions of the Class M-6 Principal Distribution Amount for that distribution date), and

                  8. the certificate principal balance of the Class M-7 Certificates immediately prior to that distribution date, over


         o        the lesser of

                  (a) 96.70% of the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related due period and prepayments received during the related prepayment period) and

                  (b) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related due period and prepayments received during the related prepayment period) minus the related Overcollateralization Floor.

         "Due Date," as to any mortgage loan (other than a simple interest loan), means the date in each month on which the related scheduled payment of principal and interest is due, as set forth in the related mortgage note, and with respect to any simple interest loan, the last day of the immediately preceding calendar month, if its scheduled payment of principal and interest is due during such calendar month.

         "Due Period" with respect to any distribution date is:

         o as to any mortgage loan (other than a simple interest loan), the period commencing on the second day of the month preceding the calendar month in which such distribution date occurs and ending at the close of business on the first day of the month in which such distribution date occurs and

         o as to any simple interest loan, the calendar month immediately preceding the month in which such distribution date occurs.

         "Excess Spread," with respect to any distribution date, is the excess, if any, of the Interest Funds for such distribution date over the sum of the Interest Distribution Amount on the certificates and the Interest Carry Forward Amount on the Class A Certificates for such distribution date.

         "Excess Yield Maintenance Amount" with respect to any distribution date, is the excess, if any, of (a) the Yield Maintenance Payments received under the yield maintenance agreement for such distribution date over (b) the Interest Distribution Amount that the Class A-1, Class A-2, Class A-3, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates would have been entitled to receive on such distribution date had the applicable pass-through rates on such classes of certificates been calculated at One-Month LIBOR on such distribution date plus the applicable margin, to the extent that such Interest Distribution Amount was not paid out of Interest Funds on such distribution date to such classes of certificates, as provided under "Description of the Certificates--The Yield Maintenance Agreement" in this prospectus supplement.

         "Extra Principal Distribution Amount," with respect to any distribution date, is the lesser of (a) the Overcollateralization Deficiency Amount for such distribution date and (b) the Excess Spread for such distribution date.

         "Insurance Proceeds" are all proceeds of any insurance policies, to the extent such proceeds are not applied to the restoration or repair of the related mortgaged property or released to the related mortgagor in accordance with the master servicer's normal servicing procedures, other than proceeds that represent reimbursement of the master servicer's costs and expenses incurred in connection with presenting claims under the insurance policies relating to such mortgaged property and exclusive of Subsequent Recoveries with respect to the related mortgage loan.

         "Interest Carry Forward Amount," with respect to each class of the certificates and each distribution date, is the sum of

         o        the excess of

                  (a) the Interest Distribution Amount for such class of certificates with respect to prior distribution dates, over

                  (b) the amount of interest actually distributed to such class of certificates on such prior distribution dates, and

         o interest on such excess (to the extent permitted by applicable law), at the applicable pass-through rate for such class of certificates for the related interest accrual period, including the interest accrual period relating to such distribution date.

         "Interest Distribution Amount," with respect to each class of certificates (other than the Class B-IO and Class R Certificates) and each distribution date, is the interest accrued at the applicable pass-through rate (including for such purpose any application of the related interest rate cap) for the applicable accrual period on the certificate principal balance of such class of certificates immediately prior to such distribution date, plus any amount previously distributed with respect to interest for such certificate that has been recovered as a voidable preference by a trustee in bankruptcy, and reduced by any Prepayment Interest Shortfall (to the extent not covered by Compensating Interest) and any shortfalls resulting from the application of the Relief Act or similar state laws, in each case to the extent allocated to such certificate as described in "Description of the Certificates--Distributions--Interest Funds" in this prospectus supplement.

         "Interest Funds" with respect to a distribution date are equal to:

         (i) the sum, without duplication, of the following amounts, in each case to the extent remitted by the Master Servicer to the Master Servicer Collection Account pursuant to the terms of the pooling and servicing agreement:

                  o all interest received with respect to the mortgage loans and relating to the related distribution date, less the related servicing fee, the trustee fee set forth in the pooling and servicing agreement and the master servicing fee,

                  o all advances relating to interest made with respect to the mortgage loans and made on or prior to the related master servicer advance date,

                  o all Compensating Interest payments made with respect to the mortgage loans and relating to the related distribution date,

                  o all Insurance Proceeds and Liquidation Proceeds (other than excess Liquidation Proceeds) with respect to the mortgage loans collected during the related due period, to the extent such Insurance Proceeds and Liquidation Proceeds relate to interest on the mortgage loans, plus the interest portion of all Subsequent Recoveries with respect to the mortgage loans received during the related due period,

                  o the interest portion of prepayments on the mortgage loans collected during the related prepayment period,

                  o the interest portion of proceeds of the repurchase of any mortgage loans and relating to the related distribution date, and

                  o the interest portion of the purchase price of the assets of the trust paid by EMC upon the exercise by EMC of its optional termination right as set forth in "Description of the Certificates--Optional Termination" in this prospectus supplement, less

         (ii) all amounts relating to interest on the mortgage loans that are used to reimburse the trustee and the master servicer for amounts due to the trustee and the master servicer, as the case may be, under the pooling and servicing agreement, to the extent that such amounts have not been retained by or otherwise paid to such party.

         "Liquidation Proceeds" are amounts, other than Insurance Proceeds or Subsequent Recoveries, received in connection with the partial or complete liquidation of a mortgage loan, whether through trustee's sale, foreclosure sale or otherwise, or in connection with any condemnation or partial release of a mortgaged property, together with the net proceeds received with respect to any mortgaged properties acquired by the master servicer by foreclosure or deed in lieu of foreclosure in connection with defaulted mortgage loans, less the sum of related unreimbursed advances, servicing fees, servicing advances and all expenses of liquidation relating to the related mortgage loan, including property protection expenses and foreclosure and sale costs, including court and reasonable attorney's fees.

         "Master Servicer Advance Date" means, as to any distribution date, on or before 1:00 p.m. Central time on the business day immediately preceding such distribution date.

         "Net Monthly Excess Cashflow" with respect to any distribution date, is the excess of (x) the Interest Funds and Principal Funds for such distribution date over (y) the sum of the Interest Distribution Amounts and Principal Distribution Amounts for the certificates for such distribution date and the Interest Carry Forward Amounts for the Class A Certificates for such distribution date.

         "Overcollateralization Deficiency Amount," with respect to the first distribution date, is zero, and with respect to any subsequent distribution date, is the amount by which the Overcollateralization Target Amount for such distribution date exceeds the Overcollateralized Amount for such distribution date (after giving effect to distributions of principal on the certificates (including as a result of Subsequent Recoveries on the mortgage loans), other than distributions of any Extra Principal Distribution Amount, on such distribution date).

         "Overcollateralization Floor" is 0.50% of the aggregate stated principal balance of the mortgage loans as of the cut-off date.

         "Overcollateralization Release Amount" with respect to the first distribution date, is $792, and with respect to any subsequent distribution date, is the lesser of (1) the Principal Funds for such distribution date and
(2) the excess, if any, of (a) the Overcollateralized Amount for such distribution date (assuming 100% of the Principal Funds for such distribution date is applied as a principal payment on the related certificates on such distribution date) over (b) the Overcollateralization Target Amount for such distribution date.

         "Overcollateralization Target Amount" with respect to the first distribution date, is zero, and with respect to each subsequent distribution date is (i) prior to the Stepdown Date, an amount equal to approximately 1.650% of the aggregate stated principal balance of the mortgage loans as of the cut-off date and (ii) on or after the Stepdown Date, provided a Trigger Event is not in effect, the greater of (1) the Overcollateralization Floor and (2) an amount equal to approximately 3.300% of the aggregate stated principal balance of the mortgage loans as of the last day of the related due period or (iii) on and after the Stepdown Date and if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding distribution date.

         "Overcollateralized Amount," with respect to the first distribution date, is zero, and with respect to any subsequent distribution date, is the excess, if any, of (a) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period over (b) the sum of the certificate principal balance of the offered certificates and the Class M-7 Certificates on such distribution date (after taking into account the payment of principal (including as a result of Subsequent Recoveries on the mortgage loans), other than any Extra Principal Distribution Amount, on such certificates on such distribution date).

         "Prepayment Period" with respect to a distribution date, is the period from the sixteenth day of the calendar month preceding the calendar month in which such distribution date occurs through the close of business on the fifteenth day of the calendar month in which such distribution date occurs.

         "Principal Distribution Amount," with respect to each distribution date, is equal to

         o        the Principal Funds for such distribution date, plus

         o any Extra Principal Distribution Amount for such distribution date, less

         o any Overcollateralization Release Amount for such distribution date.

         "Principal Funds," with respect to any distribution date, are equal to:

         (i) the sum, without duplication, of the following amounts, in each case to the extent remitted by the Master Servicer to the Master Servicer Collection Account pursuant to the pooling and servicing agreement:

         o the scheduled principal (or, with respect to any simple interest loans, actual principal) on the mortgage loans collected with respect to the related distribution date or, other than with respect to any simple interest loans, advanced on the mortgage loans on or before the master servicer advance date relating to such distribution date,

         o the principal portion of prepayments on the mortgage loans (exclusive of any prepayment charges, or premiums) collected in the related prepayment period,

         o the principal portion of proceeds of the repurchase of any mortgage loan with respect to the related distribution date,

         o all amounts with respect to the related distribution date and representing the amount, if any, by which the aggregate unpaid principal balance of any replacement mortgage loans as of the date of substitution is less than the aggregate unpaid principal balance (after application of the principal portion of the scheduled monthly payment of principal and interest on the related mortgage loans due in the month of substitution, except the actual payment received with respect to any simple interest loans) of any deleted mortgage loans delivered by the master servicer in connection with a substitution of a mortgage loan or mortgage loans,

         o all Liquidation Proceeds (other than excess Liquidation Proceeds) and Insurance Proceeds on the mortgage loans collected during the related due period, to the extent such Liquidation Proceeds and Insurance Proceeds relate to principal on the mortgage loans, plus the principal portion of all Subsequent Recoveries on the mortgage loans received during the related due period, and

         o the principal portion of the purchase price of the assets of the trust paid by EMC upon the exercise by EMC of its optional termination rights as set forth in "Description of the Certificates - Optional Termination" in this prospectus supplement, less

         (ii) all amounts relating to principal on the mortgage loans or not allocable to either principal or interest on the mortgage loans that are used to reimburse the trustee and the master servicer for amounts due to such persons under the pooling and servicing agreement, to the extent that such amounts have not been retained by or otherwise paid to such party.

         "Realized Loss" is the excess, as of the date of the liquidation of a defaulted mortgage loan, of the stated principal balance of such defaulted mortgage loan over the net Liquidation Proceeds, if any, received in connection with such liquidation during the month in which such liquidation occurs, to the extent applied as recoveries of principal of such defaulted mortgage loan.

         "Relief Act" means the Servicemembers Civil Relief Act.

         "Remaining Excess Spread" with respect to any distribution date, is the Excess Spread for such distribution date less any Extra Principal Distribution Amount for such distribution date.

         "REO property" means a mortgage property acquired by the master servicer through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted mortgage loan.

         "Stated Principal Balance" of any mortgage loan or related REO property means, with respect to any distribution date, the cut-off date principal balance thereof

         o        minus the sum of

                  (i) the principal portion of the scheduled monthly payments due (or, with respect to any simple interest loans, the principal portion of payments actually received) from mortgagors with respect to such mortgage loan during each due period ending prior to such distribution date (and, other than with respect to any simple interest loans, irrespective of any delinquency in their payment);

                  (ii) all prepayments of principal with respect to such mortgage loan received prior to or during the related prepayment period, and all liquidation proceeds with respect to such mortgage loan, to the extent applied by the master servicer as recoveries of principal on such mortgage loan in accordance with the pooling and servicing agreement, that were received by the master servicer as of the close of business on or prior to the last day of the prepayment period related to such distribution date, and

                  (iii) any Realized Loss thereon incurred prior to or during the related due period.

The Stated Principal Balance of any liquidated mortgage loan is zero.

         "Stepdown Date" means the earlier to occur of

                  (i) the distribution date on which the aggregate certificate principal balance of the Class A Certificates has been reduced to zero and

                  (ii) the later to occur of

                  o        the distribution date occurring in September 2008 and

                  o the first distribution date for which the aggregate certificate principal balance of the subordinated certificates plus the Overcollateralized Amount for such distribution date divided by the sum of the stated principal balance of the mortgage loans as of the end of the related due period (after reduction for Realized Losses incurred during the related due period and prepayments received during the related prepayment period) is greater than or equal to approximately 40.00%.

         A "Trigger Event" exists if either

         o with respect to a distribution date on or after the Stepdown Date, the three-month rolling average of the sum of the stated principal balance of the mortgage loans that are 61 days or more delinquent (or are in bankruptcy or foreclosure or are REO properties), as a percentage of the stated principal balance of all of the mortgage loans as of the last day of the related due period, equals or exceeds 39.00% of the aggregate certificate principal balance of the subordinated certificates plus the Overcollateralized Amount (in each case after taking into account the distribution of the related Principal Distribution Amounts on such distribution date), or

         o as the last day of the related due period, for the distribution dates in the months indicated below, the aggregate amount of Realized Losses on the mortgage loans from the cut-off date through such last day of the related due period (reduced by the amount of Subsequent Recoveries on the mortgage loans from the cut-off date through such last day of the related due period), as a percentage of the aggregate principal balance of the mortgage loans on the cut-off date, exceeds the following:

                  (i) 36 months through 47 months following the closing date, 3.25%;

                  (ii) 48 months through 59 months following the closing date, 4.50%;

                  (iii) 60 months through 71 months following the
                        closing date, 5.25%; and

                  (iv) 72 months following the closing date and each month thereafter, 5.75%.

         "Unpaid Allocated Realized Loss Amount," with respect to any class of subordinated certificates, and as to any distribution date, is the excess of:

         o the Allocated Realized Loss Amount with respect to such class of subordinated certificates on all previous distribution dates over

         o the sum of all Subsequent Recoveries allocated to such class of subordinated certificates on all previous distribution dates.

Any amounts distributed to a class of subordinated certificates in respect of any Unpaid Allocated Realized Loss Amount on such class of certificates will not be applied to reduce the certificate principal balance of such class of certificates.

ALLOCATION OF REALIZED LOSSES

         On any distribution date on which the aggregate stated principal balance of the mortgage loans is less than the aggregate certificate principal balance of the certificates on such distribution date (after giving effect to all distributions of principal (including as a result of Subsequent Recoveries on the mortgage loans) on the certificates on such distribution date), the certificate principal balances of one or more classes of the subordinated certificates will be written down, up to the amount of such deficiency, in inverse order of their payment priority, commencing with the Class M-7 Certificates, in each case until the certificate principal balance of each such class of subordinated certificates has been reduced to zero. Any such reduction is an Allocated Realized Loss Amount.

         Realized Losses on the mortgage loans will not be allocated to the Class A Certificates.

         If the master servicer recovers any amount (including the release of surplus funds held to cover expenses) (net of reimbursable expenses) in respect of a liquidated mortgage loan after a realized loss has been allocated with respect thereto to one or more classes of subordinated certificates, such recovery, which we refer to in this prospectus supplement as a "Subsequent Recovery," will be distributed to the subordinated certificates, commencing with the Class M-1 Certificates, but in each case not in excess of the Unpaid Allocated Realized Loss Amount for such class of subordinated certificates immediately prior to such distribution date. Holders of such subordinated certificates will not be entitled to any payment in respect of interest on the amount of such increases for an interest accrual period preceding the distribution date on which such increase occurs.

         No reduction of the certificate principal balance of any class of subordinated certificates will be made on any distribution date on account of the allocation thereto of Realized Losses on the mortgage loans to the extent that such a reduction would have the effect of reducing the aggregate certificate principal balance of all of the classes of certificates as of that distribution date to an amount less than the aggregate principal balance of all mortgage loans as of the last day of the related due period.

         All allocations of Realized Losses will be accomplished on a distribution date by reducing the certificate principal balance of the applicable classes of subordinated certificates by their appropriate shares of any such losses occurring during the month preceding the month during which that distribution date occurs and, accordingly, will be taken into account in determining the distributions of principal and interest on the applicable certificates commencing on the following distribution date.

EXCESS SPREAD AND OVERCOLLATERALIZATION PROVISIONS

         Excess Spread will be required to be applied on each distribution date (except for the distribution date in September 2005) as an Extra Principal Distribution Amount with respect to the certificates whenever the Overcollateralized Amount for such distribution date is less than the Overcollateralization Target Amount for such distribution date.

         If, on any distribution date, the Overcollateralization Release Amount is, or after taking into account all other distributions to be made on such distribution date, would be, greater than zero (i.e., the Overcollateralized Amount is or would be greater than the Overcollateralization Target Amount), then such Overcollateralization Release Amount together with any Remaining Excess Spread will be included in Net Monthly Excess Cashflow for such distribution date and will be applied on such distribution date as provided under "Description of the Certificates--Distributions--Net Monthly Excess Cashflow Provisions" in this prospectus supplement.

PASS-THROUGH RATES

         The pass-through rate per annum for each class of offered certificates and the Class M-7 Certificates will be equal to the London interbank offered rate for one month United States dollar deposits, which we refer to as "One-Month LIBOR," calculated as described under "Description of the Certificates--Calculation of One-Month LIBOR" in this prospectus supplement, plus the applicable per annum pass-through margin for such class of certificates set forth below, subject to an interest rate cap.

         The interest rate cap for the offered certificates and the Class M-7 Certificates is equal to the weighted average of the net mortgage rates of the mortgage loans, in each case adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis.

         For purposes of calculating the applicable interest rate cap, the "net mortgage rate" of a mortgage loan is equal to the applicable interest rate borne by such mortgage loan less the master servicing fee rate and the trustee fee rate set forth in the pooling and servicing agreement with respect to each mortgage loan.

         The per annum pass-through margin for each class of offered certificates and the Class M-7 Certificates is:

         o for the Class A-1 Certificates, (a) for any distribution date on or prior to the optional termination date, 0.450% and (b) for any distribution date after the optional termination date, 0.900%,

         o for the Class A-2 Certificates, (a) for any distribution date on or prior to the optional termination date, 0.270% and (b) for any distribution date after the optional termination date, 0.540%,

         o for the Class A-3 Certificates, (a) for any distribution date on or prior to the optional termination date, 0.680% and (b) for any distribution date after the optional termination date, 1.360%,

         o for the Class M-1 Certificates, (a) for any distribution date on or prior to the optional termination date, 0.750% and (b) for any distribution date after the optional termination date, 1.125%,

         o for the Class M-2 Certificates, (a) for any distribution date on or prior to the optional termination date, 1.750% and (b) for any distribution date after the optional termination date, 2.625%,

         o for the Class M-3 Certificates, (a) for any distribution date on or prior to the optional termination date, 2.000% and (b) for any distribution date after the optional termination date, 3.000%,

         o for the Class M-4 Certificates, (a) for any distribution date on or prior to the optional termination date, 2.500% and (b) for any distribution date after the optional termination date, 3.750%,

         o for the Class M-5 Certificates, (a) for any distribution date on or prior to the optional termination date, 3.250% and (b) for any distribution date after the optional termination date, 4.875%,

         o for the Class M-6 Certificates, (a) for any distribution date on or prior to the optional termination date, 3.250% and (b) for any distribution date after the optional termination date, 4.875%, and

         o for the Class M-7 Certificates, (a) for any distribution date on or prior to the optional termination date, 3.250% and (b) for any distribution date after the optional termination date, 4.875%.

         If on any distribution date the pass-through rate for any class of certificates is based on the interest rate cap for such class, the related certificateholders will be entitled to receive Basis Risk Carry Forward Amounts as described under "Description of the Certificates--Distributions--Net Monthly Excess Cashflow Provisions" in this prospectus supplement.

         Basis Risk Carry Forward Amounts for any class of certificates will be treated as paid to such class of certificates from and to the extent of funds on deposit in a reserve fund (the "Basis Risk Reserve Fund") to be held by the trustee on behalf of such certificateholders as a source for such interest rate cap carryover payments. The source of funds on deposit in the Basis Risk Reserve Fund will be limited to an initial deposit of $5,000 to be made on or about the closing date and amounts payable to such reserve fund for distribution in respect of interest rate cap carryover payments as described under "Description of the Certificates--Distributions--Net Monthly Excess Cashflow Provisions" in this prospectus supplement.

CALCULATION OF ONE-MONTH LIBOR

         One-Month LIBOR for the initial interest accrual period is 3.70438% per annum. For each subsequent interest accrual period, on the second LIBOR business day preceding the commencement of such accrual period for the offered certificates, which date we refer to as an "interest determination date," the trustee will determine One-Month LIBOR for such interest accrual period on the basis of such rate as it appears on Telerate Screen Page 3750, as of 11:00 a.m. London time on such interest determination date. If such rate does not appear on such page, or such rate does not appear on such other page as may replace that page on that service, or if such service is no longer offered, or if such rate does not appear on such other service for displaying LIBOR or comparable rates as may be reasonably selected by the trustee, then One-Month LIBOR for the applicable interest accrual period will be the Reference Bank Rate. If no such quotations can be obtained and no Reference Bank Rate is available, then One-Month LIBOR for such interest accrual period will be the One-Month LIBOR rate applicable to the preceding interest accrual period.

         The "Reference Bank Rate" with respect to any interest accrual period means the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks, as described below, as of 11:00 a.m., New York City time, on the related interest determination date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate certificate principal balance of all classes of offered certificates for such interest accrual period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, then the Reference Bank Rate will be the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the rates quoted by one or more major banks in New York City, selected by the trustee, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the certificate principal balance of all classes of offered certificates for such interest accrual period. As used in this section, "LIBOR business day" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; and "Reference Banks" means leading banks selected by the trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market:

         o        with an established place of business in London,

         o        which have been designated as such by the trustee, and

         o which are not controlling, controlled by, or under common control with, the depositor, the seller or the master servicer.

         The establishment of One-Month LIBOR on each interest determination date by the trustee, and the trustee's calculation of the rate of interest applicable to the classes of offered certificates for the related interest accrual period, shall, in the absence of manifest error, be final and binding.

THE YIELD MAINTENANCE AGREEMENT

         On the closing date, the trustee on behalf of the trust fund will enter into the yield maintenance agreement (the "Yield Maintenance Agreement") with the yield maintenance provider and will establish an account (the "Yield Maintenance Account"), which will be an asset of the trust but not of any REMIC. On each distribution date, the trustee will deposit into the Yield Maintenance Account any Yield Maintenance Payments received by it on such distribution date pursuant to the yield maintenance agreement. The yield maintenance agreement will be for the benefit of the Class A-1, Class A-2, Class A-3, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates. The yield maintenance agreement has been structured to partially offset the adverse effects of the interest rate cap on the pass-through rates on each such class of certificates on a distribution date resulting from the mismatch between the One-Month LIBOR-based rate of interest payable on that class of certificates on such distribution date and the fixed rate of interest paid on the fixed rate mortgage loans (excluding hybrid mortgage loans during their fixed-rate period) during the related due period.

         With respect to any distribution date through the distribution date in February 2008, the yield maintenance agreement will, if One-Month LIBOR calculated with respect to such distribution date is at least equal to the applicable Strike Price provide for the payment to the trust of an amount (the "Yield Maintenance Payment") equal to the result of multiplying (A) the actual number of days in the applicable interest accrual period divided by 360 by (B) the product of (i) the rate equal to the excess, if any, of (x) the lesser of One-Month LIBOR calculated with respect to such distribution date and 11% per annum over (y) the applicable Strike Price and (ii) an amount equal to the lesser of the stated principal balance of the fixed-rate mortgage loans (excluding the hybrid mortgage loans during their initial fixed-rate period) as of the close of business on the first day of the month immediately preceding the month in which the related distribution date occurs and the Projected Principal Balance for the applicable distribution date.

         The "Strike Price" under the yield maintenance agreement is, for the distribution date occurring in each month

         o from and including September 2005 to and including July 2007, 5.00%, and

         o from and including August 2007 to and including February 2008, 8.00%.

         The "Projected Principal Balance" for each applicable distribution date pursuant to the yield maintenance agreement is set forth on Schedule B to this prospectus supplement. These Projected Principal Balances have been calculated using a prepayment rate on the fixed-rate mortgage loans (excluding hybrid mortgage loans during their initial fixed-rate period) of approximately 18% CPR. There is no assurance that the mortgage loans will pay at that rate or at any other rate, or that the prepayment rate of the fixed-rate mortgage loans will be the same as that of all of the mortgage loans.

         With respect to each distribution date on which a Yield Maintenance Payment is received under the yield maintenance agreement, the trustee will pay to the Class A-1, Class A-2, Class A-3, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in that order, the Interest Distribution Amount for each such class of certificates, to the extent that such Interest Distribution Amount was not paid out of Interest Funds on such distribution date to such classes of certificates.

         In the event that the Yield Maintenance Payment received by the trustee under the yield maintenance agreement on a distribution date exceeds amounts required to pay the certificateholders on such distribution date as set forth above, that excess will constitute an "Excess Yield Maintenance Amount" and will be distributed on such distribution date in the manner set forth under "Description of the Certificates--Distributions--Net Monthly Excess Cashflow Provisions" in this prospectus supplement.

REPORTS TO CERTIFICATEHOLDERS

         On each distribution date, the trustee will make available to the yield maintenance provider, each certificateholder, the master servicer and the depositor a statement generally setting forth, among other information and to the extent such information is applicable with respect to such distribution date and made available to the trustee by the master servicer:

                  1. the amount of the related distribution on such distribution date to holders of the offered certificates allocable to principal, separately identifying (A) the aggregate amount of any principal prepayments included therein, (B) the aggregate of all scheduled payments (except with respect to any simple interest loans) of principal included therein (and, with respect to any simple interest loans, the amount of principal actually received included therein), (C) the principal portion of all Liquidation Proceeds and Insurance Proceeds included therein and the purchase price in connection with the purchase of mortgage loans and cash deposits in connection with substitutions of mortgage loans, (D) the amount of any Subsequent Recoveries included therein, and (E) any Extra Principal Distribution Amount included therein;

                  2. the amount of such distribution on such distribution date to holders of the offered certificates allocable to interest and the portion thereof, if any, provided from Yield Maintenance Payments received with respect to such distribution date pursuant to the yield maintenance agreement;

                  3. any Interest Carry Forward Amounts and any Basis Risk Carry Forward Amounts with respect to such distribution date for each class of offered certificates, if any;

                  4. the aggregate certificate principal balance of the offered certificates before and after giving effect to the distribution of principal on the certificates on such distribution date, the allocation of Allocated Realized Loss Amounts on such distribution date to the subordinated certificates and the allocation of any Subsequent Recoveries on the mortgage loans to increase the certificate principal balance of the subordinated certificates for such distribution date;

                  5. the cumulative amount of Allocated Realized Loss Amounts allocated to the subordinated certificates from the closing date to and including such distribution date, the Unpaid Allocated Realized Loss Amounts for each class of subordinated certificates on such distribution date after giving effect to the distribution of principal on the certificates (including as a result of Subsequent Recoveries on the mortgage loans) on such distribution date and the allocation of Allocated Realized Loss Amounts to the subordinated certificates on such distribution date;

                  6. the pass-through rate for each class of offered certificates for such distribution date, and whether such rate was based on an interest rate cap;

                  7. the amount of any Net Monthly Excess Cashflow and any Excess Yield Maintenance Amount with respect to such distribution date;

                  8. the aggregate stated principal balance of all of the mortgage loans for the related due date (after reduction for Realized Losses incurred during the related due period and prepayment received during the related prepayment period);

                  9. the amount of the master servicing fee and trustee fee paid to or (as applicable) retained by the master servicer and the trustee, respectively, with respect to such distribution date;

                  10. the amount of advances and Compensating Interest payments included in the distribution on such distribution date;

                  11. the number and aggregate stated principal balance of the mortgage loans (A) delinquent, exclusive of related mortgage loans in foreclosure and bankruptcy, (i) 31-60 days, (ii) 61-90 days and (iii) 91 or more days, (B) in foreclosure and delinquent (i) 31-60 days, (ii) 61-90 days and (iii) 91 or more days, and (C) in bankruptcy and delinquent (i) 31-60 days, (ii) 61-90 days and (iii) 91 or more days, in each case as of the close of business on the last day of the calendar month preceding such distribution date;

                  12. with respect to any mortgage loan that was liquidated during the preceding calendar month, the loan number and stated principal balance of, and Realized Loss on, such mortgage loan as of the end of the related due period;

                  13. whether a Trigger Event exists on such distribution date;

                  14. the number and principal balance of mortgage loans purchased or substituted for during the immediately preceding prepayment period or due period, as applicable, and cumulatively since the cut-off date;

                  15. the total number and principal balance of any REO properties as of the end of the related due period;

                  16. the Realized Losses for the mortgage loans during the related prepayment period and the cumulative Realized Losses on the mortgage loans from the cut-off date through the end of the preceding month;

                  17. the three-month rolling average (relative to the related distribution date) of the percent equivalent of a fraction, the numerator of which is the aggregate stated principal balance of the mortgage loans that are 61 days or more delinquent or are in bankruptcy or foreclosure or are REO properties, and the denominator of which is the aggregate stated principal balance of all of the mortgage loans as of the last day of the related due period;

                  18. the aggregate Realized Losses on the mortgage loans from the closing date through the last day of the related due period, as a percentage of the aggregate stated principal balance of the mortgage loans on the closing date; and

                  19. the amount of any Subsequent Recovery on the mortgage loans recovered by the master servicer during the related due period and the amount by which the certificate principal balance of each class of subordinated certificates was increased as a result thereof.

         The trustee will make the monthly distribution date statement and, at its option, any additional files containing the same information in an alternative format, available each month to certificateholders via the trustee's internet website, initially located at www.etrustee.net. The trustee's internet website, and assistance in using the trustee's website service, can be obtained by calling the trustee's customer service desk at (203) 268-3226.

         Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the trustee's customer service desk and indicating such. The trustee may change the way monthly statements are distributed in order to make such distributions more convenient or more accessible to the above parties.

         In addition, within a reasonable period of time after the end of each calendar year, the trustee will prepare and deliver to the master servicer and to each certificateholder of record during the previous calendar year a statement containing information necessary to enable certificateholders to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

AMENDMENT

         The pooling and servicing agreement may be amended by the depositor, the master servicer, the seller and the trustee, without the consent of certificateholders,

         o        to cure any ambiguity,

         o to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein,

         o to conform the terms of the pooling and servicing agreement to those of this prospectus supplement or the accompanying prospectus or

         o to make any other revisions with respect to matters or questions arising under the pooling and servicing agreement which are not inconsistent with the provisions thereof,

provided that such action will not adversely affect in any material respect the interests of any certificateholder. An amendment will be deemed not to adversely affect in any material respect the interests of the certificateholders if the person requesting such amendment obtains a letter from each rating agency stating that such amendment will not result in the downgrading, qualification or withdrawal of the ratings then respectively assigned by such rating agency to any class of certificates. The pooling and servicing agreement may also be amended without the consent of any of the certificateholders to change the manner in which the Master Servicer Collection Account is maintained, provided that any such change does not adversely affect the then-current rating of a rating agency on any class of certificates.

         In addition, the pooling and servicing agreement may be amended without the consent of certificateholders to modify, eliminate or add to any of its provisions to such extent as may be necessary to maintain the qualification of the trust fund's REMIC elections or to avoid or minimize the risk of the imposition of any tax on any trust REMIC, provided that the trustee has received an opinion of counsel to the effect that such action is necessary or helpful to maintain such qualification or to avoid or minimize the risk of the imposition of such a tax. In addition, the pooling and servicing agreement may be amended by the depositor, the master servicer, the seller and the trustee, with the consent of the holders of a majority in interest of each class of certificates affected thereby, for the purpose of adding any provision to or changing in any manner or eliminating any provision of the pooling and servicing agreement or of modifying in any manner the rights of the certificateholders; provided, however, that no such amendment may

         (a) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any certificate without the consent of the holder of such certificate;

         (b) cause any trust REMIC to fail to qualify as a REMIC for federal tax purposes; or

         (c) reduce the aforesaid percentage of aggregate outstanding principal balances of certificates of each class, the holders of which are required to consent to any such amendment, without the consent of the holders of all certificates of such class.

         The trustee will not be entitled to consent to any amendment to the pooling and servicing agreement without having first received an opinion of counsel to the effect that such amendment is permitted under the terms of the pooling and servicing agreement, that all requirements for amending the pooling and servicing agreement have been complied with, and that such amendment will not cause the trust fund's REMIC elections to fail to qualify at any time that any certificates are outstanding or cause the imposition of a tax on any trust REMIC or certificateholder.

VOTING RIGHTS

         As of any date of determination,

         o holders of the offered certificates and the Class M-7 Certificates will be allocated 95% of all voting rights, allocated among such certificates in proportion to their respective outstanding certificate principal balances,

         o holders of the Class B-IO Certificates will be allocated 3% of all voting rights, and

         o holders of each class of Class R Certificates will be allocated 1% of all voting rights.

         Voting rights will be allocated among the certificates of each such class in accordance with their respective percentage interests.

OPTIONAL TERMINATION

         EMC Mortgage Corporation will have the right to purchase all remaining mortgage loans and REO properties, and thereby effect the early retirement of all of the certificates, on and after the first distribution date on which the stated principal balance of the mortgage loans and the appraised value of all REO properties at the time of repurchase is less than or equal to 10% of the cut-off date stated principal balance of the mortgage loans. We refer to the first such date as the "optional termination date." In the event that EMC Mortgage Corporation exercises such option, it will effect such repurchase by depositing into the Distribution Account an amount equal to the sum of

         o 100% of the stated principal balance of each mortgage loan, plus accrued interest thereon at the applicable mortgage rate (net of the master servicing fee, if EMC Mortgage Corporation is the master servicer, owed to the master servicer with respect to each such mortgage loan),

         o the appraised value of any REO property, up to the stated principal balance of the related mortgage loan, and

         o any unreimbursed out-of-pocket costs and expenses of the trustee, the custodian and the master servicer, and any unreimbursed advances previously incurred by the master servicer in the performance of its master servicing obligations with respect to the mortgage loans.

Proceeds from such purchase will be distributed to the certificateholders in the priority described in "Description of the Certificates--Distributions" in this prospectus supplement. The proceeds from any such distribution may not be sufficient to distribute the full amount to which each class of certificates is entitled upon such optional termination, in the event that the purchase price specified above is based in part on the appraised value of any REO property and such appraised value is less than the stated principal balance of the related mortgage loan. Any purchase of the mortgage loans and REO properties will result in an early retirement of the certificates.

OPTIONAL PURCHASE OF DEFAUlTED LOANS

         As to any mortgage loan which as of the first business day of a Fiscal Quarter is delinquent in payment by 91 days or more, EMC Mortgage Corporation may, at its option, purchase such mortgage loan at a price equal to 100% of the stated principal balance thereof plus accrued interest thereon at the applicable mortgage rate, from the date through which interest was last paid on such mortgage loan by the related mortgagor or advanced to the first day of the month in which such amount is to be distributed, plus any costs and damages incurred by the trust and the trustee in connection with any violation by such mortgage loan of any predatory lending or abusive lending law, reduced by any portion of the servicing fee, servicing advances and other advances payable to the purchaser of such mortgage loan; provided, that such mortgage loan is still delinquent in payment by 91 days or more as of the date of such purchase; and provided, further, that this limited purchase option, if not theretofore exercised, shall terminate on the earlier of the date on which such delinquency has been cured and the last business day of the Fiscal Quarter immediately following the date on which such mortgage loan became 91 days delinquent. Such option, if not exercised, shall not thereafter be reinstated as to any such mortgage loan unless the delinquency is cured and such mortgage loan thereafter again becomes delinquent in payment by 91 days or more. In that event, the option shall again become exercisable on the first business day of the Fiscal Quarter immediately following the date on which the related mortgage loan again becomes at least 91 days delinquent.

         For purposes of this prospectus supplement, "Fiscal Quarter" means December 1 through the last day of February, March 1 through May 31, June 1 through August 31, or September 1 through November 30, as applicable.

EVENTS OF DEFAULT

         Events of default under the pooling and servicing agreement include:

         o any failure by EMC, as master servicer, to deposit in the Master Servicer Collection Account the amounts required to be deposited therein, or any failure by the master servicer to remit to the trustee any payment, including an advance, required to be remitted to the trustee under the terms of the pooling and servicing agreement, which failure continues unremedied by 10:00 a.m., New York City time, on the applicable distribution date; or

         o any failure by the master servicer to observe or perform in any material respect any other of its covenants or agreements set forth in the pooling and servicing agreement, or any breach of a representation or warranty made by the master servicer in the pooling and servicing agreement, which failure or breach continues unremedied generally for 60 days after the giving of written notice of such failure (i) to the master servicer by either the trustee or the depositor, or (ii) to the master servicer and the trustee by the holders of certificates evidencing not less than 25% of the voting rights evidenced by the certificates; or

         o any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or similar actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

RIGHTS UPON EVENT OF DEFAULT

         So long as an event of default under the pooling and servicing agreement remains unremedied, in the case of an event of default with respect to the master servicer, the trustee shall, but only upon the receipt of written instructions from the holders of certificates having not less than 25% of the voting rights evidenced by the certificates, terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement (other than its rights (as applicable) as a certificateholder thereunder) and in and to the mortgage loans and the proceeds thereof, whereupon the trustee, or a successor master servicer appointed by the trustee, will succeed, after a transition period not exceeding 90 days, to all of the responsibilities and duties of the master servicer under the pooling and servicing agreement, including the limited obligation to make advances.

         No assurance can be given that the termination of the rights and obligations of the master servicer under the pooling and servicing agreement would not adversely affect the servicing of the mortgage loans, including the delinquency experience of the mortgage loans. The costs and expenses of the trustee and the successor master servicer in connection with the termination of the master servicer, the appointment of a successor master servicer and the transfer of servicing of the mortgage loans, to the extent not paid by the terminated master servicer, will be paid by the trust fund.

         No certificateholder, solely by virtue of such holder's status as a certificateholder, will have any right under the pooling and servicing agreement to institute any proceeding with respect thereto, unless (A) such holder previously has given to the trustee written notice of the continuation of an event of default and (B) the holders of certificates having not less than 25% of the voting rights evidenced by the certificates (i) have made written request to the trustee to institute such proceeding in its own name as trustee thereunder,
(ii) have offered to the trustee reasonable indemnity with respect thereto and
(iii) the trustee has neglected or refused to institute any such proceeding for 60 days following its receipt of such written request.

THE TRUSTEE AND THE CUSTODIAN

         LaSalle Bank National Association will be the trustee and the custodian under the pooling and servicing agreement. The depositor and the master servicer may maintain other banking relationships in the ordinary course of business with the trustee and the custodian. The trustee's corporate trust office for purpose of presentment and surrender of the certificates for the final distribution thereon and for transfers and exchanges is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Global Securities and Trust Services--Bear Stearns Asset Backed Securities Trust 2005-3, or at such other address as the trustee may designate from time to time in writing to the other parties to the pooling and servicing agreement.

         On each distribution date, the trustee will be entitled to receive a trustee fee in an amount equal to 0.01% per annum of the aggregate principal balance of the mortgage loans as of the beginning of the calendar month immediately preceding such distribution date.

YIELD MAINTENANCE PROVIDER

         Bear Stearns Financial Products Inc. ("BSFP" or the "Yield Maintenance Provider") will be the counterparty for the yield maintenance agreement. BSFP is a bankruptcy remote derivatives product company based in New York, New York that has been established as a wholly owned subsidiary of The Bear Stearns Companies Inc. BSFP maintains a ratings classification of "AAA" from Standard & Poor's and "Aaa" from Moody's Investors Service, Inc. BSFP will provide upon request, without charge, to each person to whom this prospectus supplement is delivered, a copy of (i) the ratings analysis from each of Standard & Poor's and Moody's Investors Service, Inc. evidencing those respective ratings or (ii) the most recent audited annual financial statements of BSFP. Requests for such information should be directed to the DPC Manager of Bear Stearns Financial Products Inc. at (212) 272-4009 or in writing at 383 Madison Avenue, New York, New York 10179. BSFP is an affiliate of Bear, Stearns & Co. Inc., the seller, the master servicer and the depositor.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

GENERAL

         The weighted average life of, and the yield to maturity on, each class of offered certificates generally will be directly related to the rate of payment of principal, including prepayments of principal, on the mortgage loans. The actual rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments on mortgage loans may differ among pools of mortgage loans at any time because of specific factors relating to mortgage loans in a particular pool, including, among other things, the age of such mortgage loans, the geographic locations of the properties securing such mortgage loans, the extent of the related mortgagors' equity in such properties, and changes in the related mortgagors' housing needs, job transfers and employment status. The rate of principal prepayments on mortgage loans may also be affected by whether such mortgage loans impose prepayment penalties. Approximately 49.16% of the mortgage loans, by cut-off date stated principal balance, contain a provision that was still in effect on the cut-off date and that provided for the payment by the related borrower of a prepayment charge on voluntary prepayments on the related mortgage loan typically made within up to five years from the date of the execution of the related mortgage note. These penalties, if enforced by the master servicer, would typically discourage prepayments on such mortgage loans.

         The timing of changes in the rate of prepayments on the mortgage loans may significantly affect the actual yield to investors who purchase the offered certificates at prices other than par, even if the average rate of principal prepayments on the mortgage loans is consistent with the expectations of investors who purchased such offered certificates. In general, the earlier the payment of principal on the mortgage loans the greater will be the effect on an investor's yield to maturity on the related certificate. As a result, the effect, on an investor's yield on the related certificate, of principal prepayments on the mortgage loans occurring at a rate higher or lower than the rate of such principal prepayments anticipated by the investor during the period immediately following the issuance of the offered certificates may not be offset by a subsequent like reduction or increase in the rate of principal prepayments on the mortgage loans.

         Certain of the mortgage loans are considered subprime mortgage loans. The prepayment behavior of borrowers with respect to subprime mortgage loans may differ from that of borrowers with respect to prime mortgage loans, in that the prepayment rate may be influenced more by the rate of defaults and liquidations with respect to such loans than by voluntary refinancings of such loans. Subprime mortgage loans may experience greater defaults in a rising interest rate environment as the related borrower's resources are stretched, thereby producing principal prepayments on such loans at a time when principal prepayments on the mortgage loans would normally be expected to decline. Alternatively, some borrowers may be able to re-establish or improve their credit rating over time, thereby permitting them to refinance into a lower cost mortgage loan. Investors must make their own decisions as to the appropriate prepayment assumptions on the mortgage loans to be used in deciding whether to purchase any of the offered certificates. The depositor does not make any representations or warranties as to the rate of prepayment on the mortgage loans or the factors to be considered in connection with such determination.

         The weighted average life and yield to maturity of each class of offered certificates will also be influenced by the amount of Excess Spread generated by the mortgage loans and applied in reduction of the certificate principal balances of such certificates. The level of Excess Spread available on any distribution date to be applied in reduction of the certificate principal balances of the offered certificates will be influenced by, among other factors,

         o the overcollateralization level of the assets in the mortgage pool at such time, i.e., the extent to which interest on the mortgage loans is accruing on an aggregate stated principal balance of the mortgage loans that is higher than the aggregate certificate principal balance of the offered certificates; and

         o        the delinquency and default experience of the mortgage loans.

         To the extent that greater amounts of Excess Spread are distributed in reduction of the certificate principal balance of a class of offered certificates, the weighted average life thereof can be expected to shorten. No assurance, however, can be given as to the amount of Excess Spread to be distributed at any time or in the aggregate.

         We refer you to "Description of the Certificates--Distributions" and "Description of the Certificates--Excess Spread and Overcollateralization Provisions" in this prospectus supplement.

         The yields to maturity of the offered certificates, and in particular the subordinated certificates will be progressively more sensitive, in the order of their payment priority, to the rate, timing and severity of Realized Losses on the mortgage loans. If an Allocated Realized Loss Amount is allocated to a class of subordinated certificates, then that class of subordinated certificates will thereafter accrue interest on a reduced certificate principal balance. Realized Losses on the mortgage loans will not be allocated to the Class A Certificates; however, investors in the Class A Certificates should realize that under certain loss scenarios there will not be sufficient interest and principal collections on the mortgage loans to pay the Class A Certificates all the interest and principal amounts to which such Certificates are then entitled. Although the Allocated Realized Loss Amount so allocated may be recovered on future distribution dates to the extent there is a Subsequent Recovery on the mortgage loans, there can be no assurance that those amounts will be available or sufficient to recover (either in whole or in part) such allocated amounts.

PREPAYMENTS AND YIELDS OF OFFERED CERTIFICATES

         The extent to which the yield to maturity of an offered certificate may vary from the anticipated yield on such certificate will depend upon the degree to which it is purchased at a discount or premium and, correspondingly, the degree to which the timing of payments thereon is sensitive to prepayments and liquidations on, and purchases of, the mortgage loans. In particular, in the case of an offered certificate purchased at a discount, an investor should consider the risk that a slower than anticipated rate of principal payments and liquidations on, and purchases of, the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield on such certificate and, in the case of an offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments and liquidations on, and purchases of, such mortgage loans could result in an actual yield to such investor on such certificate that is lower than the anticipated yield on such certificate.

         Certain of the mortgage loans are fixed rate mortgage loans or are hybrid mortgage loans in their fixed-rate period. In general, if prevailing interest rates fall significantly below the interest rates on the fixed rate mortgage loans or such hybrid mortgage loans during their fixed-rate period, those mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the interest rates on such mortgage loans. Conversely, if prevailing interest rates rise appreciably above the interest rates on the fixed rate mortgage loans or such hybrid mortgage loans during their fixed-rate period, then these mortgage loans are likely to experience a lower prepayment rate than if prevailing interest rates remain at or below the interest rates on such mortgage loans.

         Mortgage loans with higher mortgage rates may prepay faster than mortgage loans with relatively lower mortgage rates in response to a given change in market interest rates. Any such disproportionate prepayment of mortgage loans may reduce the interest rate cap applicable to a class or classes of certificates.

         EMC may, from time to time, implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition, EMC may encourage assumptions of mortgage loans, including defaulted mortgage loans, under which creditworthy borrowers assume the outstanding indebtedness of the mortgage loans which may be removed from the related mortgage pool. As a result of these programs, with respect to the mortgage pool underlying any trust, the rate of principal prepayments of the mortgage loans in the mortgage pool may be higher than would otherwise be the case, and in some cases, the average credit or collateral quality of the mortgage loans remaining in the mortgage pool may decline.

         Each class of offered certificates has the benefit of the yield maintenance agreement. To the extent that the pass-through rate on a class of such certificates on a distribution date is limited by the applicable interest rate cap, the difference between (x) the interest amount that would have been payable to such class of certificates on such date at the applicable pass-through rate had the pass-through rate on such class of certificates on such date been calculated at One-Month LIBOR with respect to such date plus the applicable margin without regard to the related interest rate cap, and (y) the Interest Distribution Amount payable to such class of certificates on such date as a result of the application of such interest rate cap will create a Basis Risk Shortfall, to the extent such shortfall is not covered by Yield Maintenance Payments received on such date pursuant to the yield maintenance agreement and paid to such class of certificates. Such Basis Risk Shortfall with respect to such classes of certificates will be payable to the extent of available funds as described under "Description of the Certificates--Distributions--Net Monthly Excess Cashflow Provisions" in this prospectus supplement.

         Yield Maintenance Payments made under the yield maintenance agreement on a distribution date are based on the lesser of the aggregate certificate principal balance of the applicable classes of certificates on such distribution date and an assumed certificate principal balance with respect to such classes of certificates on such date. Such assumed certificate principal balance is derived by assuming a prepayment rate on a pool of mortgage loans which approximates the fixed rate mortgage loans (excluding hybrid mortgage loans during their initial fixed-rate period) of approximately 18% CPR (which we describe below), and assuming that the depositor exercises its related clean-up call option on the applicable optional termination date and that no delinquencies or losses are incurred on the mortgage loans. Because Yield Maintenance Payments payable under the yield maintenance agreement on a distribution date are based on the stated principal balance of only the fixed-rate mortgage loans (excluding hybrid mortgage loans during their initial fixed-rate period) with respect to such distribution date and on One-Month LIBOR calculated with respect to such distribution date, the yield maintenance agreement does not address any mismatch between the indices used to calculate interest on the floating rate mortgage loans and on One-Month LIBOR calculated with respect to such date. In addition, the yield maintenance agreement does not provide for the payment of Yield Maintenance Payments on a distribution date unless One-Month LIBOR calculated with respect to such distribution date is at least equal to the applicable Strike Price with respect to such distribution date, and it also does not cover application of the interest rate cap to the payment of interest on a class of certificates on a distribution date due to increases in One-Month LIBOR calculated with respect to such distribution date that cause the applicable pass-through rate to exceed 11% per annum.

         As a result of the termination of the yield maintenance agreement on the distribution date in February 2008, and depending on the level of prepayments on the mortgage loans and the priority of distributions on the certificates we describe herein, the yield maintenance agreement may terminate prior to payment in full of the certificates. There is no guarantee that the mortgage loans will prepay at any assumed rate, that the certificate principal balance of a class of certificates will be as assumed, or that One-Month LIBOR calculated with respect to a distribution date will equal or exceed the applicable Strike Price. As a result, we cannot assure you that Yield Maintenance Payments received under the yield maintenance agreement on a distribution date and allocated to a class of certificates will be sufficient to cover shortfalls in the payment of interest on such class of certificates which may be experienced on such distribution date as a result of the application of the applicable interest rate cap to the payment of interest on such distribution date to such class of certificates. Certain Excess Yield Maintenance Amounts will be available with respect to all classes of offered certificates as described under "Description of the Certificates--Distributions--Net Monthly Excess Cashflow Provisions" in this prospectus supplement.

         The "last scheduled distribution date" for the offered certificates is the distribution date in September 2035, which is the distribution date in the month following the latest maturing mortgage loan. The actual final distribution date with respect to each class of offered certificates could occur significantly earlier than its last scheduled distribution date because

         o prepayments on the mortgage loans are likely to occur, and they will be applied to the early payment of the principal balances of the certificates,

         o Excess Spread will be applied as an accelerated payment of principal on the offered certificates, to the extent Excess Spread is available and to the extent described herein, and

         o EMC may purchase all of the mortgage loans when the outstanding aggregate stated principal balance of the mortgage loans and the appraised value of REO properties at the time of repurchase has declined to 10% or less of the cut-off date principal balance of the mortgage loans, and may purchase mortgage loans in certain other circumstances as described herein.

         In order to provide for the possibility that mortgage loans having an original stated term to maturity of 40 years (which represent approximately 8.43% of the mortgage loans based on cut-off date principal balance) remain outstanding on the last scheduled distribution date, certain distributions otherwise payable to the Class B-IO Certificates will, beginning in December 2026, be deposited into a reserve account and will be available to retire the certificates on the last scheduled distribution date.

         Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement, which we refer to as the prepayment model, is a prepayment assumption which represents a constant assumed rate of prepayment (which we abbreviate as "CPR ") each month relative to the then outstanding principal balance of a pool of mortgage loans (similar to the mortgage loans in the mortgage pool) for the life of such mortgage loans. For example, 18% CPR assumes a constant prepayment rate of 18% per annum.

         There is no assurance, however, that prepayments on the mortgage loans will conform to any level of the prepayment model, and no representation is made that the mortgage loans will prepay at the prepayment rates shown in the tables set forth below, or at any other prepayment rate. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of prevailing interest rates. Other factors affecting prepayment of mortgage loans include changes in the related borrowers' housing needs, job transfers and unemployment. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on such mortgage loans, then the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by such mortgage loans. Conversely, if prevailing interest rates rise above the interest rates on such mortgage loans, then the rate of prepayment would be expected to decrease.

         The tables set forth below have been prepared on the basis of the following assumptions, which we refer to, collectively, as "modeling assumptions":

         o        the mortgage loans prepay at the indicated percentages of CPR;

         o distributions on the offered certificates are received, in cash, on the 25th day of each month, commencing in September 2005, in accordance with the payment priorities defined in this prospectus supplement;

         o no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the related mortgagors of principal and interest on the mortgage loans occur;

         o scheduled payments of principal and interest on the mortgage loans are assumed to be received on the first day of each month commencing in September 2005, and there are no shortfalls in the payment of interest on the mortgage loans;

         o prepayments of principal on a mortgage loan represent payment in full of outstanding principal for such mortgage loan, and are assumed to be received on the last day of each month, commencing in August 2005, and to include 30 days' interest thereon;

         o        the closing date for the certificates is September 9, 2005;

         o no prepayment charges or premiums are payable by a mortgagor in connection with any principal prepayment on a mortgage loan;

         o each index for the adjustable rate mortgage loans remains constant at the following levels:

                              Index                          Rate
                              -----                          ----
                              1-month LIBOR                  3.700%
                              6-month LIBOR                  4.120%
                              1-year LIBOR                   4.350%
                              1-year Treasury                3.950%
                              COFI                           2.720%
                              MTA                            3.50%

         o the mortgage rate on each adjustable rate mortgage loan that is not a hybrid mortgage loan during its fixed rate period will be adjusted on each interest adjustment date to a rate equal to the applicable related index (as described above) plus the applicable gross margin, subject to maximum lifetime mortgage rates, minimum lifetime mortgage rates and periodic caps (as applicable);

        o scheduled monthly payments of principal and interest on each adjustable rate mortgage loan (other than hybrid mortgage loans during their fixed-rate period) will be adjusted in the month following the applicable interest adjustment date to equal a fully amortizing payment; provided that the amount of the monthly payment on a negative amortization mortgage loan will not increase or decrease by an amount that is more than 7.50% of the monthly payment on that mortgage loan prior to its interest adjustment date (provided, however, that as of the fifth anniversary of the first due date for a negative amortization mortgage loan, and on every fifth anniversary thereafter, and on the last payment adjustment date prior to the related mortgage loan's scheduled maturity date, the minimum monthly payment on such mortgage loan will be reset without regard to this limitation, and provided further, that if the unpaid principal balance on a negative amortization mortgage loan exceeds 110% of the original principal balance on such mortgage loan due to deferred interest being added to the principal balance of such mortgage loan, then the monthly payment on such mortgage loan will be reset on the related payment date without regard to this limitation, so as to amortize fully the then unpaid principal balance of such mortgage loan over its remaining term to maturity);

         o other than mortgage loans that are balloon loans, scheduled monthly payments of principal and interest on the mortgage loans are calculated on their respective principal balances (prior to giving effect to prepayments received thereon during the preceding calendar month), mortgage rates and remaining terms to stated maturity such that the mortgage loans will fully amortize by their stated maturities;

         o except as indicated with respect to the weighted average lives, EMC does not exercise its right to purchase the assets of the trust fund on or after the optional termination date; and

         o the mortgage loans have the approximate characteristics described below:


                              INITIAL                            ORIGINAL       REMAINING     REMAINING
MORTGAGE     CURRENT          MONTHLY    GROSS       NET         AMORTIZATION   AMORTIZATION  TERM OF
LOAN         BALANCE          PAYMENT    MORTGAGE    MORTGAGE    TERM           TERM          MATURITY
NUMBER       ($)              ($)        RATE (%)    RATE (%)    (IN MONTHS)    (IN MONTHS)   (IN MONTHS)   LOAN TYPE       INDEX
----------------------------------------------------------------------------------------------------------------------------------
1              314,825.87     1,060.33     5.822       5.312         480            467           N/A       Adjustable      COFI
                                                                                                                           1-Year
2              117,803.64       385.97     5.283       4.773         360            352           N/A       Adjustable    Treasury
                                                                                                                           1-Year
3              387,949.80     1,379.24     5.733       5.223         360            343           N/A       Adjustable    Treasury
                                                                                                                           1-Year
4              223,795.50       723.69     5.533       5.023         360            353           N/A       Adjustable    Treasury
                                                                                                                           1-Year
5              175,996.59       562.87     5.683       5.173         360            352           N/A       Adjustable    Treasury
                                                                                                                           1-Year
6              199,951.29       640.06     5.633       5.123         360            352           N/A       Adjustable    Treasury
                                                                                                                           1-Year
7              340,358.42     1,085.53     6.383       5.873         360            352           N/A       Adjustable    Treasury
8              200,312.51       835.39     4.375       3.865         360            346           N/A       Adjustable       MTA
9            3,046,218.00       N/A        7.270       6.760         370            363           N/A         Fixed          N/A
10             229,494.20       N/A        7.750       7.240         360            351           N/A         Fixed          N/A
11           1,501,745.30       N/A        8.681       8.171         381            374           N/A         Fixed          N/A
12          19,507,239.99       N/A        7.416       6.906         365            356           N/A         Fixed          N/A
13           1,362,976.26       N/A        7.563       7.053         344            320           N/A         Fixed          N/A
14          73,882,130.36       N/A        8.428       7.918         343            288           N/A         Fixed          N/A
15              97,813.89       N/A        7.600       7.090         360            336           156         Fixed          N/A
16           3,957,356.29       N/A       10.716      10.206         360            258           78          Fixed          N/A
17             222,000.00       N/A        7.000       6.490         360            352           N/A         Fixed          N/A
18           1,507,800.00       N/A        6.677       6.167         360            356           N/A         Fixed          N/A
19             435,450.00       N/A        6.765       6.255         360            356           N/A         Fixed          N/A
20             342,620.00       N/A        7.593       7.083         360            355           N/A         Fixed          N/A
21              91,601.77       N/A       10.440       9.930         305            299           N/A         Fixed          N/A
22             288,790.94       N/A       10.843      10.333         286            272           N/A         Fixed          N/A
23           1,389,733.61       N/A        9.766       9.256         307            299           N/A         Fixed          N/A
24           2,399,531.33       N/A       11.087      10.577         260            224           N/A         Fixed          N/A
25              39,113.88       N/A        9.875       9.365         360            355           175         Fixed          N/A
26             702,814.99       N/A       10.328       9.818         360            348           168         Fixed          N/A
27           2,376,172.48       N/A       10.259       9.749         360            349           169         Fixed          N/A
28             123,503.11       N/A       10.108       9.598         360            351           171         Fixed          N/A
29           3,924,106.13       N/A       10.483       9.973         360            343           161         Fixed          N/A
                                                                                                                            1-Month
TABLE CONT'D

                         MONTHS TO
                         NEXT                                                                                 REMAINING
MORTGAGE                 INTEREST      MONTHS        INITIAL          SUBSEQUENT       GROSS       GROSS       INTEREST
LOAN         GROSS       RATE          BETWEEN RATE  PERIODIC RATE    PERIODIC RATE    MINIMUM     MAXIMUM     ONLY TERM
NUMBER       MARGIN (%)  ADJUSTMENT    ADJUSTMENT    CAP (%)          CAP (%)          RATE (%)    RATE (%)    (IN MONTHS)
--------------------------------------------------------------------------------------------------------------------------
1               3.200          1             1          NONCAPPED        NONCAPPED        2.250       9.950         N/A
2               2.650          4             1            1.000            1.000          1.000       9.950         N/A
3               3.100          1             1            1.000            1.000          5.271       8.950         N/A
4               2.900          5             1            1.000            1.000          1.000       9.950         N/A
5               3.050          4             1            1.000            1.000          5.396       9.950         N/A
6               3.000          4             1            1.000            1.000          5.171       9.950         N/A
7               3.750          4             1            1.000            1.000          6.254       9.950         N/A
8               2.250          1             1            2.000            2.000          2.850      10.550         N/A
9                N/A          N/A           N/A            N/A              N/A            N/A         N/A          N/A
10               N/A          N/A           N/A            N/A              N/A            N/A         N/A          N/A
11               N/A          N/A           N/A            N/A              N/A            N/A         N/A          N/A
12               N/A          N/A           N/A            N/A              N/A            N/A         N/A          N/A
13               N/A          N/A           N/A            N/A              N/A            N/A         N/A          N/A
14               N/A          N/A           N/A            N/A              N/A            N/A         N/A          N/A
15               N/A          N/A           N/A            N/A              N/A            N/A         N/A          N/A
16               N/A          N/A           N/A            N/A              N/A            N/A         N/A          N/A
17               N/A          N/A           N/A            N/A              N/A            N/A         N/A          112
18               N/A          N/A           N/A            N/A              N/A            N/A         N/A          88
19               N/A          N/A           N/A            N/A              N/A            N/A         N/A          116
20               N/A          N/A           N/A            N/A              N/A            N/A         N/A          90
21               N/A          N/A           N/A            N/A              N/A            N/A         N/A          N/A
22               N/A          N/A           N/A            N/A              N/A            N/A         N/A          N/A
23               N/A          N/A           N/A            N/A              N/A            N/A         N/A          N/A
24               N/A          N/A           N/A            N/A              N/A            N/A         N/A          N/A
25               N/A          N/A           N/A            N/A              N/A            N/A         N/A          N/A
26               N/A          N/A           N/A            N/A              N/A            N/A         N/A          N/A
27               N/A          N/A           N/A            N/A              N/A            N/A         N/A          N/A
28               N/A          N/A           N/A            N/A              N/A            N/A         N/A          N/A
29               N/A          N/A           N/A            N/A              N/A            N/A         N/A          N/A

TABLE CONT'D

             NEXT
             PAYMENT      PAYMENT                 NEGATIVE
MORTGAGE     ADJUSTMENT   ADJUSTMENT   PERIODIC   NEGATIVE
LOAN         PERIOD       FREQUENCY    PAYMENT    AMORTIZATION
NUMBER       (MONTHS)     (IN MONTHS)  CAP (%)    PERCENTAGE (%)
----------------------------------------------------------------
1                 12           12        7.500        110.00
2                 5            12        7.500        110.00
3                 8            12        7.500        110.00
4                 6            12        7.500        110.00
5                 5            12        7.500        110.00
6                 5            12        7.500        110.00
7                 5            12        7.500        110.00
8                 11           12        7.500        110.00
9                N/A          N/A         N/A          N/A
10               N/A          N/A         N/A          N/A
11               N/A          N/A         N/A          N/A
12               N/A          N/A         N/A          N/A
13               N/A          N/A         N/A          N/A
14               N/A          N/A         N/A          N/A
15               N/A          N/A         N/A          N/A
16               N/A          N/A         N/A          N/A
17               N/A          N/A         N/A          N/A
18               N/A          N/A         N/A          N/A
19               N/A          N/A         N/A          N/A
20               N/A          N/A         N/A          N/A
21               N/A          N/A         N/A          N/A
22               N/A          N/A         N/A          N/A
23               N/A          N/A         N/A          N/A
24               N/A          N/A         N/A          N/A
25               N/A          N/A         N/A          N/A
26               N/A          N/A         N/A          N/A
27               N/A          N/A         N/A          N/A
28               N/A          N/A         N/A          N/A
29               N/A          N/A         N/A          N/A



                              INITIAL                            ORIGINAL       REMAINING     REMAINING
MORTGAGE     CURRENT          MONTHLY    GROSS       NET         AMORTIZATION   AMORTIZATION  TERM OF
LOAN         BALANCE          PAYMENT    MORTGAGE    MORTGAGE    TERM           TERM          MATURITY
NUMBER       ($)              ($)        RATE (%)    RATE (%)    (IN MONTHS)    (IN MONTHS)   (IN MONTHS)   LOAN TYPE       INDEX
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                            1-Month
30             414,017.30        N/A       6.625       6.115         360            357           N/A       Adjustable      LIBOR
                                                                                                                           1-Year
31             343,757.21        N/A       7.750       7.240         360            359           N/A       Adjustable      LIBOR
                                                                                                                           1-Year
32             517,475.90        N/A       4.700       4.190         360            352           N/A       Adjustable      LIBOR
                                                                                                                           1-Year
33             134,703.36        N/A       9.407       8.897         360            276           N/A       Adjustable    Treasury
                                                                                                                           1-Year
34             372,000.00        N/A       6.875       6.365         360            356           N/A       Adjustable    Treasury
                                                                                                                           6-Month
35           3,395,240.32        N/A       7.287       6.777         360            356           N/A       Adjustable      LIBOR
                                                                                                                           6-Month
36             170,576.21        N/A       6.990       6.480         360            357           N/A       Adjustable      LIBOR
                                                                                                                           6-Month
37          68,739,689.46        N/A       7.883       7.373         384            377           N/A       Adjustable      LIBOR
                                                                                                                           6-Month
38           2,277,119.26        N/A       7.424       6.914         450            444           N/A       Adjustable      LIBOR
                                                                                                                           6-Month
39          51,097,636.55        N/A       7.797       7.287         368            353           N/A       Adjustable      LIBOR
                                                                                                                           6-Month
40           1,397,390.29        N/A       6.960       6.450         360            356           N/A       Adjustable      LIBOR
                                                                                                                           6-Month
41          15,933,406.44        N/A       7.055       6.545         360            356           N/A       Adjustable      LIBOR
                                                                                                                           6-Month
42             833,278.69        N/A       6.674       6.164         360            356           N/A       Adjustable      LIBOR
                                                                                                                           6-Month
43             500,000.00        N/A       7.875       7.365         360            355           N/A       Adjustable      LIBOR
                                                                                                                           6-Month
44           7,632,711.02        N/A       7.244       6.734         360            355           N/A       Adjustable      LIBOR
                                                                                                                           6-Month
45             220,371.42        N/A       7.950       7.440         480            478           358       Adjustable      LIBOR
                                                                                                                           1-Year
46             504,963.91        N/A       5.297       4.787         360            356           N/A       Adjustable      LIBOR
                                                                                                                           1-Year
47             492,477.05        N/A       6.340       5.830         360            330           N/A       Adjustable    Treasury
                                                                                                                           1-Year
48             808,418.79        N/A       6.233       5.723         360            330           N/A       Adjustable    Treasury
                                                                                                                           1-Year
49             297,000.00        N/A       5.500       4.990         360            353           N/A       Adjustable    Treasury
                                                                                                                           1-Year
50             299,833.51        N/A       4.125       3.615         360            352           N/A       Adjustable    Treasury
                                                                                                                           6-Month
51             423,578.67        N/A       8.000       7.490         360            358           N/A       Adjustable      LIBOR
                                                                                                                           6-Month
52           1,465,924.02        N/A       6.775       6.265         360            351           N/A       Adjustable      LIBOR
                                                                                                                           6-Month
53           9,220,882.60        N/A       7.478       6.968         386            375           N/A       Adjustable      LIBOR
                                                                                                                           6-Month
54             111,664.39        N/A       7.500       6.990         360            359           N/A       Adjustable      LIBOR
                                                                                                                           6-Month
55           6,659,857.01        N/A       8.694       8.184         380            339           N/A       Adjustable      LIBOR
                                                                                                                           6-Month
56          17,945,367.05        N/A       6.669       6.159         360            356           N/A       Adjustable      LIBOR
                                                                                                                           6-Month
57           8,591,652.31        N/A       6.776       6.266         360            354           N/A       Adjustable      LIBOR
                                                                                                                           6-Month
58             469,592.91        N/A       6.550       6.040         480            478           358       Adjustable      LIBOR


TABLE CONT'D


                         MONTHS TO
                         NEXT                                                                                  REMAINING
MORTGAGE                 INTEREST      MONTHS        INITIAL          SUBSEQUENT       GROSS       GROSS       INTEREST
LOAN         GROSS       RATE          BETWEEN RATE  PERIODIC RATE    PERIODIC RATE    MINIMUM     MAXIMUM     ONLY TERM
NUMBER       MARGIN (%)  ADJUSTMENT    ADJUSTMENT    CAP (%)          CAP (%)          RATE (%)    RATE (%)    (IN MONTHS)
--------------------------------------------------------------------------------------------------------------------------
30            3.250          1             1          NONCAPPED        NONCAPPED        3.250       9.950        N/A

31            4.000         11            12            2.000            1.000          4.000      13.750        N/A

32            3.000          4            12            2.000            2.000          4.700      10.700        52

33            6.436          5            12            2.000            2.000          9.407      16.279        N/A

34            3.250         20            12            2.000            2.000          3.250      12.875        116

35            5.425         20             6            2.969            1.141          6.795      13.268        N/A

36            5.240         21             6            3.000            1.000          6.990      12.990        N/A

37            6.069         17             6            2.897            1.355          7.407      13.915        N/A

38            6.357         18             6            3.000            1.065          6.760      13.452        N/A

39            5.306         14             6            2.835            1.373          7.338      13.702        N/A

40            5.028         19             6            2.898            1.000          6.960      12.960        32

41            5.375         19             6            2.931            1.049          6.873      13.175        54

42            4.373         13             6            2.851            1.080          6.674      12.478        75

43            6.000         19             6            3.000            3.000          6.000      13.875        19

44            4.963         17             6            2.549            1.242          6.238      13.644        55

45            6.950         22             6            3.000            1.000          7.950      13.950        N/A

46            2.250         43            12            2.000            2.000          3.609      10.815        44

47            3.402         22            12            4.348            2.000          6.014      12.340        N/A

48            3.383         44            12            2.169            2.000          5.827      13.487        N/A

49            2.750         53            12            5.000            2.000          5.500      11.500        113

50            2.750         28            12            3.000            2.000          4.125      10.125        28

51            5.900         34             6            3.000            1.000          8.000      14.000        N/A

52            6.127         30             6            3.282            2.238          6.633      12.634        N/A

53            6.095         26             6            2.716            1.248          6.793      13.494        N/A

54            2.250         59             6            5.000            1.000          2.500      12.500        N/A

55            6.039         24             6            2.426            1.225          8.278      14.975        N/A

56            4.669         43             6            3.855            1.155          5.297      12.289        59

57            4.581         36             6            2.890            1.312          5.577      12.742        54

58            6.350         34             6            3.000            1.000          6.550      12.550        N/A

TABLE CONT'D


             NEXT
             PAYMENT      PAYMENT                 NEGATIVE
MORTGAGE     ADJUSTMENT   ADJUSTMENT   PERIODIC   NEGATIVE
LOAN         PERIOD       FREQUENCY    PAYMENT    AMORTIZATION
NUMBER       (MONTHS)     (IN MONTHS)  CAP (%)    PERCENTAGE (%)
----------------------------------------------------------------
30              2            1          N/A          N/A

31              12           12         N/A          N/A

32              5            12         N/A          N/A

33              6            12         N/A          N/A

34              21           12         N/A          N/A

35              21           6          N/A          N/A

36              22           6          N/A          N/A

37              18           6          N/A          N/A

38              19           6          N/A          N/A

39              15           6          N/A          N/A

40              20           6          N/A          N/A

41              20           6          N/A          N/A

42              14           6          N/A          N/A

43              20           6          N/A          N/A

44              18           6          N/A          N/A

45              23           6          N/A          N/A

46              44           12         N/A          N/A

47              23           12         N/A          N/A

48              45           12         N/A          N/A

49              54           12         N/A          N/A

50              29           12         N/A          N/A

51              35           6          N/A          N/A

52              31           6          N/A          N/A

53              27           6          N/A          N/A

54              60           6          N/A          N/A

55              25           6          N/A          N/A

56              44           6          N/A          N/A

57              37           6          N/A          N/A

58              35           6          N/A          N/A


        While it is assumed that each of the mortgage loans prepays at the indicated percentages of CPR, this is not likely to be the case.

        Discrepancies will exist between the characteristics of the actual mortgage loans which will be delivered to the trustee or the custodian as its agent and characteristics of the mortgage loans assumed in preparing the tables set forth below. To the extent that the mortgage loans have characteristics which differ from those assumed in preparing the tables set forth below, the certificates may mature earlier or later than indicated by such tables.

        Based on the foregoing assumptions, the tables below indicate the weighted average life of each class of offered certificates and set forth the percentages of the initial certificate principal balance of each such class that would be outstanding after the distribution date in August of each of the years indicated, assuming that the mortgage loans prepay at the indicated percentages of CPR. Neither CPR nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans securitized in connection with the issuance of the certificates. Variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentage of initial certificate principal balance (and weighted average life) shown in the following tables. These variations may occur even if the average prepayment experience of all such mortgage loans equals any of the specified percentages of CPR.

        Percent of the Initial Class Certificate Principal Balance at the
                          Respective Percentages of CPR

                                                          Class A-1
                                    -----------------------------------------------------------
                                                        CPR Percentage
                                    -----------------------------------------------------------
Distribution Date in:                 15%        20%       25%        30%       40%        50%
-------------------------------     ------     ------    -------    -------   ------     ------
Initial Percentage                    100        100       100        100       100        100
August 2006                            79         73        67         61        48         36
August 2007                            63         53        43         35        19          6
August 2008                            49         37        26         17         1          0
August 2009                            37         29        22         17         1          0
August 2010                            31         23        17         12         1          0
August 2011                            26         18        12          8         1          0
August 2012                            22         14         9          6         1          0
August 2013                            18         11         7          4         1          0
August 2014                            15          9         5          3         *          0
August 2015                            13          7         4          2         *          0
August 2016                            10          5         3          1         0          0
August 2017                             9          4         2          1         0          0
August 2018                             7          3         1          *         0          0
August 2019                             6          2         1          *         0          0
August 2020                             5          2         1          0         0          0
August 2021                             4          1         *          0         0          0
August 2022                             3          1         *          0         0          0
August 2023                             2          1         0          0         0          0
August 2024                             2          *         0          0         0          0
August 2025                             2          *         0          0         0          0
August 2026                             1          0         0          0         0          0
August 2027                             1          0         0          0         0          0
August 2028                             1          0         0          0         0          0
August 2029                             *          0         0          0         0          0
August 2030                             *          0         0          0         0          0
August 2031                             0          0         0          0         0          0

Weighted Average Life in
 Years (to Maturity) (1)             4.54       3.43      2.68       2.12      1.22       0.85
Weighted Average Life in
 Years (to Call) (1) (2)             4.23       3.16      2.46       1.94      1.16       0.85
-------------

(1) The weighted average life of a certificate is determined by (i) multiplying the net reductions, if any, of the certificate principal balance of the related certificates by the number of years from the date of issuance of the related certificate to the related distribution date,
        (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of the certificate principal balances described in
        (i) above.
(2)     To the optional termination date.
*       Indicates a number that is greater than zero but less than 0.5%.



  Percent of the Initial Class Certificate Principal Balance at the Respective
                               Percentages of CPR

                                                          Class A-2
                                    -----------------------------------------------------------
                                                        CPR Percentage
                                    -----------------------------------------------------------
Distribution Date in:                 15%        20%       25%        30%       40%        50%
-------------------------------     ------     ------    -------    -------   ------     ------
Initial Percentage                    100        100       100        100       100        100
August 2006                            72         64        56         47        31         15
August 2007                            50         37        24         13         0          0
August 2008                            32         16         1          0         0          0
August 2009                            16          5         0          0         0          0
August 2010                             8          0         0          0         0          0
August 2011                             2          0         0          0         0          0
August 2012                             0          0         0          0         0          0
August 2013                             0          0         0          0         0          0
August 2014                             0          0         0          0         0          0
August 2015                             0          0         0          0         0          0
August 2016                             0          0         0          0         0          0
August 2017                             0          0         0          0         0          0
August 2018                             0          0         0          0         0          0
August 2019                             0          0         0          0         0          0
August 2020                             0          0         0          0         0          0
August 2021                             0          0         0          0         0          0
August 2022                             0          0         0          0         0          0
August 2023                             0          0         0          0         0          0
August 2024                             0          0         0          0         0          0
August 2025                             0          0         0          0         0          0
August 2026                             0          0         0          0         0          0
August 2027                             0          0         0          0         0          0
August 2028                             0          0         0          0         0          0
August 2029                             0          0         0          0         0          0
August 2030                             0          0         0          0         0          0
August 2031                             0          0         0          0         0          0

Weighted Average Life in
 Years (to Maturity) (1)             2.28       1.69      1.29       1.04      0.74       0.55
Weighted Average Life in
 Years (to Call) (1) (2)             2.28       1.69      1.29       1.04      0.74       0.55
-------------

(1) The weighted average life of a certificate is determined by (i) multiplying the net reductions, if any, of the certificate principal balance of the related certificates by the number of years from the date of issuance of the related certificate to the related distribution date,
        (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of the certificate principal balances described in
        (i) above.
(2)     To the optional termination date.



  Percent of the Initial Class Certificate Principal Balance at the Respective
                               Percentages of CPR

                                                          Class A-3
                                    -----------------------------------------------------------
                                                        CPR Percentage
                                    -----------------------------------------------------------
Distribution Date in:                 15%        20%       25%        30%       40%        50%
-------------------------------     ------     ------    -------    -------   ------     ------
Initial Percentage                    100        100       100        100       100        100
August 2006                           100        100       100        100       100        100
August 2007                           100        100       100        100        76         23
August 2008                           100        100       100         66         5          0
August 2009                           100        100        90         66         5          0
August 2010                           100         92        67         47         5          0
August 2011                           100         73        49         33         5          0
August 2012                            87         57        36         22         5          0
August 2013                            72         45        27         15         4          0
August 2014                            60         35        20         11         2          0
August 2015                            50         27        14          7         *          0
August 2016                            42         21        11          5         0          0
August 2017                            35         17         8          3         0          0
August 2018                            29         13         6          1         0          0
August 2019                            23         10         4          *         0          0
August 2020                            19          8         2          0         0          0
August 2021                            15          6         1          0         0          0
August 2022                            12          4         *          0         0          0
August 2023                            10          3         0          0         0          0
August 2024                             8          2         0          0         0          0
August 2025                             6          1         0          0         0          0
August 2026                             5          0         0          0         0          0
August 2027                             4          0         0          0         0          0
August 2028                             2          0         0          0         0          0
August 2029                             1          0         0          0         0          0
August 2030                             *          0         0          0         0          0
August 2031                             0          0         0          0         0          0

Weighted Average Life in
 Years (to Maturity) (1)            11.31       8.64      6.85       5.34      2.65       1.74
Weighted Average Life in
 Years (to Call) (1) (2)            10.08       7.58      5.99       4.63      2.42       1.74
-------------

(1) The weighted average life of a certificate is determined by (i) multiplying the net reductions, if any, of the certificate principal balance of the related certificates by the number of years from the date of issuance of the related certificate to the related distribution date,
        (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of the certificate principal balances described in
        (i) above.
(2)     To the optional termination date.
* Indicates a number that is greater than zero but less than 0.5%.



       Percent of the Initial Class Certificate Principal Balance at the
                         Respective Percentages of CPR


                                                          Class M-1
                                    -----------------------------------------------------------
                                                        CPR Percentage
                                    -----------------------------------------------------------
Distribution Date in:                 15%        20%       25%        30%       40%        50%
-------------------------------     ------     ------    -------    -------   ------     ------
Initial Percentage                    100        100       100        100       100        100
August 2006                           100        100       100        100       100        100
August 2007                           100        100       100        100       100        100
August 2008                           100        100       100        100       100          4
August 2009                           100         79        61         52       100          4
August 2010                            85         63        45         32        56          4
August 2011                            71         49        34         22        28          4
August 2012                            59         39        25         15        11          3
August 2013                            49         30        18         10         1          0
August 2014                            41         24        13          7         0          0
August 2015                            34         19        10          5         0          0
August 2016                            28         15         7          2         0          0
August 2017                            24         11         5          0         0          0
August 2018                            19          9         3          0         0          0
August 2019                            16          7         1          0         0          0
August 2020                            13          5         0          0         0          0
August 2021                            10          4         0          0         0          0
August 2022                             8          1         0          0         0          0
August 2023                             7          0         0          0         0          0
August 2024                             5          0         0          0         0          0
August 2025                             4          0         0          0         0          0
August 2026                             2          0         0          0         0          0
August 2027                             *          0         0          0         0          0
August 2028                             0          0         0          0         0          0
August 2029                             0          0         0          0         0          0
August 2030                             0          0         0          0         0          0
August 2031                             0          0         0          0         0          0

Weighted Average Life in
 Years (to Maturity) (1)             9.26       7.03      5.70       5.03      5.43       2.81
Weighted Average Life in
 Years (to Call) (1) (2)             8.48       6.36      5.16       4.59      4.42       2.65
-------------

(1) The weighted average life of a certificate is determined by (i) multiplying the net reductions, if any, of the certificate principal balance of the related certificates by the number of years from the date of issuance of the related certificate to the related distribution date,
        (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of the certificate principal balances described in
        (i) above.
(2)     To the optional termination date.
*       Indicates a number that is greater than zero but less than 0.5%.


        Percent of the Initial Class Certificate Principal Balance at the
                         Respective Percentages of CPR


                                                          Class M-2
                                    -----------------------------------------------------------
                                                        CPR Percentage
                                    -----------------------------------------------------------
Distribution Date in:                 15%        20%       25%        30%       40%        50%
-------------------------------     ------     ------    -------    -------   ------     ------
Initial Percentage                    100        100       100        100       100        100
August 2006                           100        100       100        100       100        100
August 2007                           100        100       100        100       100        100
August 2008                           100        100       100        100       100        100
August 2009                           100         79        61         46        32        100
August 2010                            85         63        45         32        15         47
August 2011                            71         49        34         22         9         14
August 2012                            59         39        25         15         2          0
August 2013                            49         30        18         10         0          0
August 2014                            41         24        13          7         0          0
August 2015                            34         19        10          2         0          0
August 2016                            28         15         7          0         0          0
August 2017                            24         11         3          0         0          0
August 2018                            19          9         0          0         0          0
August 2019                            16          6         0          0         0          0
August 2020                            13          2         0          0         0          0
August 2021                            10          0         0          0         0          0
August 2022                             8          0         0          0         0          0
August 2023                             7          0         0          0         0          0
August 2024                             3          0         0          0         0          0
August 2025                             *          0         0          0         0          0
August 2026                             0          0         0          0         0          0
August 2027                             0          0         0          0         0          0
August 2028                             0          0         0          0         0          0
August 2029                             0          0         0          0         0          0
August 2030                             0          0         0          0         0          0
August 2031                             0          0         0          0         0          0

Weighted Average Life in
 Years (to Maturity) (1)             9.17       6.95      5.58       4.79      4.21       5.06
Weighted Average Life in
 Years (to Call) (1) (2)             8.48       6.36      5.12       4.41      3.93       3.29
-------------

(1) The weighted average life of a certificate is determined by (i) multiplying the net reductions, if any, of the certificate principal balance of the related certificates by the number of years from the date of issuance of the related certificate to the related distribution date,
        (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of the certificate principal balances described in
        (i) above.
(2)     To the optional termination date.
*       Indicates a number that is greater than zero but less than 0.5%.



        Percent of the Initial Class Certificate Principal Balance at the
                         Respective Percentages of CPR


                                                          Class M-3
                                    -----------------------------------------------------------
                                                        CPR Percentage
                                    -----------------------------------------------------------
Distribution Date in:                 15%        20%       25%        30%       40%        50%
-------------------------------     ------     ------    -------    -------   ------     ------
Initial Percentage                    100        100       100        100       100        100
August 2006                           100        100       100        100       100        100
August 2007                           100        100       100        100       100        100
August 2008                           100        100       100        100       100        100
August 2009                           100         79        61         46        25         33
August 2010                            85         63        45         32        15          0
August 2011                            71         49        34         22         9          0
August 2012                            59         39        25         15         0          0
August 2013                            49         30        18         10         0          0
August 2014                            41         24        13          2         0          0
August 2015                            34         19        10          0         0          0
August 2016                            28         15         2          0         0          0
August 2017                            24         11         0          0         0          0
August 2018                            19          9         0          0         0          0
August 2019                            16          0         0          0         0          0
August 2020                            13          0         0          0         0          0
August 2021                            10          0         0          0         0          0
August 2022                             8          0         0          0         0          0
August 2023                             0          0         0          0         0          0
August 2024                             0          0         0          0         0          0
August 2025                             0          0         0          0         0          0
August 2026                             0          0         0          0         0          0
August 2027                             0          0         0          0         0          0
August 2028                             0          0         0          0         0          0
August 2029                             0          0         0          0         0          0
August 2030                             0          0         0          0         0          0
August 2031                             0          0         0          0         0          0

Weighted Average Life in
 Years (to Maturity) (1)             9.08       6.87      5.51       4.68      3.96       4.02
Weighted Average Life in
 Years (to Call) (1) (2)             8.48       6.36      5.10       4.36      3.72       3.29
-------------

(1) The weighted average life of a certificate is determined by (i) multiplying the net reductions, if any, of the certificate principal balance of the related certificates by the number of years from the date of issuance of the related certificate to the related distribution date,
        (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of the certificate principal balances described in
        (i) above.
(2)     To the optional termination date.



        Percent of the Initial Class Certificate Principal Balance at the
                         Respective Percentages of CPR


                                                          Class M-4
                                    -----------------------------------------------------------
                                                        CPR Percentage
                                    -----------------------------------------------------------
Distribution Date in:                 15%        20%       25%        30%       40%        50%
-------------------------------     ------     ------    -------    -------   ------     ------
Initial Percentage                    100        100       100        100       100        100
August 2006                           100        100       100        100       100        100
August 2007                           100        100       100        100       100        100
August 2008                           100        100       100        100       100        100
August 2009                           100         79        61         46        25         12
August 2010                            85         63        45         32        15          0
August 2011                            71         49        34         22         5          0
August 2012                            59         39        25         15         0          0
August 2013                            49         30        18         10         0          0
August 2014                            41         24        13          0         0          0
August 2015                            34         19        10          0         0          0
August 2016                            28         15         0          0         0          0
August 2017                            24         11         0          0         0          0
August 2018                            19          5         0          0         0          0
August 2019                            16          0         0          0         0          0
August 2020                            13          0         0          0         0          0
August 2021                            10          0         0          0         0          0
August 2022                             2          0         0          0         0          0
August 2023                             0          0         0          0         0          0
August 2024                             0          0         0          0         0          0
August 2025                             0          0         0          0         0          0
August 2026                             0          0         0          0         0          0
August 2027                             0          0         0          0         0          0
August 2028                             0          0         0          0         0          0
August 2029                             0          0         0          0         0          0
August 2030                             0          0         0          0         0          0
August 2031                             0          0         0          0         0          0

Weighted Average Life in
 Years (to Maturity) (1)             9.02       6.82      5.46       4.65      3.87       3.82
Weighted Average Life in
 Years (to Call) (1) (2)             8.48       6.36      5.10       4.35      3.67       3.29
-------------

(1) The weighted average life of a certificate is determined by (i) multiplying the net reductions, if any, of the certificate principal balance of the related certificates by the number of years from the date of issuance of the related certificate to the related distribution date,
        (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of the certificate principal balances described in
        (i) above.
(2)     To the optional termination date.


        Percent of the Initial Class Certificate Principal Balance at the
                         Respective Percentages of CPR


                                                          Class M-5
                                    -----------------------------------------------------------
                                                        CPR Percentage
                                    -----------------------------------------------------------
Distribution Date in:                 15%        20%       25%        30%       40%        50%
-------------------------------     ------     ------    -------    -------   ------     ------
Initial Percentage                    100        100       100        100       100        100
August 2006                           100        100       100        100       100        100
August 2007                           100        100       100        100       100        100
August 2008                           100        100       100        100       100        100
August 2009                           100         79        61         46        25         12
August 2010                            85         63        45         32        15          0
August 2011                            71         49        34         22         0          0
August 2012                            59         39        25         15         0          0
August 2013                            49         30        18          4         0          0
August 2014                            41         24        13          0         0          0
August 2015                            34         19         1          0         0          0
August 2016                            28         15         0          0         0          0
August 2017                            24          9         0          0         0          0
August 2018                            19          0         0          0         0          0
August 2019                            16          0         0          0         0          0
August 2020                            13          0         0          0         0          0
August 2021                             4          0         0          0         0          0
August 2022                             0          0         0          0         0          0
August 2023                             0          0         0          0         0          0
August 2024                             0          0         0          0         0          0
August 2025                             0          0         0          0         0          0
August 2026                             0          0         0          0         0          0
August 2027                             0          0         0          0         0          0
August 2028                             0          0         0          0         0          0
August 2029                             0          0         0          0         0          0
August 2030                             0          0         0          0         0          0
August 2031                             0          0         0          0         0          0

Weighted Average Life in
 Years (to Maturity) (1)             8.93       6.75      5.39       4.57      3.79       3.64
Weighted Average Life in
 Years (to Call) (1) (2)             8.48       6.36      5.09       4.33      3.61       3.29
-------------

(1) The weighted average life of a certificate is determined by (i) multiplying the net reductions, if any, of the certificate principal balance of the related certificates by the number of years from the date of issuance of the related certificate to the related distribution date,
        (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of the certificate principal balances described in
        (i) above.
(2)     To the optional termination date.


       Percent of the Initial Class Certificate Principal Balance at the
                         Respective Percentages of CPR


                                                          Class M-6
                                    -----------------------------------------------------------
                                                        CPR Percentage
                                    -----------------------------------------------------------
Distribution Date in:                 15%        20%       25%        30%       40%        50%
-------------------------------     ------     ------    -------    -------   ------     ------
Initial Percentage                    100        100       100        100       100        100
August 2006                           100        100       100        100       100        100
August 2007                           100        100       100        100       100        100
August 2008                           100        100       100        100       100        100
August 2009                           100         79        61         46        25          1
August 2010                            85         63        45         32        14          0
August 2011                            71         49        34         22         0          0
August 2012                            59         39        25         15         0          0
August 2013                            49         30        18          0         0          0
August 2014                            41         24         7          0         0          0
August 2015                            34         19         0          0         0          0
August 2016                            28         13         0          0         0          0
August 2017                            24          0         0          0         0          0
August 2018                            19          0         0          0         0          0
August 2019                            16          0         0          0         0          0
August 2020                             4          0         0          0         0          0
August 2021                             0          0         0          0         0          0
August 2022                             0          0         0          0         0          0
August 2023                             0          0         0          0         0          0
August 2024                             0          0         0          0         0          0
August 2025                             0          0         0          0         0          0
August 2026                             0          0         0          0         0          0
August 2027                             0          0         0          0         0          0
August 2028                             0          0         0          0         0          0
August 2029                             0          0         0          0         0          0
August 2030                             0          0         0          0         0          0
August 2031                             0          0         0          0         0          0

Weighted Average Life in
 Years (to Maturity) (1)             8.80       6.63      5.30       4.50      3.69       3.49
Weighted Average Life in
 Years (to Call) (1) (2)             8.48       6.36      5.09       4.33      3.57       3.29
-------------

(1) The weighted average life of a certificate is determined by (i) multiplying the net reductions, if any, of the certificate principal balance of the related certificates by the number of years from the date of issuance of the related certificate to the related distribution date,
        (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of the certificate principal balances described in
        (i) above.
(2)     To the optional termination date.


ADDITIONAL INFORMATION

         The depositor intends to file certain additional yield tables (if and as applicable) and other computational materials with respect to the certificates with the Securities and Exchange Commission in a report on Form 8-K. Such tables and materials were prepared by the underwriter at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. Such tables and assumptions may be based on assumptions that differ from the modeling assumptions. Accordingly, such tables and other materials may not be relevant to or appropriate for investors, other than those specifically requesting them.

                                 USE OF PROCEEDS

         The depositor will apply the net proceeds of the sale of the offered certificates against the purchase price of the mortgage loans due to the seller.

                         FEDERAL INCOME TAX CONSEQUENCES

         The pooling and servicing agreement provides that multiple REMIC elections will be made with respect to the assets in the trust fund, creating a tiered REMIC structure.

         Upon the issuance of the offered certificates, Greenberg Traurig, LLP ("Tax Counsel") will deliver its opinion concluding that for federal income tax purposes, and assuming compliance with the terms of the pooling and servicing agreement, (i) each REMIC comprising the trust fund will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) the offered certificates will represent regular interests in a REMIC and beneficial ownership interests in rights to receive certain payments of Basis Risk Carry Forward Amounts and to receive certain payments under the yield maintenance agreement, and (iii) the Class R Certificates will each represent the residual interest in a REMIC.

TAXATION OF REGULAR INTERESTS

         A holder of an offered certificate will be treated for federal income tax purposes as owning a regular interest in a REMIC.

         Assuming that an offered certificate is held as a "capital asset" within the meaning of section 1221 of the Code, gain or loss on the disposition of the associated REMIC regular interest should generally, subject to the limitation described below, be capital gain or loss. Gain will be treated as ordinary income, however, to the extent such gain represents accrued but untaxed market discount, if any, or such gain does not exceed the excess, if any, of (x) the amount that would have been includable in the holder's gross income with respect to the regular interest had income thereon accrued at a rate equal to 110% of the applicable federal rate as defined in Section 1274(d) of the Code determined as of the date of purchase of the regular interest over (y) the amount actually included in such holder's income with respect to the regular interest.

         Interest on a regular interest must be included in income by a holder under the accrual method of accounting, regardless of the holder's regular method of accounting. It is anticipated that, for federal income tax purposes, the Class B-IO, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates will, the Class M-3 Certificates may, and the remaining offered certificates that are regular certificates will not, be issued with original issue discount, known as "OID". We refer you to "Material Federal Income Tax Considerations--Taxation of Debt Securities" in the accompanying prospectus. The prepayment assumption that will be used in determining the accrual of OID, market discount, or bond premium, if any, will be a rate equal to 25% CPR as described above. No representation is made that the mortgage loans will prepay at such rate or at any other rate. OID must be included in income as it accrues on a constant yield method, regardless of whether the holder receives currently the cash attributable to such OID. We refer you to "Material Federal Income Tax Considerations--Taxation of Debt Securities" in the accompanying prospectus.

STATUS OF THE OFFERED CERTIFICATES

         Each holder of an offered certificate is deemed to own an undivided beneficial ownership interest in a REMIC Regular Interest, in rights to Basis Risk Carry Forward Amounts and to payments under the yield maintenance agreement (such rights collectively, the "Yield Maintenance Rights"). The Yield Maintenance Rights and the Basis Risk Reserve Fund are not included in any REMIC. The treatment of amounts received by a related Certificateholder, with respect to such Certificateholder's right to receive the related yield maintenance payment as a result of the application of the related interest rate cap and Basis Risk Carry Forward Amounts, will depend upon the portion of such Certificateholder's purchase price allocable thereto. Under the REMIC regulations, each Certificateholder who has an interest in the Yield Maintenance Rights must allocate its purchase price for its Certificate between its undivided interest in the related REMIC Regular Interest and each of its interests comprising the Yield Maintenance Rights in accordance with the relative fair market values of each of those property rights. No representation is or will be made as to the relative fair market values. For reporting purposes, however, we currently intend to treat the Yield Maintenance Rights as having only nominal value. Generally, payments made to Certificates under the Yield Maintenance Rights will be included in income based on, and the purchase price allocated to the Yield Maintenance Rights may be amortized in accordance with, the regulations relating to notional principal contracts. In the case of non-corporate holders of the offered certificates, the amortization of the purchase price may be subject to limitations as an itemized deduction.

         The portions of the offered certificates treated as REMIC regular interests (but not the portions of the offered certificates consisting of the Yield Maintenance Rights) will be assets described in Section 7701(a)(19)(C) of the Code, and "real estate assets" under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the trust fund would be so treated. In addition, to the extent a regular interest represents real estate assets under Section 856(c)(5)(B) of the Code, the interest derived from that regular interest would be interest on obligations secured by interests in real property for purposes of section 856(c)(3)(B) of the Code in that proportion.

TAXATION OF CLASS R CERTIFICATES

         The Class R-I and Class R-II Certificates represent respectively the beneficial ownership of the sole class of "residual interests" in its related REMIC within the trust fund. Each holder of a Class R Certificate should refer to "Material Federal Income Tax Considerations--Taxation of Holders of Residual Interest Securities" in the accompanying prospectus for information regarding the material tax consequences of acquiring, holding and disposing of the Class R Certificates, as well as other portions of "Material Federal Income Tax Considerations" in the accompanying prospectus as they relate to holders of residual interests in a REMIC.

PROHIBITED TRANSACTIONS TAX AND OTHER TAXES

         The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions," called the "Prohibited Transactions Tax." In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the certificates. It is not anticipated that any REMIC comprising the trust fund will engage in any prohibited transactions in which it would recognize a material amount of net income.

         In addition, certain contributions to a trust fund that elects to be treated as a REMIC made after the day on which such trust fund issues all of its interests could result in the imposition of a tax on the trust fund equal to 100% of the value of the contributed property, called the "Contributions Tax." None of the REMICs comprising the trust fund will accept contributions that would subject it to such tax.

         In addition, a trust fund that elects to be treated as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property held as inventory.

         Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC arises out of a breach of the master servicer's or the trustee's obligations, as the case may be, under the pooling and servicing agreement or in respect of compliance with then-applicable law, such tax will be borne by the master servicer or the trustee, as applicable, in either case out of its own funds. In the event that either the master servicer or the trustee, as the case may be, fails to pay or is not required to pay any such tax as provided above, such tax will be paid by the relevant REMIC within the trust fund with amounts otherwise distributable to the holders of certificates in the manner provided in the pooling and servicing agreement.

         For further information regarding the federal income tax consequences of investing in the offered certificates, we refer you to "Material Federal Income Tax Considerations" in the accompanying prospectus.

                                   STATE TAXES

         None of the depositor, the master servicer, the seller or the trustee makes any representations regarding the tax consequences of purchase, ownership or disposition of the offered certificates under the tax laws of any state. Investors considering an investment in the offered certificates should consult their own tax advisors regarding such tax consequences.

         All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the offered certificates.

                              ERISA CONSIDERATIONS

         Fiduciaries of employee benefit plans subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") should consider the ERISA fiduciary investment standards before authorizing an investment by a plan in the certificates. In addition, fiduciaries of employee benefit plans subject to Title I of ERISA, as well as certain plans or other retirement arrangements not subject to ERISA, but which are subject to Section 4975 of the Code (such as individual retirement accounts and Keogh plans covering only a sole proprietor, or partners), or any entity whose underlying assets include plan assets by reason of a plan or account investing in such entity, including an insurance company general account (collectively, "Plan(s)"), should consult with their legal counsel to determine whether an investment in the certificates will cause the assets of the trust to be considered plan assets pursuant to the plan asset regulations set forth at 29 C.F.R. Section 2510.3-101 (the "Plan Asset Regulations"), thereby subjecting the Plan to the prohibited transaction rules with respect to such assets and the trustee or the master servicer to the fiduciary investment standards of ERISA, or cause the excise tax provisions of Section 4975 of the Code to apply to such assets, unless an exemption granted by the Department of Labor applies to the purchase, sale, transfer or holding of the certificates.

         Prohibited Transaction Exemption ("PTE") 90-30 (the "Exemption"), as amended by PTE 2000-58, and as further amended by PTE 2002-41, will generally be met with respect to the Class A Certificates, except for conditions which are dependent on facts unknown to the depositor or which it cannot control, such as those relating to the Plan or its fiduciary. See "ERISA Considerations" in the accompanying prospectus. The subordinated certificates and the residual certificates may not be acquired for or on behalf of a purchaser which is acquiring such certificates directly or indirectly for or on behalf of a Plan unless the proposed transfer and/or holding of such certificate and the servicing, management and operation of the trust will neither (i) result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code because any such transaction is covered under an individual or class prohibited transaction exemption including but not limited to PTE 84-14 (class exemption for plan asset transaction determined by independent qualified professional asset managers); PTE 90-1 (class exemption for certain transactions involving insurance company pooled separate accounts); PTE 91-38 (class exemption for certain transactions involving bank collective investment funds); PTE 95-60 (class exemption for certain transactions involving insurance company general accounts); and PTCE 96-23 (class exemption for plan asset transactions determined by in-house asset managers) ("Investor-Based Exemptions") nor (ii) give rise to any additional fiduciary duties under ERISA on the part of the master servicer or the trustee, all of which will be deemed represented by an owner of a book-entry subordinated certificate or residual certificate and will be evidenced by representations to such effect by or on behalf of a holder of a physical subordinated or residual certificate.

         Any Plan fiduciary which proposes to cause a Plan to purchase offered certificates should consult with its own counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of the offered certificates. Assets of a Plan should not be invested in offered certificates unless it is clear that an exemption will apply and exempt all potential prohibited transactions.

         A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA, or Section 4975 of the Code. However, such governmental plan may be subject to Federal, state and local laws, which may, to a material extent, be similar to the provisions of ERISA or Section 4975 of the Code. A fiduciary of a governmental plan should make its own determination as to the propriety of such investment under applicable fiduciary or other investment standards, and the need for and the availability of any exemptive relief under any such similar laws.

       RESTRICTIONS ON PURCHASE AND TRANSFER OF THE RESIDUAL CERTIFICATES

         The residual certificates are not offered for sale to any investor that is a "disqualified organization" as described in "Material Federal Income Tax Considerations--Taxation of Holders of Residual Interest
Securities--Restrictions on Ownership and Transfer of Residual Interest Securities" in the accompanying prospectus.

         As a prerequisite to any transfer of a residual certificate, the proposed transferee must provide an affidavit that the proposed transferee is not a disqualified organization or publicly traded partnership and that it is a U.S. Person. In the event that legislation is enacted which would subject the trust fund to tax (or disqualify any REMIC as a REMIC) on the transfer of an interest in a residual certificate to any other person or persons, the pooling and servicing agreement may be amended, without certificateholder consent, to restrict or prohibit prospectively such transfer. A transfer in violation of the restrictions set forth herein may subject a holder of a residual certificate to taxation. Moreover, certain transfers of a residual certificate that are effective to transfer legal ownership may nevertheless be ineffective to transfer ownership for federal income tax purposes, if at the time of the transfer a residual certificate represents a "noneconomic residual interest" as defined in the REMIC Regulations and if avoiding or impeding the assessment or collection of tax is a significant purpose of the transfer. See "Federal Income Tax Consequences" in this prospectus supplement and "Material Federal Income Tax Considerations--

Taxation of Holders of Residual Interest Securities--Restrictions on Ownership and Transfer of Residual Interest Securities" in the accompanying prospectus. Further, unless permitted under the pooling and servicing agreement, a residual certificate (including a beneficial interest therein) may not be purchased by or transferred to any person who is not a "United States person," as such term is defined in Section 7701(a)(30) of the Code.

                             METHOD OF DISTRIBUTION

         Subject to the terms and conditions set forth in the underwriting agreement, dated September 7, 2005, between the depositor and Bear, Stearns & Co. Inc. as underwriter (the "underwriter"), the depositor has agreed to sell all of the offered certificates to the underwriter, and the underwriter has agreed to purchase such offered certificates.

         The offered certificates will be offered by the underwriter when, as and if issued and sold by the depositor to the underwriter, subject to the underwriter's right to reject any subscription, in whole or in part. Distribution of the offered certificates will be made by the underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

         The underwriter may effect such transactions by selling the offered certificates to or through dealers, which may receive from the underwriter, for which they act as agent, compensation in the form of underwriting discounts, concessions and commissions. The underwriter and any dealers that participate with the underwriter in the distribution of the offered certificates may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act") and any profit on the sale of the offered certificates by them, and any discounts, commissions, concessions or other compensation received by them, may be considered underwriting discounts and commissions under the Securities Act.

         It is expected that the proceeds to the depositor from the sale of the offered certificates will be approximately $313,630,000 plus accrued interest, before deducting issuance expenses payable by the depositor, which are estimated to be approximately $622,000.

         The depositor has been advised by the underwriter that it intends to make a market in the offered certificates, but that it has no obligation to do so. There can be no assurance that a secondary market for the offered certificates, or any particular class thereof, will develop or, if it does develop, that it will continue or that such market will provide sufficient liquidity to certificateholders.

         The depositor has agreed to indemnify the underwriter against, or make contributions to the underwriter with respect to, certain liabilities, including liabilities under the Securities Act. Bear, Stearns & Co. Inc. is an affiliate of the depositor, EMC Mortgage Corporation and Bear Stearns Financial Products Inc. From time to time the underwriter or its affiliates may perform investment banking and advisory services for, and may provide general financing and banking services to, the depositor and the seller, and other affiliates of the depositor and the seller.

                                  LEGAL MATTERS

         The validity of the certificates, including certain federal income tax consequences with respect thereto, will be passed upon for the depositor by Greenberg Traurig, LLP, New York, New York. Greenberg Traurig, LLP, New York, New York, will also pass upon certain legal matters on behalf of the seller, the depositor and the underwriter.

                                     RATINGS

         It is a condition of the issuance of the offered certificates that each class of offered certificates be assigned the ratings designated below by Standard & Poor's and Fitch Ratings.

                                       Ratings
                              -----------------------
                              Standard &     Fitch
                  Class       Poor's         Ratings
                  -----       -------        --------
                  A-1         AAA            AAA
                  A-2         AAA            AAA
                  A-3         AAA            AAA
                  M-1         AA             AA
                  M-2         A              A
                  M-3         A-             A-
                  M-4         BBB+           BBB+
                  M-5         BBB            BBB
                  M-6         BBB-           BBB-


         The security ratings assigned to the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the respective rating agency. The ratings on the offered certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans or the anticipated yields in light of prepayments.

         The ratings on the offered certificates do not reflect the likelihood of payment to any class of offered certificates of any Basis Risk Carry Forward Amounts or any Yield Maintenance Payments received under the yield maintenance agreement.

         The depositor has not requested ratings of the offered certificates by any rating agency other than Standard & Poor's and Fitch Ratings. However, there can be no assurance as to whether any other rating agency will rate the offered certificates or, if it does, what ratings would be assigned by such other rating agency. The ratings assigned by such other rating agency to the offered certificates could be lower than the respective ratings assigned by the rating agencies.

                             INDEX OF DEFINED TERMS

6-month LIBOR..................................................................................................S-32
Allocated Realized Loss Amount.................................................................................S-54
balloon loans..................................................................................................S-21
Basis Risk Carry Forward Amount................................................................................S-55
Basis Risk Reserve Fund........................................................................................S-69
Basis Risk Shortfall...........................................................................................S-55
BSFP...........................................................................................................S-77
Certificate principal balance..................................................................................S-55
certificates....................................................................................................S-7
Class A Certificates............................................................................................S-7
Class A Principal Distribution Amount..........................................................................S-55
Class M-1 Principal Distribution Amount........................................................................S-56
Class M-2 Principal Distribution Amount........................................................................S-56
Class M-3 Principal Distribution Amount........................................................................S-57
Class M-4 Principal Distribution Amount........................................................................S-57
Class M-5 Principal Distribution Amount........................................................................S-58
Class M-6 Principal Distribution Amount........................................................................S-59
Class M-7 Principal Distribution Amount........................................................................S-60
Class R Certificates............................................................................................S-7
Clearstream....................................................................................................S-47
Code...........................................................................................................S-96
collateral value...............................................................................................S-30
Compensating Interest..........................................................................................S-43
Contributions Tax..............................................................................................S-98
CPR............................................................................................................S-81
CSSF...........................................................................................................S-49
Distribution Account...........................................................................................S-43
DTC............................................................................................................S-47
Due Date.......................................................................................................S-60
Due Period.....................................................................................................S-61
EMC............................................................................................................S-37
ERISA..........................................................................................................S-98
Euroclear......................................................................................................S-47
Excess Spread..................................................................................................S-61
Excess Yield Maintenance Amount................................................................................S-61
Exemption......................................................................................................S-99
Extra Principal Distribution Amount............................................................................S-61
Financial Intermediary.........................................................................................S-47
Fiscal Quarter.................................................................................................S-75
Fitch Ratings..................................................................................................S-12
high cost loans................................................................................................S-24
Insurance Proceeds.............................................................................................S-61
interest adjustment date.......................................................................................S-31
Interest Carry Forward Amount..................................................................................S-61
interest determination date....................................................................................S-69


                                     S-102



Interest Distribution Amount...................................................................................S-62
Interest Funds.................................................................................................S-62
interest rate cap...............................................................................................S-8
Investor-Based Exemptions......................................................................................S-99
LIBOR..........................................................................................................S-32
LIBOR business day.............................................................................................S-69
Liquidation Proceeds...........................................................................................S-63
loan-to-value ratio............................................................................................S-20
Master Servicer Advance Date...................................................................................S-63
Master Servicer Collection Account.............................................................................S-42
modeling assumptions...........................................................................................S-82
MOM loan.......................................................................................................S-33
Net income from foreclosure property...........................................................................S-98
Net Monthly Excess Cashflow....................................................................................S-63
net mortgage rate..............................................................................................S-68
offered certificates............................................................................................S-7
OID............................................................................................................S-96
One-Month LIBOR................................................................................................S-68
optional termination date......................................................................................S-74
Overcollateralization Deficiency Amount........................................................................S-63
Overcollateralization Floor....................................................................................S-63
Overcollateralization Release Amount...........................................................................S-63
Overcollateralization Target Amount............................................................................S-63
Overcollateralized Amount......................................................................................S-63
Participants...................................................................................................S-47
Plan...........................................................................................................S-12
Plan Asset Regulations.........................................................................................S-98
Plan(s)........................................................................................................S-98
Pooling and Servicing Agreement................................................................................S-43
Prepayment Interest Shortfall..................................................................................S-43
prepayment model...............................................................................................S-81
Prepayment Period..............................................................................................S-64
Principal Distribution Amount..................................................................................S-64
Principal Funds................................................................................................S-64
Prohibited Transactions Tax....................................................................................S-97
Projected Principal Balance....................................................................................S-70
Protected Party................................................................................................S-45
PTE............................................................................................................S-99
Realized Loss..................................................................................................S-65
record date.....................................................................................................S-7
Reference Bank Rate............................................................................................S-69
Reference Banks................................................................................................S-70
regular interests..............................................................................................S-11
related subordinated classes...................................................................................S-13
Relief Act.....................................................................................................S-65
Remaining Excess Spread........................................................................................S-65


                                     S-103




REO property...................................................................................................S-65
residual certificates...........................................................................................S-7
residual interest..............................................................................................S-12
Rules..........................................................................................................S-47
Securities Act................................................................................................S-100
senior certificates.............................................................................................S-7
simple interest loans...........................................................................................S-6
Standard & Poor's..............................................................................................S-12
Stated Principal Balance.......................................................................................S-65
Stepdown Date..................................................................................................S-65
Strike Price...................................................................................................S-70
subordinated certificates.......................................................................................S-7
subordination..................................................................................................S-13
Subsequent Recovery............................................................................................S-67
Tax Counsel....................................................................................................S-96
Trigger Event..................................................................................................S-66
U.S. person.......................................................................................................4
underwriter...................................................................................................S-100
Unpaid Allocated Realized Loss Amount..........................................................................S-66
Yield Maintenance Account......................................................................................S-70
Yield Maintenance Agreement....................................................................................S-70
Yield Maintenance Payment......................................................................................S-70
Yield Maintenance Provider.....................................................................................S-77
Yield Maintenance Rights.......................................................................................S-97


                                   SCHEDULE A

                         MORTGAGE LOAN STATISTICAL DATA

The following information sets forth in tabular format certain information, as of the cut-off date, about the mortgage loans. Other than with respect to rates of interest, percentages are approximate and are stated by cut-off date principal balance as of August 1, 2005.



        MORTGAGE RATES OF THE MORTGAGE LOANS IN TOTAL PORTFOLIO

                                               AGGREGATE SCHEDULE
                                NUMBER OF       PRINCIPAL BALANCE         % OF
                                MORTGAGE        OUTSTANDING AS OF       MORTGAGE
MORTGAGE RATES (%)                LOANS           CUT-OFF DATE            POOL
------------------             ------------   ---------------------   ----------
 4.001 - 4.500                           2           $ 500,146            0.16 %
 4.501 - 5.000                           9           2,285,694            0.71
 5.001 - 5.500                          26           6,790,379            2.12
 5.501 - 6.000                          88          22,057,342            6.88
 6.001 - 6.500                         116          26,944,847            8.40
 6.501 - 7.000                         242          51,037,310           15.92
 7.001 - 7.500                         203          43,539,858           13.58
 7.501 - 8.000                         237          43,085,217           13.44
 8.001 - 8.500                         185          30,716,902            9.58
 8.501 - 9.000                         237          28,055,025            8.75
 9.001 - 9.500                         200          21,440,872            6.69
 9.501 - 10.000                        207          16,446,398            5.13
10.001 - 10.500                        127           9,349,708            2.92
10.501 - 11.000                        109           6,575,999            2.05
11.001 - 11.500                         72           4,314,419            1.35
11.501 - 12.000                         61           2,942,365            0.92
12.001 - 12.500                         28           1,753,143            0.55
12.501 - 13.000                         28           1,040,772            0.32
13.001 - 13.500                         14             869,212            0.27
13.501 - 14.000                         12             491,360            0.15
14.001 - 14.500                          6             221,504            0.07
14.501 - 15.000                          3             121,823            0.04
15.001 and Greater                       3              79,496            0.02
                               -------------------------------------------------
   Total                             2,215       $ 320,659,792          100.00 %
                               =================================================


As of the cut-off date, the weighted average mortgage rate of the mortgage loans in the total portfolio was approximately 7.871% per annum.

            ORIGINAL COMBINED-LOAN-TO-VALUE RATIOS OF TOTAL PORTFOLIO


                                               AGGREGATE SCHEDULE
                                NUMBER OF       PRINCIPAL BALANCE         % OF
ORIGINAL COMBINED               MORTGAGE        OUTSTANDING AS OF       MORTGAGE
LOAN-TO-VALUE RATES(%)            LOANS           CUT-OFF DATE            POOL
----------------------         ------------   ---------------------   ----------
  10.01 -   20.00                        5           $ 256,545            0.08 %
  20.01 -   30.00                       13             443,690            0.14
  30.01 -   40.00                       19           1,241,468            0.39
  40.01 -   50.00                       39           3,826,714            1.19
  50.01 -   60.00                       69           9,436,160            2.94
  60.01 -   70.00                      221          33,781,444           10.53
  70.01 -   80.00                      703         108,230,715           33.75
  80.01 -   90.00                      586          88,485,591           27.59
  90.01 -  100.00                      496          66,675,840           20.79
 100.01 -  110.00                       19           2,005,491            0.63
 110.01 -  120.00                       13           2,042,100            0.64
 120.01 and Greater                     32           4,234,034            1.32
                               -----------------------------------------------
   Total                             2,215       $ 320,659,792          100.00 %
                               ===============================================


As of the cut-off date, the weighted average original combined loan-to-value ratio of the mortgage loans in the total portfolio was approximately 83.18%.


      SCHEDULED PRINCIPAL BALANCES OF THE MORTGAGE LOANS IN TOTAL PORTFOLIO


                                               AGGREGATE SCHEDULE
                                NUMBER OF       PRINCIPAL BALANCE         % OF
SCHEDULED PRINCIPAL             MORTGAGE        OUTSTANDING AS OF       MORTGAGE
BALANCE($)                        LOANS           CUT-OFF DATE            POOL
----------------------         ------------   ---------------------   ----------
          1 -  50,000                 478         $ 15,136,886            4.72 %
     50,001 -  100,000                555           39,841,583           12.42
    100,001 -  150,000                441           54,316,581           16.94
    150,001 -  200,000                225           39,178,773           12.22
    200,001 -  250,000                154           34,375,810           10.72
    250,001 -  300,000                108           30,030,516            9.37
    300,001 -  350,000                 82           26,708,245            8.33
    350,001 -  400,000                 62           23,244,011            7.25
    400,001 -  450,000                 33           13,889,199            4.33
    450,001 -  500,000                 33           15,710,942            4.90
    500,001 -  550,000                  9            4,774,288            1.49
    550,001 -  600,000                 14            8,069,437            2.52
    600,001 -  650,000                 10            6,277,283            1.96
    650,001 -  700,000                  4            2,708,336            0.84
    700,001 -  750,000                  4            2,906,824            0.91
    750,001 and Greater                 3            3,491,077            1.09
                               -----------------------------------------------
  Total                             2,215        $ 320,659,792          100.00 %
                               ===============================================

As of the cut-off date, the average scheduled principal balance of the mortgage loans in the total portfolio was approximately $144,767.

             CREDIT SCORES OF THE MORTGAGE LOANS IN TOTAL PORTFOLIO*


                                               AGGREGATE SCHEDULE
                                NUMBER OF       PRINCIPAL BALANCE         % OF
                                MORTGAGE        OUTSTANDING AS OF       MORTGAGE
RANGE OF CREDIT SCORES            LOANS           CUT-OFF DATE            POOL
----------------------         ------------   ---------------------   ----------
Not Available                           10           $ 811,112            0.25 %
    1 - 500                            228          24,527,266            7.65
501 - 520                              186          20,816,684            6.49
521 - 540                              233          31,841,802            9.93
541 - 560                              190          24,540,021            7.65
561 - 580                              179          24,781,491            7.73
581 - 600                              179          27,020,762            8.43
601 - 620                              181          25,965,191            8.10
621 - 640                              177          27,291,507            8.51
641 - 660                              193          33,003,756           10.29
661 - 680                              128          21,157,571            6.60
681 - 700                              110          18,938,119            5.91
701 - 720                               83          16,039,487            5.00
721 - 740                               55           9,347,327            2.92
741 - 760                               50           8,913,008            2.78
761 - 780                               20           2,967,156            0.93
781 - 800                               10           2,202,111            0.69
801 and Greater                          3             495,423            0.15
                               -----------------------------------------------
   Total                             2,215       $ 320,659,792          100.00 %
                               ===============================================

As of the cut-off date, the weighted average credit score of the mortgage loans in the total portfolio for which credit scores are available is approximately 606.

*Based upon the most recently available data.

     GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES IN TOTAL PORTFOLIO


                                               AGGREGATE SCHEDULE
                                NUMBER OF       PRINCIPAL BALANCE         % OF
                                MORTGAGE        OUTSTANDING AS OF       MORTGAGE
GEOGRAPHIC DISTRIBUTION           LOANS           CUT-OFF DATE            POOL
-----------------------        ------------   ---------------------   ----------
Alabama                                  9           $ 985,452            0.31 %
Alaska                                   5           1,351,534            0.42
Arizona                                 71           9,109,697            2.84
Arkansas                                15           1,080,803            0.34
California                             367          94,321,129           29.41
Colorado                                48           6,823,887            2.13
Connecticut                             21           2,276,495            0.71
Delaware                                 5             468,373            0.15
District of Columbia                     5           2,056,583            0.64
Florida                                213          27,084,844            8.45
Georgia                                 97          11,551,152            3.60
Hawaii                                   7           1,453,821            0.45
Idaho                                   10           1,356,343            0.42
Illinois                                76           8,776,072            2.74
Indiana                                 48           4,218,546            1.32
Iowa                                     4             362,327            0.11
Kansas                                   4             355,290            0.11
Kentucky                                20           1,548,359            0.48
Louisiana                               27           2,257,661            0.70
Maine                                    2             507,357            0.16
Maryland                                55          10,200,502            3.18
Massachusetts                           18           3,458,532            1.08
Michigan                                72           7,098,308            2.21
Minnesota                               24           3,112,013            0.97
Mississippi                             21           1,341,014            0.42
Missouri                                35           3,599,414            1.12
Montana                                  5             845,986            0.26
Nebraska                                12           1,161,544            0.36
Nevada                                  44           6,752,511            2.11
New Hampshire                            2             340,124            0.11
New Jersey                              60           9,349,975            2.92
New Mexico                              21           1,884,924            0.59
New York                               145          25,584,695            7.98
North Carolina                          56           5,652,409            1.76
North Dakota                             1              26,692            0.01
Ohio                                    73           6,935,036            2.16
Oklahoma                                37           2,748,129            0.86
Oregon                                  29           3,779,088            1.18
Pennsylvania                            72           6,013,966            1.88
Rhode Island                             1             229,621            0.07
South Carolina                          32           2,568,498            0.80
Tennessee                               41           3,827,955            1.19
Texas                                  151          14,645,099            4.57
Utah                                    36           4,261,360            1.33
Vermont                                  4             376,784            0.12
Virginia                                42           6,965,714            2.17
Washington                              51           7,280,024            2.27
Wisconsin                               20           2,575,843            0.80
Wyoming                                  1              98,309            0.03
   Total                             2,215       $ 320,659,792          100.00 %

          PROPERTY TYPES OF THE MORTGAGED PROPERTIES IN TOTAL PORTFOLIO


                                               AGGREGATE SCHEDULE
                                NUMBER OF       PRINCIPAL BALANCE         % OF
                                MORTGAGE        OUTSTANDING AS OF       MORTGAGE
PROPERTY TYPE                     LOANS           CUT-OFF DATE            POOL
-------------                 ------------   ---------------------   ----------
Single Family                       1,725        $ 239,277,613           74.62 %
PUD                                   224           40,855,817           12.74
2-4 Family                            123           21,873,857            6.82
Condominium                            91           14,965,487            4.67
CO-OP                                  41            2,268,304            0.71
Townhouse                               8            1,170,156            0.36
Mixed Use                               3              248,558            0.08
                               -----------------------------------------------
   Total                            2,215        $ 320,659,792          100.00 %
                               ===============================================



          OCCUPANCY STATUS OF MORTGAGED PROPERTIES IN TOTAL PORTFOLIO*


                                               AGGREGATE SCHEDULE
                                NUMBER OF       PRINCIPAL BALANCE         % OF
                                MORTGAGE        OUTSTANDING AS OF       MORTGAGE
OCCUPANCY STATUS                  LOANS           CUT-OFF DATE            POOL
----------------              ------------   ---------------------   ----------
Owner Occupied                      1,986        $ 291,625,447           90.95 %
Investor                              207           25,719,608            8.02
Second Home                            22            3,314,736            1.03
                               ----------------------------------------------
   Total                            2,215        $ 320,659,792          100.00 %
                               ===============================================


*Based upon representations of the related mortgagors at the time of origination.

   REMAINING TERMS TO STATED MATURITY OF THE MORTGAGE LOANS IN TOTAL PORTFOLIO

                                               AGGREGATE SCHEDULE
                                NUMBER OF       PRINCIPAL BALANCE         % OF
                                MORTGAGE        OUTSTANDING AS OF       MORTGAGE
STATED REMAINING TERM             LOANS           CUT-OFF DATE            POOL
---------------------          ------------   ---------------------   ----------
1 - 48 Months                           9             $ 75,875            0.02 %
49 - 60 Months                          3              108,080            0.03
61 - 120 Months                       178            8,108,569            2.53
121 - 180 Months                      217           11,937,207            3.72
181 - 240 Months                       40            2,317,036            0.72
241 - 300 Months                      420           39,823,862           12.42
301 - 360 Months                    1,235          231,255,784           72.12
360 Months and Greater                113           27,033,379            8.43
                               -----------------------------------------------
   Total                            2,215        $ 320,659,792          100.00 %
                               ===============================================

As of the cut-off date, the weighted average remaining months to scheduled maturity of the mortgage loans in the total portfolio was approximately 336 months.


              LOAN PURPOSE OF THE MORTGAGE LOANS IN TOTAL PORTFOLIO

                                               AGGREGATE SCHEDULE
                                NUMBER OF       PRINCIPAL BALANCE         % OF
                                MORTGAGE        OUTSTANDING AS OF       MORTGAGE
LOAN PURPOSE                      LOANS           CUT-OFF DATE            POOL
------------                  ------------   ---------------------   ----------
Cash-Out Refinance                    958        $ 144,846,727           45.17 %
Purchase                            1,007          137,966,330           43.03
Rate/Term Refinance                   250           37,846,735           11.80
                              ------------------------------------------------
   Total                            2,215        $ 320,659,792          100.00 %
                              ================================================

         MAXIMUM MORTGAGE RATES OF THE MORTGAGE LOANS IN TOTAL PORTFOLIO


                                               AGGREGATE SCHEDULE
                                NUMBER OF       PRINCIPAL BALANCE         % OF
MAXIMUM MORTGAGE                MORTGAGE        OUTSTANDING AS OF       MORTGAGE
INTEREST RATE (%)                 LOANS           CUT-OFF DATE            POOL
-----------------              ------------   ---------------------   ----------
0.000 - 11.000                         26          $ 6,457,388            2.01 %
11.001 - 11.500                        31            7,586,296            2.37
11.501 - 12.000                        68           15,550,113            4.85
12.001 - 12.500                        82           20,059,964            6.26
12.501 - 13.000                       133           32,292,237           10.07
13.001 - 13.500                       139           32,452,674           10.12
13.501 - 14.000                       143           27,259,165            8.50
14.001 - 14.500                        87           16,742,550            5.22
14.501 - 15.000                       110           17,241,210            5.38
15.001 - 15.500                        76           10,124,319            3.16
15.501 - 16.000                        55            6,218,217            1.94
16.001 - 16.500                        41            4,357,216            1.36
16.501 - 17.000                        34            4,003,505            1.25
17.001 - 17.500                        14            1,501,477            0.47
17.501 - 18.000                        10              806,035            0.25
18.001 and Greater                      8              579,213            0.18
FIXED                               1,158          117,428,213           36.62
                               -----------------------------------------------
   Total                            2,215        $ 320,659,792          100.00 %
                               ===============================================

As of the cut-off date, the weighted average maximum mortgage rate of the adjustable rate mortgage loans in the total portfolio was approximately 13.495% per annum.



         MINIMUM MORTGAGE RATES OF THE MORTGAGE LOANS IN TOTAL PORTFOLIO


                                               AGGREGATE SCHEDULE
                                NUMBER OF       PRINCIPAL BALANCE         % OF
MINIMUM MORTGAGE                MORTGAGE        OUTSTANDING AS OF       MORTGAGE
INTEREST RATE (%)                 LOANS           CUT-OFF DATE            POOL
-----------------              ------------   ---------------------   ----------
 0.000 - 3.000                         55          $ 9,703,093            3.03 %
 3.001 -  3.500                        15            4,013,659            1.25
 3.501 -  4.000                         4              851,221            0.27
 4.001 -  4.500                         5            1,303,179            0.41
 4.501 -  5.000                        18            5,075,200            1.58
 5.001 -  5.500                        58           14,036,443            4.38
 5.501 -  6.000                        73           17,305,721            5.40
 6.001 -  6.500                       113           24,839,176            7.75
 6.501 -  7.000                       142           33,671,314           10.50
 7.001 -  7.500                       109           24,651,202            7.69
 7.501 -  8.000                       107           19,498,060            6.08
 8.001 -  8.500                        81           14,108,596            4.40
 8.501 -  9.000                        87           14,148,003            4.41
 9.001 -  9.500                        60            7,401,367            2.31
 9.501 - 10.000                        57            6,095,950            1.90
10.001 - 10.500                        35            3,708,436            1.16
10.501 and Greater                     38            2,820,961            0.88
FIXED                               1,158          117,428,213           36.62
                               -----------------------------------------------
   Total                            2,215        $ 320,659,792          100.00 %
                               ===============================================

As of the cut-off date, the weighted average minimum mortgage rate of the adjustable rate mortgage loans in the total portfolio was approximately 6.918% per annum.

             GROSS MARGINS OF THE MORTGAGE LOANS IN TOTAL PORTFOLIO

                                               AGGREGATE SCHEDULE
                                NUMBER OF       PRINCIPAL BALANCE         % OF
                                MORTGAGE        OUTSTANDING AS OF       MORTGAGE
GROSS MARGIN (%)                 LOANS           CUT-OFF DATE            POOL
----------------              ------------   ---------------------   ----------
0.000 - 2.500                          20          $ 5,901,858            1.84 %
2.501 - 3.000                          62           11,856,689            3.70
3.001 - 3.500                          38           11,646,297            3.63
3.501 - 4.000                          36           10,207,940            3.18
4.001 - 4.500                          40            9,089,815            2.83
4.501 - 5.000                          75           17,302,945            5.40
5.001 - 5.500                         141           27,592,202            8.60
5.501 - 6.000                         185           34,149,147           10.65
6.001 - 6.500                         166           29,480,817            9.19
6.501 - 7.000                         119           22,478,179            7.01
7.001 - 7.500                          82           11,393,139            3.55
7.501 - 8.000                          47            6,970,273            2.17
8.001 and Greater                      46            5,162,278            1.61
FIXED                               1,158          117,428,213           36.62
                              ------------------------------------------------
   Total                            2,215        $ 320,659,792          100.00 %
                              ================================================

As of the cut-off date, the weighted average gross margin of the adjustable rate mortgage loans in the total portfolio was approximately 5.485% per annum.



          MONTHS TO NEXT INTEREST RATE ADJUSTMENT OF THE MORTGAGE LOANS
                               IN TOTAL PORTFOLIO


                                               AGGREGATE SCHEDULE
                                NUMBER OF       PRINCIPAL BALANCE         % OF
MONTHS TO NEXT INTEREST         MORTGAGE        OUTSTANDING AS OF       MORTGAGE
RATE ADJUSTMENT(%)                 LOANS           CUT-OFF DATE            POOL
-----------------------       ------------   ---------------------   ----------
0 - 12                                262         $ 37,913,277           11.82 %
13 - 24                               602          125,717,233           39.21
25 - 36                               132           28,070,467            8.75
37 - 48                                 1              146,794            0.05
49 - 60                                58           10,647,895            3.32
61 - 72                                 1              442,313            0.14
73 and Greater                          1              293,600            0.09
FIXED                               1,158          117,428,213           36.62
                              ------------------------------------------------
   Total                            2,215        $ 320,659,792          100.00 %
                              ================================================

As of the cut-off date, the weighted average months to roll of the adjustable rate mortgage loans in the total portfolio was approximately 20 months.



          INTEREST ONLY STATUS OF THE MORTGAGE LOANS IN TOTAL PORTFOLIO


                                               AGGREGATE SCHEDULE
                                NUMBER OF       PRINCIPAL BALANCE         % OF
                                MORTGAGE        OUTSTANDING AS OF       MORTGAGE
INTEREST ONLY (%)                 LOANS           CUT-OFF DATE            POOL
-----------------              ------------   ---------------------   ----------
Non - IO                            1,979        $ 263,326,843           82.12 %
2 Year Interest Only                   43           11,571,448            3.61
3 Year Interest Only                   35            6,331,458            1.97
5 Year Interest Only                  120           27,933,030            8.71
7 Year Interest Only                    1              293,600            0.09
10 Year Interest Only                  37           11,203,413            3.49
                              ------------------------------------------------
   Total                            2,215        $ 320,659,792          100.00 %
                              ================================================

                             SCHEDULE B

                    SCHEDULE OF PROJECTED PRINCIPAL BALANCES

Distribution Date in:         Notional Amount
---------------------         ---------------
September 2005                $122,227,453.14
October 2005                  $120,109,399.88
November 2005                 $118,027,154.77
December 2005                 $115,980,120.35
January 2006                  $113,967,709.09
February 2006                 $111,989,343.15
March 2006                    $110,044,454.30
April 2006                    $108,132,483.71
May 2006                      $106,252,881.79
June 2006                     $104,405,108.10
July 2006                     $102,588,631.10
August 2006                   $100,802,928.11
September 2006                 $99,047,485.07
October 2006                   $97,321,796.47
November 2006                  $95,625,365.17
December 2006                  $93,957,702.27
January 2007                   $92,318,326.96
February 2007                  $90,706,766.43
March 2007                     $89,122,555.68
April 2007                     $87,565,237.45
May 2007                       $86,034,362.03
June 2007                      $84,529,487.21
July 2007                      $83,050,178.06
August 2007                    $81,596,006.91
September 2007                 $80,166,553.17
October 2007                   $78,761,403.21
November 2007                  $77,380,150.29
December 2007                  $76,022,394.40
January 2008                   $74,687,742.18
February 2008                  $73,375,806.78

                                     ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

         Except in certain limited circumstances, the offered certificates, which are referred to in this Annex I as the global securities, will be available only in book-entry form. Investors in the global securities may hold interests in these global securities through any of DTC, Clearstream or Euroclear. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding interests in global securities through Clearstream and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice. Secondary market trading between investors holding interests in global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between investors holding interests in global securities through Clearstream or Euroclear and investors holding interests in global securities through DTC participants will be effected on a delivery-against-payment basis through the respective depositories of Clearstream and Euroclear, in such capacity, and other DTC participants.

         Although DTC, Euroclear and Clearstream are expected to follow the procedures described below in order to facilitate transfers of interests in the global securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time. Neither the Depositor, the Master Servicer, the Securities Administrator nor the Trustee will have any responsibility for the performance by DTC, Euroclear and Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their obligations.

         Non-U.S. holders of global securities will be subject to U.S. withholding taxes unless those holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

         The global securities will be registered in the name of Cede & Co. as nominee of DTC. Investors' interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositories, which in turn will hold such positions in accounts as DTC participants.

         Investors electing to hold interests in global securities through DTC participants, rather than through Clearstream or Euroclear accounts, will be subject to the settlement practices applicable to similar issues of pass-through certificates. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold interests in global securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Interests in global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Transfers between DTC Participants. Secondary market trading between DTC participants will be settled using the DTC procedures applicable to similar issues of pass-through certificates in same-day funds.

         Transfers between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream participants or Euroclear participants and/or investors holding interests in global securities through them will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Transfers between DTC Seller and Clearstream or Euroclear Purchaser. When interests in global securities are to be transferred on behalf of a seller from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant for a purchaser, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or the Euroclear operator will instruct its respective depository to receive an interest in the global securities against payment. Payment will include interest accrued on the global securities from and including the last distribution date to but excluding the settlement date. Payment will then be made by the respective depository to the DTC participant's account against delivery of an interest in the global securities. After this settlement has been completed, the interest will be credited to the respective clearing system, and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear participant's account. The credit of this interest will appear on the next business day and the cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed through DTC on the intended value date, i.e., the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

         Clearstream participants and Euroclear participants will need to make available to the respective clearing system the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement from cash on hand, in which case the Clearstream participants or Euroclear participants will take on credit exposure to Clearstream or the Euroclear operator until interests in the global securities are credited to their accounts one day later.

         As an alternative, if Clearstream or the Euroclear operator has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon. Under this procedure, Clearstream participants or Euroclear participants receiving interests in global securities for purchasers would incur overdraft charges for one day, to the extent they cleared the overdraft when interests in the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, the investment income on the interest in the global securities earned during that one-day period would tend to offset the amount of these overdraft charges, although this result will depend on each Clearstream participant's or Euroclear participant's particular cost of funds.

         Since the settlement through DTC will take place during New York business hours, DTC participants are subject to DTC procedures for transferring interests in global securities to the respective depository of Clearstream or Euroclear for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the seller settling the sale through a DTC participant, a cross-market transaction will settle no differently than a sale to a purchaser settling through a DTC participant.

         Finally, intra-day traders that use Clearstream participants or Euroclear participants to purchase interests in global securities from DTC participants or sellers settling through them for delivery to Clearstream participants or Euroclear participants should note that these trades will automatically fail on the sale side unless affirmative action is taken. At least three techniques should be available to eliminate this potential condition:

         o borrowing interests in global securities through Clearstream or Euroclear for one day, until the purchase side of the intra-day trade is reflected in the relevant Clearstream or Euroclear accounts, in accordance with the clearing system's customary procedures;

         o borrowing interests in global securities in the United States from a DTC participant no later than one day prior to settlement, which would give sufficient time for such interests to be reflected in the relevant Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

         o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

         Transfers between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which interests in global securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream or the Euroclear operator through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct its respective depository, to credit an interest in the global securities to the DTC participant's account against payment. Payment will include interest accrued on the global securities from and including the last distribution date to but excluding the settlement date. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following business day, and receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred through DTC in New York. If settlement is not completed on the intended value date, i.e., the trade fails, receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

         A beneficial owner who is an individual or corporation holding the global security on its own behalf through Clearstream or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that typically applies to payments of interest, including original issue discount, on registered debt issued by U.S. persons, unless:

         o each clearing system, bank or other institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner or a foreign corporation or foreign trust and the U.S. entity required to withhold tax complies with applicable certification requirements; and

         o the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate.

         o Exemption for Non-U.S. Persons--Form W-8BEN. Beneficial holders of global securities that are Non-U.S. persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN, or Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding. Non-U.S. persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8BEN. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change.

         o Exemption for Non-U.S. persons with effectively connected income--Form W-8ECI. A Non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI, or Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States.

         o Exemption for U.S. Persons--Form W-9. U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9, or Payer's Request for Taxpayer Identification Number and Certification.

         U.S. Federal Income Tax Reporting Procedure. The holder of a global security or a Form W-8BEN or Form W-8ECI filer, files by submitting the appropriate form to the person through whom it holds the security--the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8BEN and Form W-8ECI generally are effective until the third succeeding calendar year from the date the form is signed. However, the W-8BEN and W-8ECI with a taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the withholding agent reports at least annually to the beneficial owner on Form 1042-S. The term "U.S. person" means:

         o        a citizen or resident of the United States;

         o a corporation, partnership or other entity treated as a corporation or a partnership for United States federal income tax purposes, organized in or under the laws of the United States or any state thereof, including for this purpose the District of Columbia, unless, in the case of a partnership, future Treasury regulations provide otherwise;

         o an estate that is subject to U.S. federal income tax regardless of the source of its income; or

         o a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

         If the information shown on Form W-8BEN or Form W-8ECI changes, a new Form W-8BEN or Form W-8ECI, as applicable, must be filed within 30 days of the change. Certain trusts not described in the final bullet of the preceding sentence in existence on August 20, 1996 that elect to be treated as a United States Person will also be a U.S. person. The term "Non-U.S. person" means any person who is not a U.S. person. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the global securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the global securities.

PROSPECTUS

          MORTGAGE-BACKED/ASSET-BACKED SECURITIES (ISSUABLE IN SERIES)
                   BEAR STEARNS ASSET BACKED SECURITIES I LLC
                                    DEPOSITOR

THE SECURITIES

----------------------   Each issue of securities will have its own series
|CONSIDER CAREFULLY  |   designation and will evidence either the ownership of
|THE RISK FACTORS    |   assets in the related trust fund or debt obligations
|BEGINNING ON PAGE 4 |   secured by assets of the related trust fund.
|OF THIS PROSPECTUS. |
|                    |   o  Each series of securities will consist of one or
|The securities      |   more classes of mortgage-backed or asset-backed
|represent           |   certificates or notes.
|obligations of the  |
|trust only and do   |   o  Each class of securities will represent the
|not represent an    |   entitlement to a specified portion of interest
|interest in or      |   payments and a specified portion of principal
|obligation of the   |   payments on the trust assets.
|depositor, the      |
|seller, the master  |   o A series may include classes of securities that are
|servicer or any of  |   senior in right of payment to other classes. Classes
|their affiliates.   |   of securities may be entitled to receive
|                    |   distributions of principal, interest or both prior to
|This prospectus may |   other classes or before or after specified events.
|be used to offer an |
|sell the securities |   o No market will exist for the securities of any series
|only if accompanied |   before they are issued. In addition, even after the
|by a prospectus     |   securities of a series have been issued and sold,
|supplement.         |   there can be no assurance that a resale market for
----------------------   them will develop.

                         Offers of the securities will be made through Bear, Stearns & Co. Inc. and the other underwriters listed in the related prospectus supplement.

THE TRUST FUND AND ITS ASSETS

As specified in the related prospectus supplement, each trust fund will consist primarily of assets from one of the following categories:

          o mortgage loans secured by senior or junior liens on one- to four-family residential properties;

          o closed-end and/or revolving home equity loans secured by senior or junior liens on one- to four-family residential or mixed-use properties;

          o home improvement installment sales contracts and loan agreements that are either unsecured or secured by senior or junior liens on one- to four-family residential or mixed-use properties or by purchase money security interests in the related home improvements;

          o installment sales contracts and installment loan agreements secured by senior or junior liens on manufactured homes or by mortgages on the related real estate;

          o mortgage-backed securities issued or guaranteed by Ginnie Mae, Freddie Mac or Fannie Mae; and

          o  private label mortgage-backed or asset-backed securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            BEAR, STEARNS & CO. INC.
                                  JUNE 24, 2005

              IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS
                   AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

Information about each series of securities is contained in two separate documents:

          o this prospectus, which provides general information, some of which may not apply to a particular series; and

          o the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series.

Although the accompanying prospectus supplement cannot contradict the information contained in this prospectus, insofar as the prospectus supplement contains specific information about a particular series of securities that differs from the more general information contained in this prospectus, you should rely on the information in the prospectus supplement.

You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement.

Each prospectus supplement generally will include the following information with respect to the related series of securities:

          o the principal amount, interest rate and authorized denominations of each class of securities;

          o information concerning the mortgage loans, home equity loans, home improvement contracts, manufactured housing contracts, mortgage backed securities and/or private securities in the related trust fund;

          o information concerning the seller or sellers of the mortgage loans, home equity loans, home improvement contracts, manufactured housing contracts, mortgage backed securities and/or private securities and information concerning any servicer;

          o the terms of any credit enhancement with respect to particular classes of the securities;

          o information concerning other trust fund assets, including any reserve fund;

          o  the final scheduled distribution date for each class of securities;

          o the method for calculating the amount of principal to be paid to each class of securities, and the timing and order of priority of principal payments;

          o information about any REMIC tax elections for some or all of the trust fund assets; and

          o  particulars of the plan of distribution for the securities.

     We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The Table of Contents included in the accompanying prospectus supplement lists the pages on which these captions are located.

     There is also a Glossary of Terms beginning on page 133 where you will find definitions of certain capitalized terms used in this prospectus.

     If you require additional information, the mailing address of our principal executive offices is Bear Stearns Asset Backed Securities I LLC, 383 Madison Avenue, New York, New York, 10179 and our telephone number is (212) 272-2000. For other means of acquiring additional information about us or a series of securities, see "Incorporation of Certain Information by Reference" beginning on page 130 of this prospectus.

                                  RISK FACTORS

     You should consider carefully the following information, together with the information set forth under "Risk Factors" in the accompanying prospectus supplement, since it identifies the principal risk factors associated with an investment in the securities.

YOU MAY HAVE DIFFICULTY SELLING
YOUR SECURITIES OR OBTAINING YOUR
DESIRED PRICE.....................    No market will exist for the securities
                                      before they are issued. In addition, we
                                      cannot give you any assurance that a
                                      resale market will develop following the issuance and sale of any series of the securities. Even if a resale market does develop, you may not be able to sell your securities when you wish or at the price you want.

ONLY THE ASSETS OF THE RELATED
TRUST FUND ARE AVAILABLE TO PAY
YOUR SECURITIES...................    The securities of each series will be
                                      payable solely from the assets of the
                                      related trust fund, including any
                                      applicable credit enhancement, and will
                                      not have a claim against the assets of any other trust. In the case of securities that are in the form of notes, the related indenture will require that noteholders proceed only against the assets of the related trust fund. We cannot give you any assurance that the market value of the assets in any trust fund will be equal to or greater than the total principal amount of the related securities then outstanding, plus accrued interest.
                                      Moreover, if the assets of a trust fund
                                      are ever sold, the sale proceeds will be applied first to reimburse any related trustee, servicer and credit enhancement provider for their unpaid fees and expenses before any remaining amounts are distributed to securityholders.

                                      In addition, at the times specified in the related prospectus supplement, assets of the trust fund and the related security accounts may be released to the depositor, the servicer, the credit enhancement provider or other persons, if

                                        o  all payments then due on the related
                                           securities have been made, and

                                        o  any other payments specified in the
                                           related prospectus supplement have
                                           been made.

                                      Once released, such assets will no longer be available to make payments to securityholders.

                                      You will have no recourse against the
                                      depositor or any other person if any
                                      required distribution on the securities is not made or for any other default. The only obligations of the depositor with respect to a trust fund or the related securities would result from a breach of the representations and warranties that the depositor may make concerning the trust assets. However, because of the depositor's very limited assets, even if the depositor should be required to repurchase a loan from a particular trust fund because of the breach of a representation or warranty, its sole source of funds for the repurchase would be:

                                        o  funds obtained from enforcing
                                           any similar obligation of the
                                           originator of the loan, or

                                        o  monies from any reserve fund
                                           established to pay for loan
                                           repurchases.

CREDIT ENHANCEMENT MAY BE
INSUFFICIENT TO PROVIDE AGAINST
PARTICULAR RISKS..................    Although credit enhancement is intended to
                                      reduce the effect of delinquent payments or loan losses on particular classes of securities, the amount of any credit enhancement is subject to the limits described in the related prospectus supplement. In addition, the amount of credit enhancement may decline or be depleted before the related securities are paid in full. As a result, securityholders may suffer losses.

PRINCIPAL PAYMENTS ON
THE LOANS MAY ADVERSELY AFFECT
THE AVERAGE LIFE OF, AND RATE OF
RETURN ON, YOUR SECURITIES........    You may be unable to reinvest the
                                      principal payments on your securities at a rate of return equal to the rate on your securities. The timing of principal payments on the securities of a series will be affected by a number of factors, including the following:

                                        o  the extent of prepayments on the
                                           underlying loans in the trust fund
                                           or, if the trust fund contains
                                           underlying securities, on the loans
                                           backing the underlying securities;

                                        o  how payments of principal are
                                           allocated among the classes of
                                           securities of that series as
                                           specified in the related prospectus
                                           supplement;

                                        o  if any party has an option to
                                           terminate the related trust early,
                                           the effect of the exercise of the
                                           option;

                                        o  the rate and timing of defaults
                                           and losses on the assets in the
                                           related trust fund;

                                        o  repurchases of assets in the related
                                           trust fund as a result of material
                                           breaches of representations and
                                           warranties made by the depositor or a
                                           seller; and

                                        o  in the case of a trust fund that
                                           contains revolving credit line loans,
                                           any provisions for non-amortization,
                                           early amortization or scheduled
                                           amortization periods described in the
                                           related prospectus supplement.

                                      All the above factors may affect the yield to maturity of the securities.

THE INTEREST ACCRUAL PERIOD
MAY REDUCE THE EFFECTIVE YIELD
ON YOUR SECURITIES................    Interest payable on the securities on any
                                      given distribution date will include all interest accrued during the related interest accrual period. Each prospectus supplement will specify the interest accrual period for the related securities.
                                      If interest accrues during the calendar
                                      month before the related distribution
                                      date, your effective yield will be less
                                      than it would be if the interest accrual period ended the day before the distribution date. As a result, your effective yield at par may be less than the indicated coupon rate.

LOANS WITH BALLOON PAYMENTS MAY
INCREASE YOUR RISK OF LOSS........    Certain underlying loans may not be fully
                                      amortizing over their terms to maturity
                                      and may require a substantial principal
                                      payment (a "balloon" payment) at their
                                      stated maturity. Loans of this type
                                      involve greater risk than fully amortizing loans since the borrower generally must be able to refinance the loan or sell the related property prior to the loan's maturity date. The borrower's ability to do so will depend on such factors as the level of available mortgage rates at the time of sale or refinancing, the relative strength of the local housing market, the borrower's equity in the property, the borrower's general financial condition and tax laws.

ADJUSTABLE RATE OR INTEREST
ONLY LOANS MAY BE UNDERWRITTEN TO
LESS STRINGENT STANDARDS THAN FIXED
RATE LOANS.........................   A trust fund may include adjustable rate
                                      or interest-only loans that were
                                      underwritten on the assumption that the
                                      borrowers would be able to make higher
                                      monthly payments in a relatively short
                                      period of time. In fact, however, the
                                      borrowers' income may not be sufficient to meet their loan payments as payment amounts increase, thus increasing the risk of default.

JUNIOR LIEN LOANS GENERALLY
ARE RISKIER THAN SENIOR LIEN
LOANS.............................    If the mortgage or home equity loans in a
                                      trust fund are primarily in a junior lien position, any proceeds from liquidations, insurance recoveries or condemnations must be used first to satisfy the claims of the related senior lien loans (and related foreclosure expenses) before being available to satisfy the junior lien loans. In addition, a junior mortgage lender may only foreclose subject to the related senior mortgage. As a result, the junior mortgage lender must either pay the related senior mortgage lender in full, at or before the foreclosure sale, or agree to make the regular payments on the senior mortgage. The trust will not have a source of funds to satisfy any senior mortgages or to continue making payments on them. As a result, the trust's ability, as a practical matter, to foreclose on any junior mortgage loan will be quite limited.

A DECLINE IN PROPERTY VALUES COULD
REDUCE THE AMOUNT AND DELAY THE
TIMING OF RECOVERIES ON DEFAULTED
MORTGAGE LOANS....................    The following factors, among others, could
                                      adversely affect property values in such a way that the outstanding balance of the related loans, together with any senior financing on the same properties, would equal or exceed those values:

                                        o  an overall decline in the
                                           residential real estate markets where
                                           the properties are located;

                                        o  failure of borrowers to maintain
                                           their properties adequately; and

                                        o  natural disasters that may not be
                                           covered by hazard insurance, such as
                                           earthquakes and floods.

                                      If property values decline, actual rates of delinquencies, foreclosures and losses on the underlying loans could be higher than those currently experienced by the mortgage lending industry in general.

SOME MORTGAGED PROPERTIES MAY
NOT BE OWNER OCCUPIED.............    The mortgaged properties in the trust fund
                                      may not be owner occupied. Rates of
                                      delinquencies, foreclosures and losses on mortgage loans secured by non-owner occupied properties may be higher than those on mortgage loans secured by the borrower's primary residence.

HOME IMPROVEMENT CONTRACTS
AND OTHER LOANS MAY NOT HAVE
SUFFICIENT SECURITY...............    A trust fund may include home improvement
                                      contracts that are not secured by an
                                      interest in real estate or otherwise. A
                                      trust fund may also include mortgage or
                                      home equity loans with original
                                      loan-to-value ratios (or combined
                                      loan-to-value ratios in the case of junior loans) greater than 100%. In these cases, the trust fund could be treated as a general unsecured creditor for the unsecured portion of these loans.

                                      If a loan of this type goes into default, the trust fund will have recourse only against the borrower's assets generally for the unsecured portion of the loan, along with the borrower's other general unsecured creditors. In a bankruptcy proceeding, the unsecured portion of the loan may be discharged, even if the value of the borrower's assets available to the trust fund would be insufficient to pay the remaining amounts owing on the loan.

HOME IMPROVEMENT CONTRACTS
WILL NOT BE STAMPED...............    The depositor will ensure that a UCC-1
                                      financing statement is filed that
                                      identifies as collateral the home
                                      improvement contracts included in a trust fund. However, unless the related prospectus supplement provides otherwise, the home improvement contracts themselves will not be stamped or marked to reflect their assignment to the trust fund. Thus, if as a result of negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment to the trust fund, the interests of the related securityholders in those contracts could be defeated.

IF AMOUNTS IN ANY PRE-FUNDING
ACCOUNT ARE NOT USED TO
PURCHASE TRUST ASSETS, YOU WILL
RECEIVE A PREPAYMENT ON THE
RELATED SECURITIES................    The related prospectus supplement may
                                      provide that the depositor or seller will deposit a specified amount in a pre-funding account on the date the securities are issued. In this case, the deposited funds may be used only to acquire additional assets for the trust during a specified period after the initial issuance of the securities. Any amounts remaining in the account at the end of that period will be distributed as a prepayment of principal to the holders of the related securities. The resulting prepayment could adversely affect the yield to maturity on those securities.

BANKRUPTCY LAWS MAY RESULT
IN ADVERSE CLAIMS AGAINST TRUST
FUND ASSETS.......................    The federal bankruptcy code and state
                                      debtor relief laws may adversely affect
                                      the ability of the trust fund, as a
                                      secured lender, to realize upon its
                                      security. For example, in a federal
                                      bankruptcy proceeding, a lender may not
                                      foreclose on mortgaged property without
                                      the bankruptcy court's permission.
                                      Similarly, the debtor may propose a
                                      rehabilitation plan, in the case of
                                      mortgaged property that is not his
                                      principal residence, that would reduce the amount of the lender's secured indebtedness to the value of the property as of the commencement of the bankruptcy.
                                      As a result, the lender would be treated as a general unsecured creditor for the reduced amount, the amount of the monthly payments due on the loan could be reduced, and the interest rate and loan payment schedule could be changed.

                                      Any such actions could result in delays in receiving payments on the loans underlying the securities and result in the reduction of total payments.

ENVIRONMENTAL RISKS MAY ADVERSELY
AFFECT TRUST FUND ASSETS..........    Federal, state and local laws and
                                      regulations impose a wide range of
                                      requirements on activities that may affect the environment, health and safety. In certain circumstances, these laws and regulations impose obligations on owners or operators of residential properties such as those that secure the loans.
                                      Failure to comply with these laws and
                                      regulations can result in fines and
                                      penalties that could be assessed against the trust fund as owner of the related property.

                                      In some states, a lien on the property due to contamination has priority over the lien of an existing mortgage. Further, a mortgage lender may be held liable as an "owner" or "operator" for costs associated with the release of petroleum from an underground storage tank under certain circumstances. If the trust fund is considered the owner or operator of a property, it will suffer losses as a result of any liability imposed for environmental hazards on the property.

CONSUMER PROTECTION LAWS MAY
ADVERSELY AFFECT TRUST FUND
ASSETS............................    The loans and contracts in each trust fund
                                      also may be subject to federal laws
                                      relating to loan origination and
                                      underwriting. These laws

                                        o  require certain disclosures to the
                                           borrowers regarding the terms of the
                                           loans;

                                        o  prohibit discrimination on the basis
                                           of age, race, color, sex, religion,
                                           marital status, national origin,
                                           receipt of public assistance or the
                                           exercise of any right under the
                                           consumer credit protection act, in
                                           the extension of credit;

                                        o  regulate the use and reporting of
                                           information related to the borrower's
                                           credit experience; and

                                        o  require additional application
                                           disclosures, limit changes that may
                                           be made to the loan documents without
                                           the borrower's consent and restrict a
                                           lender's ability to declare a default
                                           or to suspend or reduce a borrower's
                                           credit limit to certain enumerated
                                           events.

                                      Loans may also be subject to federal,
                                      state or local laws that impose additional disclosure requirements and other restrictions on creditors with respect to mortgage loans with high interest rates or high up-front fees and charges. These laws can impose specific liabilities upon creditors that fail to comply and may affect the enforceability of the related loans. In addition, the trust fund, as assignee of the creditor, would generally be subject to all claims and defenses that the borrower could assert against the creditor, including the right to rescind the loan.

                                      Home improvement contracts may be subject to federal or state laws that protect the borrower from defective or incomplete work by a contractor. These laws permit the borrower to withhold payment if the work does not meet the quality and durability standards agreed to between the borrower and the contractor. These laws have the effect of subjecting the trust fund, as assignee of the creditor, to all claims and defenses which the borrower in a sale transaction could assert against the seller of defective goods.

                                      If certain provisions of these laws are
                                      violated, the servicer may be unable to
                                      collect all or part of the principal or
                                      interest on the loans. The trust fund also could be subject to damages and administrative enforcement.

SUBORDINATE SECURITIES ARE
SUBJECT TO ADDITIONAL RISK........    If you invest in any class of subordinate
                                      securities, your rights as an investor to receive payments otherwise due you will be subordinate to the rights of the servicer and the holders of the related senior securities. As a result, before investing in any subordinate securities, you must be prepared to bear the risk that payments on your securities may be delayed and that you might not recover all of your initial investment.

ANY CREDIT SUPPORT PROVIDED BY
FINANCIAL INSTRUMENTS MAY BE
INSUFFICIENT TO PROTECT AGAINST
PARTICULAR RISKS..................    As described under "Credit Enhancement--
                                      Financial Instruments" in this prospectus, a trust fund may include financial instruments to protect against certain risks or to provide certain cash flow characteristics for particular classes of the securities of a series. If you invest in one of these classes and the issuer of the financial instruments fails to perform its obligations, the yield to maturity, market price and liquidity of your securities could be materially adversely affected. In addition, if the issuer of the related financial instruments experiences a credit rating downgrade, the market price and liquidity of your securities could be reduced. Finally, if the financial instruments are intended to provide an approximate or partial hedge for certain risks or cashflow characteristics, the yield to maturity, market price and liquidity of your securities could be adversely affected to the extent that the financial instrument does not provide a perfect hedge.

REMIC RESIDUAL SECURITIES ARE
SUBJECT TO ADDITIONAL RISK........    If you invest in any class of securities
                                      that represent the "residual interest" in a real estate mortgage investment conduit
                                      (REMIC), you will be required to report as ordinary income your pro rata share of the REMIC's taxable income, whether or not you actually received any cash. Thus, as the holder of a REMIC residual interest security, you could have taxable income and tax liabilities in a year that are in excess of your ability to deduct servicing fees and any other REMIC expenses. In addition, because of their special tax treatment, your after-tax yield on a REMIC residual interest security may be significantly less than that of a corporate bond with similar cash-flow characteristics and pre-tax yield.
                                      Transfers of REMIC residual interest
                                      securities are also restricted.

BOOK-ENTRY REGISTRATION MAY
LIMIT YOUR ABILITY TO SELL
SECURITIES AND DELAY YOUR
RECEIPT OF PAYMENTS...............    Limit on Liquidity of Securities.
                                      Securities issued in book-entry form may have only limited liquidity in the resale market, since investors may be unwilling to purchase securities for which they cannot obtain physical instruments.

                                      Limit on Ability to Transfer or Pledge.
                                      Transactions in book-entry securities can be effected only through The Depository Trust Company (DTC), its participating organizations, its indirect participants and certain banks. As a result, your ability to transfer or pledge securities issued in book-entry form may be limited.

                                      Delays in Distributions. You may
                                      experience some delay in the receipt of
                                      distributions on book-entry securities
                                      since the distributions will be forwarded by the trustee to DTC for DTC to credit to the accounts of its participants. In turn, these participants will credit the distributions to your account either directly or indirectly through indirect participants.

RATINGS OF THE SECURITIES DO NOT
ADDRESS ALL INVESTMENT RISKS AND
MUST BE VIEWED WITH CAUTION.......    Any class of securities issued under this
                                      prospectus and the accompanying prospectus supplement will be rated in one of the four highest rating categories of a nationally recognized rating agency. A rating is based on the adequacy of the value of the trust fund assets and any credit enhancement for that class and reflects the rating agency's assessment of the likelihood that holders of the class of securities will receive the payments to which they are entitled. A rating is not an assessment of the likelihood that principal prepayments on the underlying loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated or the likelihood of an early termination of the securities. You should not view a rating as a recommendation to purchase, hold or sell securities because it does not address the market price or suitability of the securities for any particular investor.

                                      There is no assurance that any rating will remain in effect for any given period or that the rating agency will not lower or withdraw the rating in the future. The rating agency could lower or withdraw its rating due to:

                                        o  any decrease in the adequacy of the
                                           value of the trust fund assets or any
                                           related credit enhancement, or

                                        o  an adverse change in the financial or
                                           other condition of a credit
                                           enhancement provider.

                          DESCRIPTION OF THE SECURITIES

GENERAL

     Bear Stearns Asset Backed Securities I LLC, as depositor, will establish a trust fund for each series of its securities. A particular series of securities will consist of mortgage-backed or asset-backed certificates or notes or both certificates and notes or other types of securities as described in the related prospectus supplement.

     Each series of certificates will be issued under a pooling and servicing agreement or a trust agreement among the depositor, the trustee and, if the trust fund includes loans, the master servicer. A form of pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

     Each series of notes will be issued under an indenture between the related trust fund and the trustee named in the prospectus supplement for that series. A form of indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. If the trust fund includes loans, the trust fund and the master servicer of the loans will also enter into a servicing agreement.

     Each seller named in the related prospectus supplement, from which the depositor will have purchased assets to be included in the trust fund, may agree to reimburse the depositor for certain fees and expenses that the depositor incurs in connection with the offering of the securities.

     The following summaries describe the material provisions which may appear in each pooling and servicing agreement or trust agreement, in the case of a series of certificates, and in each indenture and servicing agreement, in the case of a series of notes. The prospectus supplement for each series of securities will describe any provision of the pooling and servicing agreement or trust agreement, in the case of a series of certificates, and of the indenture and servicing agreement, in the case of a series of notes, which materially differs from the description contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the prospectus supplement and the governing agreements for that series.

     Each series of securities will consist of one or more classes which may be compound interest securities, variable interest securities, planned balance
(PAC) securities, zero coupon securities, principal only securities, interest only securities or participating securities. A series may also include one or more classes of subordinated securities. The securities of each series will be issued only in fully registered form, without coupons, in the authorized denominations for each class specified in the related prospectus supplement. Upon satisfaction of any conditions applicable to a particular class as described in the related prospectus supplement, the transfer of the securities may be registered, and the securities may be exchanged, at the office of the trustee without the payment of any service charge, other than any tax or governmental charge payable in connection with the registration of transfer or exchange. If specified in the related prospectus supplement, one or more classes of a series may be available in book-entry form only.

     Unless otherwise provided in the related prospectus supplement, payments of principal of and interest on a series of securities will be made on each distribution date specified in the prospectus supplement by check mailed to holders of that series, registered as such at the close of business on the record date specified in the prospectus supplement that is applicable to that distribution date, at their addresses appearing on the security register. However, payments may be made by wire transfer (at the expense of the holder requesting payment by wire transfer) in circumstances described in the prospectus supplement. However, final payments of principal in retirement of each security will be made only upon presentation and surrender of the security at the office of the related trustee. Notice of the final payment on a security will be mailed to each holder before the distribution date on which the final principal payment is expected to be made.

     Payments of principal and interest on the securities will be made by the trustee, or a paying agent on behalf of the trustee, as specified in the related prospectus supplement. Unless otherwise provided in the related prospectus supplement, the following amounts will be deposited directly into the collection account established for a particular series of securities with the trustee (or with the master servicer in the name of the trustee):

          o all payments with respect to the primary assets for that series (see, "--The Primary Assets and Their Valuation" below), together with reinvestment income thereon;

          o amounts withdrawn from any cash, letters of credit, short-term investments or other instruments acceptable to the rating agencies identified in the prospectus supplement as rating that series and deposited in each reserve fund for the series established in the name of the trustee; and

          o amounts available pursuant to any other credit enhancement for the series.

     If provided in the related prospectus supplement, the deposits may be net of certain amounts payable to the servicer and any other person specified in the prospectus supplement. These amounts thereafter will be deposited into the separate distribution account established for the series and will be available to make payments on the related securities on the next distribution date. See "The Trust Funds--Collection and Distribution Accounts" in this prospectus.

THE PRIMARY ASSETS AND THEIR VALUATION

     The primary assets of each trust fund may include one or more pools of the following:

     o Residential Loans,

     o Home Equity Loans,

     o Home Improvement Contracts,

     o Manufactured Housing Contracts,

     o Agency Securities, and

     o Private Label Securities.

     When we use the term "loans" in this prospectus, we include Residential Loans, Home Equity Loans, Home Improvement Contracts and Manufactured Housing Contracts. The residential or mixed-use properties that secure the loans are collectively referred to in this prospectus as the "mortgaged properties."

     If specified in the related prospectus supplement for a series of notes, each primary asset included in the related trust fund will be assigned an initial Asset Value. Unless otherwise specified in the related prospectus supplement, the initial Asset Value of the primary assets of the trust fund will be at least equal to the principal amount of the related notes on the date of issuance.

EXCHANGEABLE SECURITIES

     Generally. As the relevant prospectus supplement will discuss, certain series will provide for the issuance of one or more classes of exchangeable securities (each such class, an "ES Class"). In any such series, the holders of one or more of the specified classes of exchangeable securities will be entitled, upon notice and payment to the trustee of an administrative fee, to exchange all or a portion of such classes for proportionate interests in one or more of the other specified classes of exchangeable securities. The classes of exchangeable securities that are exchangeable for one another will be referred to as being "related" to one another, and related classes of exchangeable securities will be referred to as "combinations." The combinations for the exchangeable securities in a series, if any, will be described in the prospectus supplement for that series.

     In each series that includes exchangeable securities, all of the classes of exchangeable securities listed on the cover page of the related prospectus supplement will be issued. The classes that are to be the basis for the exchange arrangements will be deposited in a separate trust fund, referred to herein as, the exchangeable securities trust fund or ES Pool, which will be established pursuant to a trust agreement between a trustee and the depositor. The trustee for the trust fund which issues the securities may serve as trustee of the exchangeable securities trust fund. The exchangeable securities trust fund initially will issue classes of exchangeable securities that are identical in all respects to the classes of securities deposited in such trust fund. At any time after their issuance, including immediately after issuance, these classes of exchangeable securities may be exchanged, in whole or in part, for other related classes of exchangeable securities that are part of the same combination, as specified in the related prospectus supplement. When an exchange is effected, the exchangeable securities trust fund will cancel the relevant portion or portions of the class or classes of exchangeable securities that are being exchanged and will issue the corresponding portion or portions of the class or classes of other related exchangeable securities into which such class or classes of securities are exchangeable. Exchangeable securities received in an exchange may subsequently be exchanged for other exchangeable securities that are part of the same combination. This process may be repeated again and again. Each exchangeable security issued by an exchangeable securities trust fund will represent a beneficial ownership interest in the class or classes of securities deposited in such trust fund.


     In general, the descriptions in this prospectus of classes of securities of a series also apply to the classes of exchangeable securities of that series, except where the context requires otherwise. For example, the classes of exchangeable securities of a series are entitled to receive payments of principal and/or interest, are issued in book-entry form or as physical securities to securityholders in prescribed denominations, may be provided with credit enhancements, and are subject to yield and prepayment considerations, in the same manner and to the same extent as are the other classes of securities of such series. Similarly, the discussions under "ERISA Considerations" and "Legal Matters" apply to exchangeable securities as well as securities.

     Exchanges. The ability of a holder to exchange exchangeable securities for other exchangeable securities within a combination will be subject to three constraints, as follows:

     o The aggregate principal amount (rounded to whole dollars) of the exchangeable securities received in the exchange, immediately after the exchange, must equal that of the exchangeable securities surrendered for exchange immediately before the exchange (for this purpose, the principal amount of any interest only class will always equal $0).

     o The aggregate amount of annual interest (rounded to whole dollars) payable with respect to the exchangeable securities received in the exchange must equal that of the exchangeable securities surrendered for exchange.

     o Such classes must be exchanged in the applicable exchange proportions, if any, shown in the related prospectus supplement, which, as described below, are based at all times on the original principal amounts (or original notional amounts, if applicable) of such classes.

     Within any particular series, more than one type of combination may exist. For example, a class of exchangeable securities with an interest rate that varies directly with changes in an index and a class of exchangeable securities with an interest rate that varies inversely with changes in an index may be exchangeable for a class of exchangeable securities with a fixed interest rate. Under another combination, a class of exchangeable securities that is a principal only class and a class of exchangeable securities that is an interest only class may be exchangeable for a class of exchangeable securities that pays both principal and interest. Further, a class of exchangeable securities that accretes all of its interest for a period (such accreted interest being added to the principal of such class) and a class of exchangeable securities that receives principal payments from such accretions may be exchangeable for a class of exchangeable securities that receives payments of principal continuously from the first distribution date on which it receives interest until it is retired. Under another combination, a class of exchangeable securities that is designed to receive principal payments in accordance with a predetermined schedule derived by assuming two constant prepayment rates for the underlying mortgage loans or a planned amortization class and a class of exchangeable securities that receives principal payments on any distribution date only if scheduled payments have been made on the planned amortization class may be exchangeable for a class of exchangeable securities that receives payments of principal continuously from the first distribution date on which it receives principal until it is retired and that also receives a coupon. The foregoing examples describe only some of the types of combinations that are possible.

     Set forth below are additional examples that illustrate in simple mathematical terms how certain combinations might operate. The first example shows a combination in which exchangeable securities, which are referred to in the examples below with the abbreviation, ES, of a principal only class and exchangeable securities of an interest bearing class are exchangeable for exchangeable securities of a class that has the aggregate characteristics of the two original classes of exchangeable securities:


                          ORIGINAL                                               MAXIMUM ORIGINAL
       CLASS          PRINCIPAL AMOUNT     INTEREST RATES          CLASS         PRINCIPAL AMOUNT     INTEREST RATE
       -----          ----------------     --------------          -----         ----------------     -------------
      ES-1               $20,000,000            10%                ES-2            $40,000,000             5%
      ES-P*              $20,000,000             0%
--------------


* Class ES-P is a principal only class and will receive no interest.

     The following example illustrates a Combination of a floating rate exchangeable security and an inverse floating rate exchangeable security which are exchangeable for a single class of exchangeable securities with a fixed interest rate:

                          ORIGINAL                                               MAXIMUM ORIGINAL
       CLASS          PRINCIPAL AMOUNT     INTEREST RATES          CLASS         PRINCIPAL AMOUNT     INTEREST RATE
       -----          ----------------     --------------          -----         ----------------     -------------
      ES-3               $9,333,330         LIBOR+ 0.75%           ES-5            $11,333,330             7%
                                         36.16666 - (LIBOR
                                                 X
      ES-4*              $2,000,000          4.666667)

     In the following Combination, a exchangeable security that pays both principal and interest is exchangeable for two exchangeable securities, one of which pays only interest and the other pays only principal:



                                       18


                      ORIGINAL                                                  MAXIMUM ORIGINAL
CLASS                 PRINCIPAL AMOUNT   INTEREST RATES      CLASS              PRINCIPAL AMOUNT    INTEREST RATE
-----                 ----------------   --------------      -----              ----------------    -------------
ES-5                  $20,000,000        10%                 ES-P*              $20,000,000
                                                             EX-X**             20,000,000          10%
                                                                                (notional)***

--------------

* Class ES-P is a principal only class and will receive no interest.

** Class ES-X is an interest only class and will receive no principal.

*** Notional principal amount of ES-X Class being exchanged equals principal amount of ES-P Class being exchanged.

     In some series, a combination may include a number of classes of exchangeable securities that are exchangeable for one another and that will enable a holder of one of the classes of exchangeable securities to exchange it for another class of exchangeable securities with a higher or lower coupon. As discussed below, any such exchange also will require the issuance of a third class of exchangeable securities that will pay only principal or interest, respectively. The following table illustrates such a Combination:

                      ORIGINAL                                                  MAXIMUM ORIGINAL
CLASS                 PRINCIPAL AMOUNT   INTEREST RATES      CLASS              PRINCIPAL AMOUNT    INTEREST RATE
-----                 ----------------   --------------      -----              ----------------    -------------
ES-6                      $20,000,000    7.00%               ES-X*                  $20,000,000           7.00%
                                                             ES-7                    20,000,000           6.00
                                                             ES-8                    20,000,000           6.25
                                                             ES-9                    20,000,000           6.50
                                                             ES-10                   20,000,000           6.75
                                                             ES-11                   19,310,344           7.25
                                                             ES-12                   18,666,666           7.50
                                                             ES-13                   18,064,516           7.75
                                                             ES-14                   17,500,000           8.00
                                                             ES-P**                  20,000,000           0.00

--------------

* Class ES-X is an interest only class and will receive no principal.

** Class ES-P is a principal only class and will receive no interest.

     The foregoing table shows the maximum amount of each other ES Class that can be created from the related Class ES-6 exchangeable security. Such amounts could not exist concurrently, as any combination is limited to the amount of principal and interest distributable on the related exchangeable security to be exchanged. One method of calculating the maximum amount that can be created in a specific combination is to determine the aggregate amount of annual interest (rounded to whole dollars) applicable to the exchangeable security to be exchanged, and divide such interest amount by the coupon of the desired exchangeable security. The resulting principal amount can in no case be greater than the principal amount of exchangeable securities to be exchanged. For example, using the foregoing table, if Class ES-12 is desired, the maximum original principal amount of the Class ES-12 exchangeable securities that could be created would be $18,666,666, an amount arrived at by dividing the aggregate amount of annual interest (rounded to whole dollars) payable with respect to the Class ES-6 Securities ($1,400,000) by the interest rate of the Class ES-12 exchangeable securities (7.50%). Since all of the available annual interest (rounded to whole dollars) payable with respect to the Class ES-6 exchangeable securities would be used to create the Class ES-12 exchangeable securities, principal only Class ES-P exchangeable securities would be created to receive the remainder of the Class ES-6 principal in the amount of $1,333,334 (calculated by subtracting the Class ES-12 exchangeable securities original principal amount from the Class ES-6 exchangeable securities original principal amount).

     Similarly, if Class ES-9 exchangeable securities are desired, dividing the aggregate of the annual interest (rounded to whole dollars) payable with respect to the Class ES-6 exchangeable securities ($1,400,000) by the interest rate of the Class ES-9 exchangeable securities (6.50%) would indicate an original principal amount of $21,538,461. However, since the Class ES-6 exchangeable securities have a principal balance of $20,000,000, only $20,000,000 of the Class ES-9 exchangeable securities could be created. The aggregate of the annual interest (rounded to whole dollars) payable to the Class ES-9 exchangeable securities would be $20,000,000 multiplied by 6.50% or $1,300,000. Since the aggregate of the annual interest (rounded to whole dollars) payable to the Class ES-6 exchangeable securities is $1,400,000, the interest only Class ES-X exchangeable securities would be created to receive the remaining $100,000 of interest. The notional amount of such securities would be calculated by dividing the aggregate of the annual interest (rounded to whole dollars) payable to the Class ES-X exchangeable securities ($100,000) by the interest rate applicable to Class ES-X exchangeable securities (7.00%) to determine the notional amount ($1,428,571).

     Under the terms of this combination, the Class ES-9 exchangeable securities described in the preceding paragraph might also be exchangeable for the Class ES-14 exchangeable securities. If the aggregate of the annual interest (rounded to whole dollars) payable to the Class ES-9 exchangeable securities ($1,300,000) is divided by the interest rate on the Class ES-14 exchangeable securities (8.00%), the maximum original principal amount of the Class ES-14 exchangeable securities that can be created is $16,250,000. Since all of the available annual interest (rounded to whole dollars) payable with respect to the Class ES-9 exchangeable securities would be used to create the Class ES-14 exchangeable securities, principal only Class ES-P exchangeable securities would be created to receive the remainder of the Class ES-9 principal in the amount of $3,750,000 (calculated by subtracting the Class ES-14 exchangeable securities original principal amount from the Class ES-9 exchangeable securities original principal amount).

     The foregoing examples highlight various combinations of exchangeable securities which differ in interest characteristics such as, interest only classes, principal only classes and classes which have principal amounts and bear interest. In certain series, a securityholder may also be able to exchange its exchangeable securities for other exchangeable securities that have different principal payment characteristics. For example, an exchange of two or more classes of exchangeable securities for a single class of exchangeable securities may result in an exchangeable security with the aggregate principal payment characteristics of the multiple classes of exchangeable securities for which it was exchanged. In addition, in certain series, exchangeable securities may be exchangeable for other exchangeable securities with different credit characteristics. For example, a class that is senior in priority of payment may be combined with a subordinated class, to create a new class with the aggregate credit characteristics of the two classes that were combined.

     At any given time, a number of factors will limit a securityholder's ability to exchange exchangeable securities for other exchangeable securities. A securityholder must, at the time of the proposed exchange, own the class or classes which are permitted to be exchanged in the proportions necessary to effect the desired exchange. A securityholder that does not own such class or classes or the necessary amounts of such class or classes may not be able to obtain the desired class or classes of exchangeable securities. The securityholder of a needed class may refuse or be unable to sell at a reasonable price or at any price, or certain classes may have been purchased and placed into other financial structures. ERISA may restrict or other transfer restrictions may apply to certain of the exchangeable securities in a combination, but not to others. In addition, principal payments and prepayments will, over time, diminish the amounts available for exchange.

     Procedures and Exchange Proportions. To effect an exchange, a securityholder must notify the trustee or follow other procedures as described in the related prospectus supplement. The securityholder must give such notice in writing or by telefax not later than five business days before the proposed exchange date (which date, subject to the trustee's approval, can be any business day other than the first or last business day of the month) or as otherwise specified in the related prospectus supplement. The notice must include the outstanding principal (or notional) amount of the securities to be exchanged and the securities to be received, and the proposed exchange date. Promptly after the securityholder has given the required notice, the trustee will provide instructions for delivering the securities and the payment of the administrative fee to the trustee by wire transfer. A securityholder's notice becomes irrevocable on the second business day before the proposed exchange date or as otherwise specified in the related prospectus supplement.

     An exchanging securityholder will pay an administrative fee to the trustee in connection with each exchange as specified in the related prospectus supplement. In the case of classes of exchangeable securities issued in book-entry form, any exchanges will be subject to the rules, regulations and procedures applicable to DTC's book-entry securities.

     Where exchange proportions are shown in the related prospectus supplement for classes of exchangeable securities, the trustee will follow the convention of basing such proportions on the original, rather than on the outstanding, principal or notional principal amounts of such classes. If such classes receive principal payments pro rata with each other, the exchange proportions also will apply to their outstanding principal amounts. If such classes do not receive principal payments pro rata with each other, an investor can calculate current exchange proportions for such classes, based on their outstanding principal amounts, by (1) multiplying the exchange proportion shown in the related prospectus supplement for each such class by its current class factor and (2) dividing each resulting percentage by the sum of such percentages. The trustee will include the class factor for each class of outstanding exchangeable securities having a principal amount in the statements it furnishes to securityholders in connection with each distribution date. The current class factor also will be available to securityholders from the depositor or the trustee upon request as specified in the related prospectus supplement. A class factor for each interest only class having a notional amount will be included in the statements the trustee furnishes to securityholders in connection with each distribution date and also will be available to securityholders from the depositor or the trustee upon request as specified in the related prospectus supplement. Such a class factor will reflect the remaining notional amount of the interest only class in an analogous manner.

     The first payment on an exchangeable security received in an exchange transaction will be made on the distribution date in the month following the month of the exchange or as specified in the related prospectus supplement. Such payment will be made to the securityholder of record as of the applicable record date.

PAYMENTS OF INTEREST

     The securities of each class that by their terms are entitled to receive interest will bear interest (calculated, unless otherwise specified in the related prospectus supplement, on the basis of a 360-day year consisting of twelve 30-day months) from the date and at the rate specified in the prospectus supplement, or will be entitled to receive interest payment amounts calculated in the method described in the prospectus supplement. Interest on the interest-bearing securities of a series will be payable on the distribution date specified in the related prospectus supplement. The rate of interest on securities of a series may be variable or may change with changes in the annual interest rates of the loans (or underlying loans) included in the related trust fund and/or as prepayments occur with respect to the loans (or underlying loans). Principal only securities may not be entitled to receive any interest distributions or may be entitled to receive only nominal interest distributions. Any interest on zero coupon securities that is not paid on the related distribution date will accrue and be added to principal on that date.

     Interest payable on the securities on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. In the event interest accrues during the calendar month preceding a distribution date, the effective yield to holders will be reduced from the yield that would otherwise be obtainable if interest payable on the securities were to accrue through the day immediately preceding that distribution date.

PAYMENTS OF PRINCIPAL

     On each distribution date for a series, principal payments will be made to the holders of the securities on which principal is then payable, to the extent set forth in the prospectus supplement. The payments will be made in a total amount determined as specified in the prospectus supplement and will be allocated among the respective classes of the series in the manner, at the times and in the priority (which may include allocation by random lot) set forth in the prospectus supplement.

FINAL SCHEDULED DISTRIBUTION DATE

     The final scheduled distribution date with respect to each class of a series of notes is the date no later the date on which the total principal balance of the class will be fully paid, and the final scheduled distribution date with respect to each class of a series of certificates is the date on which the principal balance of the class is expected to be reduced to zero, in each case calculated on the basis of the assumptions applicable to that series described in the related prospectus supplement. The final scheduled distribution date for each class of a series will be specified in the related prospectus supplement.

     Since payments on the primary assets of each trust fund will be used to make distributions that reduce the outstanding principal amount of the related securities, it is likely that the actual final distribution date of any class will occur earlier, and may occur substantially earlier, than its final scheduled distribution date. Furthermore, with respect to a series of certificates, unless otherwise specified in the related prospectus supplement, the actual final distribution date of any certificate may occur later than its final scheduled distribution date as a result of delinquencies, defaults and liquidations of the primary assets of the related trust fund. No assurance can be given as to the actual prepayment experience with respect to any series. See "--Weighted Average Lives of the Securities" below.

SPECIAL REDEMPTION

     If so specified in the prospectus supplement relating to a series of securities having other than monthly distribution dates, one or more classes of the securities may be subject to special redemption, in whole or in part, on the special redemption date specified in the related prospectus supplement if, as a consequence of prepayments on the loans (or underlying loans) or low yields then available for reinvestment, the entity specified in the prospectus supplement determines, based on assumptions set forth in the applicable agreement, that the available interest amount that will have accrued on the securities through the designated interest accrual date specified in the related prospectus supplement is less than the amount of interest that will have accrued on the securities to that date. In this event and as further described in the related prospectus supplement, the trustee will redeem a principal amount of outstanding securities of the series sufficient to cause the available interest amount to equal the amount of interest that will have accrued through the designated interest accrual date for the securities outstanding immediately after the redemption.

OPTIONAL REDEMPTION, PURCHASE OR TERMINATION

     The depositor or the servicer or any other entity that may be designated in the related prospectus supplement will have the option, on any distribution date, to purchase one or more classes of certificates of any series or redeem, in whole or in part, one or more classes of notes of any series under the circumstances, if any, specified in the related prospectus supplement. Alternatively, if the prospectus supplement for a series of certificates so provides, the depositor, the servicer or another entity designated in the prospectus supplement will have the option to cause an early termination of the related trust fund by repurchasing all of the primary assets from the trust fund on or after a date specified in the prospectus supplement, or on or after such time as the total outstanding principal amount of the certificates or primary assets (as specified in the prospectus supplement) is equal to or less than the amount or percentage specified in the prospectus supplement. Notice of the redemption, purchase or termination must be given by the depositor or the trustee prior to the related date. The redemption, purchase or repurchase price will be set forth in the prospectus supplement. In the event that a REMIC election has been made, the pooling and servicing agreement may require that the trustee receive a satisfactory opinion of counsel that the optional redemption, purchase or termination will be conducted so as to constitute a "qualified liquidation" under Section 860F of the Internal Revenue Code of 1986, as amended, or the Code.

     In addition, the prospectus supplement may provide other circumstances under which holders of securities of a series could be fully paid significantly earlier than would otherwise be the case if payments or distributions were solely based on the activity of the related primary assets.

WEIGHTED AVERAGE LIVES OF THE SECURITIES

     Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of the security will be repaid to the investor. Unless otherwise specified in the related prospectus supplement, the weighted average life of the securities of a class will be influenced by the rate at which the amount financed under the loans (or underlying loans relating to the Agency Securities or Private Label Securities, as applicable), included in the trust fund for a series is paid, whether in the form of scheduled amortization or prepayments.

     Prepayments on loans and other receivables can be measured relative to a prepayment standard or model. The prospectus supplement for each series of securities will describe the prepayment standard or model, if any, that is used and may contain tables setting forth the projected weighted average life of each class of securities of the series and the percentage of the original principal amount of each class of securities of the series that would be outstanding on specified distribution dates based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the loans (or underlying loans relating to the Agency Securities or Private Label Securities, as applicable) included in the related trust fund are made at rates corresponding to various percentages of the prepayment standard or model specified in the prospectus supplement.

     There is, however, no assurance that prepayment of the loans (or underlying loans relating to the Agency Securities or Private Label Securities, as applicable) included in the related trust fund will conform to any level of any prepayment standard or model specified in the related prospectus supplement. The rate of principal prepayments on pools of loans may be influenced by a variety of factors, including job-related factors such as transfers, layoffs or promotions and personal factors such as divorce, disability or prolonged illness. Economic conditions, either generally or within a particular geographic area or industry, also may affect the rate of principal prepayments. Demographic and social factors may influence the rate of principal prepayments in that some borrowers have greater financial flexibility to move or refinance than do others. The deductibility of mortgage interest payments, servicing decisions and other factors also can affect the rate of principal prepayments. As a result, there can be no assurance as to the rate or timing of principal prepayments of the loans (or underlying loans) either from time to time or over the lives of the loans (or underlying loans).

     The rate of prepayments of conventional housing loans and other receivables has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the loans (or underlying loans) for a series, the loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by the loans. In this regard, it should be noted that the loans (or underlying loans) for a series may have different interest rates. In addition, the weighted average life of a class of securities may be affected by the varying maturities of the loans (or underlying loans). If any loans (or underlying loans) for a series have actual terms to stated maturity that are less than those that were assumed in calculating the final scheduled distribution date of the related securities, one or more classes of the series may be fully paid prior to their respective final scheduled distribution date, even in the absence of prepayments and a reinvestment return higher than the Assumed Reinvestment Rate established by the rating agencies named in the related prospectus supplement.

     The seller may, from time to time, implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition, the seller may encourage assumptions of mortgage loans, including defaulted mortgage loans, under which creditworthy borrowers assume the outstanding indebtedness of the mortgage loans which may be removed from the related mortgage pool. As a result of these programs, with respect to the mortgage pool underlying any trust, the rate of principal prepayments of the mortgage loans in the mortgage pool may be higher than would otherwise be the case, and in some cases, the average credit or collateral quality of the mortgage loans remaining in the mortgage pool may decline.

                                 THE TRUST FUNDS

GENERAL

     The notes of each series will be secured by the pledge of the assets of the related trust fund, and the certificates of each series will represent interests in the assets of the related trust fund. Unless otherwise specified in the related prospectus supplement, the trust fund of each series will include assets purchased by the depositor from the seller composed of:

     o     the primary assets of the trust fund;

          o amounts available from the reinvestment of payments on the primary assets at any Assumed Reinvestment Rate that may be established by the rating agencies specified in the related prospectus supplement;

          o any credit enhancement in the form of an irrevocable letter of credit, surety bond, insurance policy or other form of credit support;

          o REO property consisting of any mortgaged property or home improvement that secured a loan but which is acquired by foreclosure or deed in lieu of foreclosure or repossession; and

          o the amount, if any, initially deposited into the collection account or distribution account(s) for the series as specified in the related prospectus supplement.

     The securities will be non-recourse obligations of the related trust fund. Unless the prospectus supplement indicates otherwise, the assets of the trust fund specified in the related prospectus supplement will serve as collateral only for that series of securities. Holders of a series of notes may only proceed against the collateral securing that series in the case of a default with respect to the notes and may not proceed against any assets of the depositor or the related trust fund not pledged to secure the notes.

     The primary assets for a series will be sold by the seller to the depositor or purchased by the depositor in the open market or in privately negotiated transactions (which may include transactions with affiliates) and will be transferred by the depositor to the related trust fund. Loans relating to a series will be serviced by the servicer (which may be the seller) that is specified in the related prospectus supplement. The servicer will service the loans pursuant to a pooling and servicing agreement with respect to a series of certificates, or a servicing agreement between the trust fund and servicer with respect to a series of notes.

     If the prospectus supplement so provides, a trust fund relating to a series of securities may be a business trust formed under the laws of the state specified in the prospectus supplement pursuant to a trust agreement between the depositor and the trustee.

     Each trust fund, prior to the initial offering of the related series of securities, will have no assets or liabilities. No trust fund is expected to engage in any activities other than:

          o to acquire, manage and hold the related primary assets and other assets contemplated in this prospectus and in the related prospectus supplement, and the proceeds thereof,

          o    to issue the related securities,

          o    to make payments and distributions on the securities, and

          o    to perform certain related activities.

No trust fund is expected to have any source of capital other than its assets and any related credit enhancement.

     Primary assets included in the trust fund for a series may consist of any combination of loans, Agency Securities and Private Label Securities, as and to the extent the related prospectus supplement specifies.

THE LOANS

     General. Loans in each trust fund may consist of Residential Loans, Home Equity Loans, Home Improvement Contracts or Manufactured Housing Contracts. If specified in the related prospectus supplement, the loans in the related trust fund may include cooperative apartment loans secured by security interests in shares issued by private, non-profit, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. As more fully described in the related prospectus supplement, the loans may be either "conventional" loans or loans that are insured or guaranteed by a governmental agency like the FHA or VA. The loans will have been originated in accordance with the underwriting criteria specified in the related prospectus supplement.

     In general, the loans in a pool will have monthly payments due on the first day of each month. However, as described in the related prospectus supplement, the loans in a pool may have payments due more or less frequently than monthly. In addition, payments may be due on any day during a month. The payment terms of the loans to be included in a trust fund will be described in the related prospectus supplement and may include any of the following features, all as described in this prospectus or in the related prospectus supplement:

     o    Interest may be payable at

          -    a fixed rate,

          - a rate that adjusts from time to time in relation to an index that will be specified in the related prospectus supplement,

          - a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate,

          -    a rate that otherwise varies from time to time, or

          - a rate that is convertible from an adjustable rate to a fixed rate.

     Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of these limitations. As specified in the related prospectus supplement, the loans may provide for payments in level monthly installments, for balloon payments, or for payments that are allocated to principal and interest according to the "sum of the digits" or "Rule of 78s" methods. Accrued interest may be deferred and added to the principal of a loan for the periods and under the circumstances as may be specified in the related prospectus supplement. Loans may provide for the payment of interest at a rate lower than the specified loan rate for a period of time or for the life of the loan, and the amount of any difference may be contributed from funds supplied by the seller of the property or another source.

     o  Principal may be

          - payable on a level debt service basis to fully amortize the loan over its term,

          - calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the loan rate, or

          - nonamortizing during all or a portion of the original term.

Payment of all or a substantial portion of the principal may be due on maturity in the form of a balloon payment. Principal may include interest that has been deferred and added to the principal balance of the loan.

     o    Monthly payments of principal and interest may

          -    be fixed for the life of the loan,

          -    increase over a specified period of time or

          -    change from period to period.

Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

     Prepayments of principal may be conditioned on payment of a prepayment fee, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or for particular lockout periods. Some loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include "due on sale" clauses which permit the mortgagee to demand payment of the entire loan in connection with the sale or transfers of the related property. Other loans may be assumable by persons meeting the then applicable underwriting standards of the related seller.

     A trust fund may contain buydown loans that include provisions for a third party to subsidize partially the monthly payments of the borrowers on those loans during the early years of those loans, the difference to be made up from a buydown fund contributed by that third party at the time of origination of the loan. A buydown fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. The underlying assumption of buydown plans is that the income of the borrower will increase during the buydown period as a result of normal increases in compensation and inflation, so that the borrower will be able to meet the full loan payments at the end of the buydown period. If assumption of increased income is not fulfilled, the possibility of defaults on buydown loans is increased. The related prospectus supplement will contain information with respect to any buydown loan concerning limitations on the interest rate paid by the borrower initially, on annual increases in the interest rate and on the length of the buydown period.

     When we use the term "mortgaged property" in this prospectus, we mean the real property which secures repayment of the related loan. Home Improvement Contracts and Manufactured Housing Contracts may, and the other loans will, be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a mortgaged property. In the case of Home Equity Loans, the related liens may be subordinated to one or more senior liens on the related mortgaged properties as described in the prospectus supplement. As specified in the related prospectus supplement, home improvement contracts and manufactured housing contracts may be unsecured or secured by purchase money security interests in the financed home improvements and the financed manufactured homes. When we use the term "properties" in this prospectus supplement, we mean the related mortgaged properties, home improvements and manufactured homes. The properties relating to the loans will consist primarily of single-family properties, meaning detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments and other dwelling units, or mixed-use properties. Any mixed-use property will not exceed three stories and its primary use will be for one- to four-family residential occupancy, with the remainder of its space for retail, professional or other commercial uses. Any non-residential use will be in compliance with local zoning laws and regulations. Properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests, the term of the leasehold will exceed the scheduled maturity of the related loan by a time period specified in the related prospectus supplement. The properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

     Loans with specified loan-to-value ratios and/or principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies. The existence, extent and duration of any coverage provided by primary mortgage guaranty insurance policies will be described in the related prospectus supplement.

     Home Equity Loans. The primary assets for a series may consist, in whole or in part, of, closed-end home equity loans, revolving credit line home equity loans or certain balances forming a part of the revolving credit line loans, secured by mortgages creating senior or junior liens primarily on one- to four-family residential or mixed-use properties. The full principal amount of a closed-end loan is advanced at origination of the loan and generally is repayable in equal (or substantially equal) installments of an amount sufficient to fully amortize the loan at its stated maturity. Unless otherwise described in the related prospectus supplement, the original terms to stated maturity of closed-end loans will not exceed 360 months. Principal amounts of a revolving credit line loan may be drawn down (up to the maximum amount set forth in the related prospectus supplement) or repaid from time to time, but may be subject to a minimum periodic payment. Except to the extent provided in the related prospectus supplement, the trust fund will not include any amounts borrowed under a revolving credit line loan after the cut-off date designated in the prospectus supplement. As more fully described in the related prospectus supplement, interest on each revolving credit line loan, excluding introductory rates offered from time to time during promotional periods, is computed and payable monthly on the average daily principal balance of that loan. Under certain circumstances, a borrower under either a revolving credit line loan or a closed-end loan may choose an interest-only payment option. In this case only the amount of interest that accrues on the loan during the billing cycle must be paid. An interest-only payment option may be available for a specified period before the borrower must begin making at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

     The rate of prepayment on Home Equity Loans cannot be predicted. Home Equity Loans have been originated in significant volume only during the past few years and the depositor is not aware of any publicly available studies or statistics on the rate of their prepayment. The prepayment experience of the related trust fund may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing and homeowner mobility and the frequency and amount of any future draws on any revolving credit line loans. Other factors that might be expected to affect the prepayment rate of a pool of Home Equity Loans include the amounts of, and interest rates on, the underlying first mortgage loans, and the use of first mortgage loans as long-term financing for home purchase and junior mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, Home Equity Loans may experience a higher rate of prepayment than traditional fixed-rate first mortgage loans. On the other hand, because Home Equity Loans such as the revolving credit line loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments to be lower than, or similar to, those of traditional fully-amortizing first mortgage loans. Any future limitations on the right of borrowers to deduct interest payments on Home Equity Loans for federal income tax purposes may further increase the rate of prepayments of the Home Equity Loans. Moreover, the enforcement of a "due-on-sale" provision (as described below) will have the same effect as a prepayment of the related Home Equity Loans. See "Material Legal Aspects of the Loans--Due-on-Sale Clauses in Mortgage Loans" in this prospectus.

     Collections on revolving credit line loans may vary for a number of reasons, including those listed below.

          o A borrower may make a payment during a month in an amount that is as little as the minimum monthly payment for that month or, during the interest-only period for certain revolving credit line loans (and, in more limited circumstances, closed-end loans with respect to which an interest-only payment option has been selected), the interest, fees and charges for that month.

          o A borrower may make a payment that is as much as the entire principal balance plus accrued interest and related fees and charges during a month.

     o A borrower may fail to make the required periodic payment.

          o Collections on the mortgage loans may vary due to seasonal purchasing and the payment habits of borrowers.

     Each single family property will be located on land owned in fee simple by the borrower or on land leased by the borrower for a term at least ten years (unless otherwise provided in the related prospectus supplement) greater than the term of the related loan. Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building. Unless otherwise specified in the related prospectus supplement, mortgages on cooperative dwelling units consist of a lien on the shares issued by the cooperative dwelling corporation and the proprietary lease or occupancy agreement relating to the cooperative dwelling.

     The aggregate principal balance of loans secured by single family properties that are owner-occupied will be disclosed in the related prospectus supplement. Unless otherwise specified in the prospectus supplement, the sole basis for a representation that a given percentage of the loans are secured by single family property that is owner-occupied will be either

          o a representation by the borrower at origination of the loan either that the underlying mortgaged property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the mortgaged property as a primary residence, or

          o a finding that the address of the underlying mortgaged property is the borrower's mailing address as reflected in the servicer's records.

     To the extent specified in the related prospectus supplement, single family properties may include non-owner occupied investment properties and vacation and second homes.

     Home Improvement Contracts. The primary assets for a series may consist, in whole or in part, of home improvement installment sales contracts and installment loan agreements originated by home improvement contractors in the ordinary course of business. As specified in the related prospectus supplement, the Home Improvement Contracts will be either unsecured or secured by senior or junior mortgages primarily on single family properties, or by purchase money security interests in the related home improvements. Unless otherwise specified in the applicable prospectus supplement, the Home Improvement Contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related prospectus supplement.

     Unless otherwise specified in the related prospectus supplement, the home improvements securing the Home Improvement Contracts include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels.

     Manufactured Housing Contracts. The trust fund assets for a series may consist, in whole or part, of conventional manufactured housing installment sales contracts and installment loan agreements originated by a manufactured housing dealer in the ordinary course of business. As specified in the related prospectus supplement, the Manufactured Housing Contracts will be secured by manufactured homes, located in any of the fifty states or the District of Columbia or by mortgages on the real estate on which the manufactured homes are located.

     The manufactured homes securing the Manufactured Housing Contracts will consist of manufactured homes within the meaning of 42 United States Code,
Section 5402(6), or manufactured homes meeting those other standards as shall be described in the related prospectus supplement. Section 5402(6) defines a "manufactured home" as "a structure, transportable in one or more sections, which, in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning and electrical systems contained therein; except that the term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."

     Manufactured homes, unlike mortgaged properties, generally depreciate in value. Consequently, at any time after origination it is possible, especially in the case of contracts with high loan-to-value ratios at origination, that the market value of a manufactured home or home improvement may be lower than the principal amount outstanding under the related contract.

     Additional Information. The selection criteria applicable to the loans will be specified in the related prospectus supplement. These include, but are not limited to, the combined loan-to-value ratios or loan-to-value ratios, as applicable, original terms to maturity and delinquency information.

     The loans for a series of securities may include loans that do not amortize their entire principal balance by their stated maturity in accordance with their terms but require a balloon payment of the remaining principal balance at maturity, as specified in the related prospectus supplement. As further described in the related prospectus supplement, the loans for a series of securities may include loans that do not have a specified stated maturity.

     The loans will be either conventional contracts or contracts insured by the Federal Housing Administration (FHA) or partially guaranteed by the Veterans Administration (VA). Loans designated in the related prospectus supplement as insured by the FHA will be insured under various FHA programs as authorized under the United States Housing Act of 1937, as amended. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Loans insured by the FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured loans relating to a series of securities may have an interest rate or original principal amount exceeding the applicable FHA limits at the time or origination of such loan.

     The insurance premiums for loans insured by the FHA are collected by lenders approved by the Department of Housing and Urban Development (HUD) and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted loan to HUD. With respect to a defaulted FHA-insured loan, the servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the servicer or HUD, that default was caused by circumstances beyond the borrower's control, the servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the borrower. Such plans may involve the reduction or suspension of regular mortgage payments for a specified period, with such payments to be made upon or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the maturity date. In addition, when a default caused by such circumstances is accompanied by



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certain other criteria, HUD may provide relief by making payments to the servicer in partial or full satisfaction of amounts due under the loan (which payments are to be repaid by the borrower to HUD) or by accepting assignment of the loan from the servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the loan and HUD must have rejected any request for relief from the borrower before the servicer may initiate foreclosure proceedings.

     HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The servicer of each FHA-insured loan will be obligated to purchase any such debenture issued in satisfaction of a loan upon default for an amount equal to the principal amount of the debenture.

     The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted loan adjusted to reimburse the servicer for certain costs and expenses and to deduct certain amounts received or retained by the servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to the date of foreclosure but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured loan, bears interest from a date 30 days after the borrower's first uncorrected failure to perform any obligation to make any payment due under the loan and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

     Loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended. The Serviceman's Readjustment Act permits a veteran (or in certain instances, the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration.

     The maximum guaranty that may be issued by the VA under a VA-guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 1803(a), as amended. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. The VA may, at its option and without regard to its guaranty, make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage upon its assignment to the VA.

     With respect to a defaulted VA-guaranteed loan, the servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guaranteed amount is submitted to the VA after liquidation of the related mortgaged property.

     The amount payable under a VA guaranty will be the percentage of the VA-insured loan originally guaranteed by the VA applied to the indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guaranty will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that such amounts have not been recovered through liquidation of the mortgaged property. The amount payable under the guaranty may in no event exceed the amount of the original guaranty.

     The prospectus supplement for each series will provide information with respect to the loans that are primary assets of the related trust fund as of the cut-off date, including, among other things, and to the extent relevant:

          o  the aggregate unpaid principal balance of the loans;

          o the range and weighted average interest rates on the loans and, in the case of adjustable rate loans, the range and weighted average of the current interest rates and the lifetime interest rate caps, if any;

          o  the range and average principal balance of the loans;

          o the weighted average original and remaining terms to stated maturity of the loans and the range of original and remaining terms to stated maturity, if applicable;

          o the range and weighted average of combined loan-to-value ratios or loan-to-value ratios for the loans, as applicable;

          o the percentage (by principal balance as of the cut-off date) of loans that accrue interest at adjustable or fixed interest rates;

          o any special hazard insurance policy or bankruptcy bond or other enhancement relating to the loans;

          o the percentage (by principal balance as of the cut-off date) of loans that are secured by mortgaged properties or home improvements or that are unsecured;

          o the geographic distribution of any mortgaged properties securing the loans;

          o for loans that are secured by single family properties, the percentage (by principal balance as of the cut-off date) secured by shares relating to cooperative dwelling units, condominium units, investment property and vacation or second homes;

          o  the lien priority of the loans;

          o  the delinquency status and year of origination of the loans;

          o whether the loans are closed-end loans and/or revolving credit line loans; and

          o in the case of revolving credit line loans, the general payments and credit line terms of those loans and other pertinent features.

     The prospectus supplement will also specify any other limitations on the types or characteristics of the loans in the trust fund for the related series of securities.

     If information of the nature described above respecting the loans is not known to the depositor at the time the securities are initially offered, more general or approximate information of the nature described above will be provided in the prospectus supplement and additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series of securities and to be filed with the Securities and Exchange Commission, or the SEC, within 15 days after the initial issuance of the securities.

PRIVATE LABEL SECURITIES

     General. Primary assets for a series may consist, in whole or in part, of Private Label Securities or PLS (i.e., private mortgage-backed asset-backed securities) that include:

          o pass-through certificates representing beneficial interests in underlying loans of a type that would otherwise be eligible to be loans held directly by the trust fund, or

          o collateralized obligations secured by underlying loans of a type that would otherwise be eligible to be loans held directly by the trust fund.

         The Private Label Securities will previously have been

          o offered and distributed to the public pursuant to an effective registration statement, or

          o purchased in a transaction not involving any public offering from a person that is not an affiliate of the Private Label Securities at the time of sale (nor its affiliate at any time during the three preceding months) and a period of two years has elapsed since the date the Private Label Securities were acquired from the issuer or its affiliate, whichever is later.

     Although individual underlying loans may be insured or guaranteed by the United States or one of its agencies or instrumentalities, they need not be, and the Private Label Securities themselves may be, but need not be, insured or guaranteed.

     The Private Label Securities will have been issued pursuant to a pooling and servicing agreement, a trust agreement or similar agreement. The seller/servicer of the underlying loans will have entered into a PLS agreement with the PLS trustee. The PLS trustee, its agent or a custodian will take possession of the underlying loans. The underlying loans will be serviced by the PLS servicer directly or by one or more sub-servicers subject to the supervision of the PLS servicer.

     The issuer of Private Label Securities will be

          o a financial institution or other entity engaged generally in the business of lending,

          o a public agency or instrumentality of a state, local or federal government, or

          o a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling loans to such trusts, and selling beneficial interests in trusts.

     If specified in the prospectus supplement, the PLS issuer may be an affiliate of the depositor. The obligations of the PLS issuer generally will be limited to certain representations and warranties that it makes with respect to the assets it conveys to the related trust. Unless otherwise specified in the related prospectus supplement, the PLS issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Private Label Securities issued under the PLS agreement.

     Distributions of principal and interest will be made on the Private Label Securities on the dates specified in the related prospectus supplement. The Private Label Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Label Securities by the PLS trustee or the PLS servicer. The PLS issuer or the PLS servicer may have the right to repurchase the underlying loans after a certain date or under other circumstances specified in the related prospectus supplement.

     The loans underlying the Private Label Securities may be fixed rate, level payment, fully amortizing loans or adjustable rate loans or loans having balloon or other irregular payment features. The underlying loans will be secured by mortgages on mortgaged properties.

     Credit Support Relating to Private Label Securities. Credit support in the form of reserve funds, subordination of other private securities issued under the PLS agreement, guarantees, cash collateral accounts, security policies or other types of credit support may be provided with respect to the underlying loans or with respect to the Private Label Securities themselves. The type, characteristics and amount of credit support will be a function of the characteristics of the underlying loans and other factors and will be based on the requirements of the nationally recognized statistical rating organization that rated the Private Label Securities.

     Additional Information. If the primary assets of a trust fund include Private Label Securities, the related prospectus supplement will specify the items listed below, to the extent relevant and to the extent information is reasonably available to the depositor and the depositor reasonably believes the information to be reliable:

          o the total approximate principal amount and type of the Private Label Securities to be included in the trust fund,

          o the maximum original term to stated maturity of the Private Label Securities,

          o the weighted average term to stated maturity of the Private Label Securities,

          o the pass-through or certificate rate or range of rates of the Private Label Securities,

          o the PLS issuer, the PLS servicer (if other than the PLS issuer) and the PLS trustee,

          o certain characteristics of any credit support such as reserve funds, security policies or guarantees relating to the underlying loans or to the Private Label Securities themselves;

          o the terms on which underlying loans may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Label Securities, and

          o the terms on which underlying loans may be substituted for those originally underlying the Private Label Securities.

In addition, the related prospectus supplement will provide information about the loans underlying the Private Label Securities, including

          o the payment features of the underlying loans (i.e., whether closed-end loans or revolving credit line loans, whether fixed rate or adjustable rate, whether level payment or balloon payment loans),

          o the approximate aggregate principal balance, if known, of the underlying loans insured guaranteed by a governmental entity,

          o the servicing fee or range of servicing fees with respect to the underlying loans,

          o the minimum and maximum stated maturities of the underlying loans at origination,

     The above disclosure may be on an approximate basis and will be as of the date specified in the related prospectus supplement. If information of the nature described above for the Private Label Securities is not known to the depositor at the time the securities are initially offered, more general or approximate information of a similar nature will be provided in the prospectus supplement and the additional information, if available, will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series of securities and to be filed with the SEC within 15 days of the initial issuance of the securities.

AGENCY SECURITIES

     Ginnie Mae. The Government National Mortgage Association (Ginnie Mae) is a wholly-owned corporate instrumentality of HUD. Section 306(g) of Title II of the National Housing Act of 1934, as amended, authorizes Ginnie Mae to, among other things, guarantee the timely payment of principal of and interest on certificates which represent an interest in a pool of mortgage loans insured by the FHA under the National Housing Act of 1934 or Title V of the National Housing Act of 1949, or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38 of the United States Code.

     Section 306 (g) of the National Housing Act of 1934 provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection." In order to meet its obligations under any guarantee under Section 306 (g) of the National Housing Act, Ginnie Mae may, under Section 306(d) of the National Housing Act, borrow from the United States Treasury in an amount which is at any time sufficient to enable Ginnie Mae, with no limitations as to amount, to perform its obligations under its guarantee.

     Ginnie Mae Certificates. Each Ginnie Mae certificate held in a trust fund for a series of securities will be a "fully modified pass-through" mortgaged-backed certificate issued and serviced by a mortgage banking company or other financial concern approved by Ginnie Mae or approved by Fannie Mae as a seller-servicer of FHA loans and/or VA loans. Each Ginnie Mae certificate may be a GNMA I certificate or a GNMA II certificate. The mortgage loans underlying the Ginnie Mae certificates will consist of FHA loans and/or VA loans. Each mortgage loan of this type is secured by a one- to four-family residential property or a manufactured home. Ginnie Mae will approve the issuance of each Ginnie Mae certificate in accordance with a guaranty agreement between Ginnie Mae and the issuer and servicer of the Ginnie Mae certificate. Pursuant to its guaranty agreement, a Ginnie Mae servicer will be required to advance its own funds in order to make timely payments of all amounts due on each of the related Ginnie Mae certificates, even if the payments received by the Ginnie Mae servicer on the FHA loans or VA loans underlying each of those Ginnie Mae certificates are less than the amounts due on those Ginnie Mae certificates.

     The full and timely payment of principal of and interest on each Ginnie Mae certificate will be guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the United States. Each Ginnie Mae certificate will have an original maturity of not more than 40 years (but may have original maturities of substantially less than 40 years). Each Ginnie Mae certificate will provide for the payment by or on behalf of the Ginnie Mae servicer to the registered holder of the Ginnie Mae certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA loan or VA loan underlying the Ginnie Mae certificate, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA loans or VA loans and the pass-through rate on the Ginnie Mae certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA loans or VA loans underlying the Ginnie Mae certificate and liquidation proceeds in the event of a foreclosure or other disposition of any the related FHA loans or VA loans.

     If a Ginnie Mae servicer is unable to make the payments on a Ginnie Mae certificate as it becomes due, it must promptly notify Ginnie Mae and request Ginnie Mae to make the payment. Upon notification and request, Ginnie Mae will make payments directly to the registered holder of a Ginnie Mae certificate. In the event no payment is made by a Ginnie Mae servicer and the Ginnie Mae servicer fails to notify and request Ginnie Mae to make the payment, the holder of the related Ginnie Mae certificate will have recourse only against Ginnie Mae to obtain the payment. The trustee or its nominee, as registered holder of the Ginnie Mae certificates held in a trust fund, will have the right to proceed directly against Ginnie Mae under the terms of the guaranty agreements relating to the Ginnie Mae certificates for any amounts that are not paid when due.

     Except for pools of mortgage loans secured by manufactured homes, all mortgage loans underlying a particular Ginnie Mae certificate must have the same interest rate over the term of the loan. The interest rate on a GNMA I certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying the GNMA I certificate, less one-half percentage point per year of the unpaid principal balance of the mortgage loans.

     Mortgage loans underlying a particular GNMA II certificate may have annual interest rates that vary from each other by up to one percentage point. The interest rate on each GNMA II certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying the GNMA II certificate (except for pools of mortgage loans secured by manufactured homes).

     Regular monthly installment payments on each Ginnie Mae certificate will be comprised of interest due as specified on a Ginnie Mae certificate plus the scheduled principal payments on the FHA loans or VA loans underlying the Ginnie Mae certificate due on the first day of the month in which the scheduled monthly installments on the Ginnie Mae certificate is due. Regular monthly installments on each Ginnie Mae certificate, are required to be paid to the trustee identified in the related prospectus supplement as registered holder by the 15th day of each month in the case of a GNMA I certificate, and are required to be mailed to the trustee by the 20th day of each month in the case of a GNMA II certificate. Any principal prepayments on any FHA loans or VA loans underlying a Ginnie Mae certificate held in a trust fund or any other early recovery of principal on a loan will be passed through to the trustee identified in the related prospectus supplement as the registered holder of the Ginnie Mae certificate.

     Ginnie Mae certificates may be backed by graduated payment mortgage loans or by "buydown" mortgage loans for which funds will have been provided, and deposited into escrow accounts, for application to the payment of a portion of the borrowers' monthly payments during the early years of those mortgage loans. Payments due the registered holders of Ginnie Mae certificates backed by pools containing "buydown" mortgage loans will be computed in the same manner as payments derived from other Ginnie Mae certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of the mortgage loans, will be less than the amount of stated interest on the mortgage loans. The interest not so paid will be added to the principal of the graduated payment mortgage loans and, together with interest on that interest, will be paid in subsequent years. The obligations of Ginnie Mae and of a Ginnie Mae issuer/servicer will be the same irrespective of whether the Ginnie Mae certificates are backed by graduated payment mortgage loans or "buydown" mortgage loans. No statistics comparable to the FHA's prepayment experience on level payment, non-buydown loans are available in inspect of graduated payment or buydown mortgages. Ginnie Mae certificates related to a series of certificates may be held in book-entry form.

     Fannie Mae. The Federal National Mortgage Association (Fannie Mae) is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

     Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages. In so doing, it expands the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

     Fannie Mae Certificates. Fannie Mae certificates are either guaranteed mortgage pass-through certificates or stripped mortgage-backed securities. The following discussion of Fannie Mae certificates applies equally to both types of Fannie Mae certificates, except as otherwise indicated. Each Fannie Mae certificate to be included in the trust fund for a series of securities will represent a fractional undivided interest in a pool of mortgage loans formed by Fannie Mae. Each pool formed by Fannie Mae will consist of mortgage loans of one of the following types:

     o    fixed-rate level installment conventional mortgage loans,

          o fixed-rate level installment mortgage loans that are insured by FHA or partially guaranteed by the VA,

    o     adjustable rate conventional mortgage loans, or

          o adjustable rate mortgage loans that are insured by the FHA or partially guaranteed by the VA.

Each mortgage loan must meet the applicable standards set forth under the Fannie Mae purchase program and will be secured by a first lien on a one- to four-family residential property.

     Each Fannie Mae certificate will be issued pursuant to a trust indenture. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae certificate are expected to be between either eight to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate level payment FHA loans or VA loans are expected to be 30 years.

     Mortgage loans underlying a Fannie Mae certificate may have annual interest rates that vary by as much as two percentage points from one another. The rate of interest payable on a Fannie Mae guaranteed mortgage-backed certificate and the series pass-through rate payable with respect to a Fannie Mae stripped mortgage-backed security is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae's guaranty fee. Under a regular servicing option pursuant to which the mortgagee or other servicer assumes the entire risk of foreclosure losses, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will be between 50 basis points and 250 basis points greater than the annual pass-through rate, in the case of a Fannie Mae guaranteed mortgage-backed certificate, or the series pass-through rate in the case of a Fannie Mae stripped mortgage-backed security. Under a special servicing option pursuant to which Fannie Mae assumes the entire risk for foreclosure losses, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will generally be between 55 basis points and 255 basis points greater than the annual pass-through rate, in the case of a Fannie Mae guaranteed mortgage-backed certificate, or the series pass-through rate in the case of a Fannie Mae stripped mortgage-backed security.

     Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute on a timely basis amounts representing the holder's proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by the Fannie Mae certificate on the underlying mortgage loans, whether or not received, and the holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not the principal amount is actually recovered. The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, or entitled to, the full faith and credit of the United States. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Fannie Mae certificates would be affected by delinquent payments and defaults on those mortgage loans.

     Fannie Mae stripped mortgage-backed securities are issued in series of two or more classes, with each class representing a specified undivided fractional interest in principal distributions and interest distributions, adjusted to the series pass-through rate, on the underlying pool of mortgage loans. The fractional interests of each class in principal and interest distributions are not identical, but the classes in the aggregate represent 100% of the principal distributions and interest distributions, adjusted to the series pass-through rate, on the respective pool. Because of the difference between the fractional interests in principal and interest of each class, the effective rate of interest on the principal of each class of Fannie Mae stripped mortgage-backed securities may be significantly higher or lower than the series pass-through rate and/or the weighted average interest rate of the underlying mortgage loans.

     Unless otherwise specified by Fannie Mae, Fannie Mae certificates evidencing interests in pools of mortgages formed on or after May 1, 1985 will be available in book-entry form only. Distributions of principal and interest on each Fannie Mae certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae certificate is entered in the books of the Federal Reserve Banks, or registered on the Fannie Mae certificate register in the case of fully registered Fannie Mae certificates as of the close of business on the last day of the preceding month. With respect to Fannie Mae certificates issued in book-entry form, distributions on the Fannie Mae certificates will be made by wire, and with respect to fully registered Fannie Mae certificates, distributions on the Fannie Mae certificates will be made by check.



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


     Freddie Mac. The Federal Home Loan Mortgage Corporation (Freddie Mac) is a shareholder-owned, United States government-sponsored enterprise created pursuant to the Federal Home loan Mortgage Corporation Act, Title III of the Emergency Home Finance Act of 1970, as amended. The common stock of Freddie Mac is owned by the Federal Home loan Banks. Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of the purchase of first lien conventional mortgage loans FHA loans, VA loans or participation interests in those mortgage loans and the sale of the loans or participations so purchased in the form of mortgage securities, primarily Freddie Mac certificates. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of the quality, type and class which meet generally the purchase standards imposed by private institutional mortgage investors.

     Freddie Mac Certificates. Each Freddie Mac certificate included in a trust fund for a series will represent an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA loans or VA loans. Freddie Mac certificates are sold under the terms of a mortgage participation certificate agreement. A Freddie Mac certificate may be issued under either Freddie Mac's Cash Program or Guarantor Program. Typically, mortgage loans underlying the Freddie Mac certificates held by a trust fund will consist of mortgage loans with original terms to maturity of from ten to 40 years. Each of those mortgage loans must meet the applicable standards set forth in the law governing Freddie Mac. A Freddie Mac certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another Freddie Mac certificate group. Under the guarantor program, any Freddie Mac certificate group may include only whole loans or participation interests in whole loans.

     Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable certificate rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac certificate group represented by a Freddie Mac certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate ultimate receipt by a holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of that holder's pro rata share. However, Freddie Mac does not guarantee, except if and to the extent specified in the prospectus supplement for a series, the timely payment of scheduled principal. Under Freddie Mac's Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in the related month of distribution. Pursuant to its guarantees, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than (x) 30 days following foreclosure sale, (y) 30 days following payment of the claim by any mortgage insurer, or (z) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each borrower, and Freddie Mac has not adopted standards which require that the demand be made within any specified period.

     Freddie Mac certificates are not guaranteed by the United States or by any Federal Home loan Bank and do not constitute debts or obligations of the United States or any Federal Home loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, nor entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy its obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Freddie Mac certificates would be affected by delinquent payments and defaults on those mortgage loans.

     Registered holders of Freddie Mac certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial prepayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or by the party that sold the related mortgage loans to Freddie Mac. Freddie Mac is required to remit each registered Freddie Mac certificateholder's pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums like prepayment fees, within 60 days of the date on which those payments are deemed to have been received by Freddie Mac.

     Under Freddie Mac's Cash Program, with respect to pools formed prior to June 1, 1987, there is no limitation on be amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. With respect to Freddie Mac certificates issued on or after June 1, 1987, the maximum interest rate on the mortgage loans underlying the Freddie Mac certificates may exceed the pass-through rate of the Freddie Mac certificates by 50 to 100 basis points. Under that program, Freddie Mac purchases group of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased, results in the yield expressed as a percentage required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans.

     Under Freddie Mac's Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac's management and guaranty income as agreed upon between the seller and Freddie Mac. For Freddie Mac certificate group formed under the Guarantor Program with certificate numbers beginning with 18-012, the range between the lowest and the highest annual interest rates on the mortgage loans in a Freddie Mac certificate group may not exceed two percentage points.

     Freddie Mac certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie Mac certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the Freddie Mac certificates. Subsequent remittances will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, and makes payments of principal and interest each month to the registered holders of Freddie Mac certificates in accordance with the holders' instructions.

     Stripped Mortgage-Backed Securities. Agency Securities may consist of one or more stripped mortgage-backed securities, each as described in this prospectus and in the related prospectus supplement. Each Agency Security of this type will represent an undivided interest in all or part of either the principal distributions or the interest distributions, or in some specified portion of the principal and interest distributions, on particular Freddie Mac, Fannie Mae, Ginnie Mae or other government agency or government-sponsored agency certificates. The underlying securities will be held under a trust agreement by Freddie Mac, Fannie Mae, Ginnie Mae or another government agency or government-sponsored agency, each as trustee, or by another trustee named in the related prospectus supplement. Freddie Mac, Fannie Mae, Ginnie Mae or another government agency or government-sponsored agency will guarantee each stripped agency security to the same extent as the applicable entity guarantees the underlying securities backing the stripped Agency Security, unless otherwise specified in the related prospectus supplement.

     Other Agency Securities. If specified in the related prospectus supplement, a trust fund may include other mortgage pass-through certificates issued or guaranteed by Ginnie Mae, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies. The characteristics of any other mortgage pass-through certificates issued or guaranteed by Ginnie Mae, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies will be described in that prospectus supplement. If so specified, a combination of different types of Agency Securities may be held in a trust fund.

COLLECTION AND DISTRIBUTION ACCOUNTS

     A separate collection account will be established by the trustee, or by the servicer in the name of the trustee, for each series of securities for receipt of

          o the amount of any cash specified in the related prospectus supplement to be initially deposited by the depositor in the collection account,

          o all amounts received with respect to the primary assets of the related trust fund, and

          o unless otherwise specified in the related prospectus supplement, income earned on the foregoing amounts.

As provided in the related prospectus supplement, certain amounts on deposit in the collection account and certain amounts available under any credit enhancement for the securities of that series will be deposited into the applicable distribution account for distribution to the holders of the related securities. The trustee will establish a separate distribution account for each series of securities. Unless otherwise specified in the related prospectus supplement, the trustee will invest the funds in the collection account and the distribution account in eligible investments including, among other investments, obligations of the United States and certain of its agencies, federal funds, certificates of deposit, commercial paper, demand and time deposits and banker's acceptances, certain repurchase agreements of United States government securities and certain guaranteed investment contracts, in each case acceptable to the rating agencies named in the prospectus supplement. With certain exceptions, all such eligible investments must mature, in the case of funds in the collection account, not later than the day preceding the date when the funds are due to be deposited into the distribution account or otherwise distributed and, in the case of funds in the distribution account, not later than the day preceding the next distribution date for the related series of securities.

         Notwithstanding any of the foregoing, amounts may be deposited and withdrawn pursuant to any deposit agreement or minimum principal payment agreement that may be specified in the related prospectus supplement.

         If specified in the related prospectus supplement, a trust fund will include one or more pre-funding accounts that are segregated trust accounts established and maintained with the trustee for the related series. If specified in the prospectus supplement, a portion of the proceeds of the sale of the securities equal to the pre-funded amount will be deposited into the pre-funding account on the closing date and may be used to purchase additional primary assets during the pre-funding period specified in the prospectus supplement. In no case will the pre-funded amount exceed 50% of the total principal amount of the related securities, and in no case will the pre-funding period exceed one year. Additional restrictions may be imposed on pre-funding by ERISA or the REMIC provisions under the Code, which require, among other things, that the pre-funding period end no later than 90 days after the closing date. See "Material Federal Income Tax Considerations -- Taxation of the REMIC" and "ERISA Considerations" in this prospectus. The primary assets to be purchased generally will be selected on the basis of the same criteria as those used to select the initial primary assets of the trust fund, and the same representations and warranties will be made with respect to them. If any pre-funded amount remains on deposit in the pre-funding account at the end of the pre-funding period, the remaining amount will be applied in the manner specified in the related prospectus supplement to prepay the notes and/or the certificates of that series.

     If a pre-funding account is established, one or more capitalized interest accounts that are segregated trust accounts may be established and maintained with the trustee for the related series. On the closing date for the series, a portion of the proceeds of the sale of the related securities will be deposited into the capitalized interest account and used to fund the excess, if any, of

     o    the sum of

          o the amount of interest accrued on the securities of the series, and

          o if specified in the related prospectus supplement, certain fees or expenses during the pre-funding period,

     over

          o the amount of interest available from the primary assets in the trust fund.

     Any amounts on deposit in the capitalized interest account at the end of the pre-funding period that are not necessary for these purposes will be distributed to the person specified in the related prospectus supplement.

                               CREDIT ENHANCEMENT

     If so provided in the prospectus supplement relating to a series of securities, simultaneously with the depositor's assignment of the primary assets to the trustee, the depositor will obtain from an institution or by other means acceptable to the rating agencies named in the prospectus supplement one or more types of credit enhancement in favor of the trustee on behalf of the holders of the related series or designated classes of the series. The credit enhancement will support the payment of principal of and interest on the securities, and may be applied for certain other purposes to the extent and under the conditions set forth in the prospectus supplement. Credit enhancement for a series may include one or more of the forms described below or any other form as may be specified in the related prospectus supplement. If so specified in the related prospectus supplement, the credit enhancement may be structured so as to protect against losses relating to more than one trust fund.

SUBORDINATED SECURITIES

     If specified in the related prospectus supplement, credit enhancement for a series may consist of one or more classes of subordinated securities. The rights of the holders of subordinated securities to receive distributions on any distribution date will be subordinate in right and priority to the rights of holders of senior securities of the same series, but only to the extent described in the related prospectus supplement.

INSURANCE POLICIES, SURETY BONDS AND GUARANTIES

     If so provided in the prospectus supplement for a series of securities, deficiencies in amounts otherwise payable on the securities or on specified classes will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of securities of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. In addition, if specified in the related prospectus supplement, a trust fund may also include bankruptcy bonds, special hazard insurance policies, other insurance or guaranties for the purpose of:

          o maintaining timely payments or providing additional protection against losses on the trust fund assets;

          o   paying administrative expenses; or

          o establishing a minimum reinvestment rate on the payments made in respect of those assets or principal payment rate on those assets.

     Arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the related prospectus supplement. A copy of any arrangement instrument for a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed with the SEC following issuance of the securities of the related series.

OVER-COLLATERALIZATION

     If so provided in the prospectus supplement for a series of securities, a portion of the interest payment on each loan included in the trust fund may be applied as an additional distribution in respect of principal to reduce the principal balance of a class or classes of securities and, thus, accelerate the rate of payment of principal on that class or those classes of securities.

OTHER INSURANCE POLICIES

     If specified in the related prospectus supplement, credit enhancement for a series may consist of pool insurance policies, special hazard insurance policies, bankruptcy bonds and other types of insurance relating to the primary assets, as described below and in the related prospectus supplement.

     Pool Insurance Policy. If so specified in the related prospectus supplement, the depositor will obtain a pool insurance policy for the loans in the related trust fund. The pool insurance policy will cover any loss (subject to the limitations described in the prospectus supplement) by reason of default, but will not cover the portion of the principal balance of any loan that is required to be covered by any primary mortgage insurance policy. The amount and terms of any pool insurance coverage will be set forth in the related prospectus supplement.

     Special Hazard Insurance Policy. Although the terms of such policies vary to some degree, a special hazard insurance policy typically provides that, where there has been damage to property securing a defaulted or foreclosed loan (title to which has been acquired by the insured) and to the extent the damage is not covered by a standard hazard insurance policy (or any flood insurance policy, if applicable) required to be maintained with respect to the property, or in connection with partial loss resulting from the application of the coinsurance clause in a standard hazard insurance policy, the special hazard insurer will pay the lesser of

      o   the cost of repair or replacement of the property, and

          o upon transfer of the property to the special hazard insurer, the unpaid principal balance of the loan at the time of acquisition of the property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the servicer with respect to the property.

     If the unpaid principal balance of the loan plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the related property. Any amount paid as the cost of repair of the property will reduce coverage by that amount. Special hazard insurance policies typically do not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the mortgaged property is in a federally designated flood area), chemical contamination and certain other risks.

     Restoration of the property with the proceeds described in the first bullet of the second previous paragraph is expected to satisfy the condition under any pool insurance policy that the property be restored before a claim under the pool insurance policy may be validly presented with respect to the defaulted loan secured by the property. The payment described in the second bullet of the second previous paragraph will render unnecessary presentation of a claim in respect of the loan under any pool insurance policy. Therefore, so long as a pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related loan plus accrued interest and certain expenses will not affect the total amount in respect of insurance proceeds paid to holders of the securities, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and pool insurance policy.

     Bankruptcy Bond. In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the property securing the related loan at an amount less than the then-outstanding principal balance of the loan. The amount of the secured debt could be reduced to that value, and the holder of the loan thus would become an unsecured creditor to the extent the principal balance of the loan exceeds the value assigned to the property by the bankruptcy court. In addition, certain other modifications of the terms of a loan can result from a bankruptcy proceeding. See "Material Legal Aspects of the Loans" in this prospectus. If the related prospectus supplement so provides, the depositor or other entity specified in the prospectus supplement will obtain a bankruptcy bond or similar insurance contract covering losses resulting from proceedings with respect to borrowers under the Federal Bankruptcy Code. The bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a loan or a reduction by the court of the principal amount of a loan and will cover certain unpaid interest on the amount of any principal reduction from the date of the filing of a bankruptcy petition.

     The bankruptcy bond will provide coverage in the aggregate amount specified in the prospectus supplement for all loans in the trust fund for the related series. The amount will be reduced by payments made under the bankruptcy bond in respect of the loans, unless otherwise specified in the related prospectus supplement, and will not be restored.

RESERVE FUNDS

     If the prospectus supplement relating to a series of securities so specifies, the depositor will deposit into one or more reserve funds cash, a letter or letters of credit, cash collateral accounts, eligible investments, or other instruments meeting the criteria of the rating agencies in the amount specified in the prospectus supplement. Each reserve fund will be established by the trustee as part of the trust fund for that series or for the benefit of the credit enhancement provider for that series. In the alternative or in addition to the initial deposit by the depositor, a reserve fund for a series may be funded over time through application of all or a portion of the excess cash flow from the primary assets for the series, to the extent described in the related prospectus supplement. If applicable, the initial amount of the reserve fund and the reserve fund maintenance requirements for a series of securities will be described in the related prospectus supplement.

     Amounts withdrawn from any reserve fund will be applied by the trustee to make payments on the securities of the related series, to pay expenses, to reimburse any credit enhancement provider for the series or for any other purpose, in the manner and to the extent specified in the related prospectus supplement.

     Amounts deposited into a reserve fund will be invested by the trustee in eligible investments maturing no later than the day specified in the related prospectus supplement.

CROSS-COLLATERALIZATION

     If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in a trust fund may be evidenced by separate classes of the related series of securities. In that case, credit support may be provided by a cross-collateralization feature which requires that distributions be made with respect to securities evidencing a beneficial ownership interest in, or secured by, one or more asset groups within the same trust fund prior to distributions to subordinated securities evidencing a beneficial ownership interest in, or secured by, one or more other asset groups within that trust fund. Cross-collateralization may be provided by

          o the allocation of a portion of excess amounts generated by one or more asset groups within the same trust fund to one or more other asset groups within the same trust fund, or

          o the allocation of losses with respect to one or more asset groups to one or more other asset groups within the same trust fund.

Excess amounts will be applied and/or losses will be allocated to the class or classes of subordinated securities of the related series then outstanding having the lowest rating assigned by any rating agency or the lowest payment priority, in each case to the extent and in the manner more specifically described in the related prospectus supplement. The prospectus supplement for a series which includes a cross-collateralization feature will describe the manner and conditions for applying the cross-collateralization feature.

     If specified in the related prospectus supplement, the coverage provided by one or more forms of credit support described in this prospectus may apply concurrently to two or more related trust funds. If applicable, the related prospectus supplement will identify the trust funds to which credit support relates and the manner of determining the amount of coverage the credit support provides to the identified trust funds.

MINIMUM PRINCIPAL PAYMENT AGREEMENT

     If provided in the prospectus supplement relating to a series of securities, the depositor will enter into a minimum principal payment agreement with an entity meeting the criteria of the rating agencies named in the prospectus supplement under which the entity will provide certain payments on the securities of the series in the event that aggregate scheduled principal payments and/or prepayments on the primary assets for the series are not sufficient to make payments on the securities of the series as provided in the prospectus supplement.

DEPOSIT AGREEMENT

     If specified in a prospectus supplement, the depositor and the trustee for a series of securities will enter into a deposit agreement with the entity specified in the prospectus supplement on or before the sale of the related series of securities. The deposit agreement is intended to accumulate available cash for investment so that the cash, together with income thereon, can be applied to future distributions on one or more classes of securities. The related prospectus supplement will describe the terms of any deposit agreement.

FINANCIAL INSTRUMENTS

     If provided in the related prospectus supplement, the trust fund may include one or more financial instruments that are intended to meet the following goals:

          o to convert the payments on some or all of the loans and Private Label Securities from fixed to floating payments, or from floating to fixed, or from floating based on a particular index to floating based on another index;

          o to provide payments if any index rises above or falls below specified levels; or

          o to provide protection against interest rate changes, certain types of losses or other payment shortfalls to one or more classes of the related series.

If a trust fund includes financial instruments of this type, the instruments may be structured to be exempt from the registration requirements of the Securities Act of 1933, as amended.

     The related prospectus supplement will include, or incorporate by reference, material financial and other information about the provider of the financial instruments.

                               SERVICING OF LOANS

GENERAL

     Under the pooling and servicing agreement or the servicing agreement for a series of securities, the servicer will provide customary servicing functions with respect to the loans comprising the primary assets of the related trust fund.

COLLECTION PROCEDURES; ESCROW ACCOUNTS

     The servicer will make reasonable efforts to collect all payments required to be made under the loans and will, consistent with the terms of the related governing agreement for a series and any applicable credit enhancement, follow such collection procedures as it follows with respect to comparable loans held in its own portfolio. Consistent with the above, the servicer has the discretion to

          o waive any assumption fee, late payment charge, or other charge in connection with a loan, and

          o to the extent provided in the related agreement, arrange with a borrower a schedule for the liquidation of delinquencies by extending the due dates for scheduled payments on the loan.

     If the related prospectus supplement so provides, the servicer, to the extent permitted by law, will establish and maintain escrow or impound accounts with respect to loans in which borrower payments for taxes, assessments, mortgage and hazard insurance policy premiums and other comparable items will be deposited. In the case of loans that do not require such payments under the related loan documents, the servicer will not be required to establish any escrow or impound account for those loans. The servicer will make withdrawals from the escrow accounts to effect timely payment of taxes, assessments and mortgage and hazard insurance, to refund to borrowers amounts determined to be overages, to pay interest to borrowers on balances in the escrow accounts to the extent required by law, to repair or otherwise protect the related property and to clear and terminate the escrow accounts. The servicer will be responsible for the administration of the escrow accounts and generally will make advances to the escrow accounts when a deficiency exists.

DEPOSITS TO AND WITHDRAWALS FROM THE COLLECTION ACCOUNT

     Unless the related prospectus supplement specifies otherwise, the trustee or the servicer will establish a separate collection account in the name of the trustee. Unless the related prospectus supplement provides otherwise, the collection account will be

          o an account maintained at a depository institution, the long-term unsecured debt obligations of which at the time of any deposit are rated by each rating agency named in the prospectus supplement at levels satisfactory to the rating agency; or

          o an account the deposits in which are insured to the maximum extent available by the Federal Deposit Insurance Corporation or an account secured in a manner meeting requirements established by each rating agency named in the prospectus supplement.

     Unless otherwise specified in the related prospectus supplement, the funds held in the collection account may be invested in eligible investments. If so specified in the related prospectus supplement, the servicer will be entitled to receive as additional compensation any interest or other income earned on funds in the collection account.

     Unless otherwise specified in the related prospectus supplement, the servicer, the depositor, the trustee or the seller, as appropriate, will deposit into the collection account for each series, on the business day following the closing date, all scheduled payments of principal and interest on the primary assets due after the related cut-off date but received by the servicer on or before the closing date, and thereafter, within two business days after the date of receipt thereof, the following payments and collections received or made by the servicer (other than, unless otherwise provided in the related prospectus supplement, in respect of principal of and interest on the related primary assets due on or before the cut-off date):

          o all payments in respect of principal, including prepayments, on the primary assets;

          o all payments in respect of interest on the primary assets after deducting, at the discretion of the servicer (but only to the extent of the amount permitted to be withdrawn or withheld from the collection account in accordance with the related agreement), related servicing fees payable to the servicer;

          o all Liquidation Proceeds after deducting, at the discretion of the servicer (but only to the extent of the amount permitted to be withdrawn from the collection account in accordance with the related agreement), the servicing fee, if any, in respect of the related primary asset;

          o  all Insurance Proceeds;

          o all amounts required to be deposited into the collection account from any reserve fund for the series pursuant to the related agreement;

          o all advances of cash made by the servicer in respect of delinquent scheduled payments on a loan and for any other purpose as required pursuant to the related agreement; and

          o all repurchase prices of any primary assets repurchased by the depositor, the servicer or the seller pursuant to the related agreement.

     Unless otherwise specified in the related prospectus supplement, the servicer is permitted, from time to time, to make withdrawals from the collection account for each series for the following purposes:

          o to reimburse itself for advances that it made in connection with that series under the related agreement; provided that the servicer's right to reimburse itself is limited to amounts received on or in respect of particular loans (including, for this purpose, Liquidation Proceeds and proceeds of insurance policies covering the related loans and Mortgaged Properties ("Insurance Proceeds")) that represent late recoveries of scheduled payments with respect to which the Advance was made;

          o to the extent provided in the related agreement, to reimburse itself for any advances that it made in connection with the series which the servicer determines in good faith to be nonrecoverable from amounts representing late recoveries of scheduled payments respecting which the advance was made or from Liquidation Proceeds or Insurance Proceeds;

          o to reimburse itself from Liquidation Proceeds for liquidation expenses and for amounts expended by it in good faith in connection with the restoration of damaged property and, in the event deposited into the collection account and not previously withheld, and to the extent that Liquidation Proceeds after such reimbursement exceed the principal balance of the related loan, together with accrued and unpaid interest thereon to the due date for the loan next succeeding the date of its receipt of the Liquidation Proceeds, to pay to itself out of the excess the amount of any unpaid servicing fee and any assumption fees, late payment charges, or other charges on the related loan;

          o in the event the servicer has elected not to pay itself the servicing fee out of the interest component of any scheduled payment, late payment or other recovery with respect to a particular loan prior to the deposit of the scheduled payment, late payment or recovery into the collection account, to pay to itself the servicing fee, as adjusted pursuant to the related agreement, from any scheduled payment, late payment or other recovery to the extent permitted by the related agreement;

          o to reimburse itself for expenses incurred by and recoverable by or reimbursable to it pursuant to the related agreement;

          o to pay to the applicable person with respect to each primary asset or related real property that has been repurchased or removed from the trust fund by the depositor, the servicer or the seller pursuant to the related agreement, all amounts received thereon and not distributed as of the date on which the related repurchase price was determined;

          o to make payments to the trustee of the series for deposit into the related distribution account or for remittance to the holders of the series in the amounts and in the manner provided for in the related agreement; and

          o to clear and terminate the collection account pursuant to the related agreement.

     In addition, if the servicer deposits into the collection account for a series any amount not required to be deposited therein, the servicer may, at any time, withdraw the amount from the collection account.

ADVANCES AND LIMITATIONS ON ADVANCES

     The related prospectus supplement will describe the circumstances, if any, under which the servicer will make advances with respect to delinquent payments on loans. If specified in the related prospectus supplement, the servicer will be obligated to make advances. Its obligation to make advances may be limited in amount, or may not be activated until a certain portion of a specified reserve fund is depleted. Advances are intended to provide liquidity and, except to the extent specified in the related prospectus supplement, not to guarantee or insure against losses. Accordingly, any funds advanced are recoverable by the servicer out of amounts received on particular loans that represent late recoveries of scheduled payments, Insurance Proceeds or Liquidation Proceeds respecting which an advance was made. If an advance is made and subsequently determined to be nonrecoverable from late collections, Insurance Proceeds or Liquidation Proceeds from the related loan, the servicer may be entitled to reimbursement from other funds in the collection account or distribution account(s), as the case may be, or from a specified reserve fund, as applicable, to the extent specified in the related prospectus supplement.

MAINTENANCE OF INSURANCE POLICIES AND OTHER SERVICING PROCEDURES

     Standard Hazard Insurance; Flood Insurance. Except as otherwise specified in the related prospectus supplement, the servicer will be required to maintain (or to cause the borrower under each loan to maintain) a standard hazard insurance policy providing the standard form of fire insurance coverage with extended coverage for certain other hazards as is customary in the state in which the related property is located. The standard hazard insurance policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage for property of the type securing the related loans. In general, the standard form of fire and extended coverage policy will cover physical damage to, or destruction of, the related property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions in each policy. Because the standard hazard insurance policies relating to the loans will be underwritten by different hazard insurers and will cover properties located in various states, the policies will not contain identical terms and conditions. The basic terms, however, generally will be determined by state law and generally will be similar. Most such policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. Uninsured risks not covered by a special hazard insurance policy or other form of credit enhancement will adversely affect distributions to holders. When a property securing a loan is located in a flood area identified by HUD pursuant to the Flood Disaster Protection Act of 1973, as amended, the servicer will be required to cause flood insurance to be maintained with respect to the property, to the extent available.

     The standard hazard insurance policies covering properties typically will contain a "coinsurance" clause, which in effect will require that the insured at all times carry hazard insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the property, including any improvements on the property, in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the coinsurance clause will provide that the hazard insurer's liability in the event of partial loss will not exceed the greater of

          o the actual cash value (i.e., replacement cost less physical depreciation) of the property, including the improvements, if any, damaged or destroyed, and

          o such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the property and improvements.

Since the amount of hazard insurance to be maintained on the improvements securing the loans declines as their principal balances decrease, and since the value of the properties will fluctuate over time, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damage to the affected property.

     Unless otherwise specified in the related prospectus supplement, coverage will be in an amount at least equal to the greater of

          o the amount necessary to avoid the enforcement of any co-insurance clause contained in the policy, and

          o  the outstanding principal balance of the related loan.

Unless otherwise specified in the related prospectus supplement, the servicer will also maintain on REO property a standard hazard insurance policy in an amount that is at least equal to the maximum insurable value of the REO property. No earthquake or other additional insurance will be required of any borrower or will be maintained on REO property other than pursuant to such applicable laws and regulations as shall at any time be in force and shall require the additional insurance.

     Any amounts collected by the servicer under insurance policies (other than amounts to be applied to the restoration or repair of the property, released to the borrower in accordance with normal servicing procedures or used to reimburse the servicer for amounts to which it is entitled to reimbursement) will be deposited into the collection account. In the event that the servicer obtains and maintains a blanket policy insuring against hazard losses on all of the loans, written by an insurer then acceptable to each rating agency named in the prospectus supplement, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a standard hazard insurance policy for each loan or related REO property. This blanket policy may contain a deductible clause, in which case the servicer will be required, in the event that there has been a loss that would have been covered by the policy absent the deductible clause, to deposit into the collection account the amount not otherwise payable under the blanket policy because of the application of the deductible clause.



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


REALIZATION UPON DEFAULTED LOANS

     The servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the properties securing the related loans that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In this connection, the servicer will follow such practices and procedures as it deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable loans that it services. However, the servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the property unless it determines that

          o the restoration or foreclosure will increase the Liquidation Proceeds of the related loan available to the holders after reimbursement to itself for its expenses, and

          o its expenses will be recoverable either through Liquidation Proceeds or Insurance Proceeds.

However, in the case of a trust fund for which a REMIC election has been made, the servicer will be required to liquidate any REO property by the end of the third calendar year after the trust fund acquires beneficial ownership of the REO property. While the holder of an REO property can often maximize its recovery by providing financing to a new purchaser, the trust fund will have no ability to do so and neither the servicer nor the depositor will be required to do so.

     The servicer may arrange with the borrower on a defaulted loan a change in the terms of the loan to the extent provided in the related prospectus supplement. This type of modification may only be entered into if it meets the underwriting policies and procedures employed by the servicer in servicing receivables for its own account and meets the other conditions set forth in the related prospectus supplement.

ENFORCEMENT OF DUE-ON-SALE CLAUSES

     Unless otherwise specified in the related prospectus supplement for a series, when any property is about to be conveyed by the borrower, the servicer will, to the extent it has knowledge of the prospective conveyance and prior to the time of the consummation of the conveyance, exercise its rights to accelerate the maturity of the related loan under any applicable "due-on-sale" clause, unless it reasonably believes that the clause is not enforceable under applicable law or if enforcement of the clause would result in loss of coverage under any primary mortgage insurance policy. In that event, the servicer is authorized to accept from or enter into an assumption agreement with the person to whom the property has been or is about to be conveyed. Under the assumption, the transferee of the property becomes liable under the loan and the original borrower is released from liability and the transferee is substituted as the borrower and becomes liable under the loan. Any fee collected in connection with an assumption will be retained by the servicer as additional servicing compensation. The terms of a loan may not be changed in connection with an assumption.



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


SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Except as otherwise provided in the related prospectus supplement, the servicer will be entitled to a periodic servicing fee in an amount to be determined as specified in the related prospectus supplement. The servicing fee may be fixed or variable, as specified in the related prospectus supplement. In addition, unless otherwise specified in the related prospectus supplement, the servicer will be entitled to additional servicing compensation in the form of assumption fees, late payment charges and similar items, and excess proceeds following disposition of property in connection with defaulted loans.

     Unless otherwise specified in the related prospectus supplement, the servicer will pay certain expenses incurred in connection with the servicing of the loans, including, without limitation, the payment of the fees and expenses of each trustee and independent accountants, payment of security policy and insurance policy premiums, if applicable, and the cost of any credit enhancement, and payment of expenses incurred in preparation of reports to holders.

     When a borrower makes a principal prepayment in full between due dates on the related loan, the borrower generally will be required to pay interest on the amount prepaid only to the date of prepayment. If and to the extent provided in the related prospectus supplement, in order that one or more classes of the securities of a series will not be adversely affected by any resulting shortfall in interest, the amount of the servicing fee may be reduced to the extent necessary to include in the servicer's remittance to the applicable trustee for deposit into the related distribution account an amount equal to one month's interest on the related loan (less the servicing fee). If the total amount of these shortfalls in a month exceeds the servicing fee for that month, a shortfall to holders may occur.

     Unless otherwise specified in the related prospectus supplement, the servicer will be entitled to reimbursement for certain expenses that it incurs in connection with the liquidation of defaulted loans. The related holders will suffer no loss by reason of the servicer's expenses to the extent the expenses are covered under related insurance policies or from excess Liquidation Proceeds. If claims are either not made or paid under the applicable insurance policies or if coverage under the policies has been exhausted, the related holders will suffer a loss to the extent that Liquidation Proceeds, after reimbursement of the servicer's expenses, are less than the principal balance of and unpaid interest on the related loan that would be distributable to holders. In addition, the servicer will be entitled to reimbursement of its expenses in connection with the restoration of REO property This right of reimbursement is prior to the rights of the holders to receive any related Insurance Proceeds, Liquidation Proceeds or amounts derived from other credit enhancement. The servicer generally is also entitled to reimbursement from the collection account for advances.

     Unless otherwise specified in the related prospectus supplement, the rights of the servicer to receive funds from the collection account for a series, whether as the servicing fee or other compensation, or for the reimbursement of advances, expenses or otherwise, are not subordinate to the rights of holders of securities of the series.




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


EVIDENCE AS TO COMPLIANCE

     If so specified in the related prospectus supplement, the applicable governing agreement will provide that, each year, a firm of independent public accountants will furnish a statement to the trustee to the effect that the firm has examined certain documents and records relating to the servicing of the loans by the servicer and that, on the basis of the examination, the firm is of the opinion that the servicing has been conducted in compliance with the agreement, except for such exceptions as the firm believes to be immaterial and any other exceptions set forth in the statement.

     If so specified in the related prospectus supplement, the applicable agreement will also provide for delivery to the trustee of an annual statement signed by an officer of the servicer to the effect that the servicer has fulfilled its obligations under the agreement throughout the preceding calendar year.

CERTAIN MATTERS REGARDING THE SERVICER

     The servicer for each series will be identified in the related prospectus supplement. The servicer may be an affiliate of the depositor and may have other business relationships with the depositor and its affiliates.

     If an event of default occurs under either a servicing agreement or a pooling and servicing agreement, the servicer may be replaced by the trustee or a successor servicer. Unless otherwise specified in the related prospectus supplement, the events of default and the rights of a trustee upon a default under the agreement for the related series will be substantially similar to those described under "The Agreements--Events of Default; Rights upon Event of Default--Pooling and Servicing Agreement; Servicing Agreement" in this prospectus.

     Unless otherwise specified in the prospectus supplement, the servicer does not have the right to assign its rights and delegate its duties and obligations under the related agreement unless the successor servicer accepting such assignment or delegation

     o    services similar loans in the ordinary course of its business;

     o    is reasonably satisfactory to the trustee;

          o has a net worth of not less than the amount specified in the prospectus supplement;

          o would not cause the rating of the related securities by a rating agency named in the prospectus supplement, as such rating is in effect immediately prior to the assignment, sale or transfer, to be qualified, downgraded or withdrawn as a result of the assignment, sale or transfer; and

          o executes and delivers to the trustee an agreement, in form and substance reasonably satisfactory to the trustee, that contains an assumption by the successor servicer of the due and punctual performance and observance of each covenant and condition required to be performed or observed by the servicer under the agreement from and after the date of the agreement.

     No assignment will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the related agreement. To the extent that the servicer transfers its obligations to a wholly-owned subsidiary or affiliate, the subsidiary or affiliate need not satisfy the criteria set forth above. In this instance, however, the assigning servicer will remain liable for the servicing obligations under the agreement. Any entity into which the servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the servicer's obligations under the agreement provided that the successor or surviving entity meets the requirements for a successor servicer set forth above.

     Except to the extent otherwise provided, each agreement will provide that neither the servicer nor any director, officer, employee or agent of the servicer will be under any liability to the related trust fund, the depositor or the holders for any action taken or for failing to take any action in good faith pursuant to the related agreement, or for errors in judgment. However, neither the servicer nor any such person will be protected against any breach of warranty or representations made under the agreement, or the failure to perform its obligations in compliance with any standard of care set forth in the agreement, or liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties under the agreement. Each agreement will further provide that the servicer and any director, officer, employee or agent of the servicer is entitled to indemnification from the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the agreement or the securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties under the agreement or by reason of reckless disregard of those obligations and duties. In addition, the agreement will provide that the servicer is not under any obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under the agreement that, in its opinion, may involve it in any expense or liability. The servicer may, in its discretion, undertake any such action that it may deem necessary or desirable with respect to the agreement and the rights and duties of the parties thereto and the interests of the holders thereunder. In that event, the legal expenses and costs of the action and any resulting liability may be expenses, costs, and liabilities of the trust fund and the servicer may be entitled to be reimbursed therefor out of the collection account.

                                 THE AGREEMENTS

     The following summaries describe the material provisions of the pooling and servicing agreement or trust agreement, in the case of a series of certificates, and the indenture and servicing agreement, in the case of a series of notes. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the agreements applicable to the particular series of securities. Where particular provisions or terms used in the agreements are referred to, the provisions or terms are as specified in the agreements.



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


ASSIGNMENT OF PRIMARY ASSETS

     General. At the time of issuance of the securities of a series, the depositor will transfer, convey and assign to the related trust fund all right, title and interest of the depositor in the primary assets and other property to be transferred to the trust fund. This assignment will include all principal and interest due on or with respect to the primary assets after the cut-off date (except for any retained interests). The trustee will, concurrently with the assignment, execute and deliver the securities.

     Assignment of Mortgage Loans. Unless otherwise specified in the related prospectus supplement, the depositor will deliver to the trustee (or, if specified in the prospectus supplement, a custodian on behalf of the trustee), as to each Residential Loan and Home Equity Loan, the related note endorsed without recourse to the order of the trustee or in blank, the original mortgage, deed of trust or other security instrument with evidence of recording indicated thereon (except for any mortgage not returned from the public recording office, in which case a copy of the mortgage will be delivered, together with a certificate that the original of the mortgage was delivered to such recording office), and an assignment of the mortgage in recordable form. The trustee or, if so specified in the related prospectus supplement, the custodian will hold these documents in trust for the benefit of the holders.

     If so specified in the related prospectus supplement, at the time of issuance of the securities, the depositor will cause assignments to the trustee of the mortgages relating to the loans to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interest in the related loans. If specified in the prospectus supplement, the depositor will cause the assignments to be recorded within the time after issuance of the securities as is specified in the related prospectus supplement. In this event, the prospectus supplement will specify whether the agreement requires the depositor to repurchase from the trustee any loan the related mortgage of which is not recorded within that time, at the price described below with respect to repurchases by reason of defective documentation. Unless otherwise provided in the prospectus supplement, the enforcement of the repurchase obligation would constitute the sole remedy available to the holders or the trustee for the failure of a mortgage to be recorded.

     Assignment of Home Improvement Contracts. Unless otherwise specified in the related prospectus supplement, the depositor will deliver to the trustee or the custodian each original Home Improvement Contract and copies of related documents and instruments and, except in the case of unsecured Home Improvement Contracts, the security interest in the related home improvements. In order to give notice of the right, title and interest of holders to the Home Improvement Contracts, the depositor will cause a UCC-1 financing statement to be executed by the depositor or the seller identifying the trustee as the secured party and identifying all Home Improvement Contracts as collateral. Unless otherwise specified in the related prospectus supplement, the Home Improvement Contracts will not be stamped or otherwise marked to reflect their assignment to the trust fund. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Home Improvement Contracts without notice of the assignment, the interest of holders in the Home Improvement Contracts could be defeated. See "Material Legal Aspects of the Loans--The Home Improvement Contracts and the Manufactured Housing Contracts" in this prospectus.



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


     Assignment of Manufactured Housing Contracts. If specified in the related prospectus supplement, the depositor or the seller will deliver to the trustee the original contract as to each Manufactured Housing Contract and copies of documents and instruments related to each contract and, other than in the case of unsecured contracts, the security interest in the property securing that contract. In order to give notice of the right, title and interest of securityholders to the contracts, if specified in the related prospectus supplement, the depositor or the seller will cause a UCC-1 financing statement to be executed by the depositor or the seller identifying the trustee as the secured party and identifying all contracts as collateral. If so specified in the related prospectus supplement, the contracts will not be stamped or otherwise marked to reflect their assignment to the trustee. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the interest of securityholders in the contracts could be defeated. See "Material Legal Aspects of the Loans -- The Home Improvement Contracts and the Manufactured Housing Contracts."

     Loan Schedule. Each loan will be identified in a schedule appearing as an exhibit to the related agreement and will specify with respect to each loan:

     o    the original principal amount,

     o    its unpaid principal balance as of the cut-off date,

     o    the current interest rate,

     o    the current scheduled payment of principal and interest,

     o    the maturity date, if any, of the related note, and

          o if the loan is an adjustable rate loan, the lifetime rate cap, if any, and the current index.

     Assignment of Agency and Private Label Securities. The depositor will cause the Agency and Private Label Securities to be registered in the name of the trustee (or its nominee or correspondent). The trustee (or its nominee or correspondent) will take possession of any certificated Agency or Private Label Securities. Unless otherwise specified in the related prospectus supplement, the trustee will not be in possession of, or be assignee of record of, any loans underlying the Agency or Private Label Securities. See "The Trust Funds--Private Label Securities" in this prospectus. Each Agency and Private Label Security will be identified in a schedule appearing as an exhibit to the related agreement, which will specify the original principal amount, principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date for each Agency and Private Label Security conveyed to the related trust fund. In the agreement, the depositor will represent and warrant to the trustee that:

          o the information contained in the Agency or Private Label Securities schedule is true and correct in all material respects,

          o immediately prior to the conveyance of the Agency or Private Label Securities, the depositor had good title and was the sole owner of the Agency or Private Label Securities (subject to any retained interest),

          o there has been no other sale of the Agency or Private Label Securities, and

          o there is no existing lien, charge, security interest or other encumbrance on the Agency or Private Label Securities (other than any retained interest).

     Repurchase and Substitution of Non-Conforming Primary Assets. Unless otherwise provided in the related prospectus supplement, if any document in the file relating to the primary assets delivered by the depositor to the trustee (or custodian) is found by the trustee, within 90 days of the execution of the related agreement (or promptly after the trustee's receipt of any document permitted to be delivered after the closing date), to be defective in any material respect and the depositor or seller does not cure such defect within 90 days after the discovery of such defect (or within any other period specified in the related prospectus supplement) the depositor or seller will, not later than 90 days after the discovery of such defect (or within such any period specified in the related prospectus supplement), repurchase from the trustee the related primary asset or any property acquired in respect of the asset. Unless otherwise specified in the related prospectus supplement, the repurchase shall be effected at a price equal to the sum of:

     o    the lesser of

          o  the principal balance of the primary asset, and

          o  the trust fund's federal income tax basis in the primary asset;

     plus

          o accrued and unpaid interest to the date of the next scheduled payment on the primary asset at the rate set forth in the related agreement.

However, the purchase price shall not be limited to the trust fund's federal income tax basis in the asset, if the repurchase at a price equal to the principal balance of the repurchased primary asset will not result in any prohibited transaction tax under Section 860F(a) of the Code.

     If provided in the related prospectus supplement, the depositor or seller, as the case may be, may, rather than repurchase the primary asset as described above, remove the non-conforming primary asset from the trust fund and substitute in its place one or more other qualifying substitute primary assets. If no REMIC election is made with respect to the trust fund, the substitution must be effected within 120 days of the date of initial issuance of the securities. If a REMIC election is made with respect to the trust fund, the trustee must have received a satisfactory opinion of counsel that the substitution will not cause the trust fund to lose its status as a REMIC or otherwise subject the trust fund to a prohibited transaction tax.

     Unless otherwise specified in the related prospectus supplement, any qualifying substitute primary asset will, on the date of substitution, meet the following criteria:



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


          o it has a principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the principal balance of the deleted primary asset (the amount of any shortfall to be deposited to the collection account in the month of substitution for distribution to holders),

          o it has an interest rate not less than (and not more than 2% greater than) the interest rate of the deleted primary asset,

          o it has a remaining term-to-stated maturity not greater than (and not more than two years less than) that of the deleted primary asset,

          o it complies with all of the representations and warranties set forth in the applicable agreement as of the date of substitution, and

          o if a REMIC election is made with respect to the trust fund, the qualifying substitute primary asset is a qualified replacement mortgage under Section 860G(a) of the Code.

     Unless otherwise provided in the related prospectus supplement, the above-described cure, repurchase or substitution obligations constitute the sole remedies available to the holders or the trustee for a material defect in the documentation for a primary asset.

     The depositor or another entity will make representations and warranties with respect to primary assets for each series. If the depositor or the other entity cannot cure a breach of any such representations and warranties in all material respects within the time period specified in the related prospectus supplement after notification by the trustee of such breach, and if the breach is of a nature that materially and adversely affects the value of the primary asset, the depositor or the other entity will be obligated to repurchase the affected primary asset or, if provided in the prospectus supplement, provide a qualifying substitute primary asset, subject to the same conditions and limitations on purchases and substitutions as described above.

     The depositor's only source of funds to effect any cure, repurchase or substitution will be through the enforcement of the corresponding obligations, if any, of the responsible originator or seller of the non-conforming primary assets. See "Risk Factors--Only the assets of the related trust fund are available to pay your certificates" in this prospectus.

     No holder of securities of a series, solely by virtue of the holder's status as a holder, will have any right under the applicable agreement to institute any proceeding with respect to agreement, unless holder previously has given to the trustee for the series written notice of default and unless the holders of securities evidencing not less than 51% of the aggregate voting rights of the securities of the series have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute the proceeding.



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REPORTS TO HOLDERS

     The applicable trustee or other entity specified in the related prospectus supplement will prepare and forward to each holder on each distribution date, or as soon thereafter as is practicable, a statement setting forth, to the extent applicable to any series, among other things:

          o the amount of principal distributed to holders of the related securities and the outstanding principal balance of the securities following the distribution;

          o the amount of interest distributed to holders of the related securities and the current interest on the securities;

          o the amount of any overdue accrued interest included in such distribution, any remaining overdue accrued interest with respect to the securities, or any current shortfall in amounts to be distributed as accrued interest to holders of the securities;

          o the amount of any overdue payments of scheduled principal included in the distribution, any remaining overdue principal amounts with respect to the securities, any current shortfall in receipt of scheduled principal payments on the related primary assets, or any realized losses or Liquidation Proceeds to be allocated as reductions in the outstanding principal balances of the securities;

          o the amount received under any related credit enhancement, and the remaining amount available under the credit enhancement;

          o the amount of any delinquencies with respect to payments on the related primary assets;

          o the book value of any REO property acquired by the related trust fund; and

          o   other information specified in the related agreement.

     In addition, within a reasonable period of time after the end of each calendar year, the applicable trustee, unless otherwise specified in the related prospectus supplement, will furnish to each holder of record at any time during the calendar year:

          o the total of the amounts reported pursuant to clauses under the first and second bullets above and under the last clause of the fourth bullet above for the calendar year, and

          o the information specified in the related agreement to enable holders to prepare their tax returns including, without limitation, the amount of any original issue discount accrued on the securities.



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


Information in the distribution date statements and annual statements provided to the holders will not have been examined and reported upon by an independent public accountant. However, the servicer will provide to the trustee a report by independent public accountants with respect to its servicing of the loans. See "Servicing of Loans--Evidence as to Compliance" in this prospectus.

     If so specified in the prospectus supplement, the related series of securities (or one or more classes of the series) will be issued in book-entry form. In that event, owners of beneficial interests in those securities will not be considered holders and will not receive such reports directly from the trustee. The trustee will forward reports only to the entity or its nominee that is the registered holder of the global certificate that evidences the book-entry securities. Beneficial owners will receive reports from the participants and indirect participants of the applicable book-entry system in accordance with the policies and procedures of the participants and indirect participants.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

     Pooling and Servicing Agreement; Servicing Agreement. Unless otherwise specified in the related prospectus supplement, "events of default under the pooling and servicing agreement for each series of certificates include:

          o any failure by the servicer to deposit amounts in the collection account and distribution account(s) to enable the trustee to distribute to holders of securities of the series any required payment, provided that this failure continues unremedied for the number of days specified in the related prospectus supplement after the giving of written notice to the servicer by the trustee, or to the servicer and the trustee by holders having not less than 25% of the total voting rights of the series;

          o any failure by the servicer duly to observe or perform in any material respect any other of its covenants or agreements in the agreement provided that this failure continues unremedied for the number of days specified in the related prospectus supplement after the giving of written to the servicer by the trustee, or to the servicer and the trustee by the holders having not less than 25% of the total voting rights of the of the series; and

          o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the servicer indicating its insolvency, reorganization or inability to pay its obligations.

     So long as an event of default remains unremedied under the applicable agreement for a series of securities relating to the servicing of loans, unless otherwise specified in the related prospectus supplement, the trustee or holders of securities of the series having not less than 51% of the total voting rights of the series may terminate all of the rights and obligations of the servicer as servicer under the applicable agreement (other than its right to recovery of other expenses and amounts advanced pursuant to the terms of the agreement, which rights the servicer will retain under all circumstances), whereupon the trustee will succeed to all the responsibilities, duties and liabilities of the servicer under the agreement and will be entitled to reasonable



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


servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the agreement.

     In the event that the trustee is unwilling or unable so to act, it may select (or petition a court of competent jurisdiction to appoint) a finance institution, bank or loan servicing institution with a net worth specified in the related prospectus supplement to act as successor servicer under the provisions of the agreement. The successor servicer would be entitled to reasonable servicing compensation in an amount not to exceed the servicing fee as set forth in the related prospectus supplement, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in the agreement.

     During the continuance of any event of default of a servicer under an agreement for a series of securities, the trustee will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the holders of securities of the series, and, unless otherwise specified in the related prospectus supplement, holders of securities having not less than 51% of the total voting rights of the series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon the trustee. However, the trustee will not be under any obligation to pursue any such remedy or to exercise any of such trusts or powers unless the holders have offered the trustee reasonable security or indemnity against the cost, expenses and liabilities that may be incurred by the trustee as a result. The trustee may decline to follow any such direction if it determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the non-assenting holders.

     Indenture. Unless otherwise specified in the related prospectus supplement, "events of default" under the indenture for each series of notes include:

          o a default for thirty (30) days or more in the payment of any principal of or interest on any note of the series;

          o failure to perform any other covenant of the depositor or the trust fund in the indenture, provided that the failure continues for a period of sixty (60) days after notice is given in accordance with the procedures described in the related prospectus supplement;

          o any representation or warranty made by the depositor or the trust fund in the indenture or in any certificate or other writing delivered pursuant to it or in connection with it with respect to or affecting such series having been incorrect in a material respect as of the time made, provided that the breach is not cured within sixty (60) days after notice is given in accordance with the procedures described in the related prospectus supplement;

          o certain events of bankruptcy, insolvency, receivership or liquidation of the depositor or the trust fund; and

          o any other event of default specified with respect to notes of that series.



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

     If an event of default with respect to the then-outstanding notes of any series occurs and is continuing, either the indenture trustee or the holders of a majority of the total amount of those notes may declare the principal amount of all the notes of the series (or, if the notes of that series are zero coupon securities, such portion of the principal amount as may be specified in the related prospectus supplement) to be due and payable immediately. Under certain circumstances of this type the declaration may be rescinded and annulled by the holders of a majority of the total amount of those notes.

     If, following an event of default with respect to any series of notes, the related notes have been declared to be due and payable, the indenture trustee may, in its discretion, and notwithstanding such acceleration, elect to maintain possession of the collateral securing the notes and to continue to apply distributions on the collateral as if there had been no declaration of acceleration, provided that the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes as they would have become due if there had not been a declaration. In addition, the indenture trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default (other than a default in the payment of any principal of or interest on any note of the series for thirty (30) days or more), unless:

          o the holders of 100% of the total amount of the then-outstanding notes of the series consent to the sale; or

          o the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest due and unpaid on the outstanding notes of the series at the date of sale; or

          o the indenture trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as such payments would have become due if the notes had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% of the total amount of the then-outstanding notes of the series.

     In the event that the indenture trustee liquidates the collateral in connection with an event of default involving a default for thirty (30) days or more in the payment of principal of or interest on the notes of a series, the indenture provides that the indenture trustee will have a prior lien on the proceeds of any liquidation for its unpaid fees and expenses. As a result, upon the occurrence of an event of default of this type, the amount available for distribution to the noteholders may be less than would otherwise be the case. However, the indenture trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of the event of default.

     Unless otherwise specified in the related prospectus supplement, in the event that the principal of the notes of a series is declared due and payable as described above, holders of the notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of those notes less the amount of the discount that remains unamortized.



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     Subject to the provisions of the indenture relating to the duties of the indenture trustee, in case an event of default shall occur and be continuing with respect to a series of notes, the indenture trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of notes of the series, unless the holders offer security or indemnity satisfactory to the indenture trustee against the costs, expenses and liabilities it might incur in complying with their request or direction. Subject to the provisions for indemnification and certain limitations contained in the indenture, the holders of a majority of amount of the then-outstanding notes of the series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee or exercising any trust or power conferred on the indenture trustee with respect to those notes, and the holders of a majority of the amount of the amount of the then- outstanding notes of the series may, in certain cases, waive any default with respect to the notes, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all affected holders of the outstanding notes.

THE TRUSTEES

     The identity of the commercial bank, savings and loan association or trust company named as the trustee or indenture trustee, as the case may be, for each series of securities will be set forth in the related prospectus supplement. Entities serving as trustee may have normal banking relationships with the depositor or the servicer. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, each trustee will have the power to appoint co-trustees or separate trustees. In the event of an appointment, all rights, powers, duties and obligations conferred or imposed upon the trustee by the related agreement will be conferred or imposed upon that trustee and each separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform certain acts, singly upon the separate trustee or co-trustee who will exercise and perform such rights, powers, duties and obligations solely at the direction of the trustee. The trustee may also appoint agents to perform any of its responsibilities, which agents will have any or all of the rights, powers, duties and obligations of the trustee conferred on them by their appointment; provided, however, that the trustee will continue to be responsible for its duties and obligations under the agreement.

DUTIES OF TRUSTEES

     No trustee will make any representations as to the validity or sufficiency of the related agreement, the securities or of any primary asset or related documents. If no event of default (as defined in the related agreement) has occurred, the applicable trustee will be required to perform only those duties specifically required of it under the agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee will be required to examine them to determine whether they are in the form required by the related agreement. However, the trustee will not be responsible for the accuracy or content of any documents furnished to it by the holders or the servicer under the agreement.

     Each trustee may be held liable for its own negligent action or failure to act, or for its own misconduct; provided, however, that no trustee will be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction



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of the related holders in an event of default. No trustee will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

RESIGNATION OF TRUSTEES

     Each trustee may, upon written notice to the depositor, resign at any time, in which event the depositor will be obligated to use its best efforts to appoint a successor trustee. If no successor trustee has been appointed and has accepted such appointment within 30 days after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for appointment of a successor trustee. Each trustee may also be removed at any time

          o if the trustee ceases to be eligible to continue as such under the related agreement, or

          o   if the trustee becomes insolvent, or

          o the holders of securities having more than over 50% of the total voting rights of the securities in the trust fund give written notice to the trustee and to the depositor.

Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until the successor trustee accepts its appointment.

AMENDMENT OF AGREEMENT

     Unless otherwise specified in the prospectus supplement, the Agreement for each series of securities may be amended by the depositor, the servicer (with respect to a series relating to loans), and the trustee, without notice to or consent of the holders, for the following purposes:

          o   to cure any ambiguity,

          o to correct any defective provisions or to correct or supplement any provision in the agreement,

          o to add to the duties of the depositor, the applicable trustee or the servicer,

          o to add any other provisions with respect to matters or questions arising under the agreement or related credit enhancement,

          o to add or amend any provisions of the agreement as required by any rating agency named in the prospectus supplement in order to maintain or improve the rating of the securities (it being understood that none of the depositor, the seller, the servicer or any trustee is obligated to maintain or improve the rating), or

          o to comply with any requirements imposed by the Code.



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In no event, however, shall any amendment (other than an amendment to comply with Code requirements) adversely affect in any material respect the interests of any holders of the series, as evidenced by an opinion of counsel delivered to the trustee. Unless otherwise specified in the prospectus supplement, an amendment shall be deemed not to adversely affect in any material respect the interests of any holder if the trustee receives written confirmation from each rating agency named in the prospectus supplement that the amendment will not cause the rating agency to reduce its then-current rating.

     Unless otherwise specified in the prospectus supplement, each agreement for a series may also be amended by the applicable trustee, the servicer, if applicable, and the depositor with the consent of the holders possessing not less than 66 2/3% of the total outstanding principal amount of the securities of the series (or, if only certain classes are affected by the amendment, 66 2/3% of the total outstanding principal amount of each affected class), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the agreement, or modifying in any manner the rights of holders of the series. In no event, however, shall any amendment

          o reduce the amount or delay the timing of payments on any security without the consent of the holder of the security, or

          o reduce the percentage of the total outstanding principal amount of securities of each class, the holders of which are required to consent to any such amendment, without the consent of the holders of 100% of the total outstanding principal amount of each affected class.

VOTING RIGHTS

     The prospectus supplement will set forth the method of determining allocation of voting rights with respect to the related series of securities.

LIST OF HOLDERS

     Upon written request of three or more holders of record of a series for purposes of communicating with other holders with respect to their rights under the agreement (which request is accompanied by a copy of the communication such holders propose to transmit), the trustee will afford them access during business hours to the most recent list of holders of that series held by the trustee.

     No agreement will provide for the holding of any annual or other meeting of holders.

BOOK-ENTRY SECURITIES

     If specified in the related prospectus supplement for a series of securities, the securities (or one or more of the securities) may be issued in book-entry form. In that event, beneficial owners of those securities will not be considered "Holders" under the agreements and may exercise the rights of holders only indirectly through the participants in the applicable book-entry system.



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


REMIC ADMINISTRATOR

     For any series with respect to which a REMIC election is made, preparation of certain reports and certain other administrative duties with respect to the trust fund may be performed by a REMIC administrator, which may be an affiliate of the depositor.

TERMINATION

     Pooling and Servicing Agreement; Trust Agreement. The obligations created by the pooling and servicing agreement or trust agreement for a series will terminate upon the distribution to holders of all amounts distributable to them under the agreement in the circumstances described in the related prospectus supplement. See "Description of the Securities--Optional Redemption, Purchase or Termination" in this prospectus.

     Indenture. The indenture will be discharged with respect to a series of notes (except with respect to certain continuing rights specified in the indenture) upon the delivery to the indenture trustee for cancellation of all the notes of that series or, with certain limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all of the notes of the series.

     In addition to such discharge with certain limitations, if so specified with respect to the notes of any series, the indenture will provide that the related trust fund will be discharged from any and all obligations in respect of the notes of that series (except for certain obligations relating to temporary notes and exchange of notes, registration of the transfer or exchange of those notes, replacing stolen, lost or mutilated notes, maintaining paying agencies and holding monies for payment in trust) upon the deposit with the indenture trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes on the final scheduled distribution date for the notes and any installment of interest on the notes in accordance with the terms of the indenture and the notes. In the event of any such defeasance and discharge of notes of a series, holders of notes of that series would be able to look only to such money and/or direct obligations for payment of principal of and interest on, if any, their notes until maturity.

                       MATERIAL LEGAL ASPECTS OF THE LOANS

     The following discussion contains general summaries of material legal matters mortgage loans, home improvement installment sales contracts and home improvement installment loan agreements that are general in nature. Because the legal matters are determined primarily by applicable state law and because state laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the properties securing the loans may be situated.



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

MORTGAGES

     The Residential Loans and Home Equity Loans for a series will, and the Home Improvement Contracts for a series may, be secured by mortgages or deeds of trust or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to a mortgage loan is located. We refer to Residential Loans, Home Equity Loans and Home Improvement Contracts that are secured by mortgages as "mortgage loans." The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by that instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers and may also be subject to other liens pursuant to the laws of the jurisdiction in which the mortgaged property is located. Priority with respect to the instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage: the mortgagor, who is the borrower/property owner or the land trustee (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/property owner is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. A deed of trust transaction normally has three parties: the trustor, who is the borrower/property owner; the beneficiary, who is the lender; and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust are governed by the law of the state in which the real property is located, the express provisions of the mortgage or deed of trust, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

FORECLOSURE ON MORTGAGES

     Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming and expensive. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by nonjudicial power of sale.

     Foreclosure of a deed of trust generally is accomplished by a nonjudicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In certain states, foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee must record a notice of default and send a copy to the



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


borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice to any other individual having an interest in the real property, including any junior lienholders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property. The trustor, borrower or any person having a junior encumbrance on the real estate may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender.

     An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor is bound by the terms of the related mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised its rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct such as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances, a court of equity may relieve the mortgagor from an entirely technical default where the default was not willful.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, and sometimes requires up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and the sale occurred while the mortgagor was insolvent and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy. Similarly, a suit against the debtor on the related mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

     In the case of foreclosure under either a mortgage or a deed of trust, a public sale is conducted by the referee or other designated officer or by the trustee. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount that may be equal to the unpaid principal amount of the mortgage note secured by the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor's debt will be extinguished. The lender may purchase the property for a lesser amount in order to preserve its right against the borrower to seek a deficiency judgment in states where such a judgment is available. Thereafter, subject to the right of the



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borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

ENVIRONMENTAL RISKS

     Federal, state and local laws and regulations impose a wide range of requirements on activities that may affect the environment, health and safety. These include laws and regulations governing air pollutant emissions, hazardous and toxic substances, impacts to wetlands, leaks from underground storage tanks and the management, removal and disposal of lead- and asbestos-containing materials. In certain circumstances, these laws and regulations impose obligations on the owners or operators of residential properties such as those subject to the loans. The failure to comply with these laws and regulations may result in fines and penalties.

     Moreover, under various federal, state and local laws and regulations, an owner or operator of real estate may be liable for the costs of addressing hazardous substances on, in or beneath such property and related costs. Liability may be imposed without regard to whether the owner or operator knew of, or was responsible for, the presence of hazardous substances, and could exceed the value of the property and the aggregate assets of the owner or operator. In addition, persons who transport or dispose of hazardous substances, or arrange for the transportation, disposal or treatment of hazardous substances, at off-site locations may also be held liable if there are releases or threatened releases of hazardous substances at such off-site locations.

     In addition, under the laws of some states and under the Federal Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), contamination of property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage against the property. Under CERCLA, the clean-up lien is subordinate to pre-existing, perfected security interests.

     Under the laws of some states, and under CERCLA, there is a possibility that a lender may be held liable as an "owner or operator" for costs of addressing releases or threatened releases of hazardous substances at a property, regardless of whether or not the environmental damage or threat was caused by the current or prior owner or operator. CERCLA and some state laws provide an exemption from the definition of "owner or operator" for a secured creditor who, without "participating in the management" of a facility, holds indicia of ownership primarily to protect its security interest in the facility. The Solid Waste Disposal Act (SWDA) provides similar protection to secured creditors in connection with liability for releases of petroleum from certain underground storage tanks. However, if a lender "participates in the management" of the facility in question or is found not to have held its interest primarily to protect a security interest, the lender may forfeit its secured creditor exemption status.



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     A regulation promulgated by the U.S. Environmental Protection Agency (EPA)
in April 1992 attempted to clarify the activities in which lenders could engage both prior to and subsequent to foreclosure of a security interest without forfeiting the secured creditor exemption under CERCLA. The rule was struck down in 1994 by the United States Court of Appeals for the District of Columbia Circuit in Kelley ex rel State of Michigan v. Environmental Protection Agency, 15 F.3d 1100 (D.C. Cir. 1994), reh'g denied, 25 F.3d 1088, cert. denied sub nom. Am. Bankers Ass'n v. Kelley, 115 S.Ct. 900 (1995). Another EPA regulation promulgated in 1995 clarifies the activities in which lenders may engage without forfeiting the secured creditor exemption under the underground storage tank provisions of SWDA. That regulation has not been struck down.

     On September 30, 1996, Congress enacted the Asset Conservation, Limited Liability and Deposit Insurance Protection Act (ACA) which amended both CERCLA and SWDA to provide additional clarification regarding the scope of the lender liability exemptions under the two statutes. Among other things, ACA specifies the circumstances under which a lender will be protected by the CERCLA and SWDA exemptions, both while the borrower is still in possession of the secured property and following foreclosure on the secured property.

     Generally, ACA states that a lender who holds indicia of ownership primarily to protect a security interest in a facility will be considered to participate in management only if, while the borrower is still in possession of the facility encumbered by the security interest, the lender

          o exercises decision-making control over environmental compliance related to the facility such that the lender has undertaken responsibility for hazardous substance handling or disposal practices related to the facility or

          o exercises control at a level comparable to that of a manager of the facility such that the lender has assumed or manifested responsibility for (a) overall management of the facility encompassing daily decision-making with respect to environmental compliance or (b) overall or substantially all of the operational functions (as distinguished from financial or administrative functions) of the facility other than the function of environmental compliance.

ACA also specifies certain activities that are not considered to be "participation in management," including monitoring or enforcing the terms of the extension of credit or security interest, inspecting the facility, and requiring a lawful means of addressing the release or threatened release of a hazardous substance.

     ACA also specifies that a lender who did not participate in management of a facility prior to foreclosure will not be considered an "owner or operator," even if the lender forecloses on the facility and after foreclosure sells or liquidates the facility, maintains business activities, winds up operations, undertakes an appropriate response action, or takes any other measure to preserve, protect, or prepare the facility prior to sale or disposition, if the lender seeks to sell or otherwise divest the facility at the earliest practicable, commercially reasonable time, on commercially reasonable terms, taking into account market conditions and legal and regulatory requirements.



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     ACA specifically addresses the potential liability of lenders who hold mortgages or similar conventional security interests in real property, such as the trust fund does in connection with the mortgage loans and the Home Improvement Contracts.

     If a lender is or becomes liable under CERCLA, it may be authorized to bring a statutory action for contribution against any other "responsible parties," including a previous owner or operator. However, these persons or entities may be bankrupt or otherwise judgment proof, and the costs associated with environmental cleanup and related actions may be substantial. Moreover, some state laws imposing liability for addressing hazardous substances do not contain exemptions from liability for lenders. Whether the costs of addressing a release or threatened release at a property pledged as collateral for one of the loans would be imposed on the related trust fund, and thus occasion a loss to the holders, therefore depends on the specific factual and legal circumstances at issue.

RIGHTS OF REDEMPTION

     In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a non-statutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGES

     The mortgage loans comprising or underlying the primary assets included in the trust fund for a series will be secured by mortgages or deeds of trust, which may be second or more junior mortgages to other mortgages held by other lenders or institutional investors. The rights of the related trust fund (and therefore of the securityholders), as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure the default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.



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


     The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage, in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

     Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property that appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Certain states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security. However, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.


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     In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the Federal Bankruptcy Code, the Relief Act and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to Federal Bankruptcy Code, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through a rehabilitation plan under chapter 13 of the Federal Bankruptcy Code to cure a monetary default with respect to a loan on his residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and the lender has taken all steps to realize upon its security (provided no sale of the property has yet occurred) prior to the filing of the debtor's chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by permitting the obligor to pay arrearages over a number of years.

     Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan may be modified if the borrower has filed a petition under chapter 13. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor. In all cases, the secured creditor is entitled to the value of its security plus post-petition interest, attorney's fees and costs to the extent the value of the security exceeds the debt.

     In a chapter 11 case under the Federal Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender's lien may be transferred to other collateral and/or be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

     The Federal Bankruptcy Code provides priority to certain tax liens over the lender's security. This may delay or interfere with the enforcement of rights in respect of a defaulted mortgage loan. In addition, substantive requirements are imposed upon lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the Federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders that originate loans and that fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.



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DUE-ON-SALE CLAUSES IN MORTGAGE LOANS

     Due-on-sale clauses permit the lender to accelerate the maturity of the loan if the borrower sells or transfers, whether voluntarily or involuntarily, all or part of the real property securing the loan without the lender's prior written consent. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, the Garn-St. Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain exceptions. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the "window period" under the Garn-St. Germain Act, which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. Freddie Mac has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St. Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

     In addition, under the Federal Bankruptcy Code, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from bankruptcy proceedings.

ENFORCEABILITY OF PREPAYMENT AND LATE PAYMENT FEES

     Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

EQUITABLE LIMITATIONS ON REMEDIES

     In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his default under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from



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temporary financial disability. In other cases, courts have limited the right of a lender to realize upon its security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

     Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Office of Thrift Supervision prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of such mortgage loans.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. Similar federal statutes were in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V.

     Title V authorizes any state to reimpose interest rate limits by adopting a state law before April 1, 1983 or by certifying that the voters of such state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

THE HOME IMPROVEMENT CONTRACTS AND THE MANUFACTURED HOUSING CONTRACTS

     General

     The Home Improvement Contracts and Manufactured Housing Contracts, other than those that are unsecured or secured by mortgages on real estate, generally are "chattel paper" or constitute "purchase money security interests," each as defined in the Uniform Commercial Code (UCC) in effect in the applicable jurisdiction. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the depositor will transfer physical possession of the contracts to the trustee or a custodian or may retain possession of the contracts as custodian for the trustee. In addition, the



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depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee's ownership of the contracts. Unless otherwise specified in the related prospectus supplement, the contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of such assignment, the trustee's interest in the contracts could be defeated.

     Security Interests in Home Improvements

     A Home Improvement Contract that is secured by the related home improvements grants to the originator of the contract a purchase money security interest in the related home improvements to secure all or part of the purchase price of the home improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Purchase money security interests of this type are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of the collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in the home improvement must generally be perfected by a timely fixture filing. In general, under the UCC, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home Improvement Contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose their characterization, upon incorporation of the materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

     Enforcement of Security Interest in Home Improvements

     So long as the home improvement has not become subject to real estate law, a creditor can repossess a home improvement securing a Home Improvement Contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Home Improvement Contract must give the debtor a number of days' notice, which varies from ten to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting the sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem it at or before resale.

     Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower will have no assets from which to pay a judgment.




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     Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

     Security Interests in the Manufactured Homes

     The manufactured homes securing the Manufactured Housing Contracts may be located in all 50 states and the District of Columbia. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. The security interests of the trustee in the manufactured homes will not be noted on the certificates of title or by delivery of the required documents and payment of fees to the applicable state motor vehicle authorities unless the related prospectus supplement so requires. With respect to each transaction, a decision will be made as to whether or not the security interests of the trustee in the manufactured homes will be noted on the certificates of title and the required documents and fees will be delivered to the applicable state motor vehicle authorities based upon, among other things, the practices and procedures of the related originator and servicer and after consultation with the applicable rating agency or rating agencies. In some nontitle states, perfection pursuant to the provisions of the UCC is required. As manufactured homes have become large and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under particular circumstances, may become governed by real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the manufactured home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the secured party must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. If so specified in the related prospectus supplement, the Manufactured Housing Contracts may contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site. So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, the related lender may be required to perfect a security interest in the manufactured home under applicable real estate laws.

     In the event that the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after relocation and, after expiration of the four months, only if and after the owner re-registers the manufactured home in the new state. If the owner were to relocate a manufactured home to another state and not re-register a security interest in that state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home. Accordingly, the secured party must surrender possession if it holds the certificate of title to the manufactured home or, in the case of manufactured homes registered in states which provide for notation of lien on the



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certificate of title, notice of surrender would be given to the secured party noted on the certificate of title. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection.

     Under the laws of most states, liens for repairs performed on a manufactured home and liens for personal property taxes take priority over a perfected security interest in the manufactured home.

     Consumer Protection Laws

     The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract that is the seller of goods that gave rise to the transaction (and certain related lenders and assignees) to transfer the contract free of notice of claims by the related debtor. The effect of this rule is to subject the assignee of the contract to all claims and defenses the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the trustee against such obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Federal Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

     Applicability of Usury Laws

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that, subject to the following conditions, state usury limitations shall not apply to any contract that is secured by a first lien on certain kinds of consumer goods. The Home Improvement Contracts or Manufactured Housing Contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

     Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision that expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

INSTALLMENT SALES CONTRACTS

     The loans may also consist of installment sales contracts. Under an installment sales contract the seller/lender retains legal title to the property and enters into an agreement with the purchaser/borrower for the payment of the purchase price, plus interest, over the term of the contract. Only after full performance by the purchaser/borrower of the contract is the seller/lender obligated to convey title to the property to the borrower. As with mortgage or deed



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of trust financing, during the effective period of the installment sales contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance policy premiums associated with the property.

     The method of enforcing the rights of the seller/lender under an installment sales contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to the terms. The terms of installment sales contracts generally provide that upon a default by the borrower, the borrower loses his right to occupy the property, the entire indebtedness is accelerated, and the borrower's equitable interest in the property is forfeited. The seller/lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment sales contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment sales contract, the courts will permit ejectment of the buyer and a forfeiture of his interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment sales contracts from the harsh consequences of forfeiture. Under these statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment sales contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment sales contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an installment sales contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

CIVIL RELIEF ACT

     Under the Servicemembers Civil Relief Act, or the Relief Act, members of all branches of the military on active duty, including draftees and reservists in military service,

          o are entitled to have their interest rates reduced and capped at 6% per year, on obligations (including loans) incurred prior to the commencement of military service for the duration of military service, and

          o may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on such obligations entered into prior to military service for the duration of military service, and

          o may have the maturity of their obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service.

However, these benefits are subject to challenge by creditors and if, in the opinion of the court, the ability of a person to comply with his obligations is not materially impaired by military



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service, the court may apply equitable principles accordingly. Please note that various state laws may provide borrower protections similar, but not identical, to the Relief Act.

     If a borrower's obligation to repay amounts otherwise due on a loan included in a trust fund for a series is relieved pursuant to the Relief Act or similar state statute, none of the trust fund, the servicer, the depositor or the trustee will be required to advance such amounts, and any related loss may reduce the amounts available to be paid to the holders of the related securities. Unless otherwise specified in the related prospectus supplement, any shortfalls in interest collections on loans (or underlying loans), included in a trust fund for a series resulting from application of the Relief Act will be allocated to each class of securities of the series that is entitled to receive interest in respect of the loans (or underlying loans) in proportion to the interest that each class of securities would have otherwise been entitled to receive in respect of the loans (or underlying loans) had the interest shortfall not occurred.

                                  THE DEPOSITOR

     The depositor, Bear Stearns Asset Backed Securities I LLC, was formed in the state of Delaware in January 2004, and is a wholly-owned subsidiary of The Bear Stearns Companies Inc. The depositor's principal executive offices are located at 383 Madison Avenue, New York, New York 10179. Its telephone number is
(212) 272-2000.

     The depositor will not engage in any activities other than to authorize, issue, sell, deliver, purchase and invest in (and enter into agreements in connection with), and/or to engage in the establishment of one or more trusts, which will issue and sell, bonds, notes, debt or equity securities, obligations and other securities and instruments. The depositor securities must be collateralized or otherwise secured or backed by, or otherwise represent an interest in, among other things, receivables or pass-through certificates or participations or certificates of participation or beneficial ownership in one or more pools of receivables, and the proceeds of the foregoing, that arise in connection with loans secured by senior or junior mortgages on real estate or manufactured housing and any and all other commercial transactions and commercial, sovereign, student or consumer loans or indebtedness. The depositor may purchase, acquire, own, hold, transfer, convey, service, sell, pledge, assign, finance and otherwise deal with such receivables, pass-through certificates, or participations or certificates of participation or beneficial ownership. Article Three of the depositor's Limited Liability Company Agreement limits the depositor's activities to the above activities and certain related activities, such as credit enhancement with respect to depositor securities, and to any activities incidental to and necessary or convenient for the accomplishment of those purposes.

                                 USE OF PROCEEDS

     The depositor will apply all or substantially all of the net proceeds from the sale of each of the related trust fund series of securities for one or more of the following purposes:

     o    to purchase the primary assets of the related trust fund,

          o to repay indebtedness incurred to obtain funds to acquire the primary assets of the related trust fund,




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          o   to establish any reserve funds described in the related prospectus supplement, and

          o to pay costs of structuring and issuing the securities, including the costs of obtaining any credit enhancement.

     If specified in the related prospectus supplement, the purchase of the primary assets for a series may be effected by delivering the securities to the seller in exchange for the primary assets.

                   MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

     The following summary of the material federal income tax consequences of the purchase, ownership, and disposition of the securities is based on the opinion of any one of Thacher Proffitt & Wood LLP, Orrick, Herrington & Sutcliffe LLP, Greenberg Traurig LLP or other tax counsel designated in the prospectus supplement as tax counsel to the depositor or the trust. This summary is based upon the provisions of the Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change either prospectively or retroactively.

     The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances. This summary focuses primarily upon investors who will hold securities as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Code. Prospective investors should consult their own tax advisers concerning the federal, state, local and any other tax consequences as relates specifically to such investors in connection with the purchase, ownership and disposition of the securities.

     The federal income tax consequences to securityholders will vary depending on whether:

     o    the securities of a series are classified as indebtedness;

          o an election is made to treat the trust fund relating to a particular series of securities as one or more real estate mortgage investment conduits or REMICS under the Code;

          o the securities represent an ownership interest in some or all of the assets included in the trust fund or the exchangeable security trust fund for a series or ES Class; or

          o an election is made to treat the trust fund relating to a particular series of certificates as a partnership.



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     The prospectus supplement for each series of securities will specify how the securities will be treated for federal income tax purposes and will discuss whether one or more REMIC elections, if any, will be made with respect to the series.

         Status as Real Property Loans. Except to the extent otherwise provided in the related prospectus supplement, if the securities are regular interests in a REMIC or represent interests in a grantor trust, in the opinion of tax counsel:

          o securities held by a domestic building and loan association will constitute "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; and

          o securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and interest on securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

To the extent that the securities are neither regular interests in a REMIC nor interests in a grantor trust, they will not have the character described in the preceding sentence.

TAXATION OF DEBT SECURITIES

     Interest and Acquisition Discount. Securities that are REMIC regular interests are generally taxable to holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the securities that are REMIC regular interests will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the holder's regular method of accounting. Interest (other than original issue discount) on securities (other than securities that are REMIC regular interests) which are characterized as indebtedness for federal income tax purposes will be includible in income by holders thereof in accordance with their usual methods of accounting. When we refer to "debt securities" in this section, we mean securities characterized as debt for federal income tax purposes and securities that are REMIC regular interests.

     Debt securities that permit all interest to accrue for more than one year before the payments of that interest and certain of the other debt securities issued at a discount may be issued with "original issue discount" or OID. The following discussion is based in part on the regulations issued under Sections 1271 through 1273 and 1275 of the Code, or OID Regulations. A holder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the debt securities.

     In general, OID is the difference between the stated redemption price at maturity of a debt security and its issue price. A holder of a debt security must include OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a debt security will be considered to be zero if it is less than a de minimis amount determined under the Code.



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     The issue price of a debt security is the first price at which a substantial amount of debt securities of that class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of debt securities is sold for cash on or prior to the closing date, the issue price for that class will be treated as the fair market value of that class on the closing date. The issue price of a debt security also includes the amount paid by an initial debt securityholder for accrued interest that relates to a period prior to the issue date of the debt security.

     The stated redemption price at maturity of a debt security is the sum of all payments provided by the security other than "qualified stated interest" payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below), provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the debt security. The OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Debt securities may provide for default remedies in the event of late payment or nonpayment of interest. Although the matter is not free from doubt, the trustee intends to treat interest on such debt securities as unconditionally payable and as constituting qualified stated interest. However, absent clarification of the OID Regulations, where debt securities do not provide for default remedies, the interest payments thereon will not be treated as qualified stated interest. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on debt securities with respect to which deferred interest will accrue will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of such debt securities includes all distributions of interest thereon. Where the interval between the issue date and the first distribution date on a debt security is longer than the interval between subsequent distribution dates, the greater of
(i) the interest foregone and (ii) the excess of the stated principal amount over the issue price will be included in the stated redemption price at maturity and tested under the de minimis rule described below. Where the interval between the issue date and the first distribution date on a debt security is shorter than the interval between subsequent distribution dates, all of the additional interest will be included in the stated redemption price at maturity and tested under the de minimis rule described below. In the case of a debt security with a long first period that has non-de minimis OID, all stated interest in excess of interest payable at the effective interest rate for the long first period will be included in the stated redemption price at maturity and the debt security will generally have OID. Holders of debt securities should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a debt security.

     Under the de minimis rule, OID on a debt security will generally be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the debt security multiplied by the weighted average maturity of the debt security. For this purpose, the weighted average maturity of the debt security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the debt security and the denominator of which is the stated redemption price at maturity of the debt security. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the debt


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


security is held as a capital asset. However, holders may elect to accrue all de minimis OID as well as market discount under a constant yield method. See "--Election to Treat All Interest as Original Issue Discount" below.

     In addition, under the OID Regulations, there is a special method for determining whether the OID for a debt security that bears interest for one or more accrual periods at a rate below the rate applicable for the remaining term of such debt security (e.g., a debt security with teaser rates or interest holidays) is de minimis. In that case, the OID will be caused to be more than de minimis only if the greater of (x) the foregone interest on such debt security resulting from the teaser rate or interest holiday and (y) any "true" discount on such debt security (i.e., the excess of the debt security's stated principal amount over its issue price) exceeds the de minimis amount, in which case the stated interest on the debt security will be treated as OID rather than qualified stated interest.

     Debt securities may provide for interest based on a qualified variable rate. Under the OID Regulations, interest is generally treated as payable at a qualified variable rate and not as contingent interest if

     o    the interest is unconditionally payable at least annually,

          o the issue price of the debt instrument does not exceed the total noncontingent principal payments, and

          o interest is based on a "qualified floating rate," an "objective rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on the debt security.

In the case of certain of the debt securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price at maturity.

     The Internal Revenue Service, or IRS, issued contingent payment regulations governing the calculation of OID on instruments having contingent interest payments. These contingent payment regulations represent the only guidance regarding the views of the IRS with respect to contingent interest instruments and specifically do not apply for purposes of calculating OID on debt instruments subject to Section 1272(a)(6) of the Code, such as the debt securities. Additionally, the OID Regulations do not contain provisions specifically interpreting Section 1272(a)(6) of the Code. Until the Treasury issues guidance to the contrary, the trustee intends to base its computation of OID on Section 1272(a)(6) of the Code and the OID Regulations as described in this prospectus. However, because no regulatory guidance currently exists under
Section 1272(a)(6) of the Code, there can be no assurance that such methodology represents the correct manner of calculating OID.

     The holder of a debt security issued with OID must include in gross income, for all days during its taxable year on which it holds the debt security, the sum of the "daily portions" of OID. The amount of OID includible in income by a holder will be computed by allocating to each day during an accrual period a pro rata portion of the OID that accrued during the accrual



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period. In the case of a debt security that is not a REMIC regular interest security and the principal payments on which are not subject to acceleration resulting from prepayments on the loans, the amount of OID includible in income of a holder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the debt security and the adjusted issue price of the debt security, reduced by any payments of qualified stated interest. The adjusted issue price is the sum of the debt security's issue price plus prior accruals of OID, reduced by the total payments made with respect to the debt security in all prior periods other than qualified stated interest payments.

     Certain classes of the debt securities may be "pay-through securities," which are debt instruments that are subject to acceleration due to prepayments on other debt obligations securing those instruments. The amount of OID to be included in the income of a holder of a pay-through security is computed by taking into account the prepayment rate assumed in pricing the debt instrument. The amount of OID that will accrue during an accrual period on a pay-through security is the excess, if any, of the

     o   sum of

          (a) the present value of all payments remaining to be made on the pay-through security as of the close of the accrual period and

          (b) the payments during the accrual period of amounts included in the stated redemption price of the pay-through security,

     over

          o the adjusted issue price of the pay-through security at the beginning of the accrual period.

The present value of the remaining payments is to be determined on the basis of three factors:

          o the original yield to maturity of the pay-through security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period),

          o   events that have occurred before the end of the accrual period and

          o the assumption that the remaining payments will be made in accordance with the original prepayment assumption.

The effect of this method is to increase the portions of OID required to be included in income by a holder of a pay-through security to take into account prepayments with respect to the loans at a rate that exceeds the prepayment assumption, and to decrease (but not below zero for any period) the portions of OID required to be included in income by a holder of a pay-through security to take into account prepayments with respect to the loans at a rate that is slower than the prepayment assumption. Although OID will be reported to holders of pay-through securities based on the prepayment assumption, no representation is made to holders that loans will be prepaid at that rate or at any other rate.



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     The depositor may adjust the accrual of OID on a class of securities that are REMIC regular interests in a manner that it believes to be appropriate, to take account of realized losses on the loans, although the OID Regulations do not provide for such adjustments. If the IRS were to require that OID be accrued without such adjustments, the rate of accrual of OID for a class of securities that are REMIC regular interests could increase.

     Certain classes of securities may represent more than one class of REMIC regular interests. Unless otherwise provided in the related prospectus supplement, the applicable trustee intends, based on the OID Regulations, to calculate OID on such securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

     A subsequent holder of a debt security will also be required to include OID in gross income, but a holder who purchases the debt security for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a debt security's issue price) to offset such OID by comparable economic accruals of portions of the excess.

     Effects of Defaults and Delinquencies. Holders will be required to accrue interest and OID income with respect to the related securities without giving effect to delays and reductions in distributions attributable to a default or delinquency on the loans, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income (including OID) reported by a holder of a security in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the securities is reduced as a result of a loan default. However, the timing and character of losses or reductions in income are uncertain and, accordingly, holders of securities should consult their own tax advisors on this point.

     Interest Weighted Securities. An "interest weighted security" is a security that is a REMIC regular interest or a "stripped" security (as discussed under "--Tax Status as a Grantor Trust; General" below) the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on loans underlying pass-through securities. It is not clear how income should be accrued with respect to interest weighted securities. The trustee intends to take the position that all of the income derived from an interest weighted security should be treated as OID and that the amount and rate of accrual of such OID should be calculated using the rules described above as applicable to debt instruments issued with OID and by treating none of the payments on the interest weighted security as qualified stated interest. However, in the case of interest weighted securities that are entitled to some payments of principal and are REMIC regular interests, the IRS could assert that income derived from the interest weighted security should be calculated as if the security were a security purchased at a premium equal to the excess of the price paid by the holder for the security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize such premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by such holder, as described below. Alternatively, the IRS could assert that an interest weighted security should be taxable under the rules governing bonds issued with contingent payments. This treatment may be more likely in the case of interest weighted securities that are stripped securities as described below. See "--Tax Status as a Grantor Trust--Discount or Premium on Pass-Through Securities" below.



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     Variable Rate Debt Securities. In the case of debt securities bearing interest at a rate that varies directly, according to a fixed formula, with an objective index, it appears that the yield to maturity of the debt securities and, in the case of pay-through securities, the present value of all payments remaining to be made on the debt securities, should be calculated as if the interest index remained at its value as of the issue date of the securities. Because the proper method of adjusting accruals of OID on a variable rate debt security is uncertain, holders of variable rate debt securities should consult their own tax advisers regarding the appropriate treatment of such securities for federal income tax purposes.

     Market Discount. A purchaser of a security may be subject to the market discount rules of sections 1276 through 1278 of the Code. A holder that acquires a debt security with more than a prescribed de minimis amount of "market discount" (generally, the excess of the principal amount of the debt security over the purchaser's purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the debt security received in that month and, if the securities are sold, the gain realized. This market discount would accrue in a manner to be provided in Treasury regulations but, until such regulations are issued, market discount would in general accrue either

          o on the basis of a constant yield (in the case of a pay-through security, taking into account a prepayment assumption) or

          o in the ratio of (a) in the case of securities (or, in the case of a pass-through security, as set forth below, the loans underlying the security) not originally issued with OID, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of securities (or, in the case of a pass-through security, as described below, the loans underlying the security) originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

     Section 1277 of the Code provides that, regardless of the origination date of the debt security (or, in the case of a pass-through security, the underlying loans), the excess of interest paid or accrued to purchase or carry the security (or, in the case of a pass-through security, as described below, the underlying loans) with market discount over interest received on the security is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the security (or, in the case of a pass-through security, an underlying loan). A holder may elect to include market discount in income currently as it accrues on all market discount obligations acquired by such holder during the taxable year such election is made and thereafter, in which case the interest deferral rule will not apply.

     Premium. A holder who purchases a debt security (other than an interest weighted security to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the security at a premium, which it may elect to amortize as an offset to interest income on the security (and not as a separate deduction



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item) on a constant yield method. Although no regulations addressing the computation of premium accrual on comparable securities have been issued, the legislative history of The Tax Reform Act of 1986 indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a class of pay-through securities will be calculated using the prepayment assumption used in pricing the class. If a holder makes an election to amortize premium on a debt security, the election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by the holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the securities should consult their tax advisers regarding the election to amortize premium and the method to be employed.

     On December 30, 1997, the IRS issued final amortizable bond premium regulations dealing with amortizable bond premium. The regulations specifically do not apply to prepayable debt instruments subject to Section 1272(a)(6) of the Code. Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the debt securities should consult their tax advisors regarding the possible application of the amortizable bond premium regulations.

     Election to Treat All Interest as Original Issue Discount. The OID Regulations permit the holder of a debt security to elect to accrue all interest, discount (including de minimis market discount or OID) and premium, based on a constant yield method for debt securities acquired on or after April 4, 1994. If such an election were to be made with respect to a debt security with market discount, the holder of the debt security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such holder of the debt security acquires during the year of the election or thereafter. Similarly, the holder of a debt security that makes this election for a debt security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a debt security is irrevocable.

TAXATION OF THE REMIC AND ITS HOLDERS

     General. In the opinion of tax counsel, if a REMIC election is made with respect to a series of securities, then the arrangement by which the securities of that series are issued will be treated as a REMIC as long as all of the provisions of the applicable governing agreement are complied with and the statutory and regulatory requirements are satisfied. Securities will be designated as "regular interests" or "residual interests" in a REMIC, as specified in the related prospectus supplement.

     Except to the extent specified otherwise in a prospectus supplement, if a REMIC election is made with respect to a series of securities:

          o securities held by a domestic building and loan association will constitute "a regular or a residual interest in a REMIC" within the meaning of Section 7701(a)(19)(C)(xi)



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


          of the Code (assuming that at least 95% of the REMIC's assets consist of cash, government securities, "loans secured by an interest in real property," and other types of assets described in Section 7701(a)(19)
          (C) of the Code); and

          o securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and income with respect to the securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code (assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets).

If less than 95% of the REMIC's assets consists of assets described in the immediately preceding bullets, then a security will qualify for the tax treatment described in the previous sentence in the proportion that such REMIC's assets are qualifying assets.

REMIC EXPENSES; SINGLE CLASS REMICS

     As a general rule, all of the expenses of a REMIC will be taken into account by holders of the residual interest securities. In the case of a "single class REMIC," however, the expenses will be allocated under Treasury regulations among the holders of the REMIC regular interest securities and the holders of the REMIC residual interest securities on a daily basis in proportion to the relative amounts of income accruing to each holder on that day. A "single class REMIC" refers to any REMIC that would be classified as a grantor trust in the absence of a REMIC election, including a REMIC with more than one class of interests that would, nevertheless, be classified as a grantor trust pursuant to
Section 301.7701-4(c) of the Treasury regulations, absent such an election. In the case of a holder of a REMIC regular interest security who is an individual or a "pass-through interest holder" (including certain pass-through entities but not including real estate investment trusts), the expenses will be deductible only to the extent that the expenses, plus other "miscellaneous itemized deductions" of the holder, exceed 2% of the holder's adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount will be reduced.

     This reduction is scheduled to be phased-out over a five-year period beginning in 2006. The reduction or disallowance of this deduction may have a significant impact on the yield of the REMIC regular interest security to the holder. In general terms, a single class REMIC is one that either

          o would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes), or

          o is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules.



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Unless otherwise specified in the related prospectus supplement, the expenses of the REMIC will be allocated to holders of the related REMIC residual interest securities.

TAXATION OF THE REMIC

     General. Although a REMIC is a separate entity for federal income tax purposes, in the opinion of tax counsel, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of the REMIC residual interests. As described above, the REMIC regular interests are generally taxable as debt of the REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax, the Code provides that failure to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under "--Taxation of Owners of Residual Interest Securities", would cause the trust not to be treated as a REMIC for that year and thereafter. In this event, the entity may be taxable as a separate corporation and the related certificates may not be accorded the status or given the tax treatment described below.

     Calculation of REMIC Income. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between

          o the gross income produced by the REMIC's assets, including stated interest and any OID or market discount on loans and other assets, and

          o deductions, including stated interest and OID accrued on the REMIC regular interest securities, amortization of any premium with respect to loans, and servicing fees and other expenses of the REMIC.

A holder of a REMIC residual interest security that is an individual or a "pass-through interest holder" (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that these expenses, when aggregated with the holder's other miscellaneous itemized deductions for that year, do not exceed 2% of the holder's adjusted gross income.

     For purposes of computing its taxable income or net loss, a REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the startup day (generally, the day that the interests are issued). That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

     The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to loans originated after July 18, 1984. Subject to possible application of the de minimis rules, the method of accrual by a REMIC of OID income on such loans will be equivalent to the method under which holders of pay-through

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securities accrue OID (i.e., under the constant yield method taking into account the prepayment assumption). A REMIC will deduct OID on the regular interest securities in the same manner that the holders of the regular interest securities include such discount in income, but without regard to the de minimis rules. See "--Taxation of Debt Securities" above. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis.

     To the extent that a REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans (taking into account the prepayment assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before that date, it is possible that the premium may be recovered in proportion to payments of loan principal.

     Prohibited Transactions and Contributions Tax. A REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include:

          o subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC;

          o subject to a limited exception, the sale or other disposition of a cash flow investment;

          o the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or

          o the receipt of any fees or other compensation for services rendered by the REMIC.

It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the startup day. The holders of REMIC residual interest securities will generally be responsible for the payment of any taxes imposed on the REMIC. However, to the extent not paid by the holders of the REMIC residual interest securities or otherwise, taxes will be paid out of the trust fund and will be allocated pro rata to all outstanding classes of securities of the REMIC.

TAXATION OF HOLDERS OF RESIDUAL INTEREST SECURITIES

     The holder of a certificate representing a REMIC residual interest will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which the holder held the residual interest security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for that quarter, and by allocating that amount among the holders (on that day) of the residual interest securities in proportion to their respective holdings on that day.

     The holder of a residual interest security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to income or loss. The reporting of taxable income without corresponding distributions could occur, for example, if the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC regular interests securities issued without any discount or at an insubstantial discount. (If this occurs, it is likely that cash distributions will exceed taxable income in later years.) The taxable income of a REMIC may also be greater in earlier years than later years as a result of the fact that interest expense deductions, as a percentage of outstanding principal on the REMIC regular interest securities, will typically increase over time as lower yielding securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

     In any event, because the holder of a REMIC residual interest security is taxed on the net income of the REMIC, the taxable income derived from the residual interest security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on a residual interest security may be less than that of a corporate bond or stripped instrument, or may be negative in the case of a REMIC residual interest security that is expected to receive little or no cash flow.

     Limitation on Losses. The amount of the REMIC's net loss that a holder may take into account currently is limited to the holder's adjusted basis at the end of the calendar quarter in which the loss arises. A holder's basis in a REMIC residual interest security will initially equal the holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC's net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income generated by the same REMIC. The ability of holders of residual interest securities to deduct net losses may be subject to additional limitations under the Code. Holders should consult their tax advisers with respect to such additional limitations.

     Distributions. Distributions on a REMIC residual interest security (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a holder of the residual interest security. If the amount of the payment exceeds the holder's adjusted basis in the residual interest security, however, the holder will recognize gain (treated as gain from the sale of the residual interest security) to the extent of the excess.

     Sale or Exchange. The holder of a REMIC residual interest security will recognize gain or loss on the sale or exchange of the residual interest security equal to the difference, if any, between the amount realized and the holder's adjusted basis in the residual interest security at the time of sale or exchange. A holder's adjusted basis in a residual interest security generally equals the cost of the residual interest security increased by the taxable income of the REMIC that was included in the income of the holder and decreased by distributions received thereon by the holder and amounts of the REMIC net loss allocated to the holder. Except to the extent provided in Treasury regulations which have not yet been issued, any loss upon disposition of a residual interest security will be disallowed if the selling holder disposing of such residual interest security acquires any other residual interest in a REMIC or similar mortgage pool within six months before or after disposition. In that event, the loss will be used to increase the residual interest securityholder's adjusted basis in the newly acquired residual interest or similar security.

     Excess Inclusions. The portion of the REMIC taxable income of a holder of a residual interest security consisting of "excess inclusion" income may not be offset by other deductions or losses, including net operating losses, on the holder's federal income tax return. Further, if the holder of a residual interest security is an organization subject to the tax on unrelated business income imposed by Section 511 of the Code, the holder's excess inclusion income will be treated as unrelated business taxable income of the holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a residual interest security, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a residual interest security is owned by a foreign person, excess inclusion income is subject to tax and withholding at a rate of 30%, which may not be reduced by treaty, is not eligible for treatment as "portfolio interest" and is subject to certain additional limitations. See "--Tax Treatment of Foreign Investors" below. The Small Business Job Protection Act of 1996 has eliminated the special rule permitting
Section 593 thrift institutions to use net operating losses and other allowable deductions to offset their excess inclusion income from residual interest securities that have "significant value" within the meaning of the REMIC regulations.

     In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a residual interest securityholder.

          o First, alternative minimum taxable income for the residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions.

          o Second, the residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year.

          o Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions.

     The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of

          o REMIC taxable income for the quarterly period allocable to a residual interest security,



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     over

          o the daily accruals for such quarterly period of (i) 120% of the long term applicable federal rate on the startup day multiplied by (ii) the adjusted issue price of the residual interest security at the beginning of the quarterly period.

The adjusted issue price of a residual interest security at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a regular interest security), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a holder and the amount of distributions made on the residual interest security before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

     Under the REMIC regulations, transfers of residual interest securities may be disregarded in certain circumstances. See "--Restrictions on Ownership and Transfer of Residual Interest Securities" and "--Tax Treatment of Foreign Investors" below.

     Restrictions on Ownership and Transfer of Residual Interest Securities. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by any "disqualified organization" including the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, any entity exempt from the tax imposed by sections 1 through 1399 of the Code, if the entity is not subject to tax on its unrelated business income, or an electing large partnership within the meaning of Section 775 of the Code. Accordingly, the applicable pooling and servicing agreement will prohibit disqualified organizations from owning a residual interest security. In addition, no transfer of a residual interest security will be permitted unless the proposed transferee shall have furnished to the trustee an affidavit representing and warranting that it is neither a disqualified organization nor an agent or nominee acting on behalf of a disqualified organization.

     If a residual interest security is transferred to a disqualified organization (in violation of the restrictions set forth above), a substantial tax will be imposed on the transferor of the residual interest security at the time of the transfer. In addition, if a disqualified organization holds an interest in a pass-through entity (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee an interest in a pass-through entity) that owns a residual interest security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC.

     The REMIC regulations disregard certain transfers of REMIC residual interests, in which case the transferor continues to be treated as the owner of the REMIC residual interests and thus continues to be subject to tax on its allocable portion of the net income of the REMIC. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a holder of a residual interest (other than a holder who is not a U.S. Person, as defined in "Tax Treatment of Foreign Investors") is disregarded for all federal income tax purposes if a significant purpose of the transfer was to enable the transferor to impede the assessment or



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collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion. The present value of the anticipated excess inclusions and the present value of the expected futures distributions are determined in the same manner as determined in connection with the transfer of a residual interest to a disqualified organization. The REMIC regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they became due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (ii) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, (iii) the transferee represents to the transferor that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or any other person, and (iv) one of the two following tests is satisfied:

     (a) the "formula test":

          the present value of the anticipated tax liabilities associated with the holding of the noneconomic residual interest will not exceed the sum of:

          (1) the present value of any consideration given to the transferee to acquire the residual interest;

          (2) the present value of the expected future distributions on the residual interest; and

          (3) the present value of the anticipated tax savings associated with holding the residual interest as the REMIC generates losses; or

     (b) the "asset test":

          (1) at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the transferee's fiscal year of the transfer, the transferee's gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million, excluding obligations of any related persons or any other



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               asset if a principal purpose for holding or acquiring the other asset is to permit the transferee to satisfy the asset test.

          (2) the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust); the transferee must agree in writing that any subsequent transfer of the residual interest would be to an eligible "C" corporation and would meet the requirements for a safe harbor transfer, and the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee; and

          (3) a reasonable person would not conclude, based on the facts and circumstances known to the transferor on or before the date of the transfer (including the consideration given to the transferee to acquire the nonecomonic residual interest in the REMIC), that the taxes associated with the residual interest will not be paid.

     For purposes of the computation in clause (a), the transferee is assumed to pay tax at the highest corporate rate of tax specified in the Code or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee.

     Mark-to-Market Rules. A REMIC residual interest security cannot be marked-to-market.

ADMINISTRATIVE MATTERS

     The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

INDUCEMENT FEES

     Final regulations addressing the federal income tax treatment of "inducement fees" received by transferees of noneconomic REMIC residual interests require inducement fees to be included in income over a period reasonably related to the period during which the applicable REMIC is expected to generate taxable income or net loss allocable to the holder of the noneconomic residual interest. Under two safe harbor methods currently set forth in the regulations, inducement fees would be permitted to be included in income

     (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the applicable REMIC is expected to generate taxable income, or



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     (ii) ratably over the remaining anticipated weighted average life of the applicable REMIC, determined based on actual distributions projected as remaining to be made on all the regular and residual interests issued by the REMIC under the prepayment assumption.

If the holder of a residual interest sells or otherwise disposes of the residual interest, any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale or disposition.

     Prospective purchasers of the noneconomic REMIC residual interests should consult with their tax advisors regarding the effect of these final regulations

TAX STATUS AS A GRANTOR TRUST

     General. As further specified in the related prospectus supplement, if a REMIC election is not made and the trust fund is not structured as a partnership, then the trust fund relating to a series of securities may be classified for federal income tax purposes as a grantor trust under Subpart E,
Part 1 of Subchapter J of the Code and not as an association taxable as a corporation. We refer to the securities of a series of this type as "pass-through securities". In some series there will be no separation of the principal and interest payments on the loans. In these circumstances, a holder will be considered to have purchased a pro rata undivided interest in each of the loans. In the case of "stripped securities", sale of the securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the loans.

     Each holder must report on its federal income tax return its share of the gross income derived from the loans (not reduced by the amount payable as trust expense fees to the applicable trustee and the servicer and similar fees), at the same time and in the same manner as the items would have been reported under the holder's tax accounting method had it held its interest in the loans directly, received directly its share of the amounts received with respect to the loans, and paid directly its share of the trust expense fees. In the case of pass-through securities other than stripped securities, income will consist of a pro rata share of all of the income derived from all of the loans and, in the case of stripped securities, income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the holder owns an interest. The holder of a security will generally be entitled to deduct trust expense fees under Section 162 or Section 212 of the Code to the extent that such fees represent "reasonable" compensation for the services rendered by the applicable trustee and the servicer (or third parties that are compensated for the performance of services). In the case of a noncorporate holder, however, trust expense fees (to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation) will be deductible in computing the holder's regular tax liability only to the extent that the fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing the holder's alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount will be reduced.

     This reduction is scheduled to be phased-out over a five-year period beginning in 2006.



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     Discount or Premium on Pass-Through Securities. The holder's purchase price of a pass-through security is to be allocated among the loans in proportion to their fair market values, determined as of the time of purchase of the securities. In the typical case, the trustee (to the extent necessary to fulfill its reporting obligations) will treat each loan as having a fair market value proportional to the share of the aggregate principal balances of all of the loans that it represents, since the securities, unless otherwise specified in the related prospectus supplement, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a pass-through security allocated to a loan (other than to a right to receive any accrued interest thereon and any undistributed principal payments) is less than or greater than the portion of the principal balance of the loan allocable to the security, the interest in the loan allocable to the pass-through security will be deemed to have been acquired at a discount or premium, respectively.

     The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a loan with OID in excess of a prescribed de minimis amount or a stripped security, a holder of the security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above. OID with respect to a loan could arise, for example, by virtue of the financing of points by the originator of the loan, or by virtue of the charging of points by the originator of the loan in an amount greater than a statutory de minimis exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. Any market discount or premium on a loan will be includible in income, generally in the manner described above, except that in the case of pass-through securities, market discount is calculated with respect to the loans underlying the security, rather than with respect to the security itself. A holder that acquires an interest in a loan originated after July 18, 1984 with more than a de minimis amount of market discount (generally, the excess of the principal amount of the loan over the purchaser's allocable purchase price) will be required to include accrued market discount in income in the manner set forth above. See "--Taxation of Debt Securities --Market Discount" and "--Premium" above.

     In the case of market discount on a pass-through security attributable to loans originated on or before July 18, 1984, the holder generally will be required to allocate the portion of the discount that is allocable to a loan among the principal payments on the loan and to include the discount allocable to each principal payment in ordinary income at the time the principal payment is made. This treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described in the preceding paragraph.

     Stripped Securities. A stripped security may represent a right to receive only a portion of the interest payments on the loans, a right to receive only principal payments on the loans, or a right to receive certain payments of both interest and principal. Ratio stripped securities may represent a right to receive differing percentages of both the interest and principal on each loan. Pursuant to Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing OID, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that such



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stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to the stripped interest.

     Servicing fees in excess of reasonable servicing fees will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the loan's principal balance) or the securities are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the securities should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a loan by loan basis, which could result in some loans being treated as having more than 100 basis points of interest stripped off.

     Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to some categories of debt instruments, and that adjustments be made in the amount and rate of accrual of the discount when prepayments do not conform to the prepayment assumption. To the extent the stripped securities represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, those provisions will apply to the stripped securities for taxable years beginning after August 5, 1997. It is unclear whether those provisions would be applicable to stripped securities that do not represent an interest in any such pool or for taxable years beginning prior to August 5, 1997, or whether use of a prepayment assumption may be required or permitted in the absence of these provisions. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the stripped securities or, with respect to any subsequent holder, at the time of purchase of the stripped securities by that holder.

     The accrual of income on the stripped securities will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. It currently is intended to base information returns or reports to the IRS and holders on the prepayment assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of securities. However, none of the company, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate, and holders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial holders of each series who bought at that price. Prospective purchasers of the stripped securities should consult their own tax advisors regarding the use of the prepayment assumption.

     It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to the holder of a stripped security. If a stripped security is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to the stripped security, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the prepayment assumption. However, if a stripped security is treated as an interest in discrete mortgage loans, or if the prepayment assumption is not used, then when a mortgage loan



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is prepaid, the holder of a stripped security should be able to recognize a loss equal to the portion of the adjusted issue price of the stripped security that is allocable to the mortgage loan.

     In the case of a stripped security that is an interest weighted security, the applicable trustee intends, absent contrary authority, to report income to holders as OID, in the manner described above for interest weighted securities.

     Possible Alternative Characterizations. The characterizations of the stripped securities described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the IRS could contend that:

          o in certain series, each non-interest weighted security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped principal payments;

          o the non-interest weighted securities are subject to the contingent payment provisions of the regulations; or

          o each interest weighted stripped security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped interest payments.

     Given the variety of alternatives for treatment of the stripped securities and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their own tax advisers regarding the proper treatment of the securities for federal income tax purposes.

     Character as Qualifying Loans. In the case of stripped securities, there is no specific legal authority existing regarding whether the character of the securities, for federal income tax purposes, will be the same as the underlying loans. The IRS could take the position that the loans' character is not carried over to the securities in such circumstances. Pass-through securities will be, and, although the matter is not free from doubt, stripped securities should be considered to represent:

          o "real estate assets" within the meaning of section 856(c)(4)(A) of the Code; and

          o "loans secured by an interest in real property" within the meaning of section 7701(a)(19)(C)(v) of the Code.

Interest income attributable to pass-through securities will be and to stripped securities should be considered to represent "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of section 856(c)(3)(B) of the Code. Reserves or funds underlying the securities may cause a proportionate reduction in the above-described qualifying status categories of securities and the interest income thereon.



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SALE OR EXCHANGE

     Subject to the discussion below with respect to any trust fund as to which a partnership election is made (or which otherwise is classified as a partnership for federal income tax purposes), a holder's tax basis in a security is the price the holder pays for the security, appropriately adjusted to take into account amortization of OID, market discount and premium, if any, and any payments received with respect to the security (other than qualified stated interest payments). Gain or loss recognized on a sale, exchange, or redemption of a security, measured by the difference between the amount realized and the security's basis as so adjusted, will generally be capital gain or loss, assuming that the security is held as a capital asset and will generally be long-term capital gain or loss if the holding period of the security is more than one year and short-term capital gain or loss if the holding period of the security is one year or less. Non corporate taxpayers are subject to reduced maximum rates on long-term capital gains and are generally subject to tax at ordinary income rates on short-term capital gains. The deductibility of capital losses is subject to certain limitations. Prospective investors should consult their own tax advisors concerning these tax law provisions.

     In the case of a security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a REMIC regular interest security or other debt instrument will be taxable as ordinary income or loss. In addition, gain from the disposition of a regular interest security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of:

          o the amount that would have been includible in the holder's income if the yield on the regular interest security had equaled 110% of the applicable federal rate as of the beginning of such holder's holding period, over

          o the amount of ordinary income actually recognized by the holder with respect to the regular interest security.

MISCELLANEOUS TAX ASPECTS

     Backup Withholding. Subject to the discussion below with respect to any trust fund as to which a partnership election is made (or which otherwise is classified as a partnership for federal income tax purposes), a holder, other than a holder of a REMIC residual interest security, may, under certain circumstances, be subject to "backup withholding" with respect to distributions on the securities or the proceeds of a sale of the securities to or through brokers. This withholding generally applies if the holder of a security:

          o fails to furnish the applicable trustee with its taxpayer identification number;

          o furnishes the applicable trustee with an incorrect taxpayer identification number;

          o fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or

          o under certain circumstances, fails to provide the applicable trustee or such holder's securities broker with a certified statement, signed under penalty of perjury, that the taxpayer identification number provided is its correct number and that the holder is not subject to backup withholding.

     Backup withholding will not apply, however, with respect to certain payments made to holders, including payments to certain exempt recipients (such as exempt organizations and corporations) and to certain nonresident alien individuals, foreign partnerships or foreign corporations. Holders should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

     The applicable trustee will report to the holders and to the servicer for each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the securities.

TAXATION OF CLASSES OF EXCHANGEABLE SECURITIES

General

     The arrangement pursuant to which the ES Classes of a series are created, sold and administered will be classified as a grantor trust under subpart E, part I of subchapter J of the Code. The interests in the classes of securities that have been exchanged for ES Classes will be the assets of the exchangeable security trust fund and the ES Classes represent beneficial ownership of these interests in the classes of securities.

Tax Status

     The ES Classes will represent "real estate assets" within the meaning of
Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code, and original issue discount and interest accruing on ES Classes will represent "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, in each case, to the extent the securities or income on the securities would be qualifying if held directly (although the matter is not entirely clear for Strips, defined below). ES Classes will be "qualified mortgages" under Section 860G(a)(3) of the Code for a REMIC to the extent the securities the interest in which is represented by such classes would be qualifying if held directly.

Tax Accounting for Exchangeable Securities

     An ES Class represents beneficial ownership of an interest in one or more classes of securities on deposit in an exchangeable security trust fund, as specified in the applicable prospectus supplement. If it represents an interest in more than one class of securities, a purchaser must allocate its basis in the ES Class among the interests in the classes of securities in accordance with their relative fair market values as of the time of acquisition. Similarly, on the sale of such an ES Class, the holder must allocate the amount received on the sale among the interests in the classes of securities in accordance with their relative fair market values as of the time of sale.



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     The holder of an ES Class must account separately for each interest in a class of securities (there may be only one such interest). Where the interest represents a pro rata portion of a class of securities that are REMIC regular interests, the holder of the ES Class should account for such interest as described for REMIC regular interests under "Taxation of Debt Securities" above. Where the interest represents beneficial ownership of a disproportionate part of the principal and interest payments on a class of securities (a "Strip"), the holder is treated as owning, pursuant to Section 1286 of the Code, "stripped bonds" to the extent of its share of principal payments and "stripped coupons" to the extent of its share of interest payments on such class of securities. We intend to treat each Strip as a single debt instrument for purposes of information reporting. The IRS, however, could take a different position. For example, the IRS could contend that a Strip should be treated as a pro rata part of the class of securities to the extent that the Strip represents a pro rata portion thereof, and "stripped bonds" or "stripped coupons" with respect to the remainder. A prospective investor should consult its tax advisor regarding this matter.

     A holder of an ES Class should calculate OID with respect to each Strip and include it in ordinary income as it accrues, which may be before the receipt of cash attributable to such income, in accordance with a constant interest method that takes into account the compounding of interest. The holder should determine its yield to maturity based on its purchase price allocated to the Strip and on a schedule of payments projected using a prepayment assumption, and then make periodic adjustments to take into account actual prepayment experience. With respect to a particular holder, Treasury regulations do not address whether the prepayment assumption used to calculate OID would be determined at the time of purchase of the Strip or would be the original prepayment assumption with respect to the related class of securities. Further, if the related class of securities is subject to redemption as described in the applicable prospectus supplement, Treasury regulations do not address the extent to which such prepayment assumption should take into account the possibility of the retirement of the Strip concurrently with the redemption of such class of securities. A prospective investor should consult its tax advisor regarding these matters. For purposes of information reporting relating to OID, the original yield to maturity of the Strip, determined as of the date of issuance of the series, will be calculated based on the original prepayment assumption.

     If OID accruing with respect to a Strip, computed as described above, is negative for any period, the holder may be entitled to offset such amount only against future positive original issue discount accruing from such Strip (or possibly also against original issue discount from prior periods). We intend to report by offsetting negative OID accruals only against future positive accruals of OID. Although not entirely free from doubt, such a holder may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which the holder is entitled with respect to such Strip, assuming no further prepayments of the underlying loans (or, perhaps, assuming prepayments at a rate equal to the prepayment assumption). Although the issue is not free from doubt, all or a portion of such loss may be treated as a capital loss if the Strip is a capital asset in the hands of the holder.

     A holder realizes gain or loss on the sale of a Strip in an amount equal to the difference between the amount realized and its adjusted basis in such Strip. The holder's adjusted basis generally is equal to the holder's allocated cost of the Strip, increased by income previously included, and reduced (but not below zero) by distributions previously received. Except as



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described below, any gain or loss on such sale generally is capital gain or loss if the holder has held its interest as a capital asset and is long-term if the interest has been held for the long-term capital gain holding period (more than one year). Such gain or loss will be ordinary income or loss (1) for a bank or thrift institution or (2) if the securities are REMIC regular interests, to the extent income recognized by the holder is less than the income that would have been recognized if the yield on such interests were 110% of the applicable federal rate under Section 1274(d) of the Code.

     If a holder exchanges a single ES Class, an "Exchanged ES Class", for several ES Classes, each, a "Received ES Class", and then sells one of the Received ES Classes, the sale may subject the investor to the coupon stripping rules of Section 1286 of the Code. The holder must allocate its basis in the Exchanged ES Class between the part of such class underlying the Received ES Class that was sold and the part of the Exchanged ES Class underlying the Received ES Classes that were retained, in proportion to their relative fair market values as of the date of such sale. The holder is treated as purchasing the part retained for the amount of basis allocated to such part. The holder must calculate original issue discount with respect to the retained part as described above.

     Although the matter is not free from doubt, a holder that acquires in one transaction a combination of ES Classes that may be exchanged for a single ES Class that is identical to a class of securities that is on deposit in the related exchangeable security trust fund should be treated as owning the relevant class of securities.

Exchanges of Exchangeable Securities

     An exchange of an interest in one or more ES Classes for an interest in one or more other related ES Classes that are part of the same combination, or vice versa, will not be a taxable exchange. After the exchange, the holder is treated as continuing to own the interests in the class or classes of exchangeable securities that it owned immediately before the exchange.

Tax Treatment of Foreign Investors

     A foreign holder of an ES Class is subject to taxation in the same manner as foreign holders of REMIC regular securities. Such manner of taxation is discussed below under the heading "--REMICS --Foreign Investors in REMIC Certificates."

Backup Withholding

     A holder of an ES Class is subject to backup withholding rules similar to those applicable to REMIC regular securities. Such manner of taxation is discussed under the heading "Tax Consequences to Holders of the Notes--Backup Withholding."

Reporting and Administrative Matters

     Reports will be made to the IRS and to holders of record of ES Classes that are not excepted from the reporting requirements.




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TAX TREATMENT OF FOREIGN INVESTORS

     Subject to the discussion below with respect to any trust fund as to which a partnership election is made (or which otherwise is classified as a partnership for federal income tax purposes), under the Code, unless interest (including OID) paid on a security (other than a residual interest security) is considered to be "effectively connected" with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation, in the opinion of tax counsel, interest will normally qualify as portfolio interest, and will be exempt from federal income tax or withholding tax. However, interest will not qualify as portfolio interest where:

          o the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or

          o the recipient is a controlled foreign corporation to which the issuer is a related person.

     For interest to qualify for the portfolio interest exemption from U.S. withholding tax, the holder must generally complete a Form W-8BEN indicating that the holder is a non-U.S. Person entitled to such exemption. The Form W-8BEN, or in certain circumstances other documentation, must be provided to the person otherwise required to withhold U.S. tax. If a foreign holder is a partnership or other type of pass-through entity that is not treated for U.S. withholding tax purposes as the beneficial owner of the income with respect to the security, the holder generally must receive the Form W-8BEN as described in the previous sentence from the holder's partners or other beneficial owners of the income with respect to the security and may be required to provide the forms, and certain additional information, to the person through whom the holder holds the security. The forms provided by the holder or its interestholders regarding status as a non-U.S. Person must generally be passed through the ownership chain to the person otherwise required to withhold tax in order for the exemption to apply. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to nonresident alien individuals, foreign partnerships or foreign corporations. Holders of pass-through securities and stripped securities, including ratio strip securities, however, may be subject to withholding to the extent that the loans were originated on or before July 18, 1984.

     Interest and OID of holders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the holder and appropriate documentation is provided to the person otherwise required to withhold. They will, however, generally be subject to the regular United States income tax.

     Payments to holders of REMIC residual interest securities who are foreign persons will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Holders should assume that such income does not qualify for exemption from United States withholding tax as "portfolio interest." It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, the holder of a residual interest security will not be entitled to an exemption from or reduction of the 30% withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed (or when the residual interest security is disposed of). The Treasury has statutory authority,



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


however, to promulgate regulations that would require such amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Regulations could, for example, require withholding prior to the distribution of cash in the case of residual interest securities that do not have significant value. Under the REMIC regulations, if a residual interest security has tax avoidance potential, a transfer of a residual interest security to a nonresident alien individual, foreign partnership or foreign corporation will be disregarded for all federal tax purposes. A residual interest security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee residual interest holder amounts that will equal at least 30% of each excess inclusion, and that such amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a nonresident alien individual, foreign partnership or foreign corporation transfers a residual interest security to a U.S. Person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the residual interest security for purposes of the withholding tax provisions of the Code. See "--Excess Inclusions" above.

TAX CHARACTERIZATION OF THE TRUST FUND AS A PARTNERSHIP


     Tax counsel is of the opinion that a trust fund structured to be classified, for federal income tax purposes, as a partnership will not be an association (or publicly traded partnership) taxable as a corporation for such purposes. This opinion is based on the assumption that the terms of the trust agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the trust fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the certificates has been structured as a private placement under an IRS safe harbor, so that the trust fund will not be characterized as a publicly traded partnership taxable as a corporation.

     If the trust fund were taxable as a corporation for federal income tax purposes, the trust fund would be subject to corporate income tax on its taxable income. The trust fund's taxable income would include all its income, possibly reduced by its interest expense on the notes or certificates. Any such corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, and holders of certificates could be liable for any such tax that is unpaid by the trust fund.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

     Treatment of the Notes as Indebtedness. The trust fund will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. As a result, tax counsel is (except as otherwise provided in the related prospectus supplement) of the opinion that the notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the notes is correct.



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


     OID, Indexed Securities, etc. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not "indexed securities" or "strip notes." Moreover, the discussion assumes that the interest formula for the notes meets the requirements for "qualified stated interest" under the OID Regulations, and that any OID on the notes (i.e., any excess of the principal amount of the notes over their issue price) does not exceed a de minimis amount (i.e., 0.25% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID Regulations. If these conditions are not satisfied with respect to any given series of notes, additional tax considerations with respect to the notes will be disclosed in the applicable prospectus supplement.

     Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the notes will not be considered issued with OID. The stated interest on the notes will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with the noteholder's method of tax accounting. Under the OID Regulations, a holder of a note issued with a de minimis amount of OID must include the OID in income, on a pro rata basis, as principal payments are made on the note, unless an election is made by such holder to treat all interest as OID, as discussed above. See "Taxation of Debt Securities--Election to Treat All Interest as Original Issue Discount". It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

     A holder of a note that is a "short-term note" (i.e., it has a fixed maturity date of not more than one year from the issue date) may be subject to special rules. An accrual basis holder of a short-term note (and certain cash method holders, including regulated investment companies, as set forth in
Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a short-term note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the short-term note). However, a cash basis holder of a short-term note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the short-term note until the taxable disposition of the short-term note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the short-term note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a short-term note is purchased for more or less than its principal amount.

     Sale or Other Disposition. If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale (excluding any amount attributable to accrued but unpaid qualified stated interest, which will be treated as such) and the holder's adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder's cost for the note, appropriately adjusted to take into account amortization of OID, market discount and premium, if any, and any payments previously received by the noteholder with respect to the note (other than payments of qualified stated interest). Any such gain or loss will be capital gain or loss if the note was held as a capital asset,



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


except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

     Foreign Holders. In the opinion of tax counsel, interest payments made (or accrued) to a noteholder who is a "foreign person" (i.e., nonresident alien, foreign corporation or other non-U.S. Person) generally will be considered "portfolio interest," and generally will not be subject to United States federal income tax or withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person:

          o is not actually or constructively a "10 percent shareholder" of the trust fund or the seller (including a holder of 10% of the outstanding certificates) or a "controlled foreign corporation" with respect to which the trust fund or the seller is a "related person" within the meaning of the Code; and

          o provides the trustee or other person who is otherwise required to withhold U.S. tax with respect to the notes with an appropriate statement (on Form W-8BEN), signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person entitled to exemption from such tax and providing the foreign person's name and address.

If a foreign holder is a partnership or other type of pass-through entity that is not treated for U.S. withholding tax purposes as the beneficial owner of the income with respect to the note, the holder generally must receive the Form W-8BEN as described in the previous sentence from the holder's partners or other beneficial owners of the income with respect to the note and may be required to provide the forms, and certain additional information, to the person through whom the holder holds the note. The forms provided by the holder or its interestholders regarding status as a non-U.S. Person must generally be passed through the ownership chain to the person otherwise required to withhold tax in order for the exemption to apply. If a note is held through a securities clearing organization or certain other financial institutions, the foreign person that owns the note should furnish such organization or institution with a Form W-8BEN or a similar form. The organization or institution may then be required to forward the Form W-8BEN to the withholding agent. If interest is not portfolio interest and is not effectively connected with the conduct of a U.S. trade or business, then it will be subject to U.S. federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from U.S. federal income and withholding tax; provided, that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year of the disposition.

     Backup Withholding. Each holder of a note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident)


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


will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is a U.S. Person, not subject to backup withholding. Should a nonexempt noteholder fail to provide the required certification, the trust fund will be required to backup withhold from the amount otherwise payable to the holder and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

     Possible Alternative Treatments of the Notes. If, contrary to the opinion of tax counsel, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust fund. If so treated, the trust fund might be taxable as a corporation with the adverse consequences described above under "-- Tax Characterization of the Trust Fund as a Partnership," and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity. Alternatively, and most likely in the view of tax counsel, the trust fund might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) may be "unrelated business taxable income," income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the trust fund's expenses.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

     Treatment of the Trust Fund as a Partnership. The trust fund and the servicer will agree, and the certificateholders will agree by their purchase of certificates, to treat the trust fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust fund, the partners of the partnership being the certificateholders, and the notes being debt of the partnership. However, the proper characterization of the arrangement involving the trust fund, the certificates, the notes, the trust fund and the servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

     A variety of alternative characterizations are possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of the trust fund. Any such characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership described below. The following discussion assumes that the certificates represent equity interests in a partnership.

     Indexed Securities, etc. The following discussion assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates is an indexed security or a stripped certificate, and that a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to such certificates will be disclosed in the applicable prospectus supplement.



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


     Partnership Taxation. If the trust fund is a partnership, the trust fund will not be subject to federal income tax. Rather, each certificateholder will be required to separately take into account the holder's allocated share of income, gains, losses, deductions and credits of the trust fund. The trust fund's income will consist primarily of interest and finance charges earned on the underlying loans (including appropriate adjustments for market discount, OID and bond premium, if any,) and any gain upon collection or disposition of loans. The trust fund's deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of loans.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the trust agreement and related documents). Cash basis holders will in effect be required to report income from the certificates on the accrual basis, and certificateholders may become liable for taxes on trust fund income even if they have not received cash from the trust fund to pay taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust fund.

     All of the taxable income allocated to a certificateholder that is a pension, profit-sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) may constitute "unrelated business taxable income" generally taxable to the holder under the Code.

     An individual taxpayer's share of expenses of the trust fund (including fees to the servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the trust fund.

     The trust fund intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each loan, the trust fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

     Discount and Premium. It is believed that the loans were not issued with OID, and, therefore, the trust fund should not have OID income. However, the purchase price paid by the trust fund for the loans may be greater or less than the remaining principal balance of the loans at the time of purchase. If so, the loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the trust fund will make this calculation on an aggregate basis, but might be required to recompute it on a loan-by-loan basis.)

     If the trust fund acquires the underlying loans at a market discount or premium, the trust fund will elect to include any discount in income currently as it accrues over the life of the loans or to offset any premium against interest income on the loans. As indicated above, a portion of market discount income or premium deduction may be allocated to certificateholders.

     Section 708 Termination. Under section 708 of the Code, the trust fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the trust fund are sold or exchanged within a 12-month period. Pursuant to Treasury regulations issued under section 708 of the Code, if such a termination occurs, the trust fund would be deemed to contribute its assets to a new partnership in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the original trust fund in liquidation thereof, which would not constitute a sale or exchange.

     Disposition of Certificates. Generally capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the certificates sold. A certificateholder's tax basis in a certificate will generally equal the holder's cost increased by the holder's share of trust fund income (includible in income) and decreased by any distributions received with respect to the certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder's share of the notes and other liabilities of the trust fund. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in the certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of the aggregate tax basis to the certificates sold (rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate).

     Any gain on the sale of a certificate attributable to the holder's share of unrecognized accrued market discount on the loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust fund does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the trust fund will elect to include market discount in income as it accrues.

     If a certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the certificates that exceeds the aggregate cash distributions with respect thereto, this excess will generally give rise to a capital loss upon the retirement of the certificates.

     Allocations Between Transferors and Transferees. In general, the trust fund's taxable income and losses will be determined monthly, and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

     The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the trust fund might be reallocated among the certificateholders. The trust fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

     Section 754 Election. In the event that a certificateholder sells its certificates at a profit (loss), the purchasing certificateholder will have a higher (lower) basis in the certificates than the


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


selling certificateholder had. The tax basis of the trust fund's assets will not be adjusted to reflect that higher (or lower) basis unless the trust fund were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust fund will not make such election, unless such an election is required by law. As a result, certificateholders might be allocated a greater or lesser amount of trust fund income than would be appropriate based on their own purchase price for certificates.

     Administrative Matters. The trustee is required to keep or have kept complete and accurate books of the trust fund. Books will be maintained for financial reporting and tax purposes on an accrual basis, and the fiscal year of the trust fund will be the calendar year unless otherwise required by law. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust fund and will report each certificateholder's allocable share of items of trust fund income and expense to holders and the IRS on Schedule K-1. The trust fund will provide the Schedule K-l information to nominees that fail to provide the trust fund with the information statement described below, and such nominees will be required to forward such information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the trust fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

     Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust fund with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. Such information includes:


          o the name, address and taxpayer identification number of the nominee; and

          o as to each beneficial owner (a) the name, address and identification number of such person, (b) whether such person is a U.S. Person, a tax-exempt entity or a foreign government, an international organization or any wholly owned agency or instrumentality of either of the foregoing, and (c) certain information on certificates that were held, bought or sold on behalf of such person throughout the year.

     In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust fund information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934 is not required to furnish any such information statement to the trust fund. The information referred to above for any calendar year must be furnished to the trust fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust fund with the information described above may be subject to penalties.

     The depositor will be designated as the tax matters partner in the related trust agreement and, as such, will be responsible for representing the certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership



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


were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust fund by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under certain circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the trust fund. An adjustment could also result in an audit of a certificateholder's returns and adjustments of items not related to the income and losses of the trust fund.

     Tax Consequences to Foreign Certificateholders. It is not clear whether the trust fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. Persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the trust fund would be engaged in a trade or business in the United States for such purposes, the trust fund will withhold as if it were so engaged in order to protect the trust fund from possible adverse consequences of a failure to withhold. The trust fund expects to withhold on the portion of its taxable income that is allocable to foreign certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and the highest rate of tax specified in Section 1 of the Code for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust fund to change its withholding procedures. In determining a holder's withholding status, the trust fund may rely on IRS Form W-8BEN or a similar form, IRS Form W-9 or the holder's certification of non-foreign status signed under penalties of perjury.

     Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the trust fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the trust fund on Form W-8BEN in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the trust fund taking the position that no taxes were due because the trust fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the trust fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, certificateholders will be subject to U.S. federal income tax and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

     Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to "backup" withholding tax if, in general, the certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.



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


                                PENALTY AVOIDANCE

     The summary of tax considerations contained herein was written to support the promotion and marketing of units, and was not intended or written to be used, and cannot be used, by a taxpayer for the purpose of avoiding United States Federal income tax penalties that may be imposed. Each taxpayer should seek advice based on the taxpayer's particular circumstances from an independent tax advisor.

                             REPORTABLE TRANSACTIONS

     Recent Treasury pronouncements directed at potentially abusive tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters. Treasury regulations require taxpayers to report certain disclosures on IRS Form 8886 if they participate in a "reportable transaction." Organizers and sellers of the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand. A transaction may be a "reportable transaction" based upon several indicia, including the existence of book-tax differences common to financial transactions, one or more of which may be present with respect to your investment in the securities. Recently enacted legislation imposes significant penalties for failing to comply with these disclosure requirements. Investors should consult their own tax advisers concerning any possible disclosure obligation with respect to their investment, and should be aware that Bear Stearns and other participants in the transaction intend to comply with such disclosure and investor list maintenance requirements as they determine apply to them with respect to a transaction.

                       STATE AND LOCAL TAX CONSIDERATIONS

     In addition to the U.S. federal income tax considerations described in this prospectus under "Material Federal Income Tax Considerations," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the securities.

                              ERISA CONSIDERATIONS

     The following describes certain considerations under the Employee Retirement Income Security Act of 1974, as amended and the Code, which apply only to securities of a series that are not divided into subclasses. If securities are divided into subclasses, the related prospectus supplement will contain information concerning considerations relating to ERISA and the Code that are applicable to the related subclasses.

     ERISA and section 4975 of the Code impose requirements on employee benefit plans, on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which plans, accounts or arrangements are invested, and on persons who are fiduciaries with respect to these types of plans and



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


arrangements. In this prospectus we refer to these types of plans and arrangements as "Plans." Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of such Plans. ERISA also imposes certain duties on persons who are fiduciaries of Plans, such as the duty to invest prudently, to diversify investments unless it is prudent not to do so, and to invest in accordance with the documents governing the Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan, or who renders investment advice for a fee, is considered to be a fiduciary of such Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans (as defined in section 3(32) of ERISA) and, if no election has been made under section 410(d) of the Code, church plans (as defined in section 3(33) of ERISA), are not subject to ERISA's requirements. Accordingly, assets of such plans may be invested in securities without regard to the ERISA considerations described above and below, subject to the provisions of applicable federal or state law. Any such plan that is qualified and exempt from taxation under sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in section 503 of the Code.

     In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA and section 4975 of the Code prohibit a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan ("parties in interest"), and impose additional prohibitions where parties in interest are fiduciaries with respect to a Plan. Certain parties in interest that participate in a prohibited transaction may be subject to excise taxes imposed pursuant to section 4975 of the Code, or penalties imposed pursuant to section 502(i) of ERISA, unless a statutory, regulatory or administrative exemption is available.

     The DOL has issued plan asset regulations defining what constitutes the assets of a Plan (Department of Labor Reg. Section 2510.3-101). Under these regulations, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances.

     Under the plan asset regulations, the term "equity" interest is defined as any interest in an entity other than an instrument that is treated as indebtedness under "applicable local law" and which has no "substantial equity features." If the trust fund issues notes that are not treated as equity interests in the trust fund for purposes of the plan asset regulations, a Plan's investment in such notes would not cause the assets of the trust to be deemed Plan assets. However, the seller, the servicer, the backup servicer, the indenture trustee, the owner trustee, the underwriter and the depositor may be the sponsor of or investment advisor with respect to one or more Plans. Because such parties may receive certain benefits in connection with the sale of the notes, the purchase of notes using Plan assets over which any of these parties (or their affiliates) has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available. Accordingly, a prospective purchaser should consult with counsel before purchasing a note using the assets of any Plan if the seller, the servicer, the backup servicer, the indenture trustee, the owner trustee, the underwriter, the depositor or any of their affiliates




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


          o has investment or administrative discretion with respect to such Plan assets;

          o has authority or responsibility to give, or regularly gives, investment advice with respect to such Plan assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to the Plan assets and will be based on the particular investment needs for the Plan; or

          o is an employer maintaining or contributing to such Plan.

     In addition, the trust fund, any underwriter, the trustee or their affiliates might be considered or might become "parties in interest" with respect to a Plan. Also, any holder of certificates of the trust fund, because of its activities or the activities of its respective affiliates, may be deemed to be a "party in interest" with respect to certain Plans, including but not limited to Plans sponsored by the holder. In either case, whether nor not the assets of the trust are considered to be Plan assets, the acquisition or holding of notes by or on behalf of a Plan could give rise to a prohibited transaction within the meaning of ERISA and Section 4975 of the Code, unless it is subject to one or more exemptions (referred to as the "Investor Based Exemptions") such as:

          o Prohibited Transaction Class Exemption (PTCE) 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager";

          o PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts;

          o PTCE 91-38, which exempts certain transactions involving bank collective investment funds;

          o PTCE 95-60, which exempts certain transactions involving insurance company general accounts; or

          o PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain "in-house asset managers."

There can be no assurance that any of these class exemptions will apply with respect to any particular Plan's investment in notes, or, even if it did apply, that any exemption would apply to all prohibited transactions that may occur in connection with such an investment. Unless a different requirement is imposed in the prospectus supplement, each prospective purchaser or transferee of a note that is a Plan or a person acting on behalf or investing the assets of a Plan shall be required to represent (or, with respect to any transfer of a beneficial interest in a global note, shall be deemed to represent) to the indenture trustee and the note registrar that the relevant conditions for exemptive relief under at least one of the foregoing exemptions have been satisfied.

     The plan asset regulations provide that, generally, the assets of an entity in which a Plan invests will not be deemed to be assets of the Plan for purposes of ERISA if the equity interest acquired by the investing Plan is a publicly-offered security, or if equity participation by benefit



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


plan investors is not significant. In general, a publicly-offered security, as defined in the plan asset regulations, is a security that is widely held, freely transferable and registered under the Securities Exchange Act of 1934, as amended. Equity participation in an entity by benefit plan investors is not significant if, after the most recent acquisition of an equity interest in the entity, less than 25% of the value of each class of equity interest in the entity is held by "benefit plan investors," which include benefit plans described in ERISA or under section 4975 of the Code, whether or not they are subject to Title I of ERISA, as well as entities whose underlying assets include assets of a Plan by reason of a Plan's investment in the entity.

     If no exception under the plan asset regulations applies and if a Plan (or a person investing Plan assets, such as an insurance company general account) acquires an equity interest in the trust, then the assets of the trust would be considered to be assets of the Plan. Because the loans held by the trust may be deemed assets of each Plan that purchases an equity interest, an investment by a Plan in an equity interest issued by the trust might be a prohibited transaction under ERISA and subject to an excise tax under section 4975 of the Code, and may cause transactions undertaken in the course of operating the trust to constitute prohibited transactions, unless a statutory, regulatory or administrative exemption applies.

     The DOL issued to Bear, Stearns & Co. Inc. ("BS&Co.") an individual underwriter exemption (Prohibited Transaction Exemption 90-30, 55 Fed. Reg. 21461 (1990)), which is set forth in Prohibited Transaction Exemption 2002-41, 67 Fed. Reg. 54487 (2002). It exempts from the application of certain of the prohibited transaction rules transactions relating to the acquisition, sale and holding by Plans of certain asset-backed securities, including certificates issued by entities, including trusts, that hold certain types of receivables or obligations and with respect to which BS&Co. or certain of its affiliates, is the underwriter, or the manager or co-manager of an underwriting syndicate.

     The underwriter exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the securities or a transaction in connection with the servicing, operation and management of the trust fund may be eligible for exemptive relief thereunder:

          o The acquisition of the securities by a Plan is on terms (including the price for the securities) that are at least as favorable to the investing Plan as they would be in an arm's-length transaction with an unrelated party.

          o The rights and interests evidenced by the securities acquired by the Plan are not subordinated to the rights and interests evidenced by other securities of the same trust fund, other than in the case of a "designated transaction" (as defined below).

          o The securities acquired by the Plan have received a rating at the time of such acquisition that is in one of the three (or in the case of a designated transaction, four) highest generic rating categories from any of Fitch Ratings, Moody's Investors Service, Inc. and Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

          o The trustee is not an affiliate of the depositor, the servicer, any borrower whose obligations under one or more mortgage loans constitute more than 5% of the



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


          aggregate unamortized principal balance of the assets in the trust, the counterparty in a permitted swap transaction, or any of their respective affiliates (together with the trustee and the underwriters, the "restricted group").

          o The sum of all payments made to and retained by the underwriters in connection with the distribution of the securities represents not more than reasonable compensation for underwriting or placing such securities; the sum of all payments made to and retained by the depositor pursuant to the sale of the mortgage loans to the trust represents not more than the fair market value of such mortgage loans; and the sum of all payments made to and retained by the servicers represent not more than reasonable compensation for the servicers' services under the pooling and servicing agreements and reimbursement of the servicers' reasonable expenses in connection therewith.

          o The Plan investing in the securities is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

     For purposes of the underwriter exemption, a "designated transaction" means a transaction in which the assets underlying the securities consist of single-family residential, multi-family residential, home equity, manufactured housing and/or commercial mortgage obligations that are fully secured by single-family residential, multi-family residential or commercial real property or leasehold interests in the foregoing.

     The underwriter exemption permits interest-rate swaps, interest rate caps and yield supplement agreements to be assets of a trust fund if certain conditions are satisfied.

     An interest-rate swap or (if purchased by or on behalf of the trust) an interest-rate cap contract (collectively, a "swap" or "swap agreement") is a permitted trust fund asset if it: (a) is an "eligible swap"; (b) is with an "eligible counterparty"; (c) is purchased by a "qualified plan investor"; (d) meets certain additional specific conditions which depend on whether the swap is a "ratings dependent swap" or a "non-ratings dependent swap" and (e) permits the trust to make termination payments to the swap counterparty (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer, depositor or seller.

     An "eligible swap" is one which: (a) is denominated in U.S. dollars; (b) pursuant to which the trust pays or receives, on or immediately prior to the respective payment or distribution date for the class of securities to which the swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve's Cost of Funds Index (COFI)), with the trust receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted ("allowable interest rate"); (c) has a notional amount that does not exceed either: (i) the principal balance of the class of securities to which the swap relates, or (ii) the portion of the principal balance of such class represented by obligations ("allowable notional amount"); (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) ("leveraged"); (e) has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of securities are fully repaid



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


and (f) does not incorporate any provision which could cause a unilateral alteration in the requirements described in (a) through (d) of this paragraph.

     An "eligible counterparty" means a bank or other financial institution which has a rating at the date of issuance of the securities, which is in one of the three highest long term credit rating categories or one of the two highest short term credit rating categories, utilized by at least one of the exemption rating agencies rating the securities; provided that, if a counterparty is relying on its short term rating to establish eligibility under the underwriter exemption, such counterparty must either have a long term rating in one of the three highest long term rating categories or not have a long term rating from the applicable exemption rating agency.

     A "qualified plan investor" is a plan in which the decision to buy the class of securities is made on behalf of the plan by an independent fiduciary qualified to understand the swap transaction and the effect the swap would have on the rating of the securities and such fiduciary is either (a) a "qualified professional asset manager" ("QPAM") under PTCE 84-14, (b) an "in-house asset manager" under PTCE 96-23 or (c) has total assets (both plan and non-plan) under management of at least $100 million at the time the securities are acquired by the plan.

     In "ratings dependent swaps" (where the rating of a class of securities is dependent on the terms and conditions of the swap), the swap agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any exemption rating agency below a level specified by the exemption rating agency, the servicer must, within the period specified under the Pooling and Servicing Agreement: (a) obtain a replacement swap agreement with an eligible counterparty which is acceptable to the exemption rating agency and the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate); or (b) cause the swap counterparty to establish any collateralization or other arrangement satisfactory to the exemption rating agency such that the then current rating by the exemption rating agency of the particular class of securities will not be withdrawn or reduced (and the terms of the swap agreement must specifically obligate the counterparty to perform these duties for any class of securities with a term of more than one year). In the event that the servicer fails to meet these obligations, holders of the securities that are employee benefit plans or other retirement arrangements must be notified in the immediately following periodic report which is provided to the holders of the securities but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the underwriter exemption will prospectively cease to be applicable to any class of securities held by an employee benefit plan or other retirement arrangement which involves such ratings dependent swap.

     "Non-ratings dependent swaps" (those where the rating of the securities does not depend on the terms and conditions of the swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement swap agreement with an eligible counterparty, the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate); (b) cause the counterparty to post collateral with the trust in an amount equal to all payments owed by the counterparty if the swap transaction were terminated; or (c) terminate the swap agreement in accordance with its terms.



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


     An "eligible yield supplement agreement" is any yield supplement agreement or similar arrangement or (if purchased by or on behalf of the trust) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust fund ("EYS Agreement"). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an asset of the trust fund if it meets the following conditions: (a) it is denominated in U.S. dollars; (b) it pays an allowable interest rate; (c) it is not leveraged; (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee; (e) it is entered into between the trust and an eligible counterparty and (f) it has an allowable notional amount.

     Moreover, the underwriter exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when a fiduciary causes a Plan to acquire securities in a trust containing receivables on which such person (or its affiliate) is an obligor; provided, that among other requirements:

          o the person (or its affiliate) is not an obligor with respect to more than 5% of the fair market value of the obligations or receivables contained in the trust;

          o the Plan is not a plan with respect to which any member of the restricted group is the "plan sponsor" (as defined in section 3(16)(B) of ERISA);

          o in the case of an acquisition in connection with the initial issuance of securities, at least 50% of each class of securities in which Plans have invested is acquired by persons independent of the restricted group and at least 50% of the aggregate interest in the trust fund is acquired by persons independent of the restricted group;

          o a Plan's investment in securities of any class does not exceed 25% of all of the securities of that class outstanding at the time of the acquisition; and

          o immediately after the acquisition, no more than 25% of the assets of any Plan with respect to which such person has discretionary authority or renders investment advice are invested in securities representing an interest in one or more trusts containing assets sold or serviced by the same entity.

     The underwriter exemption also provides exemptive relief to certain mortgage-backed and asset-backed securities transactions that utilize pre-funding accounts and that otherwise satisfy the requirements of the underwriter exemption. Mortgage loans or other secured receivables supporting payments to securityholders, and having a value equal to no more than 25% of the total principal amount of the securities being offered by the trust, may be transferred to the trust within a 90-day or three-month funding period following the closing date instead of being required to be either identified or transferred on or before the closing date. The relief is available when the following conditions are met:

          o The funding limit (i.e., the ratio of the amount allocated to the pre-funding account to the total principal amount of the securities being offered) must not exceed 25%.



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


          o All the additional obligations transferred after the closing date must meet the same terms and conditions for eligibility as the original obligations used to create the trust, which terms and conditions have been approved by a rating agency; provided, that the terms and conditions for determining the eligibility of an obligation may be changed if such changes receive prior approval either by a majority vote of the outstanding securityholders or by a rating agency.

          o The transfer of additional obligations to the trust during the funding period must not result in the securities to be covered by the underwriter exemption receiving a lower credit rating from a rating agency upon termination of the funding period than the rating that was obtained at the time of the initial issuance of the securities by the trust.

          o Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate for all of the obligations in the trust at the end of the funding period must not be more than 100 basis points lower than the average interest rate for the obligations transferred to the trust on the closing date.

          o In order to insure that the characteristics of the additional obligations are substantially similar to the original obligations which were transferred to the trust fund:

          1. the characteristics of the additional obligations must be monitored by an insurer or other credit support provider that is independent of the depositor; or

          2. an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to each rating agency rating the securities, the related underwriter and the related trustee) stating whether or not the characteristics of the additional obligations conform to the characteristics described in the related prospectus or prospectus supplement and/or pooling and servicing agreement. In preparing the letter, the independent accountant must use the same type of procedures as were applicable to the obligations transferred to the trust as of the closing date.

          o The period of pre-funding must end no later than three months or 90 days after the closing date or earlier in certain circumstances if the pre-funding account falls below the minimum level specified in the pooling and servicing agreement or an event of default occurs.

          o Amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in certain permitted investments.

          o The related prospectus or prospectus supplement must describe:

          1. any pre-funding account and/or capitalized interest account used in connection with a pre-funding account;

          2.   the duration of the period of pre-funding;

          3. the percentage and/or dollar amount of the funding limit for the trust; and

          4. that the amounts remaining in the pre-funding account at the end of the funding period will be remitted to securityholders as repayments of principal.

          o The related pooling and servicing agreement must describe the permitted investments for the pre-funding account and/or capitalized interest account and, if not disclosed in the related prospectus or prospectus supplement, the terms and conditions for eligibility of additional obligations.

     The underwriter exemption also permits Plans to purchase securities, including subordinated securities underwritten by BS&Co., rated in any of the four highest ratings categories (provided that all other requirements of the underwriter exemption are met).

     In general, neither PTCE 83-1, which exempts certain transactions involving Plan investments in mortgage trusts, nor the underwriter exemption applies to a trust which contains unsecured obligations. However, under the underwriter exemption, residential and home equity loan receivables issued in designated transactions may be less than fully secured if:

          o the rights and interests evidenced by the securities issued in the designated transaction are not subordinated to the rights and interests evidenced by other securities of the same trust fund,

          o the securities have received a rating at the time of acquisition that is in one of the two highest generic rating categories from a rating agency, and

          o the receivables are secured by collateral whose fair market value on the closing date of the designated transaction is at least 80% of the sum of the outstanding principal balance due under the receivable and the outstanding principal balance of any other receivable of higher priority which is secured by the same collateral.

Any Plan fiduciary that proposes to cause a Plan to purchase securities should consult with counsel concerning the impact of ERISA and the Code, the applicability of PTCE 83-1, the underwriter exemption, or any other exemption and the potential consequences in their specific circumstances, prior to making an investment. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

Exchangeable Securities

     With respect to those classes of exchangeable securities which were eligible for exemptive relief under the underwriter exemption when purchased, the underwriter exemption would also cover the acquisition or disposition of such exchangeable securities when the securityholder exercises its exchange rights. However, with respect to classes of exchangeable securities which were not eligible for exemptive relief under the underwriter exemption when purchased, the exchange, purchase or sale of such securities pursuant to the exercise of exchange rights or call rights may give rise to prohibited transactions if a Plan and a party in interest with



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


respect to such Plan are involved in the transaction. However, one or more Investor Based Exemptions discussed above may be applicable to these transactions.

                                  LEGAL MATTERS

     The legality of the securities of each series, including the material federal income tax consequences with respect to the securities, will be passed upon for the depositor by Thacher Proffitt & Wood LLP, Orrick, Herrington & Sutcliffe LLP and Greenberg Traurig LLP or other counsel designated in the prospectus supplement.

                              FINANCIAL INFORMATION

     A new trust fund will be formed for each series of securities. No trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of securities. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                              AVAILABLE INFORMATION

     The depositor has filed with the SEC a registration statement under the Securities Act of 1933, as amended, with respect to the securities. This prospectus, which forms a part of the registration statement, and the prospectus supplement relating to each series of securities contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the registration statement pursuant to the Rules and Regulations of the SEC. For further information, reference is made to the registration statement and its exhibits. The registration statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the SEC maintains a Web site containing reports, proxy and information statements and other information regarding registrants, including the depositor, that file electronically with the SEC.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     This prospectus incorporates by reference all documents and reports filed by the depositor, Bear Stearns Asset Backed Securities I LLC, with respect to a trust fund pursuant to Section 13(a), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering of the related securities. Upon request by any person to whom this prospectus is delivered in connection with the offering of one or more classes securities, the depositor will provide or cause to be provided without charge a copy of any of the documents and/or reports incorporated herein by reference, in each case to the extent the documents or reports relate to those classes of securities, other than the exhibits to the documents (unless the exhibits are specifically incorporated by reference in such documents). Requests to the depositor should be directed in writing to: Bear Stearns Asset Backed Securities I LLC, 383 Madison Avenue, New York, New York 10179, telephone number (212) 272-2000. The depositor has determined that its financial statements are not material to the offering of any securities.



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     Investors may read and copy the documents and/or reports incorporated herein by reference at the Public Reference Room of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Investors may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website containing reports, proxy and information statements and other information regarding issuers, including each trust fund, that file electronically with the SEC.

                                     RATINGS

     It is a condition to the issuance of the securities of each series offered by this prospectus and the accompanying prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the prospectus supplement.

     Each such rating will be based on, among other things, the adequacy of the value of the trust fund assets and any credit enhancement with respect to the related class and will reflect the rating agency's assessment solely of the likelihood that the related holders will receive payments to which they are entitled. No rating will constitute an assessment of the likelihood that principal prepayments on the related loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated or the likelihood of early optional termination of the securities. A rating should not be deemed a recommendation to purchase, hold or sell securities, inasmuch as it does not address market price or suitability for a particular investor. A rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

     There is also no assurance that any rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the applicable rating agency in the future if in its judgment circumstances so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of trust fund assets or any credit enhancement with respect to a series, a rating might also be lowered or withdrawn because of, among other reasons, an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of the credit enhancement provider's long-term debt.

     The amount, type and nature of any credit enhancement established with respect to a series of securities will be determined on the basis of criteria established by each rating agency named in the related prospectus supplement. These criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each rating agency determines the amount of credit enhancement required with respect to each class of securities. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of loans. No assurance can be given that values of any properties have remained or will remain at their levels on the respective dates of origination of the related loans. If residential real estate markets should experience an overall decline in property values such that the principal balances of the loans in a particular trust fund


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and any secondary financing on the related properties become equal to or greater than the value of those properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In additional, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal of and interest on the loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any trust fund. To the extent that losses are not covered by credit enhancement, losses will be borne, at least in part, by the holders of one or more classes of the securities of the related series.

                         LEGAL INVESTMENT CONSIDERATIONS

     Unless otherwise specified in the related prospectus supplement, the securities will not constitute "mortgage-related securities" within the meaning of the Secondary Market Mortgage Enhancement Act of 1984, as amended. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the securities constitute legal investments for them.

                              PLAN OF DISTRIBUTION

     The depositor may offer each series of securities through BS&Co. or one or more other firms that may be designated at the time of the related offering. The participation of BS&Co. in any offering will comply with Schedule E to the By-Laws of the National Association of Securities Dealers, Inc. The prospectus supplement relating to each series of securities will set forth the specific terms of the offering of the series and of each class within the series, the names of the underwriters, the purchase price of the securities, the proceeds to the depositor from the sale, any securities exchange on which the securities may be listed, and, if applicable, the initial public offering prices, the discounts and commissions to the underwriters and any discounts and concessions allowed or reallowed to dealers. The place and time of delivery of each series of securities will also be set forth in the related prospectus supplement. BS&Co. is an affiliate of the depositor.


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                                GLOSSARY OF TERMS

     Agency Securities. Mortgage-backed securities issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac.

     Asset Value. Unless otherwise specified in the related prospectus supplement with respect to the primary assets in the trust fund, the product of the Asset Value percentage set forth in the related indenture multiplied by the lesser of

          o the stream of remaining regularly scheduled payments in the primary assets net of certain amounts payable as expenses, together with income earned on each regularly scheduled payment received through the day preceding the next distribution date at the Assumed Reinvestment Rate, if any, discounted to present value at the highest interest rate on the notes of the series over periods equal to the interval between payments on the notes and

          o the then outstanding principal balance of the primary assets.

     Assumed Reinvestment Rate. With respect to a series of securities, the highest rate permitted by the rating agencies named in the related prospectus supplement or a rate insured by means of a surety bond, guaranteed investment contract, reinvestment agreement or other arrangement satisfactory to the rating agencies.

     Home Equity Loans. Closed-end loans and/or revolving credit line loans secured by mortgages, deeds of trust or other similar security instruments creating senior or junior liens on one- to four-family residential properties or mixed-use properties.

     Home Improvement Contracts. Home Improvement installment sales contracts and installment loan agreements which are either unsecured or secured by mortgages, deeds of trust or similar security instruments creating generally junior liens on one- to four-family residential properties or mixed-use properties or secured by purchase money security interests in the related home improvements.

     Insurance Proceeds. Amounts received by the related servicer under any title insurance policy, hazard insurance policy or other insurance policy covering any primary asset in a trust fund, other than amounts to be applied to the restoration or repair of the related property or released to the borrower under the related agreement.

     Liquidation Proceeds. Amounts received by the related servicer in connection with the liquidation of the primary assets or related real property in a trust fund, whether through foreclosure sale, repossession or otherwise, including payments in connection with the primary assets received from the borrower, other than amounts required to be paid or refunded to the borrower under the applicable loan documents or pursuant to law, net of the related liquidation expenses.

     Manufactured Housing Contracts. Manufactured housing installment sales contracts and installment loan agreements secured by senior or junior liens on the related manufactured homes


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or secured by mortgages, deeds of trust or other similar security instruments creating senior or junior liens on the real estate on which the related manufactured homes are located.

     OID Regulations. Sections 1271 through 1275 of the Internal Revenue Code of 1986, as amended, and the Treasury regulations issued thereunder on February 2, 1994 and amended on June 11, 1996.

     Private Label Securities. Private mortgage-backed securities, other than Agency Securities, backed or secured by underlying loans that may be Residential Loans, Home Equity Loans, Home Improvement Contracts and/or Manufactured Housing Contracts.

     Residential Loans. Loans secured by mortgages, deeds of trust or other similar security instruments creating senior or junior liens on one- to four-family residential properties.

     U.S. Person: Any of the following:

     o    a citizen or resident of the United States;

          o a corporation or a partnership (including an entity treated as a corporation or partnership for U.S. federal income tax purposes) organized in or under the laws of the United States, or any State thereof or the District of Columbia (unless in the case of a partnership Treasury regulations are adopted that provide otherwise);

          o an estate whose income from sources outside the United States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

          o a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust.

In addition, certain trusts which would not qualify as U.S. Persons under the above definition but which are eligible to and make an election to be treated as U.S. Persons will also be treated as U.S. Persons.


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


                                  $315,369,000
                                  (APPROXIMATE)



                BEAR STEARNS ASSET BACKED SECURITIES TRUST 2005-3
                                     ISSUER



                    ASSET-BACKED CERTIFICATES, SERIES 2005-3


                            EMC MORTGAGE CORPORATION
                           SELLER AND MASTER SERVICER




                   BEAR STEARNS ASSET BACKED SECURITIES I LLC
                                    DEPOSITOR



                            BEAR, STEARNS & CO. INC.


         You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

         We are not offering the Series 2005-3 Asset-Backed Certificates in any state where the offer is not permitted.

         Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Series 2005-3 Asset-Backed Certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Series 2005-3 Asset-Backed Certificates will be required to deliver a prospectus supplement and prospectus for 90 days after the date of this prospectus supplement.

                                SEPTEMBER 7, 2005